                                                                    Exhibit 99.1

                                NOTICE OF MEETING
                                       AND
                           JOINT INFORMATION CIRCULAR

                                       OF


                            IMAGIS TECHNOLOGIES INC.

                                       AND

                             BRIYANTE SOFTWARE CORP.





                                  IN RESPECT OF



                        ANNUAL GENERAL AND EXTRAORDINARY
                           MEETING OF SHAREHOLDERS OF
                            IMAGIS TECHNOLOGIES INC.

                                       AND

                            EXTRAORDINARY MEETING OF
                                 SHAREHOLDERS OF
                             BRIYANTE SOFTWARE CORP.



                      EACH TO BE HELD ON NOVEMBER 21, 2003





   THE TSX VENTURE EXCHANGE HAS NOT IN ANY WAY PASSED UPON THE MERITS OF
           THE TRANSACTIONS DESCRIBED HEREIN AND ANY REPRESENTATION TO
                          THE CONTRARY IS AN OFFENCE.

                            IMAGIS TECHNOLOGIES INC.
                      Suite 1630 - 1075 West Georgia Street
                      Vancouver, British Columbia, V6E 4N7
                            Telephone: (604) 684-2449
                            Facsimile: (604) 684-4601

       NOTICE OF ANNUAL GENERAL AND EXTRAORDINARY MEETING OF SHAREHOLDERS


     NOTICE is hereby given that the annual general and extraordinary meeting (the "Meeting") of the shareholders of IMAGIS TECHNOLOGIES INC. ("Imagis") will be held at 1500 - 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, on Friday, November 21, 2003, at 11:00 a.m. for the following purposes:

1.   To receive and consider the report of the directors of Imagis.

2. To receive and consider the audited financial statements of Imagis for the periods ending December 31, 2002 and June 30, 2003, together with auditor's reports thereon.

3.   To fix the number of directors of Imagis at six.

4.   To elect directors for the ensuing year.

5. To appoint an auditor of Imagis for the ensuing year and to authorize the directors to fix the auditor's remuneration.

6. To consider, and if thought advisable, to approve the issue of common shares of Imagis in connection with the acquisition (the "Acquisition") of all outstanding shares of Briyante Software Corp. ("Briyante").

7. To consider, and if thought advisable, to approve certain transactions in connection with the Acquisition, namely:

     (a) the consolidation of the common shares of Imagis (which satisfies a condition of closing of the Acquisition), and

     (b)  the reorganization of the incentive share options of Imagis to

          (i) increase the number of shares issuable under the incentive share option plan of Imagis, and

          (ii)  reprice certain of the outstanding share incentive options.

7. To consider, and if thought advisable, approve the adoption of a class of preferred shares, issuable in series.

8. To transact such other business as may properly come before the meeting or any adjournment thereof.

     A Joint Information Circular and a copy of the Annual Report of Imagis for the year ended December 31, 2002 accompany this Notice. The Joint Information Circular contains details of the matters to be considered at the Meeting, including a complete description of the proposed acquisition of control of Briyante and the structure and business of Imagis following such acquisition. Disinterested shareholder approval is required to authorize the issue of shares in connection with the Acquisition, the increase in the number of shares issuable under the incentive share option plan and to reprice certain of the outstanding share incentive options.

     A shareholder who is unable to attend the Meeting in person and who wishes to ensure that such shareholder's shares will be voted at the Meeting, is requested to complete, sign and date the enclosed form of Proxy and deliver it by hand or by mail in accordance with the instructions set out in the form of Proxy and in the Joint Information Circular.

DATED at Vancouver, British Columbia, October 24, 2003.

BY ORDER OF THE BOARD OF DIRECTORS

"WAYNE N. SMITH"
(SIGNED) WAYNE N. SMITH
CHIEF OPERATING OFFICER AND VICE PRESIDENT, FINANCE

                             BRIYANTE SOFTWARE CORP.
                      Suite 1300 - 1075 West Georgia Street
                      Vancouver, British Columbia, V6E 3C9
                            Telephone: (604) 731-8584
                            Facsimile: (604) 738-8625

                 NOTICE OF EXTRAORDINARY MEETING OF SHAREHOLDERS


     NOTICE is hereby given that an extraordinary meeting (the "Meeting") of the shareholders of BRIYANTE SOFTWARE CORP. ("Briyante") will be held at 1500 - 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, on Thursday, November 21, 2003, at 9:00 a.m. for the following purposes:

1. To consider, and if thought advisable, to approve a special resolution authorizing an arrangement (the "Arrangement") under section 252 of the Company Act (British Columbia) (the "Company Act"), the effect of which will be that all of the issued and outstanding common shares of Briyante will be exchanged for common shares of Imagis Technologies Inc.

2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     A complete description of the Arrangement is included in the Joint Information Circular which accompanies this Notice. The Arrangement, which will be completed under a Plan of Arrangement, must be approved by a final order of the Supreme Court of British Columbia. A copy of the notice of application for the final order of the Court is included in the Joint Information Circular.

     While the Company Act does not grant shareholders a right of dissent in respect of the Arrangement, the Company has granted to its holders of common shares a non-statutory right of dissent in respect of the resolution approving the Arrangement. If the Arrangement is completed, dissenting shareholders will be entitled to be paid the fair value of their shares. This right, which is analogous to the dissent right provisions of the Company Act, is described in the Plan of Arrangement. Failure to comply strictly with the dissent right requirements specified in the Plan of Arrangement will result in the loss of the right to dissent. The Arrangement is subject to a number of conditions, including that dissent rights are exercised in respect of no more than a specified number of common shares of the Company.

     A shareholder who is unable to attend the Meeting in person and who wishes to ensure that such shareholder's shares will be voted at the Meeting, is requested to complete, sign and date the enclosed form of Proxy and deliver it by hand or by mail in accordance with the instructions set out in the form of Proxy and in the Joint Information Circular.

DATED at Vancouver, British Columbia, October 24, 2003.

BY ORDER OF THE BOARD OF DIRECTORS

"SANDRA E. BUSCHAU"

(SIGNED) SANDRA E. BUSCHAU
CORPORATE SECRETARY

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----


PROVISION OF INFORMATION....................................................   1


PROXY INFORMATION...........................................................   1

     SOLICITATION OF PROXIES................................................   1
     APPOINTMENT OF PROXIES.................................................   2
     VOTING AND EXERCISE OF DISCRETION BY PROXYHOLDERS......................   2
     REVOCATION OF PROXIES..................................................   2
     VOTING SECURITIES AND RECORD DATE......................................   3
     PRINCIPAL HOLDERS OF VOTING SECURITIES.................................   3
     ADVICE TO BENEFICIAL HOLDERS OF COMMON SHARES..........................   3

IMAGIS MEETING..............................................................   5

     ELECTION OF DIRECTORS..................................................   5
     APPOINTMENT OF AUDITORS................................................   7
     ACQUISITION OF BRIYANTE AND REORGANIZATION OF IMAGIS' SHARE CAPITAL....   7
     BACKGROUND TO AND REASONS FOR THE ACQUISITION..........................   8
     DELIBERATIONS OF THE IMAGIS BOARD......................................   9
     PLAN OF ARRANGEMENT....................................................   9
     SHARE CONSOLIDATION....................................................  10
     AMENDMENT TO STOCK OPTION PLAN; REPRICING OF STOCK OPTIONS.............  10
     PREFERENCE SHARES......................................................  11
     APPROVALS REQUIRED.....................................................  11
     RECOMMENDATION OF THE DIRECTORS OF IMAGIS..............................  12

BRIYANTE MEETING............................................................  13

     THE PLAN OF ARRANGEMENT AND RELATED MATTERS............................  13
     BACKGROUND AND PURPOSE OF THE ARRANGEMENT..............................  13
     DELIBERATIONS OF THE BRIYANTE BOARD....................................  14
     RECOMMENDATION OF THE BOARD OF DIRECTORS OF BRIYANTE...................  14
     THE ARRANGEMENT AGREEMENT..............................................  14
     PRICE RANGES...........................................................  16
     APPROVALS..............................................................  17
     EXCHANGE OF SHARE CERTIFICATES.........................................  18
     RESALE RESTRICTIONS....................................................  18
     RIGHT OF DISSENT.......................................................  18
     PRINCIPAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS...................  19

INFORMATION CONCERNING IMAGIS...............................................  21

     THREE YEAR HISTORY.....................................................  21
     TRENDS.................................................................  21
     FINANCIAL DATA.........................................................  22
     INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS.............  23
     MATERIAL CONTRACTS.....................................................  24
     LEGAL PROCEEDINGS......................................................  24
     ADDITIONAL INFORMATION.................................................  24

INFORMATION CONCERNING BRIYANTE.............................................  25

     OVERVIEW...............................................................  25
     JUSTICE INTEGRATION SERVER.............................................  25
     BRIYANTE EBUSINESS MESSAGING SUITE.....................................  26
     MARKET AND COMPETITIVE STRENGTHS.......................................  26
     COMPETITION............................................................  27
     RESEARCH AND PRODUCT DEVELOPMENT.......................................  27
     FINANCIAL DATA.........................................................  27
     INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS..........................  27
     INTELLECTUAL PROPERTY..................................................  27
     HUMAN RESOURCES........................................................  27
     FACILITIES.............................................................  28
     ADDITIONAL INFORMATION.................................................  28

IMAGIS AND BRIYANTE AFTER THE ARRANGEMENT...................................  29

     OVERVIEW...............................................................  29
     PRODUCTS...............................................................  29
     STRATEGY AND OBJECTIVES................................................  32
     MARKETING AND SALES....................................................  33
     COMPETITION............................................................  35
     INTELLECTUAL PROPERTY RIGHTS...........................................  36
     RESEARCH AND DEVELOPMENT...............................................  36
     EMPLOYEES..............................................................  37
     FACILITIES.............................................................  37
     PRO FORMA FINANCIAL INFORMATION........................................  38
     LIQUIDITY AND CAPITAL RESOURCES........................................  38
     DIVIDENDS..............................................................  39
     CAPITALIZATION.........................................................  39
     PRINCIPAL SHAREHOLDERS.................................................  39
     DIRECTORS AND OFFICERS.................................................  39
     SHARE CAPITAL..........................................................  41
     RISK FACTORS...........................................................  43
     AUDITORS AND TRANSFER AGENT............................................  47

IMAGIS GENERAL PROXY INFORMATION............................................  47

     EXECUTIVE COMPENSATION.................................................  47
     DEFINITIONS............................................................  47
     INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS......  50
     STATEMENT OF CORPORATE GOVERNANCE......................................  50
     BOARD OF DIRECTORS AND COMMITTEES......................................  50

BRIYANTE GENERAL PROXY INFORMATION..........................................  50

     EXECUTIVE COMPENSATION.................................................  50
     DEFINITIONS............................................................  51


                                                                            PAGE
                                                                            ----


     INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS......  53

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON.....................  53

CERTIFICATE AND APPROVALS...................................................  54

Appendix A -      Plan of Arrangement......................................  A-1
Appendix B -      Briyante Special Resolution..............................  B-1
Appendix C -      Interim Court Order......................................  C-1
Appendix D -      Notice of Petition for and Proposed Final Order..........  D-1
Appendix E -      Imagis Special Resolutions...............................  E-1
Appendix F -      Pro-Forma Financial Statements...........................  F-1
Appendix G -      Audited Financial Statements of Imagis for the Six
                    Months Ended June 30, 2003 and Unaudited
                    Financial Statements of Imagis for the Six Months
                    Ended June 30, 2002....................................  G-1
Appendix H -      Audited Consolidated Financial Statements of Imagis for
                    the Years Ended December 31, 2002 and 2001.............  H-1
Appendix I -      Audited Consolidated Financial Statements of Imagis for
                    the Years Ended December 31, 2001 and 2000.............  I-1
Appendix J -      Imagis' Management's Discussion and Analysis for the
                    Six Months Ended June 30, 2003 and 2002................  J-1
Appendix K -      Imagis' Management's Discussion and Analysis for the
                    Years Ended December 31, 2002 and 2001.................  K-1
Appendix L -      Imagis' Management's Discussion and Analysis for the
                    Years Ended December 31, 2001 and 2000 ................  L-1
Appendix M -      Unaudited Financial Statements and Management's
                    Discussion and Analysis of Briyante for the Three and
                    Nine Months Ended July 31, 2003 and 2002 ..............  M-1
Appendix N -      Audited Financial Statements of Briyante for the Years
                    Ended October 31, 2002 and 2001........................  N-1
Appendix O -      Audited Financial Statements of Briyante for the Years
                    Ended October 31, 2001 and 2000........................  O-1
Appendix P -      Disclosure of Corporate Governance of Imagis.............  P-1

                           JOINT INFORMATION CIRCULAR
               (as at September 30, 2003, unless otherwise noted)


         This Joint Information Circular is furnished in connection with the solicitation by the management of each of Imagis Technologies Inc. ("Imagis") and Briyante Software Corp. ("Briyante") of proxies to be voted at an annual general and extraordinary meeting of the shareholders of Imagis (the "Imagis Meeting") and an extraordinary meeting of the shareholders of Briyante (the "Briyante Meeting"), each of which will be held on November 21, 2003. The purpose of the meetings will be to consider, amongst other things, the approval of certain corporate transactions necessary to implement an arrangement (the "Arrangement") under section 252 of the Company Act (British Columbia) (the "Company Act") among Briyante, its shareholders and Imagis.

         The effect of the Arrangement, if approved, will be that all of the issued and outstanding common shares of Briyante ("Briyante Common Shares"), other than those Briyante Common Shares held by dissenting shareholders, will be exchanged for common shares of Imagis ("Imagis Common Shares"). In this manner, Briyante will become a wholly-owned subsidiary of Imagis, and Briyante Shareholders (other than dissenting shareholders) will become shareholders of Imagis.

         Upon completion of the Arrangement, Imagis will continue to carry on its present business, as disclosed herein, as well as the business of Briyante. Shareholders should review this Joint Information Circular and the Appendices hereto (which are attached to and form a part of this Joint Information Circular) in full so as to properly understand: (i) the effect of the Arrangement; (ii) the individual businesses of both Briyante and Imagis; and
(iii) the proposed business and affairs, share capital structure and management of Imagis following the completion of the Arrangement.


                            PROVISION OF INFORMATION

         The information concerning Imagis included in this Joint Information Circular has been provided by Imagis. The Board of Directors of Briyante (the "Briyante Board") and management of Briyante have relied upon such information without having made independent enquiries as to the accuracy or completeness thereof. Neither the Briyante Board nor management of Briyante assumes any responsibility for the accuracy or completeness of such information, nor for any omission on the part of Briyante to disclose facts or events which may affect the accuracy or completeness of any such information.

         The information concerning Briyante included in this Joint Information Circular has been provided by Briyante. The Board of Directors of Imagis (the "Imagis Board") and management of Imagis have relied upon such information without having made independent enquiries as to the accuracy or completeness thereof. Neither the Imagis Board nor management of Imagis assumes any responsibility for the accuracy or completeness of such information, nor for any omission on the part of Imagis to disclose facts or events which may affect the accuracy or completeness of any such information.


                                PROXY INFORMATION

SOLICITATION OF PROXIES

         THIS JOINT INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE RESPECTIVE MANAGEMENT OF IMAGIS AND BRIYANTE. While the solicitation will be made primarily by mail, proxies may be solicited personally or by telephone by the regular employees of each of Imagis or Briyante at nominal cost. The cost of solicitation will be borne by each of Imagis and Briyante, respectively.

         No person is authorized to give any information or to make any representations other than those contained in this Joint Information Circular and, if given or made, such information or representations should not be relied upon as having been authorized.

APPOINTMENT OF PROXIES

         THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY ARE NOMINEES OF MANAGEMENT OF IMAGIS AND BRIYANTE, AS THE CASE MAY BE. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON TO REPRESENT THE SHAREHOLDER AT THE APPLICABLE SHAREHOLDER MEETING OTHER THAN THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY. TO EXERCISE THIS RIGHT, A SHAREHOLDER MUST STRIKE OUT THE NAMES OF THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY AND INSERT THE NAME OF THE SHAREHOLDER'S NOMINEE IN THE BLANK SPACE PROVIDED, OR COMPLETE ANOTHER PROPER FORM OF PROXY. A PROXY MUST BE SIGNED BY THE SHAREHOLDER OR BY THE SHAREHOLDER'S ATTORNEY AUTHORIZED IN WRITING, OR, IF THE SHAREHOLDER IS A CORPORATION, IT MUST EITHER BE SIGNED UNDER ITS COMMON SEAL OR SIGNED BY A DULY AUTHORIZED OFFICER. EVIDENCE OF THE AUTHORITY OF SUCH ATTORNEY OR OFFICER, AS APPLICABLE, MUST ACCOMPANY THE PROXY.

         The completed proxy must be deposited with CIBC Mellon Trust Company, Suite 1600 - 1066 West Hastings Street, P.O. Box 11117, Vancouver, British Columbia, V6E 3X1 (the "Transfer Agent"), or at the registered office of each of Imagis and Briyante at 1500 - 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7 (the "Registered Office"), at least 48 hours before the time of the Meeting or any adjournment thereof at which time the proxy is to be used, excluding Saturdays, Sundays and Holidays.

VOTING AND EXERCISE OF DISCRETION BY PROXYHOLDERS

         The securities represented by a proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly.

         IN THE ABSENCE OF ANY INSTRUCTIONS ON HOW THE SECURITIES REPRESENTED BY THE PROXY ARE TO BE VOTED, THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO VOTE ON SUCH UNSPECIFIED MATTERS (OTHER THAN THE APPOINTMENT OF AN AUDITOR AND THE ELECTION OF DIRECTORS). THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY INTEND TO VOTE IN FAVOUR OF THE MOTIONS PROPOSED TO BE MADE AT THE MEETINGS AS STATED IN THIS JOINT INFORMATION CIRCULAR AND THE NOTICE OF MEETING THAT ACCOMPANIED THE JOINT INFORMATION CIRCULAR.

         The enclosed form of proxy confers discretionary authority with respect to amendments or variations to the matters disclosed in the Notice of Meeting and in this Joint Information Circular, or any other matters which may properly be brought before each meeting. At the time of the printing of this Joint Information Circular, management of each of Imagis and Briyante was not aware of any such amendments, variations or other matters to be presented for action at each meeting. If, however, any amendments, variations or other matters which are not now known to management should properly come before a meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxyholder on such matters.

REVOCATION OF PROXIES

         A shareholder may revoke a proxy on any matter on which it has not been previously exercised:

         (a) by depositing an instrument in writing executed by him or by his attorney authorized in writing, or, if the shareholder is a corporation, it must either be under its common seal or signed by a duly authorized officer, with evidence of the authority of such attorney or officer, as applicable, accompanying the proxy

               (i) with the Transfer Agent or the Registered Office at any time up to and including the last business day before the day of the meeting or any adjournment thereof at which the proxy is to be used, or

               (ii) with the Chairman of the Meeting at the scheduled commencement of the meeting or adjournment thereof at which time the proxy is to be used; or

         (b) in any other manner permitted by law.

         Revocation of a proxy may also be done electronically. Shareholders who wish to revoke proxies electronically are urged to contact the Transfer Agent to determine the availability, and instructions for the use, of this option.

VOTING SECURITIES AND RECORD DATE

IMAGIS

         The authorized capital of Imagis consists of 100,000,000 common shares without par value. On October 17, 2003, Imagis had 21,398,097 common shares outstanding, each carrying the right to one vote. Only shareholders of record at the close of business on October 17, 2003, who either attend the Imagis Meeting personally or complete, sign and deliver a form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have their shares voted at the Imagis Meeting.

BRIYANTE

         The authorized capital of Briyante consists of 100,000,000 common shares without par value. On October 17, 2003, Briyante had 10,684,504 common shares outstanding, each carrying the right to one vote. Only shareholders of record at the close of business on October 17, 2003, who either attend the Briyante Meeting personally or complete, sign and deliver a form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have their shares voted at the Briyante Meeting.

PRINCIPAL HOLDERS OF VOTING SECURITIES

IMAGIS

         To the knowledge of the directors and senior officers of Imagis, no person beneficially owns, directly or indirectly, or exercises control or direction over, shares carrying more than 10% of the voting rights attached to all outstanding shares of Imagis on October 17, 2003.

BRIYANTE

         To the knowledge of the directors and senior officers of Briyante, the following persons beneficially own, directly or indirectly, or exercise control or discretion over, voting securities carrying more than 10% of the voting rights attached to any class of voting securities on October 17, 2003:




                                                                                              PERCENTAGE OF CLASS
NAME OF SHAREHOLDER             CLASS OF VOTING SECURITIES        NUMBER OF SHARES           OF VOTING SECURITIES
-------------------             --------------------------        ----------------           --------------------

Al Kassam                                 Common                      1,320,000(1)                     12.35%
Peter Humphrys                            Common                      1,220,000                        11.42%


----------

(1) Includes 300,000 common shares owned by a trust for which Al Kassam acts as the trustee but does not include 300,000 common shares owned by Mary Kassam, the spouse of Mr. Kassam.

ADVICE TO BENEFICIAL HOLDERS OF COMMON SHARES

         THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY SHAREHOLDERS AS A SUBSTANTIAL NUMBER OF SHAREHOLDERS DO NOT HOLD THEIR COMMON SHARES IN THEIR OWN NAME. Shareholders who do not hold their common shares in their own name ("Beneficial Shareholders") should note that only proxies deposited by shareholders whose names appear on the records of Imagis or Briyante as the registered holders of common shares can be recognized and acted upon at the applicable shareholder meeting. If the common shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares will not be registered in the shareholder's name on the records of the applicable company. Such shares will more likely be registered under the names of the shareholder's broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for The Canadian Depositary for Securities, which acts as nominee for many Canadian brokerage firms). Common shares held by brokers or their agents or nominees can only be voted (for or against resolutions) upon the instruments of the Beneficial Shareholder. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker's clients. THEREFORE, BENEFICIAL SHAREHOLDERS SHOULD ENSURE THAT INSTRUCTIONS RESPECTING THE VOTING OF THEIR COMMON SHARES ARE COMMUNICATED TO THE APPROPRIATE PERSON.

         Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders' meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are voted at the applicable meeting. The purpose of the form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is limited to instructing the registered shareholders (the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Independent Investor Communications Corporation ("IICC"). IICC typically mails a special proxy form to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to IICC. IICC then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of common shares to be represented at the applicable meeting. A BENEFICIAL SHAREHOLDER RECEIVING A PROXY FORM FROM IICC CANNOT USE THAT PROXY TO VOTE SHARES DIRECTLY AT THE APPLICABLE MEETING - THE PROXY MUST BE RETURNED TO IICC WELL IN ADVANCE OF THE MEETING IN ORDER TO HAVE THE COMMON SHARES VOTED.

         Although a Beneficial Shareholder may not be recognized directly at the applicable meeting for the purposes of voting common shares registered in the name of his or her broker (or agent of the broker), a Beneficial Shareholder may attend at the meeting as proxyholder for the registered shareholder and vote the common shares in that capacity. Beneficial Shareholders who wish to attend at a meeting and indirectly vote their common shares as proxyholder for the registered shareholder should enter their own names in the blank space on the Instrument of Proxy provided to them and return the same to their broker (or broker's agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meetings.

         Alternatively, a Beneficial Shareholder may request in writing that his or her broker send to the Beneficial Shareholder a legal proxy which would enable the Beneficial Shareholder to attend at the Meeting and vote his or her Common shares.

                                 IMAGIS MEETING

         At the Imagis Meeting, shareholders will be asked to consider

         o customary matters for consideration at an annual general meeting of shareholders, namely the election of directors and appointment of auditors, and

         o    certain extraordinary business, namely

              o a resolution to approve the issue of common shares of Imagis in connection with the Arrangement under which all outstanding Briyante Common Shares (other than shares held by dissenting shareholders) will be exchanged for Imagis Common Shares,

              o    the reorganization of the share capital of Imagis by way of

                   o    a consolidation of the common shares of Imagis, and

                   o the adoption of a class of preferred shares, issuable in series, and

              o the reorganization of the incentive share options of Imagis to

                   o increase the number of shares issuable under the current incentive share option plan of Imagis, and

                   o reprice certain of the outstanding share incentive options.

         The reorganization of the share capital and incentive share option plans of Imagis are being considered as a result of certain changes to the outstanding share capital of Imagis that will occur on the completion of the proposed acquisition by Imagis of all the outstanding shares of Briyante under the Arrangement. Management of Imagis feels that such a reorganization is necessary to make the capital structure of Imagis more suitable for a company of its size. If the Arrangement is not implemented, Imagis will examine whether the reorganization of share capital and incentive share options of Imagis are beneficial and act accordingly upon such determination.

ELECTION OF DIRECTORS

         The size of the board of directors of Imagis is currently determined at seven. Shareholders will be asked to approve an ordinary resolution that the number of directors elected be fixed at six.

         Each board member is elected annually and holds office until the next annual meeting of shareholders or until his or her successor has been elected or appointed, unless his or her office is earlier vacated in accordance with the articles of Imagis. Officers serve at the discretion of its board of directors and are appointed annually.

         The following table sets out the names of management's nominees for election as directors, all offices held outside of Imagis, all offices in Imagis each now holds, the period of time which each has been a director of Imagis and the number of common shares of Imagis beneficially owned by each, directly or indirectly, or over which each exercised control or direction, as at October 17, 2003.

NAME, POSITION AND
MUNICIPALITY OF RESIDENT            PRESENT PRINCIPAL OCCUPATION            DIRECTOR SINCE      SHARES OWNED
------------------------            ----------------------------            --------------      ------------

Oliver "Buck" Revell                Chairman of the Board of Imagis;        Jan. 31, 2000       72,900
Director                            President, Revell Group International
Dallas, Texas, U.S.A.

NAME, POSITION AND
MUNICIPALITY OF RESIDENT            PRESENT PRINCIPAL OCCUPATION            DIRECTOR SINCE      SHARES OWNED
------------------------            ----------------------------            --------------      ------------

Roy Trivett                         Officer of Imagis; President of         March 4, 2002       Nil
President, Chief Executive          Trivett Holdings Ltd. (investment
Officer and Director                company)
Surrey, B.C.
Al Kassam                           President and Chief Executive Officer   _                   Nil
Nominee (1)                         of Briyante
Surrey, BC
Iain Drummond                       Officer of Imagis                       Feb. 12, 1999       7,500
Vice President and Managing
Director, International and
Director
Vancouver, B.C.
Karim J. Khoja                      Chairman of the Board of EXI Wireless   _                   Nil
Nominee                             from May 2000 to present.
Vancouver, BC
Michael C. Volker                   Industry Liaison Officer, Simon         _                   Nil
Nominee                             Fraser University
Vancouver, BC

----------

(1) On the completion of the acquisition of Briyante, Mr. Kassam will be appointed Vice President, Technology and Development and Chief Technology Officer of Imagis.

         The following is a brief biography of each nominee to the board of directors, which includes description of each nominee's principal occupation, business or employment for the last five years.

         OLIVER "BUCK" REVELL was appointed as Imagis' Chairman of the board of directors on January 31, 2000. From September 1994 until the present, Mr. Revell has served on a number of Presidential and Vice Presidential task forces, including as Vice-Chairman of the Interagency Group for Counter-Intelligence and as a member of both the National Foreign Intelligence Board and the Terrorist Crisis Management Committee of the National Security Council. Previously, Mr. Revell served for over 30 years in the United States Federal Bureau of Investigation, and during his career advanced to the position of Associate Deputy Director. Mr. Revell is a life member of the International Association of Chiefs of Police, and the founding Chairman of its Committee on Terrorism. Mr. Revell is President of the Law Enforcement Television Network and also serves as Chairman of the Greater Dallas Crime Commission.

         ROY DAVIDSON TRIVETT was appointed as a director of Imagis on March 4, 2002 and the President and Chief Executive Officer on July 14, 2003. Mr. Trivett has been the President of Trivett Holdings Ltd. since August 1994 and the President and a director of Silicon Slopes Capital Corp. since October 1998. From June 1986 through July 1994, Mr. Trivett served as President of Architel Systems Corp. Mr. Trivett served as a director of Architel from April 1984 through June 2000. Mr. Trivett currently serves as a director of Silicon Slopes Capital Corp. and has served as a director of OCS Technologies Inc. (October 1996 to January 1997); and DBA Telecom Corporation (April 1998 to June 1999); and Softcare EC Inc. (to June 2003). Mr. Trivett holds Bachelor and Masters degrees in engineering from Carleton University in Canada.

         AL KASSAM was a co-founder, a principal and the Managing Partner of Benchmark Technologies Inc., an IT consulting firm principally engaged in the development of custom software for B2B data exchange. Mr. Kassam has 18 years of information technology experience and is experienced in system development. Mr. Kassam holds a Bachelor of Science from Simon Fraser University and a Masters of Business Administration from the University of British Columbia. In addition, he is a Microsoft Certified Professional. Mr Kassam worked from October, 2001 to the present with Briyante (as President, Chief Executive Officer and Director). Mr. Kassam worked from February 1996 to October 2001 with Benchmark (as Managing Partner), from July 1992 to February 1996 with Minerva Technology Inc. (software consulting) (first as Senior Consultant and then as Assistant Branch Manager), from

January 1990 to June 1992 with Westech Information Systems (software consulting) (as Senior Consultant) and from 1988 to 1990 with Computer Associates International (software vendor).

         IAIN DRUMMOND has served as a director of Imagis since February 12, 1999 and as President and Chief Executive Officer from February 23, 1999 through to July 14, 2003, at which time his position changed to Vice-President and Managing Director. Mr. Drummond has also served as President and Chief Executive Officer of Imagis Cascade Technologies Inc. since September 1, 1998. Mr. Drummond has extensive management experience in the high-tech industry. From 1990 to September 1998, Mr. Drummond served as the Vice-President, Strategic Partnerships with Alis Technologies in Montreal, a provider of integrated language-handling technologies and translation solutions, where he established the international sales network for its language translation software products. Previously, from 1988 to 1990, Mr. Drummond was President of Clan Technologies, a developer and marketer of executive information systems. Prior to that, from 1966 to 1988, he worked with International Computers Limited, a supplier of integrated computer systems, including serving as President for ICL Canada, a wholly owned subsidiary of International Computers Limited, which was focused on selling integrated computer systems to large retailers. Mr. Drummond was awarded a scholarship to study mechanical engineering at Glasgow University in Scotland.

         KARIM JADAVJEE KHOJA has been a Director of Briyante since April 23, 2001. Mr. Khoja has 14 years of data communication experience establishing and developing business activities internationally including North America, Europe, Central Eastern Europe, Middle East, South Asia and south East Asia. Mr. Khoja holds a Bachelor of Science and a Masters of Business Administration from the University of London. Mr. Khoja worked from May, 2000 to November 2001 with EXI Wireless (as Chief Executive Officer and Director) a two way wireless radio tagging business. Mr. Khoja worked from November 2001 to May 2002 with HT Mobile, Crotia (as Chief Executive Officer) and from August, 1996 to April 2000 with Era GSM, Polska Telefonia Cyfrowa, a private telecommunications company located in Poland (as Board of Director and Director of Strategy, Marketing and Sales). Mr. Khoja worked as President and Chief Executive Officer from April 1995 to August 1996 with Mobilink Nation-wide GSM Cellular, a nation-wide digital cellular network in Pakistan.

         MICHAEL C. VOLKER is currently serving as the Director of the Industry Liaison Office of Simon Fraser University in Burnaby, B.C. Mr. Volker founded Volker-Craig Ltd. in 1973, a computer terminals company that was acquired in 1981. In 1988, he moved to B.C. to serve as the first full-time Executive Director (1988-1991), of the B.C. Advanced Systems Institute, an organization dedicated to technology development and technology transfer. From 1991-1996 he was Chairman & CEO of RDM Corporation (formerly Mindflight Corporation) a publicly-listed (TSX-V: RC) company he founded in 1987. From 1996 to 2001 he was Chairman of the Vancouver Enterprise Forum and continues as an active director, managing the Vancouver Technology Angel Network. Mr. Volker has taught courses in engineering economics, design and management (in organizational behaviour) at the University of Waterloo, University of Toronto, Simon Fraser University and Kansas University. Mike is presently teaching Business to Engineering Students and Intellectual Property Management to MBA students at Simon Fraser University. He also chairs regular courses on corporate governance and capital formation. Mr. Volker served a maximum term as a Governor of the University of Waterloo from 1987 - 1993. He has received the Junior Achievement President-of-the-Year award and the University of Waterloo Alumni Achievement Medal. Mr. Volker has his BASc (EE-1972) and MASc (Systems Design-1973) from the University of Waterloo. He also studied (enrolled as PhD student) in the Faculty of Business, Kansas University (1974).

APPOINTMENT OF AUDITORS

         KPMG LLP, Chartered Accountants, 777 Dunsmuir Street, Vancouver, British Columbia, will be nominated at the meeting for reappointment as auditor of Imagis to hold office until the next annual general meeting of the shareholders, at a remuneration to be fixed by the directors.

ACQUISITION OF BRIYANTE AND REORGANIZATION OF IMAGIS' SHARE CAPITAL

         Under an Arrangement Agreement dated October 3, 2003, Imagis has agreed to acquire all outstanding shares of Briyante, subject to certain conditions. In Janaury 2003, Imagis and Briyante entered into a previous agreement under which Imagis was to acquire all outstanding shares of Briyante, which agreement was terminated in June 2003. See "- Background to and Reasons for the Acquisition".

         The proposed acquisition of Briyante is being completed pursuant to a Plan of Arrangement between Briyante and its shareholders completed under the Company Act. On the Plan of Arrangement becoming effective, all of the outstanding Briyante Common Shares (other than those held by dissenting shareholders) will be transferred to Imagis in exchange for Imagis Common Shares. See "-- The Plan of Arrangement and Related Matters" for a full description of the proposed arrangement between Briyante and its shareholders and other terms of the acquisition of Briyante by Imagis. Pursuant to the policies of the TSX Venture Exchange (the "TSX-V"), at the Imagis Meeting shareholders will be asked to approve a resolution authorizing the issue of Imagis Common Shares under the Plan of Arrangement. Assuming the completion of certain transactions as described under "Imagis and Briyante After the Arrangement--Capitalization", approximately 3,946,290 post-consolidation (17,758,306 pre-consolidation) Imagis Common Shares will be issued under the Arrangement.

         It is a condition of the agreement entered into with Briyante in respect of the proposed acquisition that the Imagis Common Shares be consolidated on a 4.5 to 1 basis concurrent with the completion of the acquisition. At the Imagis Meeting, shareholders will be asked to consider this share consolidation.

         The Arrangement will be implemented after the completion of the consolidation of the Imagis Common Shares. As a result, Briyante shareholders will receive 0.31111 of a post-consolidation (1.4 pre-consolidation) Imagis Common Share for each Briyante Common Share held. Based on this exchange ratio and the current number of outstanding common shares of Imagis and Briyante, it is expected that, in the aggregate, Imagis shareholders will own approximately 60%, and Briyante shareholders will own approximately 40% of the outstanding shares of Imagis after the acquisition of Briyante before the issuance of any Imagis Common Shares pursuant to the private placement of Special Warrants and certain other transactions. See "Imagis and Briyante After the Arrangement-- Capitalization" and "Imagis and Briyante After the Arrangement--Share Capital - Prior Sales / Other Commitments".

BACKGROUND TO AND REASONS FOR THE ACQUISITION

         In January 2003, Imagis and Briyante entered into a previous agreement under which Imagis was to acquire all outstanding shares of Briyante. The exchange rate applicable to this initial transaction would have resulted in shareholders of Imagis and Briyante owning 80% and 20%, respectively, of the combined companies. Briyante shareholders approved the acquisition in March 2003. Due to an inability to raise, on terms acceptable to Imagis, sufficient equity capital to properly capitalize the combined companies at their then current sizes, in May 2003, Imagis and Briyante agreed to postpone the acquisition as originally proposed.

         After postponement of the originally proposed acquisition of Briyante, Imagis entered into further negotiations with Briyante on new terms for the acquisition, took steps to significantly reduce its expenses and continued to search for sources of additional funding. Imagis and Briyante also continued to co-operate on sales calls, in joint presentations to prospective customers and to otherwise market each others products, efforts which were first undertaken early in 2003. On July 14, 2003, Imagis announced that it had come to agreement with Briyante on the revised terms for the acquisition.

         Imagis believes that the combination of Imagis and Briyante will generate significant synergies both in terms of technology offerings and business opportunities. As the companies have complementary technologies and products, the acquisition will broaden the product range that Imagis offers, expand its technology base and improve on Imagis' ability to execute its business plan. Briyante's software platform permits customers to retrieve, collate and present information from a variety of disparate databases that would otherwise be unable to communicate with each other because they are built on incompatible technology platforms. This technology complements Imagis' suite of law enforcement software applications and expands the potential market for such products by solving issues related to the sharing of information among a variety of unconnected agencies.

         Imagis believes that a significant opportunity exists for information sharing within the regional law enforcement and public safety markets using Microsoft's .NET, Web Services, and XML technologies - the technology platform on which Briyante has developed its products. This has become evident to Imagis from its ongoing discussions between its sales people and customers in the field, assorted law enforcement agency requests, and from its review of public statements from leading industry analysts and evangelists. For the past eight months Imagis has been working closely with Briyante in the marketing and development of products to address needs for integrated solutions for the justice system. It has become apparent to Imagis that a substantial market opportunity exists to provide an enterprise approach to the process of arrest, trial, incarceration and parole. Collecting this data within a single framework would allow local, county, regional and state crime systems to gather and share data on possible suspects from a variety of different systems and across a wide number of agencies.

         Imagis believes that Briyante has a good position in the market for Microsoft's .NET based information sharing products. Briyante has a relationship and partnership with Microsoft Corp. and has completed with Microsoft a pilot installation of an information sharing solution in King County, WA. This pilot project has been successfully completed and is awaiting budget approval to expand throughout the King County law enforcement agencies.

         In addition, Imagis has sold a multi-agency licence of Briyante's Justice Integration Server (JIS) technology to Contra Costa County, California. This purchase represents Imagis' first commercial sale of this breakthrough development environment. A successful pilot installation within the Contra Costa's Sheriff's Department has been in place for the past three months and this purchase represents an expansion to 25 agencies with a total sale of over US$320,000 (CDN$450,000).

         In addition to the expected product synergies, by acquiring Briyante, certain operational synergies can also be achieved. Briyante does not have any significant internal sales, marketing or administrative capabilities, and they have few sales channels for delivering their product to market. Imagis believes that its existing sales, marketing, and administrative capabilities - plus its already established partner network - can easily absorb and promote the additional Briyante products with very little in additional costs. In fact, as Imagis and Briyante have already been working closely, the required product familiarity already exists within Imagis' sales team. Furthermore, the Briyante technology expertise can greatly enhance Imagis' ability to pursue other information sharing opportunities as they arise (e.g., the need to share imagery between disparate image databases).

         Imagis is in a unique position to pursue an immediate market opportunity with a technology offering that its existing customers and the market as a whole need and want. While Imagis had considered developing such a solution from scratch, both the opportunity and actual costs were considerable. Furthermore, Briyante can provide Imagis with technology that Imagis believes will provide it with leading technology that has a market head start on its competitors.

         Imagis believes that the acquisition of Briyante would position Imagis with a technology offering that is currently unique in the market - a joint information sharing / identification solution. This joint, "available-now" solution would provide us with a window of opportunity to establish ourselves as the clear market leader both to the agencies at large and to current and potential partner reseller channels.

DELIBERATIONS OF THE IMAGIS BOARD

         In reviewing the Arrangement, the Imagis Board considered the following: (a) the financial performance of Imagis and Briyante during current and past fiscal periods; (b) forecasts of financial performance of Imagis and Briyante in future periods; (c) industry trends; (d) stock market data relating to Imagis Common Shares, Briyante Common Shares and other publicly traded shares of comparable Canadian and U.S. software companies; (e) the amount of premiums being paid in comparable technology acquisitions; (f) the current market environment as it pertains to all public Canadian technology companies; (g) certain transactions required to complete the Arrangement; and (h) other industry information and capital markets data which they considered relevant in the circumstances. The Imagis Board also considered reports of senior management on the business and affairs of Imagis, including its prospects with and without the technology of Briyante.

         After taking into account the above considerations, and the reasons for the transaction outlined earlier and the potential additional dilution that may result from the possible conversion of debentures, the board of Imagis concluded that the Arrangement is in the best interests of Imagis and fair to the shareholders of Imagis.

PLAN OF ARRANGEMENT

         Pursuant to the terms of the Plan of Arrangement, at the time the Arrangement becomes effective, all of the outstanding Briyante Common Shares (other than those held by dissenting shareholders) will be and will be deemed to be transferred to Imagis in exchange for Imagis Common shares to be issued by Imagis on the basis of each Briyante Common Share for 0.31111 of a post-consolidation Imagis Common Share (1.4 pre-consolidation), resulting in shareholders of Briyante owning approximately 40% of the combined company after the Arrangement.

SHARE CONSOLIDATION

         Management of Imagis believes that as a result of the acquisition of Briyante, a share consolidation will be necessary and in the best interest of Imagis. At the Imagis Meeting, shareholders will be asked to consider a special resolution that the authorized capital of Imagis be altered by consolidating the authorized common share capital of 100,000,000 common shares without par value on a 4.5 to one basis. As a result of consolidating the authorized capital, each issued and outstanding common share of Imagis will be consolidated on a 4.5 to one basis on the date the resolution is filed with and accepted by the B.C. Registrar of Companies. See "--Approvals". The form of special resolution is attached hereto as Appendix E. Completion of the share consolidation is also subject to the approval of the TSX-V.

         After taking into account the shares issued on the acquisition of Briyante, the proposed consolidation will not alter or change in any way any shareholder's proportion of votes to total votes, however, the total votes capable of being cast by shareholders at a general meeting of Imagis in the future will be reduced if the special resolution is passed. No fractional shares will be issued upon effecting the consolidation. Any resulting fraction share will be dealt with by taking the number of shares issuable on the exchange to the nearest lower whole share.

         The special resolution approving the share consolidation, if passed, and if implemented by the Imagis Board, will become effective upon acceptance by the office of the Registrar of Companies.

AMENDMENT TO STOCK OPTION PLAN; REPRICING OF STOCK OPTIONS

         In order to provide an incentive to directors, officers and employees of Imagis to act in the best interests of Imagis, Imagis has established a stock option plan. The current plan (the "2002 Plan") was approved by the shareholders at the annual general meeting of shareholders held on June 29, 2002 and by the TSX-V. The number of options available for issue under the 2002 Plan is 3,731,748, being approximately 20% of issued and outstanding shares of Imagis as at June 29, 2002.

         Currently, options to purchase a total of 2,317,317 common shares under the 2002 Plan have been issued and are unexercised. All of these options are currently out-of-the-money.

INCREASE IN SHARES AVAILABLE FOR ISSUE UNDER THE PLAN

         If the proposed 4.5 to 1 consolidation of Imagis Common Shares is implemented, the number of Imagis Common Shares eligible for issue under the 2002 Plan will be reduced from 3,731,748 to 829,277. At the Imagis Meeting, shareholders will be asked to approve an amendment to the 2002 Plan in order to increase the number of options that may be granted under the 2002 Plan. After the Arrangement and the issue of Special Warrants and certain other issuances (see "Imagis and Briyante After the Arrangement--Capitalization" and "Imagis and Briyante After the Arrangement--Share Capital--Prior Sales / Other Commitments"), Imagis will have up to 10,750,698 Common Shares issued and outstanding . It is proposed, subject to TSX-V approval and shareholder approval, that the number of shares that will be available for issue under the 2002 Plan be increased to be equal to 20% of the outstanding shares of Imagis after the completion of the Arrangement or, if the Arrangement is not implemented, 20% of the shares of Imagis outstanding on the date of the Imagis Meeting. If the resolution is approved, based on Imagis' proposed financing plans and its estimate of the number of shares to be issued under the Arrangement, Imagis expects that the number of common shares that will be permitted to be issued under the Plan will be between approximately 2,150,140 million and 6,123,967 million.

REPRICING OPTIONS

         All the current outstanding stock options granted by Imagis to its directors, officers and employees have an exercise price which exceeds the current market price for Imagis Common Shares. In order that such stock options continue to provide an incentive to the optionees, subject to receipt of approval from the TSX-V, the shareholders of Imagis and the optionees, Imagis intends to reprice all its outstanding options. Imagis is also proposing to rationalize the grants made under the 2002 Plan and implement a new schedule for grants that will apply to all directors, officers and employees. In implementing such a rationalize plan, Imagis expects that it will be asking each optionee to surrender certain of their current options. Imagis expects that optionees who do not wish to participate in the rationalization of grants under the 2002 Plan, will not have their options repriced. At the Imagis Meeting, repricing of options is subject to approval of shareholders who will be asked to approve the repricing of the exercise price of all outstanding Imagis options to a price equal to the weighted average trading price of the Imagis Common shares in the five trading days immediately after the completion of the acquisition of Briyante or, if the Arrangement is not implemented, immediately after the Imagis Meeting.

PREFERENCE SHARES

         In order to provide Imagis with greater flexibility in planning future financings, shareholders will be asked to approve an amendment to the Memorandum and Articles of Imagis to create a class of 50 million preferred shares (the "Imagis Preferred Shares") without par value. The revised memorandum of Imagis and the special rights and restrictions to be attached to the Imagis Preferred Shares are set out in Appendix E.

         The Imagis Preferred Shares will be issuable from time to time in one or more series. The board of directors will be entitled to fix the number of shares on each series and to determine the designation, preferences, rights, conditions, restrictions, limitations and prohibitions to be attached to the shares of each series before such shares are issued. The Imagis Preferred Shares will rank senior to the common shares of Imagis with respect to the payment of dividends and the distribution of assets on any liquidation, winding-up or dissolution of Imagis, but will not, as a class, be entitled to any voting rights except as required by the Company Act with respect to a variation of any special rights or restrictions attached to the class. The board of directors may, however, attach voting rights to a particular series of the Imagis Preferred Shares.

         The Imagis Preferred Shares of each series will rank rateable with the Preferred shares of every other series with respect to dividends, the return of capital and on a distribution of assets of Imagis among its shareholders for any reason.

         Imagis may not without, but may from time to time with, the approval by a separate class resolution of the holders of the Imagis Preferred Shares

         (a) increase the authorized number of Preferred shares,

         (b) attach special rights and restrictions to, or alter or vary the special rights and restrictions attached to, shares of any other class whereby such shares rank equally with or in priority to the Preferred Shares with respect to the declaration or payment of dividends or the distribution of the assets of Imagis among its shareholders for any reason,

         (c) create or increase the authorized number of shares of any class ranking equally with or in priority to the Imagis Preferred Shares with respect to the declaration or payment of dividends or the distribution of the assets of Imagis among its shareholders for any reason, or

         (d) alter, vary or abrogate the special rights or restrictions attaching to the Imagis Preferred Shares as a class.

APPROVALS REQUIRED

ISSUE OF SHARES IN CONNECTION WITH THE ARRANGEMENT

         Pursuant to the policies of the TSX-V, the issue of Imagis Common Shares to shareholders of Briyante under the Arrangement must be approved by the Imagis Shareholders by way of a simple majority of the votes cast on the resolution at the Imagis Meeting in person of by proxy. In addition, the requisite majority approval must be received by way of a disinterested vote of the Imagis Shareholders. For this purpose, any person that is a control person or greater than 10% shareholder of both Imagis and Briyante is not permitted to vote on the resolution or at the Briyante Meeting on the resolution approving the Arrangement. For greater certainty, a person who is a 10% shareholder of Imagis but is not a 10% shareholder of Briyante may vote at both the Imagis Meeting and the Briyante Meeting, and vice versa.

         Completion of the acquisition of Briyante by Imagis is subject to TSX-V approval.

SHARE CONSOLIDATION

         Under the Company Act, the resolution to consolidate the Imagis Common Shares must be approved by way of a special resolution. A "special resolution" means a resolution passed by a majority of no less than 75% of the votes cast at the Imagis Meeting on the resolution by holders of Imagis Common Shares who attend in person or by proxy. The form of special resolution shareholders will be asked to pass is attached as Appendix E to this Joint Information Circular. If the special resolution is passed, and the Imagis Board decides to implement the resolution, the consolidation of the common shares will become effective upon receipt of acceptance of the resolution by the B.C. Registrar of Companies.

         Approval of the consolidation of the Imagis Common Shares is subject to TSX-V approval.

CHANGES TO INCENTIVE SHARE OPTION PLAN AND REPRICING OF OPTIONS

         The amendment of the 2002 Plan to increase the number of Imagis Common Shares and the proposed repricing of options is subject to TSX-V approval and the approval of Imagis Shareholders. At the Imagis Meeting, shareholders will be asked to approve the amendment of the 2002 Plan and option repricing by a majority vote of disinterested holders of Imagis Common Shares who vote on the resolution in person or by proxy at the Imagis Meeting. For the purposes of this vote, all directors and officers of Imagis, and their associates, are not entitled to vote on the matter. The current directors and officers of Imagis, along with their associates, directly and indirectly, hold approximately 409,534 Imagis Common Shares representing 1.9% of the outstanding common shares.

CREATION OF CLASS OF PREFERRED SHARES

         Under the Company Act, the resolution to create the Imagis Preferred Shares must be approved by way of a special resolution. The form of special resolution shareholders will be asked to pass is attached as Appendix E to this Joint Information Circular. If the special resolution is passed, and the Imagis Board decides to implement the resolution, the Imagis Preferred Shares will be created on the acceptance of the resolution by the B.C. Registrar of Companies.

RECOMMENDATION OF THE DIRECTORS OF IMAGIS

         Since the termination of the initial arrangement proposed with Briyante, management of Imagis has spent considerable time reviewing strategic options for Imagis and working on financing proposals. Eventually the board determined that proceeding with a revised form of acquisition of Briyante was the best option available to Imagis, and that the terms proposed for the Arrangement are fair to the shareholders of Imagis. See "-- Deliberations of the Imagis Board". Accordingly, the Imagis Board recommends that the shareholders of Imagis vote in favour of

          o the resolution to authorize the issue of Imagis Common Shares in connection with the Arrangement,

          o the special resolution to approve the consolidation of the Imagis Common Shares,

          o the resolution to increase the number of shares that may be issued under the 2002 Plan and the repricing of outstanding incentive shares options, and

          o the special resolution to approve the creation of the Imagis Preferred Shares.

         Senior management of Imagis has advised the board that if the acquisition of Briyante is not completed, they see no other realistic strategic options in the near and medium term that have the potential to fuel significant growth for Imagis. If the acquisition of Briyante is not approved, senior management of Imagis has advised the board that it may wish to consider seeking new management to determine a new strategic direction for Imagis.

         As the resolution to approve the consolidation of the Imagis Common Shares is only being considered in the context of the proposed acquisition by Imagis of control over Briyante , see "-- Background to and Reasons for the Acquisition" and "-- Deliberations of the Imagis Board" for a discussion of the background to the acquisition, reasons for the acquisition and deliberations of the Imagis Board in considering the terms of the Arrangement.

                                BRIYANTE MEETING

         At the Briyante Meeting, shareholders of Briyante will be asked to approve a special resolution to approve the Arrangement. Under the Arrangement, all outstanding Briyante Common Shares (other than shares held by dissenting shareholders) will be exchanged for Imagis Common Shares. As a result of the Arrangement, Briyante will become a wholly-owned subsidiary of Imagis, and all holders of Briyante Common Shares (other than dissenting shareholders) will automatically become shareholders of Imagis on the Arrangement becoming effective.

         The Arrangement will be completed pursuant to section 252 of the Company Act and in accordance with the provisions of an Arrangement Agreement dated October 3, 2003 (the "Arrangement Agreement"). The terms of the Arrangement are set out in the Plan of Arrangement, a copy of which is attached hereto as Appendix A. The text of the special resolution which shareholders of Briyante will be asked to pass is attached hereto as Appendix B.

THE PLAN OF ARRANGEMENT AND RELATED MATTERS

         Pursuant to the terms of the Plan of Arrangement, at the time the Arrangement becomes effective, all of the outstanding Briyante Common Shares (other than those shares held by dissenting shareholders) will be and will be deemed to be transferred to Imagis in exchange for Imagis Common Shares to be issued by Imagis. As a result of the Arrangement, and following the purchase of Briyante Common Shares from dissenting shareholders, if any, Briyante will be a wholly-owned subsidiary of Imagis.

         Immediately before the completion of the Arrangement, and assuming receipt of all required shareholder approvals, Imagis will be consolidating its outstanding common shares on a 4.5 to 1 basis. The Imagis Common Shares actually issued to each Briyante shareholder who is subject to the Arrangement will reflect the consolidation of the Imagis Common Shares, such that for each Briyante Common Share held, the Briyante shareholder will receive 0.31111 of a post-consolidation Imagis Common Share (the "Exchange Ratio") (1.4 pre-consolidation shares). Based on the Exchange Ratio and the current number of outstanding common shares of Imagis and Briyante, and before certain share issuances, it is expected that in the aggregate, Imagis shareholders and Briyante shareholders will own 60% and 40%, respectively, of the outstanding shares of Imagis after completion of the Arrangement. See "Imagis and Briyante After the Arrangement--Capitalization" and "Imagis and Briyante After the Arrangement--Share Capital - Prior Sales / Other Commitments".

         No fractional Imagis Common Shares will be issued pursuant to this Arrangement, and a Briyante Shareholder who would otherwise be entitled to a fractional share which is 0.5 or more will be issued one additional whole Imagis Common Share in lieu of such fractional share, but a fractional share which is less than 0.5 will be ignored.

         A table providing a full pro forma description of the capitalization of Imagis after the Arrangement and the consolidation of Imagis Common Shares, is included under "-- Capitalization". This table also shows the pro forma capitalization of Imagis on a fully diluted basis.

BACKGROUND AND PURPOSE OF THE ARRANGEMENT

         The common shares of both Briyante and Imagis are listed on the TSX-V. Each company is in the business of developing and marketing software applications for use in law enforcement, public safety, security and homeland defense initiatives.

         In late 2002, Imagis and Briyante were of the view that a business combination would prove beneficial to both companies. Briyante and Imagis entered into a letter of intent dated December 6, 2002 (the "Initial Arrangement Agreement"), which was subsequently replaced by an Arrangement Agreement dated October 3, 2003. Due to an inability to raise, on terms acceptable to Imagis, sufficient equity capital to properly capitalize the combined companies at their then current sizes, in May 2003, Briyante and Imagis agreed to postpone the acquisition as originally proposed. Despite the termination of the original agreement, Briyante and Imagis continued to co-operate on sales calls, in joint presentations to prospective customers and to otherwise market each others products due to the significant synergies generated both in terms of technology offerings and business opportunities.

         Subsequent to the termination of the Initial Arrangement Agreement, Imagis and Briyante entered into further negotiations regarding the combination and financing of their businesses. A memorandum of understanding dated July 11, 2003 was entered into with respect to the acquisition of Briyante, which was replaced by an Arrangement Agreement dated October 3, 2003 (the "Arrangement Agreement").

         The terms of the acquisition of Briyante as set out in the Initial Arrangement Agreement are substantially similar to those set out in the Arrangement Agreement, except for the proposed exchange ratio now being more beneficial to the shareholders of Briyante. Under the Initial Arrangement Agreement, each Briyante Common Share was to be exchanged for 0.28571 Imagis Common Share, resulting in shareholders of Briyante owning approximately 20% of the combined company after the acquisition. Under the Arrangement Agreement, each Briyante Common Share will be exchanged for 1.4 Imagis Common Shares pre-consolidation, resulting in shareholders of Briyante owning approximately 40% of the combined company after the Arrangement (before taking into account any dilution from the exercise of stock options or issuances with respect to the private placement of Special Warrants (see " -- Prior Sales / Other Commitments")). The change in the exchange ratio to make it more favourable to Briyante shareholders was made after negotiation by Imagis and Briyante taking into account the value the management of each company ascribed at that time to the then current business and future prospects of each company. See "Imagis Meeting--Background to and Reasons for the Acquisition".

         Upon completion of the Arrangement, Imagis will continue to carry on its present business, as disclosed herein, as well as the business of Briyante. Briyante Shareholders should review this Joint Information Circular and the Appendices (which are attached to and form a part of this Joint Information Circular) in full so as to properly understand: (i) the effect of the Arrangement; (ii) the individual business of both Briyante and Imagis; and (iii) the proposed business and affairs, share capital structure and management of Imagis after the Arrangement.

         Management of both Briyante and Imagis believes that the Arrangement will result in the enhancement of value for Briyante Shareholders as well as the existing shareholders of Imagis, in that completion of the Arrangement will enhance the combined competitive position and business prospects of Briyante and Imagis in terms of available product lines, more unified and complete product offerings, joint marketing opportunities, and increased efficiency in research, development and general overhead costs. See "Imagis and Briyante After the Arrangement".

DELIBERATIONS OF THE BRIYANTE BOARD

         In reviewing the Arrangement, the Briyante Board considered the following: (a) the financial performance and prospects of Briyante and Imagis during current and past fiscal periods; (b) industry trends; (c) stock market data relating to Briyante Common Shares, Imagis Common Shares and other publicly traded shares of comparable Canadian and U.S. software companies; (d) the current market environment as it pertains to all public Canadian technology companies; and (e) other industry information and capital markets data which they considered relevant in the circumstances. The Briyante Board also considered reports of senior management on the business and affairs of Briyante.

         The Briyante Board determined that, considering all of the relevant factors, the Arrangement is in the best interests of Briyante and is fair to the shareholders of Briyante.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF BRIYANTE

         The Briyante Board, having considered the above factors, concluded that the Arrangement is in the best interests of the Briyante Shareholders and is fair and reasonable. ACCORDINGLY, THE DIRECTORS OF BRIYANTE RECOMMEND TO THE BRIYANTE SHAREHOLDERS THAT THEY APPROVE THE ARRANGEMENT AND IN DOING SO, IN EFFECT, AGREE TO EXCHANGE ALL OUTSTANDING BRIYANTE COMMON SHARES FOR IMAGIS COMMON SHARES. MR. KASSAM DECLARED HIS INTEREST IN THE RESOLUTION APPROVING THE ARRANGEMENT AND ABSTAINED FROM VOTING. SEE "INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON".

THE ARRANGEMENT AGREEMENT

         The Arrangement Agreement provides for, among other matters, the terms of the Arrangement, the conditions to the Arrangement becoming effective and the possible termination of the Arrangement Agreement before the Arrangement becomes effective. The following is a summary of certain provisions of the Arrangement Agreement. A copy of the Arrangement Agreement may be reviewed in British Columbia at the registered office of Briyante at 1500 - 1055 West Georgia Street, Vancouver, British Columbia, during normal business hours at any time before the date of the Meeting.

THE ARRANGEMENT

         The Arrangement Agreement provides that Briyante will, as soon as reasonably practical, obtain the shareholder approvals and make the court and regulatory filings that are necessary to effect the Arrangement. If all conditions to the completion of the Arrangement are satisfied or waived, the Arrangement will become effective on Briyante obtaining a final order from the Supreme Court of British Columbia and the filing of such final order along with a copy of the Plan of Arrangement with the Registrar of Companies for British Columbia. See "--Approvals Required".

NO SOLICITATION

         The Arrangement Agreement provides that Briyante will not solicit or encourage proposals or offers from any other person relating to the acquisition or disposition of all or any substantial part of the shares of Briyante or its subsidiaries, the sale of all or any substantial part of their respective assets, or any similar transaction involving Briyante or its subsidiaries and any other party (other than Imagis) (each an "Alternative Transaction"). Notwithstanding this restriction, Briyante and its directors and officers are, under the terms of the Arrangement Agreement, entitled to respond to an unsolicited proposal for an Alternative Transaction where a response is required by the fiduciary duties of the directors and officers of Briyante.

         If either party chooses not to complete the Arrangement for any reason other than one outside of its control or as a result of material information acquired as a result of due diligence, the party choosing not to complete the transaction will reimburse the other party for the expenses it incurred in connection with matters relating to the Arrangement (not to exceed $100,000).

CONDITIONS

         In addition to conditions customary to a transaction similar to the Arrangement, the respective obligations of Briyante and Imagis to complete the Arrangement are subject to a number of conditions, including the following: (a) the approval of the Arrangement by the Briyante Shareholders; (b) the receipt of all required court approvals; (c) the receipt of all necessary approvals from securities regulatory authorities, on terms satisfactory to Imagis and Briyante, acting reasonably, including that the Imagis Common Shares be listed and posted for trading on the TSX-V; (d) the exchange of all outstanding options to purchase Briyante Common Shares for options to purchase Imagis Common Shares;
(e) the completion of the offering as set out in Imagis' press release dated September 16, 2003 by Imagis; (f) subject to the completion of the Arrangement, the actual or conditional appointment by Briyante of two nominees to the Imagis Board; and (g) Imagis will not have entered into any agreement or other understanding to acquire, merge or otherwise conduct a business combination without the consent of Briyante.

TERMINATION, AMENDMENT AND WAIVER

         The Arrangement Agreement may be terminated at any time before the Effective Time, regardless of whether the shareholders of Briyante have approved the Arrangement, in the following circumstances: (a) by mutual consent of Imagis and Briyante; (b) by either Imagis or Briyante if the Arrangement has not been completed before December 15, 2003; (c) by either Imagis or Briyante if there has been a material and continuing breach by the other of any representation, warranty, covenant or agreement contained in the Arrangement Agreement; (d) by either Imagis or Briyante if the conditions to such party's obligations to close have not been satisfied or any permanent injunction or other order of a court or other authority preventing the Arrangement has become final and non-appealable;
(e) by Imagis if the directors of Briyante have withdrawn their recommendation in favour of the Arrangement, or modified such recommendation in a manner which is adverse to Imagis and the directors have failed to reaffirm such approval or recommendation upon Imagis' request; and (f) by Imagis if holders of more than 100,000 Briyante Common Shares have exercised dissent rights in respect of the Arrangement.

         The Arrangement Agreement may be amended by the parties after the date of the Briyante Meeting and Imagis Meeting, but no amendment will be made which by law requires the further approval of Briyante Shareholders without obtaining such further approval.

OPTION EXCHANGE AGREEMENTS

         Under the terms of the Arrangement Agreement each holder of an option to acquire Briyante Common Shares (a "Briyante Option") will be entitled to exchange such option for an option to acquire Imagis Common Shares (an "Imagis Option") having equivalent value to the Briyante Option that is exchanged. The exchange of options will be accomplished pursuant to the terms of an option exchange agreement (the "Option Exchange Agreement") to be entered into by Imagis with each holder of a Briyante Option.

         Each Option Exchange Agreement will become effective immediately after completion of the Arrangement. It is expected that all employees of Briyante will continue as employees of Imagis following the completion of the Arrangement. Imagis Options issued to directors or consultants of Briyante who will not be continuing in that same capacity or some other capacity with Imagis will terminate within six months of the date of the Arrangement.

         Each Briyante Option was granted under the terms of stock option plans adopted by Briyante. The following Briyante Options are outstanding and will be exchanged for the Imagis Options upon the close of the Arrangement:


                                              BRIYANTE OPTIONS                     PROPOSED IMAGIS OPTIONS
                                    --------------------------------------  ---------------------------------------
                                       NUMBER OF
                                      SHARES UNDER                           NUMBER OF SHARES     PRICE PER SHARE
HOLDERS                                  OPTION         PRICE PER SHARE      UNDER OPTION (1)           (1)
--------------------------------    -----------------  -------------------  ---------------------------------------

DIRECTORS ONLY              (5)           357,000         $0.50                  111,067               $1.61

EXECUTIVE OFFICERS          (5)           490,500         $0.35 - $0.50          152,600           $1.13 - $1.61

EMPLOYEES/CONSULTANTS       (8)           507,500         $0.35 - $0.50          157,889           $1.13 - $1.61
                                        ---------                                -------
         TOTAL                          1,355,000                                421,556
                                        =========                                =======


----------

(1) Assumes completion of a consolidation of Imagis Common Shares on a 4.5 to 1 basis.

PRICE RANGES

         The Briyante Common Shares are listed for trading on the TSX-V (symbol:
BSC). The Imagis Common Shares are listed, and trade principally on, the TSX-V (symbol: NAB) and on the OTC Bulletin Board ("OTCBB") (symbol: IGSTF). Imagis Common Shares also trade in Berlin (symbol: IGY). The following table sets forth the high and low sale prices, closing prices and trading volumes for the Briyante Common Shares and the Imagis Common Shares on the exchanges and for the periods indicated.

                                     - 17 -

                        BRIYANTE                                                    IMAGIS
           -----------------------------------   -----------------------------------------------------------------------------
                         TSX-V                                  TSX-V                                 OTCBB (1)
           -----------------------------------   -------------------------------------  --------------------------------------
              High      Low    Close   Volume        High     Low    Close     Volume        High      Low    Close     Volume
              ----      ---    -----   ------        ----     ---    -----     ------        ----      ---    -----     ------

2001
1st Q       C$1.10   C$0.70   C$1.05   149,101     C$1.80  C$1.00   C$1.00  2,447,589     US$1.19  US$0.56  US$0.56      65,600
2nd Q       C$1.05   C$0.70   C$0.75 1,127,284     C$1.20  C$0.70   C$0.75  2,817,936     US$0.80  US$0.46  US$0.50     537,500
3rd Q       C$0.75   C$0.55   C$0.62 1,119,291     C$2.15  C$0.56   C$1.83  6,604,069     US$1.40  US$0.35  US$1.19     993,900
4th Q       C$0.65   C$0.45   C$0.46 1,114,784     C$2.95  C$1.50   C$2.16 20,309,698     US$1.90  US$0.88  US$1.35  10,943,800

2002
1st Q       C$0.53   C$0.36   C$0.40   498,505     C$5.66  C$2.06   C$4.00 12,655,894     US$3.50  US$1.25  US$2.51  12,761,900
2nd Q       C$0.68   C$0.46   C$0.55   566,714     C$4.40  C$1.70   C$1.97  4,532,236     US$2.77  US$1.09  US$1.35   9,491,300
3rd Q       C$0.40   C$0.20   C$0.26   582,385     C$2.82  C$0.95   C$1.40  2,232,169     US$1.87  US$0.60  US$0.86   5,925,900
4th Q       C$0.49   C$0.24   C$0.40 1,186,575     C$2.23  C$1.01   C$1.48  1,936,433     US$1.29  US$0.61  US$1.00   4,630,400

2003
1st Q       C$0.42   C$0.26   C$0.28 2,213,200     C$1.59  C$0.70   C$1.01  1,114,300     US$1.10  US$0.45  US$0.62   2,398,700
2nd Q       C$0.30   C$0.08   C$0.19   748,900     C$1.00  C$0.28   C$0.34  1,995,400     US$0.71  US$0.21  US$0.27   3,395,200
3rd Q       C$0.24   C$0.10   C$0.17 1,033,100     C$0.40  C$0.16   C$0.22  2,493,600     US$0.33  US$0.12  US$0.17   3,100,000
Oct 1-22    C$0.22   C$0.17   C$0.22   160,600     C$0.26  C$0.18   C$0.26    538,200     US$0.21  US$0.14  US$0.19     507,000

----------


(1) OTCBB quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The trading prices of Imagis Common Shares on the TSX-V may vary from the prices reported for trading on the OTCBB.

         On July 13, 2003, the last trading day before Briyante and Imagis announced their intention to complete the Arrangement, the closing price of the Briyante Common Shares on the TSX-V was C$0.18 and the closing price of the Imagis Common Shares on the TSX-V and OTCBB was C$0.29 and US$0.24, respectively.

APPROVALS

COURT APPROVAL

         On October 24, 2003, Briyante obtained an order of the Supreme Court of British Columbia (the "Interim Order"), the text of which is attached hereto as Appendix D, that among other things, directs that a meeting be convened to enable the holders of Briyante Common Shares to consider and vote on the Arrangement. In its petition for the grant of the Interim Order, Briyante presented the Plan of Arrangement to the Court. If shareholder approval is obtained, Briyante will apply to the Court for an order approving the Arrangement (the "Final Order"). On the hearing of that application, the Court will consider, among other things, the fairness of the terms and conditions of the Arrangement and may approve the Arrangement either as presented to it or subject to such terms and conditions as the Court deems fit. A copy of the notice of application for, and form of, the Final Order are attached hereto as Appendix E.

         If shareholder approval of the Arrangement is received at the Meeting, the hearing of the application for the Final Order is expected to be held on November 24, 2003 at 2:00 p.m. (Vancouver time) at 800 Smithe Street, Vancouver, British Columbia, or as soon thereafter as counsel may be heard. Every Briyante Shareholder is entitled to be present or represented at the hearing and to present evidence and argument with respect to the application and the fairness of the terms and conditions of the Arrangement.

SHAREHOLDER APPROVAL

         Pursuant to the terms of the Interim Order, the provisions of the Company Act and requirements of the TSX-V, the Arrangement must be approved by way of a special resolution of the Briyante Shareholders. A special resolution is a resolution passed by a majority of not less than 75% of the votes cast by Briyante Shareholders who vote in person or by proxy on the resolution. In addition, requisite majority approval must be sought from all Briyante Shareholders present in person or by proxy other than those persons who, alone or in combination with other Briyante Shareholders, effectively controls Briyante and who, before receiving the notice of the Meeting, entered into or agreed to enter into an understanding to support the Arrangement. Briyante knows of no such Briyante Shareholders.

         Any person that is a control person or greater than 10% shareholder of BOTH Imagis and Briyante is not permitted to vote on the special resolution approving the Arrangement at Briyante Meeting or on the resolution approving the issue of Imagis Common Shares in connection with the Arrangement at the Imagis Meeting. For greater certainty, a person who is a 10% shareholder of Briyante but is not a 10% shareholder of Imagis MAY vote at both the Briyante Meeting and the Imagis Meeting, and vice versa.

STOCK EXCHANGES AND SECURITIES REGULATORY AUTHORITIES

         The TSX-V has conditionally approved the listing on the Effective Date of the Imagis Common Shares to be issued under the Arrangement and on exercise of the Imagis Options, subject to fulfilment of certain conditions.

COMPANY ACT FILINGS AND EFFECTIVE TIME OF THE ARRANGEMENT

         After the Final Order has been issued, Briyante will arrange for the filing of the Plan of Arrangement and the Final Order with the Registrar of Companies for British Columbia, making the Arrangement effective. The provisions of the Plan of Arrangement provide that the Arrangement will become effective at the time that a copy of the Final Order is accepted for filing by the Registrar of Companies.

EXCHANGE OF SHARE CERTIFICATES

         From the time the Arrangement becomes effective, each existing certificate for Briyante Common Shares will be deemed for all purposes to evidence only the right to receive a certificate evidencing that number of Imagis Common Shares issued under the Arrangement in exchange for Briyante Common Shares evidenced by such certificate for Briyante Common Shares. BRIYANTE SHAREHOLDERS ARE ENCOURAGED TO FOLLOW THE PROCEDURES SET OUT BELOW TO SUBMIT THEIR SHARE CERTIFICATES EVIDENCING BRIYANTE COMMON SHARES TO CIBC MELLON TRUST COMPANY (THE "TRANSFER AGENT"), THE TRANSFER AGENT FOR THE IMAGIS COMMON SHARES, AFTER THE EFFECTIVE DATE OF THE ARRANGEMENT IN ORDER TO RECEIVE SHARE CERTIFICATES EVIDENCING THE IMAGIS COMMON SHARES TO WHICH THEY WILL BE ENTITLED PURSUANT TO THE ARRANGEMENT. BRIYANTE SHAREHOLDERS SHOULD NOT DESTROY THEIR EXISTING CERTIFICATES FOR BRIYANTE COMMON SHARES.

         Upon completion of the Arrangement, a letter of transmittal and instructions for obtaining delivery of the certificate or certificates representing the Imagis Common Shares allotted and issued to each Briyante Shareholder pursuant to this Arrangement will be sent to Briyante Shareholders. A holder of Briyante Common Shares may take delivery of the certificate or certificates representing the Imagis Common Shares allotted and issued to the shareholder pursuant to this Arrangement by delivering to the Transfer Agent the certificates representing Briyante Common Shares formerly held by the shareholder, the letter of transmittal and such other documentation as the Transfer Agent may require, at the offices indicated in the letter of transmittal. Upon receipt of the share certificates, letter of transmittal and other required documentation, certificates representing the Imagis Common Shares issued to the shareholder will be registered in the name or names specified and delivered to such address or addresses as the shareholder may direct in the letter of transmittal as soon as reasonably practicable.

RESALE RESTRICTIONS

         The issuance by Imagis of Imagis Common Shares will constitute a distribution of securities which is exempt from the registration and prospectus requirements of applicable securities legislation. The Imagis Common Shares received by shareholders of Briyante in connection with the Arrangement may be sold freely without significant restriction, provided that (i) no unusual effort is made to prepare the market or create a demand for those securities, (ii) no extraordinary commission or consideration is paid in respect of that sale, (iii) the sale is not from holdings of a control person, and (iv) if the seller is an insider, subject to making certain filings.

RIGHT OF DISSENT

         The Company Act does not contain a provision requiring Briyante to purchase shares from Briyante Shareholders who dissent from the Arrangement. However, pursuant to the terms of the Interim Order and the Plan of Arrangement, Briyante has granted to Briyante Shareholders who object to the resolution approving the Arrangement the right to dissent (the "Dissent Right") in respect of the Arrangement. The terms by which the Dissent Right is granted are set out in the Plan of Arrangement. While the terms are analogous to the dissenting shareholder provisions of the Company Act, they are not identical to such provisions. A Briyante Shareholder who complies with all of the steps required to be completed in order to exercise the Dissent Right will be deemed to have transferred the holder's Briyante Common Shares to Briyante for cancellation on the Effective Date and will be entitled to be paid the fair value of such Briyante Common Shares, determined as at the day before the special resolution approving the Arrangement is adopted. A shareholder of Briyante is not entitled to exercise the Dissent Right with respect to the Arrangement if the shareholder votes any of his Briyante Common Shares in favour of the special resolution approving the Arrangement. The execution or exercise of a proxy does not constitute a written objection for the purposes of the Dissent Right.

         PURSUANT TO THE TERMS OF THE ARRANGEMENT AGREEMENT, IMAGIS HAS RESERVED THE RIGHT NOT TO PROCEED WITH THE ARRANGEMENT IF DISSENT RIGHTS ARE EXERCISED BY HOLDERS OF MORE THAN 100,000 BRIYANTE COMMON SHARES, BEING 0.93% OF THE TOTAL NUMBER OF OUTSTANDING BRIYANTE COMMON SHARES.

PRINCIPAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

         In the opinion of Lang Michener, counsel for Imagis, the following summary fairly summarizes the principal Canadian federal income tax consequences of the Arrangement applicable to holders of Briyante Common Shares who are individuals resident only in Canada and who meet certain additional requirements set out below. The consequences of an exchange of Briyante options are not addressed in this summary.

         This summary applies only to a Briyante Shareholder who is an individual resident only in Canada and who, for all purposes of the Income Tax Act (Canada) (the "Tax Act") and at all material times,

         (a) deals at arm's length with Briyante and with Imagis,

         (b) holds all Briyante Common Shares as capital property,

         (c) does not, and will not (immediately after the Arrangement) control Imagis, or beneficially own shares in the capital of Imagis representing more than 50% of the fair market value of all outstanding shares of Imagis, and

         (d) does not, and will not (immediately after the Arrangement) deal on a non-arm's length basis with any one or more person or entity that (alone or together with the individual) control Imagis or beneficially own shares in the capital of Imagis representing more than 50% of the fair market value of all outstanding shares of Imagis.

         THIS SUMMARY OF CANADIAN FEDERAL INCOME TAX CONSIDERATIONS APPLIES ONLY TO INDIVIDUALS WHO MEET ALL OF THE REQUIREMENTS SET OUT ABOVE, AND SUCH QUALIFYING INDIVIDUALS ARE REFERRED TO IN THIS SECTION AS "HOLDER" OR "HOLDERS" IN THIS SUMMARY. ALL OTHER BRIYANTE SHAREHOLDERS, INCLUDING NON-RESIDENT SHAREHOLDERS, SHOULD CONSULT THEIR TAX AND LEGAL ADVISORS IN EACH RELEVANT JURISDICTION REGARDING ALL RELEVANT CONSEQUENCES TO THEM OF THE ARRANGEMENT.

         This summary is based on the current provisions of the Tax Act, the regulations under the Tax Act, and all amendments to the Tax Act and regulations publicly announced by the Minister of Finance to the date hereof, and on counsel's understanding of the current published administrative and assessing practices of the Canada Customs and Revenue Agency. The summary assumes that any such amendments will be enacted as currently proposed, and that there will be no other material change to any relevant law or practice, but no assurance can be given in these respects. This summary does not take into account or anticipate any provincial, territorial or foreign income tax considerations.

         THIS SUMMARY IS OF A GENERAL NATURE ONLY, IS NOT EXHAUSTIVE, AND IS NOT INTENDED OR IS NOT TO BE CONSTRUED AS TAX ADVICE TO ANY PARTICULAR HOLDER. THE TAX CONSEQUENCES TO A HOLDER MAY VARY DEPENDING ON HIS OR HER PARTICULAR CIRCUMSTANCES. FOR THESE REASONS, HOLDERS SHOULD EACH CONSULT THEIR OWN TAX AND LEGAL ADVISORS WITH RESPECT TO THE CANADIAN INCOME TAX AND OTHER LEGAL CONSEQUENCES OF THE ARRANGEMENT APPLICABLE TO THEIR PARTICULAR CIRCUMSTANCES. THE DISCUSSION BELOW IS QUALIFIED ACCORDINGLY.

THE ARRANGEMENT

         A Holder whose Briyante Common Shares are exchanged for Imagis Common Shares pursuant to the Arrangement will not realize any gain or loss by virtue of that exchange unless the Holder chooses to include an amount in income in respect of the exchange. Provided that the Holder does not include any such amount in income, the Holder will be deemed to have disposed of the Briyante Common Shares for proceeds of disposition, and to have acquired the Imagis Common Shares at an aggregate cost, equal to the aggregate adjusted cost base of the Holder's Briyante Common Shares, determined immediately before the exchange.

         A Holder who does choose to include any amount in income in respect of the exchange of the Holder's Briyante Common Shares for Imagis Common Shares pursuant to the Arrangement will be deemed to have realized a capital gain (or capital loss) equal to the amount by which the entire fair market value of the Imagis Common Shares received by the Holder exceeds (or is exceeded by, respectively) the adjusted cost base of the Briyante Common Shares to the Holder, determined immediately before the exchange. Such capital gain or loss will be subject to the normal rules under the Tax Act.

DISSENT

         A Holder who exercises dissent rights with respect to the Arrangement and to whom Briyante pays an amount equal to the fair value of the Holder's Briyante Common Shares will be deemed to have received a dividend from Briyante (a "Deemed Dividend") equal to the amount, if any, by which the amount paid exceeds the "paid-up capital", as computed for the purposes of the Tax Act, of the Briyante Common Shares, and in addition will be deemed to have received a capital gain (or capital loss) equal to the amount, if any, by which such paid-up capital exceeds (or is exceeded by, respectively) the adjusted cost base of those shares to the Holder. Any such Deemed Dividends and capital gains or losses will be subject to the normal rules under the Tax Act relating to dividends, capital gains and losses.

                          INFORMATION CONCERNING IMAGIS

         Imagis Technologies Inc. ("Imagis") is a company incorporated under the Company Act. Its head office is located at 1630-1075 West Georgia Street, Vancouver, British Columbia, V6E 3C9. Its registered and records office is located at 1500-1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7.

         Imagis was incorporated in March 1998 and changed its name to Colloquium Capital Corp. in July 1998. Imagis began trading on the Vancouver Stock Exchange (the predecessor to the TSX-V) in September 1998 as a Venture Capital Pool Company. Until Imagis acquired Imagis Cascade Technologies Inc. ("Imagis Cascade") in February 1999 and changed its name to Imagis, it carried on no active business.

         Imagis Cascade was founded in 1990 through the merging of two separate companies - one involved in the processing of satellite images and the other with computer software to manage jail admissions and discharges. Before being acquired by Imagis, Imagis Cascade had developed a set of law enforcement and security software solutions, including developing image and facial recognition software. Since acquiring the law enforcement and security software through Imagis Cascade, Imagis has continued to expand this business. Imagis has grown to be one of the world's premier providers of advanced biometric facial-recognition software applications and solutions.

THREE YEAR HISTORY

         Over the last three-years, Imagis has experienced growth across all areas of its enterprise. This includes a growth in staffing (from 18 in 2000 to 23 today), an expansion of Imagis' Board of Directors and management teams; growth in revenue; and a nearly-doubling of its installed customer base. This period has also seen Imagis invest significantly in research and development and existing product enhancements. Imagis' core facial recognition technology had its accuracy increased by nearly 30% in the most recent release of the software in mid-2002, while new products that were developed included ChildBase child protection and recovery software and localized versions of its CABS computerized arrest and booking system (CABS has now been customized for the markets of the USA, Canada, Mexico, Japan, and Brazil).

TRENDS

         While the terrorist events of September 11, 2001, thrust the need for information sharing and biometric identification and security into the public spotlight, the growth of the market began before this event. In the weeks leading up to the attack, several research groups released reports touting the potential of the biometric security and identification market. Analysts from the International Biometric Group ("IBG") projected the market for all biometric technologies would exceed US$1.9 billion by 2005, up from just US$250 million in 1999 (International Biometric Group (2002) "Biometric Market Report 2000 -
2005). Following the events of 9-11, IBG published another report, this time calling for a biometric technologies market of US$2.2 billion in 2005, climbing to over US$4.0 billion in 2007.

         Even given the above forecasts, the biometric technology market is still a nascent industry, and thus, it is subject to the challenges faced by any new technology that is striving for wide-spread market adoption. The biometric market, however, also faces a unique set of challenges, namely the perceived privacy concerns by some groups with regards to the use of physiological traits for identification. Given these barriers to wide-spread adoption of the technology, many biometric market players, including Imagis, have focused their efforts on one vertical market at a time. In Imagis' case, this market is law enforcement.

         The law enforcement community--specifically as it relates to identification efforts, anti-terrorism, and information sharing--is also experiencing a post 9-11 flux. While information sharing has always been deemed a critical component to law enforcement, the impetus and financial resources for invoking change into a system did not exist until recent government legislation and spending initiatives deemed it to be a priority. Furthermore, until recently those wishing to pursue information sharing technology were faced with undertaking long, costly programs.

FINANCIAL DATA

         The following table presents historical financial data of Imagis. This data has been derived from the financial statements of Imagis for the three and six months ended June 30, 2003 and 2002 and the audited consolidated financial statements of Imagis for the years ended December 31, 2002, 2001 and 2000. Copies of these interim and year end statements are attached as Appendices G, H and I to this Joint Information Circular. The following selected financial data are qualified in their entirety by reference to, and you should read the information contained in this table in conjunction with, the attached financial statements of Imagis and the Management's Discussion and Analysis of Financial Condition and Results of Operations of Imagis for the three and six months ended June 30, 2003 and 2002 and for the years ended December 31, 2002, 2001 and 2000 are attached as Appendices J, K and L, respectively, to this Joint Information Circular.

         Imagis will require additional financing to meet its expected working capital requirements for 2003. See "--Liquidity and Capital Resources" and "--Risk Factors".


                                             YEAR ENDED DECEMBER 31,                        SIX MONTHS ENDED
                                   --------------------------------------------      -------------------------------
                                                                                         JUNE 30,          JUNE 30,
                                          2000         2001                2002            2002              2003
                                   ------------    ------------    ------------      ------------       ------------
                                     (audited)       (audited)        (audited)       (unaudited)         (audited)

Revenues......................     $  1,097,719    $  2,094,707    $  3,022,888      $  2,053,605       $    595,337
Expenses......................        4,107,750       5,115,411       9,974,281         4,850,979          3,000,869
Loss..........................     $ (3,010,031)   $ (3,020,704)   $ (6,951,393)     $ (2,797,374)      $ (2,405,532)
                                   ============    ============    ============      ============       ============
Net loss per share............     $      (0.26)   $      (0.21)   $      (0.38)     $      (0.16)      $      (0.12)
                                   ============    ============    ============      ============       ============
Weighted average number of
shares outstanding............       11,660,209      14,308,442      18,352,395        17,213,938         20,575,498
                                   ============    ============    ============      ============       ============

BALANCE SHEET DATA:

                                                                 DECEMBER 31,
                                                      -------------------------------         JUNE 30,
                                                           2001               2002              2003
                                                      -------------     -------------      ---------------
                                                         (audited)          (audited)         (audited)

Cash and cash equivalents.........................    $     200,659     $     547,831      $        43,425
Working capital...................................    $   2,721,628     $      53,629      $    (2,111,228)
Total assets......................................    $   3,277,521     $   1,695,771      $     1,266,711
Total long-term obligations.......................    $          --     $      41,720              107,146
Total Stockholders' equity (deficit)..............    $   2,773,466     $     646,542      $    (1,469,282)

CRITICAL ACCOUNTING POLICIES

         In December 2001, the SEC issued a cautionary advice regarding the disclosure of critical accounting policies. Critical accounting policies are those that management believes are both most important to the portrayal of Imagis' financial conditions and results, and that require difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that involve uncertainty.

         Imagis believes the "critical" accounting policies used in preparation of its financial statements are as follows:

         SOFTWARE SALES REVENUE. Imagis recognizes revenue consistent with Statement of Position 97-2, "Software Revenue Recognition". In accordance with this Statement, revenue is recognized, except as noted below, when all of the following criteria are met: persuasive evidence of a contractual arrangement exists, title has passed, delivery and customer acceptance has occurred, the sales price is fixed or determinable and collection is reasonably assured. Funds received in advance of meeting the revenue recognition criteria are recorded as deferred revenue.

         When a software product requires significant production, modification or customization, Imagis generally accounts for the arrangement using the percentage-of-completion method of contract accounting. Progress to completion is measured by the proportion that activities completed are to the activities required under each arrangement. When the current estimate on a contract indicates a loss, a provision for the entire loss on the contract is made. In circumstances where amounts recognized as revenue under such arrangements exceed the amount invoiced, the difference is recorded as an accrued revenue receivable.

         When software is sold under contractual arrangements that include post contract customer support ("PCS"), the elements are accounted for separately if vendor specific objective evidence ("VSOE") of fair value exists for all undelivered elements. VSOE is identified by reference to renewal arrangements for similar levels of support covering comparable periods. If such evidence does not exist, revenue on the completed arrangement is deferred until the earlier of
(a) VSOE being established or (b) all of the undelivered elements are delivered or performed, with the following exceptions: if the only undelivered element is PCS, the entire fee is recognized rateably over the PCS period, and if the only undelivered element is service, the entire fee is recognized as the services are performed.

         SUPPORT AND SERVICES REVENUE. Up front payments for contract support and services revenue are deferred and are amortized over the period that the support and services are provided.

         USE OF ESTIMATES. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported or disclosed in the financial statements. Actual amounts may differ from these estimates.

         STOCK-BASED COMPENSATION. Effective January 1, 2002, Imagis adopted the new recommendations of the Canadian Institute of Chartered Accountants with respect to the accounting for stock-based compensation and other stock-based payments. The new recommendations require equity instruments awarded to employees and the cost of the service received as consideration to be measured and recognized based on the fair value of the equity instruments issued. Compensation expense is recorded over the period of related employee service, usually the vesting period of the equity instrument awarded. Alternatively, the new recommendations permit the measurement of compensation expense for stock option grants to employees and directors that are not direct awards of stock, stock appreciation rights or otherwise call for settlement in cash or other assets by an alternative method and to provide pro forma disclosure of the financial results using the fair value method. Imagis has elected to follow an alternative method and continue with the former accounting policy of recognizing no compensation expense when stock options are granted to employees because Imagis grants stock options with an exercise price based on the market price at the date of the grant. Imagis recognizes compensation expense for consultants based on the fair value of the equity instruments issued.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

         Except as set out herein, Imagis has not entered into a transaction that has or will materially affect Imagis over the last three years with any of its directors, officers, principal shareholders or nominees to its board, or their associates or affiliates.

         Imagis paid administration expenses in the amount of $572,638, $484,255 and $315,942 during the years ended December 31, 2000, 2001 and 2002, respectively, and $nil for the six months ended June 30, 2003, to International Portfolio Management Inc. ("IPM") for administration services provided to Imagis, which include rent, office overhead and personnel costs. Mr. Nazerali, a former director of Imagis, is also a director, officer and shareholder of IPM. In addition, during 2001, Imagis repaid $578,222 and $494,095 of payables owed to IPM and Pacific Cascade Consultants Ltd., a company jointly owned by Andrew Amanovich, the Chief Technology Officer of Imagis, and Fred Clark, a former director of Imagis, for similar administrative services rendered to Imagis before 2001.

         From October 2000 through August 2001 IPM made non-interest bearing advances to Imagis in the aggregate amount of $770,852, of which an aggregate of $620,852 was repaid. As of September 2001, the balance of $150,000 of unpaid advances was converted into the principal amount of an unsecured loan to Imagis with a one-year term and bearing interest at the annual rate of 10%. The loan was repaid in full during 2002 and 10,000 common shares of Imagis were issued to IPM as consideration for providing the unsecured loan.

MATERIAL CONTRACTS

     Imagis has not, in the past two years before the date of this Joint Information Circular, entered into any material contracts out of the ordinary course of business other than:

     o    The License Agreement with Zixsys Inc. See "--Marketing and Sales"

     o The Product Development and Marketing Agreement with OSI Systems. See "--Marketing and Sales"

     o    The Arrangement Agreement with Briyante. See "--The Arrangement
          Agreement"

     o Imagis entered into a consulting contract dated February 8, 2002 with Typhoon Capital Consultants LLC ("Typhoon Capital") to provide investor communications services. The contract called for payments of US$15,000 per month plus expenses, no specific termination date, and could be terminated by either party on 60 days written notice. Under the terms of the contract, Typhoon Capital was also granted an option to purchase up to 100,000 Imagis Common Shares at an exercise price of US$1.86 per share with gradual vesting provisions. As of January 1, 2003 all the options had vested. As of March 31, 2003 the consulting contract with Typhoon Capital was terminated.

     Briyante Shareholders may review copies of the material contracts at the offices of Imagis.

LEGAL PROCEEDINGS

     In September 2002 Imagis filed a Statement of Claim in British Columbia Supreme Court against Red Herring Publications Inc., and Christopher Byron, a freelance writer, relating to an article written by Byron and published by Red Herring which contained statements and innuendo that were false and defamatory to Imagis. The case is currently in process and no counterclaim has been filed.

ADDITIONAL INFORMATION

     A detailed discussion of the current business and operations of Imagis, both before and after the Arrangement, is included under "Imagis and Briyante After the Arrangement".

                         INFORMATION CONCERNING BRIYANTE

OVERVIEW

         Briyante (formerly called Plata Minerals Corp.) was incorporated under the laws of the Province of British Columbia on June 29, 1983. Its head office is located at Suite 1300, 1075 West Georgia Street, Vancouver, B.C. On October 5, 2001, Briyante acquired all of the outstanding shares of Benchmark Technologies Inc. ("Benchmark"), a private British Columbia information technology ("IT") consulting firm with offices in Vancouver, B.C. and Calgary, Alberta. At the time of the acquisition, Benchmark was engaged principally in the development of custom software using Microsoft's platform and products, and planned to expand its business beyond its traditional custom software development activities. To that end, Briyante has developed software for the exchange of transaction-based business data over the internet (i.e., Business-to-business, or B2B, message exchange).

         Following the acquisition of Benchmark, Briyante focused on the completion of its B2B business messaging software, termed ebMS, for conducting business on the Internet. In December 2001, Briyante announced its first beta-stage ebMS installation for evaluation and use in Squamish Terminals, a subsidiary of Star Shipping Canada. The ebMS was used in Squamish Terminals B2B document exchange with shippers and carriers. In February 2002, Briyante announced completion of its first commercial release version 1.0 of its business messaging software.

         During the first quarter of 2002, the technology sector continued in a downward trend that began in the latter part of 2001. There was no apparent recovery anticipated in the short term and, therefore, Briyante's IT consultancy business and the expansion of its web-based service and e-commerce business was greatly compromised by the poor economic indicators in the technology sector.

         During the second quarter of 2002, the management of Briyante identified a second major application for its messaging technologies in the areas of justice and public safety. The focus for this application is primarily in data sharing in law enforcement and could be expanded to other agencies within the justice and public safety sectors including police, corrections, courts, jails and prosecutors. During this period, Briyante began developing a new product, the Justice Integration Server ("JIS Server"), and began collaborating with Microsoft's Integrated Justice Information System group.

JUSTICE INTEGRATION SERVER

         Briyante's JIS Server has been built using Briyante's core B2B business messaging software to run on Microsoft's(R) Windows.NET platform. The JIS Server has been developed to serve as a key component of an information sharing network that may be established among a wide variety of justice, health and other government organizations, such as the police, sheriffs, jails, prosecutor, and courts. Briyante's current version of the JIS Server is a completely standards-based product utilizing WEB Services (a way of integrating Web-based applications using standardized technologies to tag (XML), transfer (SOAP), describe (WSDL) and list (UDDI) over the Internet) and visual metaphors to share data. The JIS Server allows officers and detectives the ability to retrieve suspect information including names, addresses, arrest records, warrants, license plate numbers, mugshots - all in real-time across county, state, federal and international databases to aid in ongoing investigations.

         The JIS Server automates the creation and publishing of information by agencies participating in the network, in effect offering their information as a Web Service. The technology has its foundations in XML, which is a universal language for data description. This means that data from a database can be described in a universal format regardless of the type of system on which the database resides. XML is an industry standard that is supported by every major software vendor. The application has a data mapper for translation of XML formats and database schemas as well as a publishing tool to register the XML Web Service on the UDDI service. Sharing of information is accomplished through a translation layer at each agency's system. The current version of the JIS Server also includes Imagis facial recognition software that allows queries to be made about an individual with a photo or composite drawing.

         Agencies participating in a JIS Server-based information sharing network can publish and receive relevant data to and from one another without the need for the reprogramming or rekeying of data. In addition, agencies can share as much or as little data with their partners as they wish in a highly secure manner and without having to give up ownership of the data. All existing systems used in any agency, such as Records Management Systems, Case Management Systems and Jail Management Systems, will not need replacing in order for the agency to share information. All participating agencies maintain full control over their information and decide what, when and to whom it is shared.

         Briyante is working with Microsoft in the King County, Washington State Regional Automated Information Network Pilot Project (the "RAIN" project). The initial pilot project that commenced in October 2002, involves three agencies in King County, the King County Sheriffs' Office, the Tukwila Police Department and the Bellevue Police Department. RAIN currently provides officers of each of the participating agencies with an integrated view on persons, incidents, vehicles and photos. This can be achieved from desktop computers at each of the agencies, squad car based computers and hand-helds over a secure wireless link. Discussion is ongoing to expand RAIN to all 39 agencies in King County..

         In August 2003, Briyante licensed its JIS software and related systems integration services to the Charlotte-Mecklenburg Police Department in North Carolina, U.S. which was installed September 2003. The project, called the Global Search Portal provides officers with an integrated view of a Records Management System, a Pawn system, a Property system, and an Investigative Data Collection System. In addition to the common view, the system also provides a powerful collaboration component which ensures officers safety and effectiveness in field operations.

         In collaboration with Imagis, the Contra Costs Sheriffs' Office project called "Aries", Automated Regional Information Exchange System was announced in October 2003. Aries currently allows officers to have an integrated view of their Jail Management System and Mug Shot System information within the Contra Costa Sheriffs' Department. Aries has an ambitious future which involves sharing information between many agencies and systems including LJIS, Courts, DEA, Public Defender and Probation systems in over twenty agencies in the Contra Costs area.

BRIYANTE EBUSINESS MESSAGING SUITE

         Briyante's ebMS provides an innovative and affordable way for companies to establish secure and reliable e-trading relationships over the Internet with multiple external trading partners (B2B). ebMS complies with the OASIS ebXML specification that is quickly becoming a standard for doing business over the Internet. The ebMS product offers Internet-based business message exchange, message translation, business process modelling and management, and enterprise application integration. Because Briyante's ebMS uses open industry standards, organizations can quickly implement secure and reliable business process integration.

MARKET AND COMPETITIVE STRENGTHS

         U.S. legislation, such as the Homeland Security Information Sharing Act, provide for the sharing of homeland security information by Federal intelligence and law enforcement agencies with State and local entities. The recommendations put forth in the Criminal Intelligence Sharing National Plan, August 2002 by the International Association of Chiefs of Police establishes the need for data sharing solutions such as the JIS Server.

         Briyante is a partner of Microsoft's Technology Solutions for Justice and Public Safety group. Briyante's premier product, the JIS Server, is listed in Microsoft's catalog as a solution for an Integrated Justice System. (Source:
Microsoft catalog: Technology Solutions for Justice and Public Safety, Moving toward an integrated System of Justice, January, 2003.) Briyante considers this partnership to be significant in its marketing plan because the company and its products are promoted as a significant Homeland Security measure to assist public safety organizations in the sharing of critical data across disparate systems, agencies and jurisdictions while preserving existing IT investments.

         Briyante's target clients are government and security-oriented IT vendors, and system integrators who currently provide software and hardware to a number of government and justice agencies. Briyante intends to expand its market through industry alliances, technology partners and professional services partners.

COMPETITION

         Briyante competes with companies that provide XML-based justice integration of disparate systems including Motorola (its LEEDS Suite), XAware Inc., Nimble Technologies and The Templar Corp.

RESEARCH AND PRODUCT DEVELOPMENT

         Briyante conducts its research and product development through a combination of internal activities, joint development activities and relationships with key agencies. The collaborative relationship with Microsoft's Justice and Public Safety group will continue to produce solutions as projects are funded in the United States. The combination of the JIS Server with Microsoft's Biztalk Server 2002 work together to provide a fully horizontal and vertical integration seamlessly between all of the disparate technologies in use by the participating justice agencies (i.e., the sharing of data between multiple jurisdictions within a region, and sharing of data between multiple agencies within a jurisdiction).

         Briyante holds memberships in both the Integrated Justice Industry Working Group and the IJIS Institute, where industry IT professionals share solution systems to improve the quality and reduce the time to market for data sharing solutions.

FINANCIAL DATA

         Unaudited consolidated financial statements of, and Management's Discussion and Analysis of Financial Position and Operating Results for, Briyante for the three and nine months ended July 31, 2003 and 2002 are attached as Appendix M to this Joint Information Circular. Audited consolidated financial statements of, and Management's Discussion and Analysis of Financial Position and Operating Results for, Briyante for the years ended October 31, 2002, 2001 and 2000 are attached as Appendices N and O to this Joint Information Circular.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

         Except as disclosed herein or previously disclosed in an Joint Information Circular, none of:

         (a) the directors or senior officers of Briyante;

         (b) no proposed nominee for election as a director of Briyante;

         (c) any person holding 10% or more of the voting securities of any class of voting securities of Briyante; or

         (d) any associate or affiliate of the foregoing persons,

has any material interest, direct or indirect, in any transaction since the beginning of the last financial year of Briyante or any proposed transaction which has materially affected or will materially affect Briyante or any subsidiary of Briyante.

INTELLECTUAL PROPERTY

         Briyante has currently prepared a full patent application in the United States, a Patent Cooperation Treaty based on the U.S. patent filing and trademarks.

HUMAN RESOURCES

         As of December 31, 2002 Briyante had eight employees and consultants working from its office facilities in Vancouver, British Columbia. Upon the closing of the Arrangement, five key Briyante employees will be offered positions within Imagis.

FACILITIES

         Briyante subleases approximately 2,000 square feet in Vancouver, British Columbia, where its product development and administrative facility is located.

ADDITIONAL INFORMATION

         On September 24, 2003, Briyante announced that it was entering into debt settlement agreements with certain creditors of the Company, subject to the approval of the TSX Venture Exchange. The agreements include an issuance of 1,000,000 units of the Company at a deemed price of $0.15 per unit, in satisfaction of debts totalling $150,000. Each unit consists of one common share and one warrant exercisable at $0.20 per share for a period of two years.

         On September 30, 2003, Briyante announced entering into a non-brokered private placement of gross proceeds up to $150,000 of Briyante's common shares at a price per share of $0.15. The unit offering includes a one, non-transferable whole warrant that will entitle the holder to acquire one common share over two years at a price of $0.20. The private placement is subject to regulatory approval.

         A detailed discussion of the current business and operations of Imagis, both before and after the Arrangement, is included under "Imagis and Briyante After the Arrangement".

                    IMAGIS AND BRIYANTE AFTER THE ARRANGEMENT

OVERVIEW

         Imagis develops and markets software which permits information sharing and provides identification applications for use in law enforcement, public safety, security and other homeland defense initiatives. This includes software that facilitates seamless access to both text and graphical information between disparate data sources, regardless of the system or user's location. With access to this information, and through the use of Imagis' proprietary biometric face and image recognition technology, Imagis can enhance investigations and reduce costs.

         The acquisition of Briyante will add to Imagis' suite of products; Briyante's JIS Server, which compliments the current suite of products offered by Imagis. The following section describes the business of Imagis after the Arrangement and the combination of the operations of Imagis and Briyante.

         Certain statements contained in this Joint Information Circular regarding the business of Imagis, both before and after the Arrangement, are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Imagis intends that forward-looking statements be subject to the safe harbour created thereby. Forward-looking statements are based on current expectations of management but involve certain risks and uncertainties and can generally be identified by the use of forward-looking terminology such as "may," "will," "propose," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative or variations of this terminology. Imagis' actual results, performance or achievements could differ materially from the results, performance or achievements projected in, or implied by, those forward-looking statements as a result of risk factors, including, without limitation, those described under "Risk Factors", its limited operating history, its need for additional financing, its history of losses, its dependence on a small number of customers, risks involving new product development, its ability to manage growth and integration, risks of technological change, its dependence on key personnel and third party marketing relationships, its ability to protect its intellectual property rights, risks of its software defects and potential product liability and the volatility of its share price.

PRODUCTS

         Imagis' products are marketed as stand alone products and as Software Development Kits, or SDKs, to systems integrators. Its software applications provide a range of security solutions in various industry sectors, including transportation and law enforcement, as well as in the public sector to various government agencies such as customs and immigration. Its principal product is image detection and biometric facial recognition software, which utilizes computer technology to identify individuals for processing, documenting, record-keeping, database management, identification verification and other tasks performed by personnel in the law enforcement, security and gaming industries.

         Imagis currently has more than 140 installations of its products, including at Toronto's Pearson International Airport. Imagis' products can be used in numerous applications including

         o law enforcement and public safety,

         o transportation security including airports and ports,

         o homeland defence and government services,

         o passports, visas and drivers' licenses,

         o access control and infrastructure protection,

         o immigration and customs, and

         o surveillance and scene analysis.

         Imagis' primary products are image detection and biometric facial recognition software, CABS - Computerized Arrest and Booking System ("CABS"), ChildBase(TM) and Secure-ID. Following the Arrangement, the


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products of Briyante, principally the JIS Server, will be added to Imagis' suite of products. The following is a discussion of the key products of Imagis after the Arrangement.

IMAGE DETECTION AND BIOMETRIC FACIAL RECOGNITION SOFTWARE

         The principal product of Imagis is the ID-2000 facial recognition and image identification system designed for use by the law enforcement, airport security, gaming and security industries. ID-2000 is a proprietary software solution that enables identification and verification through biometric face and image recognition. Imagis offers ID-2000 in three distinct formats:

         o  a self-contained product providing facial recognition capabilities;

         o an application server version for the capture and access of imagery using a web-browser; and

         o an SDK that enables systems integrators, value-added reseller and solution providers to integrate Imagis' facial recognition technology within their own applications.

         ID-2000 captures a person's image, typically via a video camera, and creates a biometric code that can be compared to other encoded images in a database. ID-2000 provides for the immediate identification of an individual whose information is already stored in a database using only an image or photograph as the search criteria. Matching records can be displayed as a list, together with associated thumbnail images from which, any record can be selected and full details, together with a full size image, can be displayed. Links to other information sources enable the database to display details, such as aliases, affiliates and vehicle information. Where appropriate, information regarding prior criminal history can also be displayed. Versions of ID-2000 also have the ability to detect motion, compare streams of video to database images, authenticate a person's identity and determine possible matches to a facial image. The software also provides tools to protect, secure and synchronize images and data across a local area network, an intranet or the Internet. Imagis' ID-2000 is also fully extensible to non-facial objects in background imagery and personally identifiable markings, such as marks, scars and tattoos.

JIS SERVER

         As a result of the Arrangement, Imagis will acquire from Briyante, and will continue to market and commercialize, the JIS Server. The JIS Server permits data sharing among organizations, where the data resides in a variety of generally incompatible formats, and can be used to create a secure, information sharing system. This information sharing system can include Web-based text and image searching between multiple regions (cities, counties, and states); between multiple agencies (police prosecution, courts, and corrections); and between multiple vendors (Records Management, Computer Assisted Design, Jail Management and Arrest and Booking). This includes providing investigators and other public safety personnel with the ability to use face recognition and text-based searching to query disparate data sources regardless of the location of user or the information. The JIS Server's ability to link incompatible information systems will assist Imagis in offering and implementing solutions based on its other software products such as ID-2000 and CABS. It is also fully extensible to address other information sharing needs, especially those needs as identified by the U.S. Department of Homeland Security. A first installation of this solution is being evaluated in King County, Washington. The JIS Server is a standards-based, Web Services application built on Microsoft's Windows.NET platform. See "Information Concerning Briyante--Description of Products and Services".

CABS - COMPUTERIZED ARREST AND BOOKING SYSTEM

         CABS is an information and imaging database management system that stores information on criminals. CABS integrates the ID-2000 facial recognition technology as part of the image analysis portion of its functionality. Imagis initially developed CABS for the Royal Canadian Mounted Police force, or RCMP, and other law enforcement agencies. Historically, law enforcement agencies have relied on manual criminal processing systems. More recently, however, the law enforcement industry has started to recognize the need for automated systems to increase the time and cost efficiency of their police force. CABS removes the "paper and picture" element from the standard criminal processing procedure allowing for law enforcement personnel to process a repeat offender in less than one-third the time required by manual systems. This translates directly into substantial cost savings as well as operational benefits from faster identification of suspects. The CABS software has been designed so that it can be readily adapted to different markets with similar needs.


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                                     - 31 -


         CABS is comprised of separate modules for offenders, non-offenders, enforcement personnel and evidence. The offender module automates criminal processing activities and reports, the production of mugshots and the generation of line-ups. Pictures of criminal suspects, as well as their marks, scars, tattoos and fingerprints, are all captured in the offender module of CABS. The non-offender module provides an electronic database of persons, such as teachers and day-care providers, who are required under Canadian law to be registered with the police. The enforcement personnel module provides for the creation and management of staff identification. The evidence module provides for electronic management of photographs of evidence obtained in connection with an arrest and criminal processing.

         CABS is designed to collect the same information that would be recorded manually during a traditional criminal processing and to store all of the information and photo images that are required in connection with that process. Compared to manual processing, CABS offers the following advantages:

         o captures more information than manual booking systems and allows the information to be retrieved quickly from multiple locations;

         o allows offender information to be used for multiple inquiries and report-generating purposes;

         o  generates automated line-ups based on user-specified criteria;

         o provides a variety of required reports and other documents with the offender's photograph;

         o allows the collection and retrieval of photographs of the offender, including identifying physical marks such as tattoos, scars and other markings;

         o creates a database of offender information for access in the case of subsequent arrests or for generation of suspect lists; and

         o integrates with livescan electronic fingerprinting systems and with other law enforcement computer software systems such as key dispatch systems and digital composite drawing programs to provide a complete police information management system.

         CABS advanced data sharing capabilities also allow different law enforcement bodies to access decentralised information. Imagis has recently implemented the first regional data sharing system which allows RCMP detachments to share live information entered by their individual detachments. The advantage of this data sharing system is that it allows one detachment to search a larger database of offender information when processing a suspect, increasing the probability of discovering prior arrests for the same individual.

         The modular design of CABS enables a law enforcement agency subject to budgetary constraints to install an inexpensive entry-level departmental system, while providing the opportunity to enhance the system over time as funds become available. CABS is priced on a server basis, based upon the number of sworn officers within the department. The price per officer declines incrementally as the total number of police officers increases.

         Imagis has, through Orion Scientific, provided all the application software for a booking and criminal identification system at the 32 police departments within Alameda County, California, which is located on the eastern side of the San Francisco Bay. The Alameda County installation was fully installed in 2002, and is one of the largest digital imaging systems on the West Coast of North America.

CHILDBASE(TM)

         ChildBase is a child recovery and identification application designed for use in investigations of child abuse imagery cases. ChildBase uses ID-2000 face and image recognition technology to help investigators identify victims, offenders and patterns of crime. ChildBase is currently being used by the UK's National Crime Squad and is being evaluated for use by another federal investigative agency. Following the Arrangement, Imagis will be able to offer the ability to share the information contained within ChildBase - including both text and imagery - at all state, national and international levels using the Briyante JIS Server.

SECURE-ID

         Secure-ID is a software product which utilizes Imagis' ID-2000 technology to scan the faces of travellers entering or leaving an airport, isolate individual faces, encode them and match them against a database of known criminals and persons affiliated with known terrorists organizations. A variation on the system is already in use at Toronto's Pearson International Airport, where the RCMP has successfully used it to identify wanted individuals trying to enter Canada.

         Secure-ID uses standard surveillance cameras strategically positioned to obtain clear facial images, such as at the check-in desk, metal detector and boarding gate. In the event of a match, a monitor will display the image of the passenger, together with the image of the possible match in the database enabling airport security personnel to visually compare the two images and take appropriate action.

SOFTWARE ARCHITECTURE

         Imagis' products are designed to run on personal computers using Windows 98, Windows 2000, and Windows NT. The underlying database is built on ORACLE RDBMS and SQL SERVER. The software is modular in design, permitting additional functions to be easily added. Imagis does not believe that its products are subject to any regulatory approvals or requirements.

         Imagis' products remain substantially the same in each territory in which they are sold, with the graphical user interface adapted to local requirements and, where appropriate, the local language. In addition, all of its products are language independent, such that a new language version can be produced in approximately two to three weeks.

STRATEGY AND OBJECTIVES

         Imagis will continue to follow its current strategies and adapt them to take into account market and product development opportunities following the Arrangement. Its objective is to be a leading global provider of biometric facial recognition systems and associated database management systems. Its strategy for achieving this goal encompasses the following key elements:

         EXPANDING IMAGIS' MARKET SHARE FOR ITS INFORMATION SHARING, LAW ENFORCEMENT, AND FACE RECOGNITION SYSTEMS. Imagis has over 100 law enforcement customers using its CABS computerized arrest and booking system in North America, including the two largest RCMP detachments and one of the largest digital-imaging sharing solutions in the United States. Imagis has also initial success in deploying localized versions of CABS in Mexico, Brazil, and the United Kingdom. A Japanese version of CABS has also been developed. Imagis intends to leverage these initial installations to further promote its entire suite of law enforcement solutions for Latin America, Japan, elsewhere in North America, and around the world.

         Furthermore, these initial installations--the majority of which involve identification using face recognition technology--have provided Imagis with quantifiable success stories as to how face recognition can enhance identification and security efforts. As such, Imagis intends to leverage this success to pursue other strategic opportunities for its face and image recognition solutions. This existing customer base also provides Imagis with a waiting market to promote an integrated justice system and information sharing technology, which will also open up new markets unto itself (e.g. by way of promotion via the Microsoft partner network). These new opportunities will further allow for the cross promotion of Imagis' other solutions, including additional sales for CABS, ID2000 and ChildBase

         EXPANDING IMAGIS' MARKET SHARE OF AUTOMATED ARREST AND BOOKING AND FACIAL RECOGNITION SYSTEMS. Imagis designed CABS to the specifications of the RCMP and have installed the system in over 40 RCMP detachments, including the two largest detachments in Canada, as well as applications in the United States, including installations in 32 police departments in Alameda County, California. Imagis intends to focus on expanding its marketing efforts with respect to CABS to other foreign law enforcement agencies by incorporating enhancements to ID-2000, increasing the functionality of CABS, and by continuing to provide customers, through its network of business partners, with superior service and support.

         INCREASING RECOGNITION OF IMAGIS' PRODUCTS ON A WORLDWIDE BASIS. A key component of Imagis' strategy is to increase its sales force to enable it to identify, train and develop new business partners in new territories thereby expanding its marketing and sales capabilities. The benefit of using business partners is particularly important in remote countries, as it is unlikely that Imagis could achieve worldwide market coverage or market access on its own.

         See "--Marketing and Sales" and "--Research and Development" for details of the expenditures Imagis expects to undertake to achieve these objectives.

MARKETING AND SALES

         Imagis markets its products globally primarily through its business partners. Its products are currently installed or on order in over 140 sites in Canada, the United States, Mexico, Korea and the United Kingdom, and Imagis has initiated a marketing campaign in countries such as Hong Kong, China, Malaysia, Australia, New Zealand, Saudi Arabia, Switzerland, Germany, Denmark, Czech Republic, United Arab Emirates and Kuwait.

         Imagis offers its customers the option to license or subscribe to its software products. Under the subscription model, a customer is charged 1/24th of the license price per month for the duration of the subscription agreement, thereby providing an ongoing revenue stream. The subscription model provides customers with free software upgrades and updates. The Newmarket, Ontario detachment of the RCMP was the first customer to use the subscription model.

         In order to achieve the objectives of expanding Imagis' market share for its information sharing, law enforcement, and face recognition systems, and increasing recognition of Imagis' products on a worldwide basis it may be necessary to increase expenditures on marketing and sales initiatives. Imagis intends to increase its marketing and sales staff by one full-time personnel, through the assimilation of one staff member from Briyante. Imagis also intends to continue with its strategy of utilizing a targeted marketing and sales strategy. Current costs are expected to increase by approximately $100,000 per annum as a result of these expenditures, commencing November 2003. Sales and marketing costs may be further increased if management identifies specific opportunities that require an increase in resources but only in the event that identifiable revenues exist.

BUSINESS PARTNERS

         Imagis has agreements with over 45 business partners worldwide, including API Technologies, LLC, Sanyo Semiconductor Company, OSI Systems Inc., Orion Scientific Systems, Inc., Serco Group plc, DataCard Corporation (doing business as DataCard Group) and emBiosys Asia Pacific Pte Ltd., for the marketing and selling of its products and the providing of consulting, integration and post-sale product support to end users. Imagis believes that its business partners can provide substantial sales leverage, including access to established client bases, and can serve as a source of qualified sales and technical staff at a relatively low cost. Imagis plans to expand its business partner network, thereby minimizing the cost of establishing new offices and training personnel. With its current business strategy of developing business partners and utilizing value-added resellers for both sales and installation support services, Imagis intends to achieve a strong global position in the security software markets.

         The terms of Imagis' business partner agreements are substantially similar. All agreements are non-exclusive, typically have a three year term. Under the agreements the business partner is responsible for selling the products of Imagis to end-users in the territory, and subsequently providing first-line customer support, while Imagis provides technical support to the business partner. Imagis' business partners receive a discount on the list price of its products, typically 40%. Imagis' products are frequently integrated with those of its business partners.

         With the exception of western Canada, Imagis sells its products through its business partner network. These business partners generally integrate its software products and applications with their product lines for direct sales to end users. Under the business partner agreements, Imagis' business partners typically have designated territories but may sell its products anywhere they have opportunities, including Canada, the United States and other countries. Imagis provides training and ongoing support, product demonstration, operation, installation, and customer support to the business partners' staff. The business partners in turn have agreed to promote Imagis' products and maintain sales and support teams to handle these functions.

         Through the release of Imagis' SDK, it is providing third-party companies the ability to integrate its products with theirs in order to market complete law enforcement and security solutions, provide implementation and customization services, technical support and maintenance on a continuing basis and provide clients with software applications that can be bundled with its products to address specific industry and customer requirements.

         Imagis believes that end users of its products typically prefer to purchase from a supplier with whom they have an established relationship; that understands their business needs and can provide local demonstrations, hardware and software components and software support within the customer's time zone. By utilizing the local sales force of its business partners, Imagis believes that it is meeting its customers' preferences, while maximizing its sales and promotion.

DIRECT SALES

         Imagis employs a team of direct sales personnel consisting of regional sales directors and technical sales managers who, among other duties, actively recruit new business partners, assist existing partners in qualifying sales opportunities, conducting joint customer calls, and performing needs analysis with the end customer. From time-to-time, Imagis' sales force will directly pursue target customers or market opportunities as they arise. In particular, opportunities within Canada and opportunities as they relate to regional information sharing are serviced with a direct sales model.

MICROSOFT RESELLER CHANNEL

         Microsoft has offered significant sales support to Briyante for the promotion of the JIS Server. To this end, Microsoft has offered to introduce and promote the JIS Server information sharing solution to the Microsoft sales channel of system integrators, and to assist Briyante (Imagis after the Arrangement) in marketing the JIS Server through participating in tradeshows and strategic events as a Microsoft partner and the development of marketing seminars.

ZIXSYS

         In May 2002, Imagis entered into a license agreement with Zixsys Inc. ("Zixsys"), a subsidiary of SANYO Semiconductor Company ("Sanyo"). Under the license agreement, Imagis has granted a worldwide, non-exclusive license to Zixsys to use Imagis' ID-2000 advanced biometric facial recognition software to design, manufacture and market highly secure products for access control, public protection in and around airports, passenger identification and employee identification. In consideration for licensing the Imagis software, Zixsys has agreed to pay Imagis a licensing fee and certain royalties based upon the level of sales generated. The license agreement has a 10-year term.

         In the second quarter of 2003, Zixsys intends to introduce the first product utilizing Imagis biometrics in ID Controller, which provides multi-layered security in the form of facial recognition and fingerprint biometrics. ID Controller integrates Imagis facial recognition software, ID-2000 and Sanyo's CCD camera with fingerprint sensor technology. The ID Controller confirms an identity by reading the fingerprint and facial details encoded on an individual's ID card, and comparing them against the actual finger and face of the person who submitted the card, as read by a fingerprint reader and camera built into the access control unit. The hardware and software product, which is completely customizable, is used to safeguard environments where access control security is of utmost importance, such as airports, hotels, government buildings, large event venues, and industrial and office facilities.

         The granting of the license is the first formal step in the establishment of a relationship between Zixsys and Imagis. When the formation of Zixsys (at the time named SecurityART) was announced in March 2002, Sanyo confirmed that it was the intention that the parties become shareholders of Zixsys. Imagis has the right until March 31, 2003 to invest US$250,000 in Zixsys in return for 10% of the equity of Zixsys. Imagis intends to seek an extension of the expiry date for the option.

         In September 2002, in consideration for US$150,000 Imagis acquired from Intacta Technologies Inc. ("Intacta") a fully paid-up exclusive license to use the data compression technology licensed to Zixsys for applications under Intacta's license agreement with Zixsys and for certain other prescribed uses (the "Field"), and to receive all revenues from Zixsys and other third parties using the licensed technology in the Fields. Mr. Altaf Nazerali, a former director of Imagis, serves as Chairman of the Board of Directors of Intacta and Mr. Ross Wilmot, a director of Briyante, also serves as a director and officer of Intacta. Imagis has also acquired a number of patents from Intacta. See "--Intellectual Property Rights".

OSI SYSTEMS INC.

         In July 2002, Imagis entered into a Product Development and Marketing Agreement with OSI Systems Inc. ("OSI Systems") The agreement provides for the development of integrated airport and transportation security products using Imagis' facial recognition software and OSI Systems' security products. OSI Systems is a diversified global developer, manufacturer and seller of optoelectronic-based components and systems. Through its wholly owned subsidiary, Rapiscan Security Products, Inc., OSI Systems is a leading supplier of high quality x-ray screening and explosives detection systems for use in airports, customs facilities, courthouses, government buildings, mail rooms, schools, prisons, embassies, and other locations.

         Under its agreement with OSI Systems (as amended on March 20, 2003), Imagis is responsible for integrating its software into OSI Systems' products, and OSI Systems is responsible for selling the products. Imagis is paid a royalty for each product sold by OSI Systems. The agreement expires on the third anniversary of the date of the first sale of products, and Imagis has committed to invest a minimum of US$125,000 by July 8, 2004 to product development. To August 31, 2003, Imagis has spent approximately US$48,000 of its US$125,000 funding commitment and has, in conjunction with a subsidiary of OSI Systems, developed a working prototype of a metal detector incorporating facial recognition technology.

         Concurrent with the entering into of the Product Development and Marketing Agreement with OSI Systems, Imagis completed a US$1,750,000 private placement with OSI Systems of 1,166,667 common shares of Imagis and warrants to purchase a further 291,667 common shares of Imagis. Each warrant is exercisable until July 8, 2004 at an exercise price of US$1.50 per share. Pursuant to the subscription agreement, Imagis also agreed to designate one nominee of OSI Systems to its Board of Directors. As of the date of this information circular, OSI had not nominated a director.

         In addition to the product development and subscription agreements, in July 2002 Imagis also entered into a Software Developer Services Agreement (amended on March 20, 2003) with OSI Systems. Under this agreement, Imagis agreed to engage, and OSI Systems agreed to make available to Imagis, services of software engineers and equipment in OSI Systems' software development facility in Hyderabad, India. Imagis agreed to pay to OSI Systems a minimum of US$125,000 during the term of the agreement, which expires on July 8, 2004, provided that if the aggregate amount paid to OSI Systems on such date is less than US$125,000, Imagis may extend the agreement for six months.

         In addition, Imagis and OSI Systems have also entered into letters of intent relating to Imagis acquiring an interest in any Brazilian operation OSI Systems may establish and OSI Systems acquiring a portion of Imagis' interest in Zixsys should Imagis acquire such an interest. Each of these letters of intent are subject to the entering into of definitive agreements.

         Finally, Imagis has agreed to pay OSI Systems a management fee of US$250,000 by March 20, 2004.

COMPETITION

         The law enforcement and security software markets are highly competitive and fragmented, consisting of many fast-growing, rapidly changing competitors. The principal competitive factors affecting the market for Imagis' products include:

         o supplier competency;

         o product functionality;

         o performance and reliability of technology;

         o depth and experience in distribution and operations;

         o ease of implementation;

         o rapid deployment; and

         o customer service and price.

         There are several companies which have commercially available products that have some application similarities to Imagis' CABS and ID-2000 products. Some of these companies have products that include arrest and booking functions, of which some incorporate facial recognition software. Imagis believes that the following products compete most directly with CABS: IWS (ImageWare Software), Smith & Wesson's EBS (Electronic Booking System) and Spillman's BookMate and Jail Management products.

         Imagis believes that IWS' installations are in use across the United States, including statewide mugshot/booking software installed in Arizona. Smith & Wesson markets a comprehensive software portfolio for use in the law enforcement and security industries. Spillman's market is primarily located in Utah and the Pacific Northwest of the United States. These companies are likely to be Imagis' most significant competitors in their respective geographic areas.

         In the area of facial recognition, Viisage Technology and Identix have products (Viisage Gallery and FaceIt, respectively) with application similarities to Imagis' ID-2000.

         In marketing the JIS Server to be acquired from Briyante, Imagis will face competition from other companies that provided XML-based systems integration systems such as Motorola (its LEEDS Suite), XAware Inc., Nimble Technologies and the Templar Corp.

         Most of Imagis' competitors have substantially greater financial, technical, marketing and distribution resources than it does. As a result, they may be able to respond more quickly to new or emerging technologies and changing customer requirements, or devote greater resources to the development and distribution of existing products. There can be no assurance that Imagis will be able to compete successfully against current or future competitors or alliances of such competitors, or that current or future competitors will not develop products or technologies that will render its products obsolete or less marketable.

INTELLECTUAL PROPERTY RIGHTS

         Imagis' success will depend substantially upon its ability to protect its intellectual property rights. Imagis relies principally on a combination of copyright and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain its proprietary rights in its products and technology.

         Imagis generally enters into nondisclosure and confidentiality agreements with each of its employees, consultants and business partners which limit access to and distribution of its technology, documentation and other proprietary information. The terms of Imagis' employee non-disclosure agreements include provisions requiring assignment to Imagis of employee inventions. In addition, the source code for its software products is maintained in a controlled environment within the technology and development group. For security purposes, a copy of the source code is maintained in a lock-box at a Vancouver branch of a Canadian chartered bank, accessible only by Imagis' board of directors. Imagis cannot assure you that its efforts to protect its intellectual property rights will be successful.

         Imagis entered into an agreement dated November 1, 2002 with Intacta Technologies Inc. ("Intacta") whereby Imagis acquired the entire right, title and interest in and to 24 patents in various jurisdictions other than the United States over data encryption and compression technologies for consideration of US$50,000. The agreement is exclusive to Imagis, royalty free, has a term that expires on the latest expiry date of a patent, and includes all income and royalties payable with respect to the patents.

         See "Information Concerning Briyante--Intellectual Property Rights" for a discussion of intellectual property rights of Briyante.

RESEARCH AND DEVELOPMENT

         As of September 30, 2003, Imagis' research and development staff consisted of four employees (increasing to 8 following the Arrangement) and its Chief Technology Officer. Imagis' personnel have considerable experience and expertise in the development of integrated information and video imaging systems. Its senior technology personnel were the initial developers of Imagis' imaging products and have been involved in the development of each of the versions of the CABS and ID-2000 products. Imagis' software product development personnel employ modular software architecture, object-oriented software development and graphical user interface design technologies to develop scaleable, modular products.

         In July 2002, Imagis entered into a software development services agreement (amended March 20, 2003) with OSI Systems, a principal shareholder, pursuant to which Imagis will engage OSI Systems, and OSI Systems will make available, OSI Systems' personnel and equipment at its software development facility in Hyderabad, India. Imagis believes that this agreement will provide it with favourable labour costs for research personnel. Imagis has agreed to engage OSI Systems to provide at least US$125,000 of services through July 8, 2004, with an option to extend this period.

         During the fiscal years ended December 31, 2002, 2001 and 2000, Imagis' total expenditures for research and development were $1,668,027, $l,215,945 and $888,837, respectively, and $364,491 for the six months ended June 30, 2003. Briyante's total expenditures for research and development for the fiscal years ended October 31, 2002 and October 31, 2001 were $434,950 and $854,110, respectively. Imagis believes that timely and continuing product development is critical to Imagis' success and plans to continue to allocate significant resources to product development.

         In order to meet the objective of leveraging Imagis' core capabilities to develop configurable products it may be necessary to maintain and increase expenditures on research and development. It may also be necessary to increase technology expenses in the areas of system implementation and deployment and customer service and support in order to meet the anticipated increased demand as a result of increased sales.

         Imagis intends to increase its development staff over the course of 2003 through the assimilation of four staff currently employed by Briyante. The four staff from Briyante will be hired after the successful completion of the Plan of Arrangement. This will increase costs from current levels by approximately $450,000 per annum. In addition, Imagis plans to add a further three development staff over a three month period commencing in November 2003 in order to meet technology deliverables for current projects. This will increase technology costs by another $250,000 per annum. Technology development expenses are expected to remain at this approximate level until such time as market demand for new products necessitates adding resources. This will only occur when specific sales opportunities are identified.

EMPLOYEES

         As of September 30, 2003, Imagis had 23 full-time employees, consisting of five employees in research and development, eight employees in marketing and sales, four employees in customer support and six employees in management, finance and administration. Immediately following the Arrangement, Imagis will have approximately 28 full-time employees. Imagis' success will depend in large part on its ability to attract and retain skilled and experienced personnel. None of its employees are covered by a collective bargaining agreement, and Imagis believes that its employee relations are good. Imagis has obtained key man insurance on its Chief Engineer in the amount of $1,000,000. Imagis does not maintain key man insurance on any of its executive officers or other key employees.

         As part of its expansion strategy, Imagis may, in addition to those hires made as a result of the Arrangement, seek to increase its development staff to further increase the functionality of its existing products, and to start development work on a number of additional pattern recognition applications.

FACILITIES

         Imagis subleases approximately 5,000 square feet for use as its headquarters in Vancouver, British Columbia, Canada. This lease expires in July 2005, with monthly lease payments of $11,474.87 (including GST of $750.69).

         Imagis also has sales representatives located in Washington, D.C., and Dallas, Texas, to service the U.S. market, in London, England, to service Europe, the Middle East and Africa and in Sydney, Australia, to service Asia and the Pacific.

         Following the Arrangement, all Briyante employees who will become Imagis employees will be transferred to Imagis' Vancouver office.

PRO FORMA FINANCIAL INFORMATION

         Unaudited pro forma consolidated financial statements of Imagis giving effect to the Arrangement are attached as Appendix F to this Joint Information Circular. The pro forma statements give effect to the Arrangement using the purchase method of accounting. The unaudited pro forma consolidated financial statements have been prepared on the basis of assumptions described in the notes thereto.

         The unaudited pro forma consolidated financial statements were prepared as at June 30, 2003 as if the Arrangement occurred on June 30, 2003 with respect to the balance sheet. The pro forma consolidated statements of operations give effect to the acquisition as if it occurred at the beginning of the periods presented. As described in note 1, these pro forma consolidated financial statements have been prepared on the basis of accounting principles in effect at the date of announcement of the Arrangement. These statements are not necessarily indicative of what the financial position or results of operations would have been had the Arrangement occurred on the dates or for the periods indicated and do not purport to indicate future results of operations. In addition, they do not reflect any cost savings or other synergies that may result from the Arrangement.

         The unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and related notes of Imagis and Briyante included in or accompanying this Joint Information Circular.

LIQUIDITY AND CAPITAL RESOURCES

         Imagis believes that based on its current resources and revenue and expense assumptions for 2003 it requires an additional $800,000 in working capital to fund the combined operations of Imagis and Briyante through the balance of 2003 and the first quarter of 2004. This figure is based on management's current estimates of revenues and expenses and can be modified as required depending on the level of sales achieved and the timing of any increases in expenses. Imagis intends to fund its anticipated $800,000 working capital requirement through one or more equity financings. Imagis is currently working to complete this financing prior to November 30, 2003.

         The sales cycle in Imagis' industry sector is typically very lengthy and there is often a significant lag in the generation of revenue as compared to the associated expenses. In the biometric industry it is common for cash flows from orders to be received after a significant time lapse from the date of the order and from recognition of the revenue streams related to the order. This is primarily due to the time frames required to implement large projects. Consequently, Imagis is in the position of incurring significant cash expenditures in advance of receiving payment for orders. It is also difficult to forecast the exact timing of orders and revenues due to the fact that customers are typically government agencies at the local, county or state level. These agencies are often subject to significant bureaucratic requirements that cause the sales cycle to be lengthy and unpredictable. In the second quarter of 2004 the revenues are expected to catch up to the expenses as the sales orders from the previous six months generate cash flows.

         The relatively small increase in Imagis' expenses resulting from the acquisition of Briyante and from an expansion of sales and marketing efforts of the technology and development departments will be funded through a combination of the above financing and sales revenues. These expense increases are believed to be necessary to meet the anticipated demand for the new JIS Server and to provide increased levels of technical support and product deployment. In addition, Imagis has identified market demand for a number of new products that are currently under development and plans to accelerate the development process as specific sales opportunities are identified. See "-- Marketing and Sales" and "--Research and Development".

         The proposed use of Imagis' funds is its best estimate of the use of available funds based on the current plans of Imagis. The actual allocation of funds may vary depending on technological, regulatory and other developments in or affecting Imagis' business, competition and the emergence of future opportunities. Further, there can be no guarantee that the additional funding being sought by Imagis will be available or on terms acceptable to Imagis. If the sought after funding is not provided, and Imagis can not otherwise generate sufficient cash from its operations to sustain its expected level of activity following the combination of the businesses of Imagis and

Briyante, Imagis may be required to delay or eliminate certain product development programs and take other action to reduce its cash expenditures. See "--Risk Factors".

DIVIDENDS

         Imagis has never paid a dividend on its common shares and does not intend to pay dividends on its common shares in the foreseeable future. The board of directors intends to retain any future earnings to provide funds for the operation and expansion of the business of Imagis. Any decision as to the future payments of dividends will depend on Imagis' results of operations and financial position and such other factors as its board of directors, in its discretion, deems relevant.

CAPITALIZATION

         The following table sets forth the capitalization of Imagis as at June 30, 2003 and September 30, 2003, actual and adjusted to give effect to the Arrangement.

                                                                                                        AS AT
                                                                                AS AT            SEPTEMBER 30, 2003
                                                     AS AT                  SEPTEMBER 30,         ADJUSTED FOR THE
                                                   JUNE 30, 2003                 2003                ARRANGEMENT
                                                 -----------------        -----------------       -----------------
                                                      (audited)               (unaudited)
                                                 -----------------        -----------------       -----------------
Shareholders' equity
  Share capital.............................     $      17,657,156        $      17,909,661 (1)   $      22,923,124 (3)
  Contributed Surplus.......................               421,123                  421,123 (4)             421,123 (5)
  Accumulated deficit.......................           (19,547,561)             (19,547,561)(4)         (19,407,561)(5)
                                                 -----------------        -----------------       -----------------
Total capitalization........................     $      (1,469,282)       $      (1,216,777)      $       3,936,686
                                                 =================        =================       =================


----------

(1) As of September 30, 2003 Imagis had 21,398,097 Common shares outstanding. See "--Share Capital" for a description of the outstanding convertible securities of Imagis.

(2) Assumes the issue of 3,946,290 post-consolidation Imagis Common Shares under the Arrangement (17,758,306 pre-consolidation shares) such that Imagis has 10,750,698 Imagis Common Shares outstanding after the Arrangement, Consolidation, the issue of 9,221,739 Special Warrants pursuant to the private placement and debt settlement (see "--Share Capital" for a description of the Special Warrants) and certain equity issues being proposed by Briyante (see "Information Concerning Briyante--Additional Information"). See also "--Pro Forma Financial Information".

(3)  As at June 30, 2003.

(4) As at June 30, 2003, according to financial statements in pro forma format giving effect to the Arrangement. See pro forma financial statements attached as Appendix F to this Joint Information Circular.

PRINCIPAL SHAREHOLDERS

         To the knowledge of Imagis, at September 30, 2003 no person beneficially owned more than 10% of the outstanding common shares of Imagis. To the knowledge of Imagis and Briyante, no person will be a holder of more than 10% of the outstanding shares of Imagis after Arrangement.

DIRECTORS AND OFFICERS

         The board of directors that Imagis proposes to elect at the Meeting will continue to be directors of Imagis following the Arrangement. Upon completion of the Arrangement, Al Kassam, the President of Briyante, will join the management team of Imagis. The current officers of Imagis will continue to hold their current positions except for Andrew Amanovich and Tim Ruggles. Mr. Amanovich will be reducing his role in Imagis to have more time to devote to his other business interests. Mr. Ruggles will be assuming a new role with Imagis where he will not be an officer of Imagis.

         Following the Arrangement, the directors and executive officers of Imagis will be as follows:

                                                                                         NUMBER OF VOTING SHARES
NAME AND MUNICIPALITY OF RESIDENCE          POSITION HELD WITH IMAGIS (1)                  BENEFICIALLY OWNED
------------------------------------    ---------------------------------------     ----------------------------------

Oliver "Buck" Revell                    Chairman of the Board                                    72,900
Rowlett, Texas

Roy Davidson Trivett                    Director                                                    Nil
Surrey, B.C.                            President and Chief Executive Officer

Al Kassam                               Vice President, Technology and                            Nil(2)
Surrey, B.C.                            Development, Chief Technology Officer
                                        and Director

Iain Drummond                           Vice President, Managing Director,                        7,500
Vancouver, B.C.                         International

Karim J. Khoja                          Director                                                    Nil
Vancouver, B.C.

Michael C. Volker                       Director                                                    Nil
Vancouver, B.C.

Rory Godinho                            Secretary                                               318,834
West Vancouver, B.C.

Wayne N. Smith                          Chief Operating Officer and Vice                            Nil
Vancouver, B.C.                         President, Finance

----------

(1) Certain of Imagis' directors and officers are also directors or officers of other issuers. See "-- Risk Factors".

(2) As a result of the Arrangement, Mr. Kassam will hold 431,407 Imagis Common Shares (1,941,334 pre-consolidation shares) which will include 93,333 (420,000 pre-consolidation) Imagis Common Shares owned by a trust for which Al Kassam acts as a trustee but does not include 93,333 (420,000 pre-consolidation) Imagis Common Shares owned by Mary Kassam, the spouse of Al Kassam.

         Information as to the place of residence, principal occupation and number of voting securities held has been provided to Imagis by the respective director or officer. In addition to the voting securities held, directors and officers of Imagis also hold options and other convertible securities to acquire common shares of Imagis . See "-- Share Capital".

         None of the directors or executive officers of Imagis are parties to any arrangement or understanding with any other person with respect to their appointment as a director or officer of Imagis. None of its directors or executive officers has any family relationship with any other officer or director.

         Pursuant to the subscription agreement between OSI and Imagis made July 2002, if OSI holds more than 750,000 Common Shares in Imagis and warrants, OSI will have the right to designate a nominee for election as a director. As of the date of this Joint Information Circular, OSI holds sufficient securities to maintain its nomination rights though it has not exercised such rights in connection with the Iamigs Meeting.

         Brief biographies of Messrs. Revell, Trivett, Kassam, Drummond, Khoja and Volker are included under "-- Election of Directors". The following are brief biographies of the other officers of Imagis:

         RORY GODINHO has served as a director of Imagis from July 7, 1998 to July 9, 2001 and as corporate secretary from December 2001. In addition Mr. Godinho serves as the secretary of Neuer Kapital Corp (July 1996 to present). Mr. Godinho is a practising securities lawyer who frequently lectures on securities law for the Continuing Legal Education Society of B.C. He has served as a member of several securities advisory committees, elected by members of the securities subsection of the Canadian Bar Association and has provided input on securities rules, policies and legislation to the TSX-V.

         WAYNE SMITH has been with Imagis since May 2002 and served as Imagis' Chief Financial Officer from September 1, 2002 to July 14, 2003, at which time he was appointed Vice-President, Finance and Chief Operating Officer. Since 1997, Mr. Smith has also been a partner of TelePartners Consulting Inc., a consulting services company which provides management and financial consulting services, primarily in the call center and help desk areas. From May 2002 to September 2002, Mr. Smith served as comptroller of International Portfolio Management. From October 2001 to May 2002, Mr. Smith was risk management advisor of Peter Reimer & Associates and, from 1997 to July 2001, Mr. Smith was Audit Senior of Amisano Hanson Chartered Accountants. Mr. Smith holds a Chartered Accountants designation in Canada.

BOARD COMMITTEES

         Imagis will be reconstituting the audit committee upon completion of the Imagis Meeting and the Arrangement. The audit committee recommends independent accountants to audit Imagis' financial statements, discusses the scope and results of the audit with the independent accountants, reviews its interim and year-end operating results with its executive officers and independent accountants, considers the adequacy of the internal accounting controls, considers its audit procedures and reviews the non-audit services to be performed by the independent accountants.

CORPORATE CEASE-TRADE ORDERS OR BANKRUPTCIES

         During the 10 years preceding the date of this Joint Information Circular, no current or proposed director, officer or promoter, other member of management or a shareholder holding a sufficient number of securities of Imagis to affect materially the control of Imagis has, to the knowledge of Imagis, been a director, officer or promoter of another issuer which, while such individual was acting in that capacity:

         o was the subject of a cease trade or similar order or an order that denied such other issuer access to any statutory exemptions for a period of more than 30 consecutive days; or

         o was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of such person.

PENALTIES OR SANCTIONS

         No current or proposed director, officer, promoter, other member of management or a shareholder holding a sufficient number of securities of the issuer to affect materially the control of Imagis has, to the knowledge of the Imagis, been subject to any penalties or sanctions imposed by a court or securities regulatory authority relating to trading in securities, promotion or management of a publicly traded issuer, or theft or fraud.

PERSONAL BANKRUPTCIES

         During the 10 years preceding the date of this Joint Information Circular, no current or proposed director, officer, promoter, other member of management or a shareholder holding sufficient securities of Imagis to affect materially the control of Imagis, or a personal holding company of any such persons has, to the knowledge of Imagis, been declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

SHARE CAPITAL

COMMON SHARES

         Imagis is authorized to issue 100,000,000 common shares with no par value. As of October 17, 2003, there were 21,398,097 common shares outstanding. Imagis is proposing to issue additional shares under its private placement of Special Warrants. See "--Capitalization" and "-- Prior Sales/Other Commitments" below.

         Imagis is also proposing to amend its authorized capital to include a class of 50,000,000 preferred shares, issuable in series. See "-- Preference Shares" for a description of the rights proposed to be attached to the Preferred Shares.

         The holders of common shares are entitled to dividends in cash, property or shares as and when declared by the board of directors out of funds legally available therefor, to one vote per share at meetings of securityholders of Imagis and, upon liquidation, to receive such assets of Imagis as are distributable to the holders of the shares. Upon any liquidation, dissolution or winding up of the business of Imagis, the remaining assets of Imagis, if any, after payment or provision for payment of all debts, obligations or liabilities of Imagis, shall be distributed to the holders of shares. There are no pre-emptive rights or conversion rights attached to the shares. There are also no redemption or purchase for cancellation or surrender provisions, sinking or purchase fund provisions, or any provisions as to modification, amendment or variation of any such rights or provisions attached to the shares of Imagis.

OPTIONS

         To provide incentive to directors, officers, employees, management and others who provide services to Imagis to act in its best interest, Imagis adopted a share incentive plan, namely the 2002 Plan. See "-- Amendment to Stock Option Plan; Repricing of Stock Options" for a description of proposed changes to the 2002 Plan.

         The 2002 Plan is administered by board of directors of Imagis. The directors choose employees, officers, directors and consultants who may be granted options and determine the number of Imagis Common Shares in respect of which options are to be granted and its corresponding exercise price. The options typically vest with respect to 33%, 33% and 34% on the date of grant and the first and second anniversaries of the grant date, respectively. The aggregate number of Imagis Common Shares which may be reserved for issue to any one person under the stock option plan may not exceed 5% of the total number of outstanding Imagis Common Shares on a non-diluted basis. The Imagis stock option plan provides that the exercise price of an option granted must not be less than the closing sale price less a stipulated discounted price of Imagis Common Shares on the TSX-V on the business day immediately preceding the date of grant. The total number of Imagis Common Shares permitted to be issued under the plan is currently established at 3,731,748.

         As set out in the table below, as of September 30, 2003 there are currently options to purchase 2,317,317 pre-consolidation Imagis Common Shares issued and outstanding:



                                      NUMBER OF SHARES
HOLDERS                                 UNDER OPTION             PRICE PER SHARE           EXPIRY DATE
-------                               ----------------           ---------------        -------------------
Directors only     (4)                   1,010,000                 $1.00 - $2.35        March 25, 2004 -
                                                                                        August 31, 2007
Executive Officers (3)                     373,000                 $1.00 - $2.35        January 19, 2005 -
                                                                                        October 31, 2007
Employees         (18)                     370,000                 $1.00 - $2.35        February 25, 2004 -
                                                                                        October 31, 2007
Consultants        (9)                     464,317                 $1.00 - $2.97        February 8, 2004 -
                                                                                        March 4, 2007


         Pursuant to the terms of the Arrangement Agreement, Imagis will issue options to purchase an aggregate of 421,556 Imagis Common Shares in exchange for all outstanding Briyante stock options. See "-- The Arrangement Agreement -- Option Exchange Agreements". Subject to shareholder approval and completion of the Arrangement, the 2002 Plan will be amended to permit the issue of up to approximately 20% of the then outstanding shares of Imagis after the Arrangement. Also subject to shareholder approval, Imagis is proposing to rationalize its share incentive program by reprice its outstanding options to the market price for Imagis Common Shares after the Arrangement provided that the holders of the affected options agree to surrender certain of the options currently held.

WARRANTS

         As of September 30, 2003, Imagis had the following warrants outstanding:

          o warrants to purchase 50,000 Common Shares with an exercise price of Cdn. $2.20 expiring on January 18, 2004;

          o warrants to purchase 291,667 Common Shares with an exercise price of US $1.50 expiring on July 8, 2004; and

          o warrants to purchase 105,000 Common Shares with an exercise price of US $1.80 expiring on July 24, 2004.

PRIOR SALES / OTHER COMMITMENTS

         From July 9, 2002 to October 31, 2003, Imagis has not sold any common shares other than 1,166,667 common shares sold to OSI Systems at a price of US$1.50 (see "--Marketing and Sales"), a total of 402,945 common shares issued on the exercise of stock options at price ranges between $0.30 and $2.97 per share, a total of 421,353 common shares issued on the exercise of share purchase warrants at price ranges between $1.25 and $1.63 per share. During the same period, Imagis issued a total of 30,000 common shares for non-cash consideration for a loan guarantee and an executive compensation agreement. Imagis has also issued 661,246 common shares to settle debt owed to its landlord for lease payments and a former financial advisor for investment banking services in the amount of $191,031.

         Imagis has also received regulatory approval to issue additional common shares to its landlord if Imagis is unable to pay its lease obligations from September 1, 2003 to December 31, 2003, which in the aggregate are approximately $45,900. The number of shares to be issued, if any, will be determined dividing the amount owed at the end of the month by the trading price of common shares of Imagis at the beginning of that month.

         Imagis has also received regulatory approval for the private placement of special warrants of up to $800,000 at $0.1725 per special warrant, each special warrant will be exercisable, for no additional consideration, into units consisting of one Imagis Common Share and one warrant in the capital of Imagis (the "Special Warrants"). Each warrant will entitle the holder for two years from the date of the Special Warrants to acquire one additional Imagis Common Share at an exercise price of $0.23 in the first year and $0.253 in the second year. The Special Warrants are convertible at the holder's option at any time for the period of, or will convert automatically at the end of, 18 months. Imagis is currently seeking regulatory approval to settle $790,750 of outstanding debt owed to certain directors of Imagis and other creditors through the issuance of Special Warrants. Between the date of this Joint Information Circular and the completion of the Acquisition of Briyante, Imagis may raise additional equity capital.

RISK FACTORS

         In addition to other information contained in this Joint Information Circular, shareholders of Briyante should carefully consider the following factors in evaluating Briyante and its business before approving the Arrangement.

BECAUSE OF IMAGIS' LIMITED OPERATING HISTORY IT WILL BE DIFFICULT FOR AN INVESTOR TO EVALUATE ITS BUSINESS PROSPECTS AND FUTURE OPERATING RESULTS.

         Imagis was incorporated in March 1998 and commenced operations in February 1999. Consequently Imagis has a limited operating history upon which an evaluation of its business and prospects can be based. Moreover, in view of the rapidly evolving nature of the advanced security business and its intended expansion of marketing and research and development efforts, Imagis believes that period-to-period comparisons of its financial results are not necessarily an indication of future performance. Imagis faces many of the risks, expenses, delays, problems and uncertainties encountered by early-stage companies in rapidly evolving markets.

IMAGIS' INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT ITS ABILITY TO CONTINUE AS A GOING CONCERN.

         In their report on Imagis' consolidated financial statements for the year ended December 31, 2002, its independent auditors have included an additional comment that indicates the financial statements are affected by conditions and events that cast substantial doubt on its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

IMPLEMENTING THE ARRANGEMENT MAY NOT GENERATE ANY OF THE BENEFITS THAT IMAGIS EXPECTS.

         The acquisition of Briyante is speculative. Much of the value of Briyante is intellectual property, which is subject to a number of risks and the products based upon that intellectual property are not offered commercially. See "-- Intellectual Property Rights". Whether the acquisition of Briyante under the Arrangement proves beneficial to Imagis will depend in large part on whether Briyante's JIS Server becomes a commercially viable product. Imagis has not made an acquisition similar to the proposed acquisition of Briyante and there can be no assurance that Imagis will be able to successfully integrate the Briyante business plan with that of Imagis, or that Imagis will be able to successfully integrate the operations of Briyante in a timely and cost-effective manner. The acquisition of Briyante will increase the losses and cash expenditures of Imagis over the next few years. See "-- Liquidity and Capital Resources".

IMAGIS HAS INCURRED LOSSES SINCE INCEPTION AND MAY NOT ACHIEVE PROFITABILITY.

         Imagis has incurred net losses of approximately $6,951,393 and $3,020,704 for the years ended December 31, 2002 and 2001. Imagis has an accumulated deficit of $19,547,501 as of June 30, 2003 and Imagis is continuing to incur losses through the date of this Joint Information Circular. Imagis has decreased its operating expenses during 2003 and it expects to increase its operating expenses only as necessitated by sales. Imagis may not be able to achieve profitability.

IMAGIS MAY REQUIRE ADDITIONAL FINANCING TO FUND ITS OPERATIONS WHICH MAY NOT BE AVAILABLE TO IT.

         Imagis' revenue is not sufficient to finance the operating expenses and capital requirements after the Arrangement through to the end of 2003. Accordingly, Imagis will require additional financing to fund its capital requirements and operating activities. Failure to obtain adequate financing when needed could result in significant delays in development of new products and a substantial curtailment of its operations.

ANY INABILITY TO ENHANCE IMAGIS' EXISTING PRODUCTS OR INTRODUCE NEW PRODUCTS OR APPLICATIONS IN A TIMELY, COST EFFECTIVE MANNER, COULD ADVERSELY AFFECT ITS ABILITY TO COMPLETE AND EXPAND ITS MARKETS.

         Imagis' success will depend upon its ability to enhance its current products both as stand-alone modules and for installation in end-user applications on a timely and cost-effective basis as well as its ability to develop new products or applications that meet changing market conditions, customer needs, new competitive product offerings and enhanced technology which may otherwise render its current product offering obsolete. If Imagis is unable to anticipate or adequately respond on a timely or cost-effective basis to develop new software products and enhancements to existing products, its business, financial condition, operating results could be materially adversely affected.

THE LENGTHY SALES CYCLE FOR IMAGIS' PRODUCTS MAY REQUIRE IT TO EXPEND SIGNIFICANT CAPITAL IN ADVANCE OF SALES THEREBY AFFECTING ITS CASH FLOW AND FINANCIAL CONDITION.

         The purchase of Imagis' computerized arrest and booking system, CABS, is an enterprise-wide decision in most cases requiring the approval of a government and agency, which can be a time-intensive process. Additionally, due to the significant commitment of capital required to purchase a system, potential customers tend to deliberate in making acquisition decisions. Consequently, these products generally have a lengthy sales cycle ranging from three to nine months. As a result, Imagis is required to engage in sales efforts over an extended period of time and expend significant sums in educating and informing prospective customers regarding the benefits of the CABS system. As a result, the loss or continuing delay of a large contract could have a material adverse effect on Imagis' quarterly financial condition, operating results and cash flows. Moreover, failure to successfully complete a sale after expending substantial time and monetary and other resources to solicit a customer could adversely affect its operating results.



BECAUSE A SMALL NUMBER OF BUSINESS PARTNERS COMPRISE A SUBSTANTIAL PORTION OF IMAGIS' SALES, THE LOSS OF ANY SIGNIFICANT PARTNER COULD HAVE A MATERIAL ADVERSE EFFECT ON ITS REVENUES, OPERATING RESULTS AND FINANCIAL CONDITION.

         The loss of any one or more of Imagis' largest business partners, significant changes in product requirements or delays of significant orders could have a material adverse effect upon its revenues, operating results and financial condition. Historically, a limited number of partners have accounted for a substantial portion of its revenues. Until Imagis is able to diversify and expand its customer base, it will depend significantly upon the timing and continue to derive a substantial portion of its revenues from a limited number of partners.

THE SUCCESS OF IMAGIS' MARKETING STRATEGY DEPEND UPON THE EFFORTS OF THIRD PARTIES FOR THE MARKETING, SALE AND DISTRIBUTION OF ITS PRODUCTS.

         Imagis has limited financial, personnel and other resources. Imagis' products are marketed by its business partners in accordance with existing agreements that are nonexclusive and may be terminated by either party without cause. The efforts of these third parties are not within Imagis' control, and they are not obligated to purchase its products. Its existing business partners may be unable or unwilling to continue to provide the level of services and technical support necessary to provide a complete solution to its customers or may emphasize their own or third-party products to the detriment of its products. The loss of any significant business partners, or their failure to perform under Imagis' arrangements coupled with its inability to attract and retain new business partners with the technical, industry and application experience required to market its products successfully could have a material adverse effect on its ability to market its products.

         Additionally, Imagis offers its products and services to end-users through its third-party business partners, which act as project manager or systems integrator. As a result, Imagis is subject to delays, cost over-runs or cancellations under the third party's contract with the end user which, in turn, could result in a delay, cost over-run or cancellation of its contract with its business partner. The failure of a third party to supply its products and services or perform its obligations to the end user in a timely manner could have a material adverse effect on its operations and financial condition.

IF THIRD PARTIES OBTAIN UNAUTHORIZED ACCESS TO IMAGIS' INTELLECTUAL PROPERTY, IMAGIS COULD LOSE THE COMPETITIVE ADVANTAGE IT PROVIDES.

         Despite Imagis' efforts to protect its intellectual property rights, unauthorized third-parties, including competitors, may be able to copy or reverse engineer certain portions of its software products, and use such copies to create competitive products. Imagis relies upon a combination of copyright and trade secret laws and non-disclosure and confidentiality agreements with each of its key employees, consultants, distributors, customers and corporate partners, to limit access to and distribution of its software, documentation and other proprietary information. The source code for Imagis' products and technology are protected both as trade secrets and as unpublished copyrighted works. Policing the unauthorized use of software products, such as Imagis', is difficult. As a result, it is unable to determine the extent to which there is unauthorized use of its software.

         The laws of certain countries in which Imagis' products are sold or may be licensed may not provide as comprehensive protection of intellectual property rights as the laws of Canada and the United States. As a result, its products sold in those countries may be subject to a greater likelihood of unauthorized infringement by third parties.

IMAGIS MAY NOT HAVE THE RESOURCES NECESSARY TO DEFEND AN INFRINGEMENT CLAIM AGAINST IT.

         As a result of the complexity and advanced nature of security-based technology and the continued growth in the number of software developers in this industry, Imagis may be the subject of an infringement claim with respect to copyrights, trademarks, patents and other proprietary rights of others. Any claim, whether with or without merit, could result in costly litigation and the diversion of resources, or require Imagis to modify its products or enter into royalty or licensing agreements which may not be available on acceptable terms or at all. Imagis' inability to successfully defend a product infringement claim could have a material adverse effect on its business operations and financial condition.

IMAGIS' INTERNATIONAL OPERATIONS SUBJECT IT TO EXCHANGE RATE FLUCTUATIONS, WHICH COULD ADVERSELY AFFECT ITS OPERATING RESULTS.

         Since Imagis' financial statements are prepared in Canadian dollars, results from operations outside Canada reported in the financial statements must be restated into Canadian dollars utilizing the appropriate foreign currency exchange rate, thereby subjecting its results to the impact of currency and exchange rate fluctuations. Additionally, to the extent Imagis does business outside of Canada, it is subject to foreign exchange risks such as fluctuating currency values and exchange rates, hard currency shortages and controls on currency exchange. Imagis does not currently engage in hedging activities or enter into foreign currency contracts in an attempt to reduce its exposure to foreign exchange risks.

INTERNATIONAL SALES AND FOREIGN OPERATIONS SUBJECT IMAGIS TO VARIOUS RISKS WHICH COULD ADVERSELY AFFECT ITS OPERATIONS.

         Imagis' products are marketed and sold internationally, and it maintains a sales presence in the United Kingdom and Australia. As a result, it may be subject to increased credit and collection risks, tariffs and duties, trade restrictions and international political, regulatory and economic developments, all of which could adversely affect its future operating results. Any of these developments could interrupt its operations and could have a significant impact on its ability to deliver products.

BECAUSE OF THE COMPLEXITY OF IMAGIS' SOFTWARE, ITS NEW PRODUCT INTRODUCTIONS AND PRODUCT ENHANCEMENTS MAY CONTAIN UNDETECTED DEFECTS WHICH COULD ADVERSELY AFFECT MARKET ACCEPTANCE AND CONSUMER PERCEPTION OF ITS PRODUCTS.

         Software products as complex as Imagis' may contain errors or defects, especially when first introduced or when new versions or enhancements are released. Imagis regularly introduces new versions of its software. Despite testing of a product by Imagis and its customers, defects and errors may be found to exist after commencement of commercial shipments. Any defects or errors could result in adverse consumer perception, negative publicity regarding Imagis and its products, harm to its reputation, loss or delay in market acceptance or require Imagis to modify the product, any of which could have a material adverse effect upon its business and financial condition.

IMAGIS MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS IF ITS PRODUCTS FAIL TO PERFORM THEIR FUNCTIONS OR CAUSE DAMAGE TO ITS CUSTOMERS' NETWORKS.

         Because Imagis' products are used for enterprise-wide or critical functions, Imagis may be subject to product liability claims. Imagis does not maintain product liability insurance, and consequently a successful product liability claim brought against it or a third-party that Imagis is required to indemnify, could result in substantial monetary damages, loss of a customer and/or harm to it and its products' reputation.

AS CERTAIN DIRECTORS OF IMAGIS ARE INVOLVED IN OTHER BUSINESS ACTIVITIES, THEY MAY NOT BE ABLE TO DEVOTE SUFFICIENT TIME TO ITS AFFAIRS.

         Certain directors of Imagis serve as directors or officers of other companies, some of which are publicly traded. While Imagis believes that its directors will devote adequate time to fulfill their duties as directors, their other positions may interfere with the amount of time they may allocate to Imagis and may result in certain conflicts arising.

THE TRADING PRICE OF IMAGIS' COMMON SHARES HAS BEEN AND IS LIKELY TO CONTINUE TO BE VOLATILE.

         The trading price of Imagis' common shares is subject to significant volatility, which is due in part to the lack of liquidity for its shares. This lack of liquidity is likely to continue for the foreseeable future.

         Disclosures of Imagis' operating results, the gain or loss of significant orders, announcements of technological innovations, by Imagis or its competitors and general conditions in the securities market unrelated to its operating performance may cause the market price of common stock to change significantly over short periods of time. In addition, sales of shares under this prospectus may have a depressive effect on the market price of Imagis' common shares.

IMAGIS' COMMON SHARES ARE SUBJECT TO THE SEC'S PENNY STOCK RULES WHICH CAN AFFECT THE MARKET LIQUIDITY AND THE ABILITY OF ITS SHAREHOLDERS TO SELL THEIR SHARES.

         At any time while Imagis' common shares are not listed on the Nasdaq National or SmallCap markets or a national securities exchange and the trading price of its common shares are below $5.00 per share, trading in its common shares will be subject to the SEC's penny stock rules, which severely limit the market liquidity of its common shares and the ability of its shareholders to sell their shares. As a result, shareholders and purchasers of Imagis' common shares could find it more difficult to dispose of, or obtain accurate quotations as to the market value of its common shares.

BECAUSE A FEW STOCKHOLDERS HOLD A LARGE PERCENTAGE OF ITS OUTSTANDING COMMON SHARES, THEY EXERT SIGNIFICANT INFLUENCE OVER ITS BUSINESS AND AFFAIRS.

         A limited number of Imagis' principal stockholders beneficially own a significant portion of its outstanding common shares. While these shareholders do not hold a majority of its outstanding common shares, they are able to exercise significant influence over matters requiring shareholder approval, including the election of directors and the approval of mergers, consolidations and sales of Imagis' assets. This may prevent or discourage tender offers for its common shares and a potential change in control of its company.

IF IMAGIS IS DEEMED TO BE A PASSIVE FOREIGN INVESTMENT COMPANY, U.S. HOLDERS OF ITS COMMON SHARES COULD BECOME SUBJECT TO ADDITIONAL TAXES.

         Imagis does not believe that it is, for U.S. federal tax purposes, a passive foreign investment company, and it expects to continue to conduct its operations in a manner that it will not be a passive foreign investment company. If, however, Imagis is or does become a passive foreign investment company, U.S. holders could be subject to additional U.S. federal income taxes on distributions or gains with respect to the common shares, plus an interest charge on taxes treated as having been deferred by the U.S. holder under the passive foreign investment company rules.

AUDITORS AND TRANSFER AGENT

         Imagis' auditors are KPMG LLP, Chartered Accountants, of 777 Dunsmuir Street, Vancouver, British Columbia, who have been Imagis' auditors since December 10, 1998.

         The registrar and transfer agent for Imagis is CIBC Mellon Trust Company, Suite 1600, 1066 West Hastings Street, Vancouver, British Columbia.


                        IMAGIS GENERAL PROXY INFORMATION

EXECUTIVE COMPENSATION

         The information contained under this heading is provided in compliance with the requirements of Form 51-901F of the Securities Rules (British Columbia) promulgated pursuant to the Securities Act (British Columbia) and under equivalent provisions of the Securities Acts of all application jurisdictions.

DEFINITIONS

         "CEO" means an individual who served as chief executive officer of Imagis or acted in a similar capacity during the most recently completed financial year;

         "EXECUTIVE OFFICER" for the financial year, means an individual who at any time during the year was,

               (a) the chair of Imagis, if that individual performed the functions of the office on a full-time basis,

               (b) a vice-chair of Imagis, if that individual performed the functions of the office on a full-time basis,

               (c)  the president of Imagis,

               (d) a vice-president of Imagis in charge of a principal business unit, division or function such as sales, finance or production, or

               (e) an officer of Imagis or any other person who performed a policy-making function; and

     "NAMED EXECUTIVE OFFICERS" means,

               (a) each CEO, despite the amount of compensation of that individual;

               (b) each of Imagis' four most highly compensated executive officers, other than the CEO, who were serving as executive officers at the end of the most recently completed financial year, provided that disclosure is not required under Form 51-904F for an executive officer whose total salary and bonus, as determined does not exceed $100,000; and

               (c) any additional individual for whom disclosure would have been provided under (b) above, but for the fact that the individual was not serving as an executive officer of Imagis at the end of the most recently completed financial year end.

         The following table sets forth compensation paid to the President and Chief Executive Officer of Imagis, and one other executive officer whose compensation exceeded $100,000 for the years indicated (together, the "Imagis Named Executive Officers"). No other executive officer of Imagis received compensation in excess of $100,000 during the year ended December 31, 2002.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                        -----------------------------------
                                           ANNUAL COMPENSATION                 AWARDS              PAYOUTS
                                       -------------------------------- ------------------------- ---------
                                                             OTHER      SECURITIES   RESTRICTED                ALL
                                                             ANNUAL        UNDER      SHARES OR               OTHER
                                                             COMPEN-      OPTIONS    RESTRICTED    LTIP      COMPEN-
                                        SALARY      BONUS    SATION       GRANTED    SHARE UNITS  PAYOUTS     SATION
NAME AND PRINCIPAL POSITION     YEAR      ($)        ($)        ($)         (#)          ($)        ($)        ($)
------------------------------ ------- ---------- ---------- ---------- ------------ ------------ --------- ----------
Iain Drummond                   2002   153,166     25,000(1)    N/A       300,000        N/A        N/A        N/A
  President and Chief           2001   144,000        N/A       N/A       100,000        N/A        N/A        N/A
  Executive Officer             2000   143,667        N/A       N/A         N/A          N/A        N/A        N/A

Wayne Smith                     2002    31,250(2)     N/A       N/A        50,000        N/A        N/A        N/A
  Chief Operating Officer       2001     --           N/A       N/A         N/A          N/A        N/A        N/A
  and Vice President, Finance   2000     --           N/A       N/A         N/A          N/A        N/A        N/A

Richard Katrusiak(3)            2002    49,994        N/A       N/A         N/A          N/A        N/A        N/A
  VP Sales and Marketing        2001     --           N/A       N/A         N/A          N/A        N/A        N/A
                                2000     --           N/A       N/A         N/A          N/A        N/A        N/A

Murray Jamieson(4)              2002    87,641        N/A       N/A         N/A          N/A        N/A        N/A
  VP Technology and             2001     --           N/A       N/A         N/A          N/A        N/A        N/A
  Development                   2000     --           N/A       N/A         N/A          N/A        N/A        N/A

----------

(1) Mr. Drummond was issued 20,000 common shares at a deemed price of $1.25 based upon the closing price of Imagis Shares as of the date of board authorization. Iain Drummond served as President and Chief Executive Officer until July 14, 2003 and now holds the position of Vice President and Managing Director, International.

(2) Mr. Smith joined Imagis as Chief Financial Officer in September 2002 and served in that capacity for approximately 11 months. Mr. Smith became Chief Operating Officer and Vice President, Finance in July, 2003 and continues to serve Imagis in this capacity. Mr. Smith's annual base salary is $125,000.

(3) Mr. Katrusiak was not employed for the entire year. His annual salary was $110,000.

(4) Mr. Jamieson was not employed for the entire year. His annual salary was $125,000.

         The only long-term compensation paid by Imagis are options to purchase common shares. No share appreciation rights have been granted.

LONG-TERM INCENTIVE PLAN AWARDS IN MOST RECENTLY COMPLETED FINANCIAL YEAR

         There were no long term incentive plan awards made to the Named Executive Officer during the most recently completed financial year.

OPTION/SAR GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

         The following table sets forth the details of all stock options of Imagis granted to the Imagis Named Executive Officers during the year ended December 31, 2002:

       OPTION/SAR GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

                                           % OF TOTAL                           MARKET VALUE OF
                                          OPTIONS/SARS                       SECURITIES UNDERLYING
                     SECURITIES UNDER      GRANTED TO       EXERCISE OR       OPTIONS/SARS ON THE
                   OPTIONS/SARS GRANTED   EMPLOYEES IN       BASE PRICE          DATE OF GRANT
      NAME                 (#)           FINANCIAL YEAR     ($/SECURITY)         ($/SECURITY)         EXPIRATION DATE
       (a)                 (b)                 (c)              (d)                   (e)                   (f)
------------------ --------------------- ---------------- ----------------- ------------------------ -------------------
Iain Drummond            300,000              18.6%            $1.50                 $1.85            August 31, 2007
Wayne Smith               25,000              1.6%             $2.35                 $1.91             June 30, 2007
                          25,000              1.6%             $2.35                 $2.05            October 31, 2007

OPTIONS EXERCISED IN THE MOST RECENTLY COMPLETED FINANCIAL YEAR

         The following table sets forth for the Imagis Named Executive Officers the number of shares acquired upon exercise of stock options during the year ended December 31, 2002 and the number and value of unexercised stock options held as of December 31, 2002:

               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                 UNEXERCISED OPTIONS/SARS     VALUE OF UNEXERCISED IN
                                                                  AS AT OCTOBER 31, 2002     THE-MONEY OPTIONS/SARS AS
                      SECURITIES ACQUIRED    AGGREGATE VALUE               (#)                AT DECEMBER 31, 2002(1)
                          ON EXERCISE            REALIZED             EXERCISABLE /                     ($)
        NAME                  (#)                  ($)                UNEXERCISABLE         EXERCISABLE / UNEXERCISABLE
--------------------- --------------------- ------------------- --------------------------- ----------------------------
Iain Drummond                 --                   --           166,667 / 233,333                $32,000 / $16,000
Wayne Smith                   --                   --           8,334 / 41,666                      $Nil / $Nil

----------

(1) The value of exercisable and unexercisable in-the-money options is based upon the closing price of Imagis' common shares on the TSX-V of such relevant time less the exercise price per share.

COMPENSATION OF DIRECTORS

         Except as disclosed herein, during the most recently completed financial year ended December 31, 2002, there was no cash compensation paid by Imagis to its directors for their services and there are no standard arrangements for any such compensation to be paid to members of Imagis' board of directors other than reimbursement for expenses incurred in connection with their services as directors.

         Four directors of Imagis have received consulting fees for work done outside of their duties as directors of Imagis. Mr. Revell has a consulting agreement with Imagis that provides for annual payments of US$100,000. See also "-- Interest of Management and Others in Material Transactions". Messrs. Thomas and Trivett were paid $22,992 and $10,000, respectively, in consulting fees for the year ended December 31, 2002. Mr. Nazerali, a former director of Imagis, had a consulting agreement with Imagis that called for monthly payments of $12,500. This consulting agreement was terminated in April, 2003.

TERMINATION OF EMPLOYMENT, CHANGE IN RESPONSIBILITIES AND EMPLOYMENT CONTRACTS

         Imagis has employment agreements with senior officers Roy Trivett, Iain Drummond, Wayne Smith and Tim Ruggles. The employment agreements, except that of Iain Drummond, contain termination provisions which provide that Imagis may terminate employment without cause upon certain notice requirements or payment-in-lieu. For Roy Trivett and Wayne Smith, if notice is given during the first three months of employment, one months notice is required; if notice is given after three months but within six months of employment, three months notice is required; and if notice is given after nine months of employment, six months notice is required. Tim Ruggles has a consulting contract with Imagis that may be cancelled without cause by Imagis by giving ninety days notice. Imagis may terminate for cause at any time without notice of liability for any severance, benefits or any other obligation. Causes for termination include material breach of the employment agreement, failure to perform duties or comply with company policy or any dishonest act or breach of fiduciary duties owed to Imagis. Imagis will also enter into an employment agreement with Al Kassam and may enter into additional agreements with various directors and officers of Briyante upon completion of the Arrangement. See "Interest of Certain Persons in Matters to be Acted Upon."

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

         None of the directors, executive officers, or senior officers of Imagis or any subsidiary thereof, or any associate or affiliate of any of them, is or has been indebted to Imagis.

STATEMENT OF CORPORATE GOVERNANCE

         The TSX-V, on which Imagis' Common Shares are listed, has issued guidelines on corporate governance procedures for listed companies with a Tier 1 status and requires full and complete annual disclosure of listed companies systems of corporate governance with reference to each of such guidelines (the "Guidelines"). Where a company's corporate governance system differs from the Guidelines, each difference and the reason for the difference is required to be disclosed. The directors of Imagis have considered the Guidelines and sought advice from Imagis's solicitors. Appendix P reviews the Guidelines against Imagis' corporate governance practices.

BOARD OF DIRECTORS AND COMMITTEES

         The board of directors is responsible for the governance of Imagis. It establishes Imagis' overall policies and standards. The Imagis Board meets on a regularly scheduled basis. In addition to these meetings, the directors are kept informed of Imagis' operations through reports and analyses by, and discussions with, management.

         The Imagis Board has established an audit committee and a compensation committee, however, both committees will be reconstituted after the Arrangement. The Imagis Board does not have an executive committee.

         The audit committee functions include: (a) meeting with the financial officers of Imagis and its independent auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans; (b) appointing the auditors subject to shareholder approval; and reviewing and recommending to the Imagis Board for approval, Imagis' financial statements and certain other documents required by regulatory authorities.

         The compensation committee considers the terms of employment of the Chief Executive Officer, Chief Operating Officer and Vice President of Finance and general compensation policy and the policy for granting awards under Imagis's share incentive plan.


                       BRIYANTE GENERAL PROXY INFORMATION

EXECUTIVE COMPENSATION

         The information contained under this heading is provided in compliance with the requirements of Form 51-901F of the Securities Rules (British Columbia) promulgated pursuant to the Securities Act (British Columbia) and under equivalent provisions of the Securities Acts of all application jurisdictions.

DEFINITIONS

         "CEO" means an individual who served as chief executive officer of Briyante or acted in a similar capacity during the most recently completed financial year;

         "EXECUTIVE OFFICER" for the financial year, means an individual who at any time during the year was,

                  (a) the chair of Briyante, if that individual performed the functions of the office on a full-time basis,

                  (b) a vice-chair of Briyante, if that individual performed the functions of the office on a full-time basis,

                  (c) the president of Briyante,

                  (d) a vice-president of Briyante in charge of a principal business unit, division or function such as sales, finance or production, or

                  (e) an officer of Briyante or any other person who performed a policy-making function; and

     "NAMED EXECUTIVE OFFICERS" means,

                  (a) each CEO, despite the amount of compensation of that individual;

                  (b) each of Briyante' four most highly compensated executive officers, other than the CEO, who were serving as executive officers at the end of the most recently completed financial year, provided that disclosure is not required under Form 51-904F for an executive officer whose total salary and bonus, as determined does not exceed $100,000; and

                  (c) any additional individual for whom disclosure would have been provided under (b) above, but for the fact that the individual was not serving as an executive officer of Briyante at the end of the most recently completed financial year end.

         The following table sets forth compensation pay to the President and Chief Executive Officer of Briyante (the "Briyante Named Executive Officer"). No other executive officer of Briyante had compensation which exceed $100,000 for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                                     -----------------------------------
                                        ANNUAL COMPENSATION                 AWARDS              PAYOUTS
                                    -------------------------------- ------------------------- ---------
                                                          OTHER      SECURITIES   RESTRICTED                ALL
                                                          ANNUAL        UNDER      SHARES OR               OTHER
                                                          COMPEN-      OPTIONS    RESTRICTED    LTIP      COMPEN-
                                     SALARY      BONUS    SATION(2)    GRANTED    SHARE UNITS  PAYOUTS     SATION
NAME AND PRINCIPAL POSITION  YEAR      ($)        ($)        ($)         (#)          ($)        ($)        ($)
---------------------------  ----   -------- ---------- ---------- ------------ ------------ --------- ----------
Al Kassam                    2002    108,000     N/A        N/A        256,000         N/A       N/A        N/A
   President, CEO            2001(3)   9,000     N/A        N/A          Nil           N/A       N/A        N/A
   and Director              2000        N/A     N/A        N/A          N/A           N/A       N/A        N/A

----------

(1)  Based on Briyante's financial year ended October 31.
(2) Figures represent options granted during a particular year; see "Aggregated Option" table for the aggregate number of options outstanding at year-end.
(3) Mr. Kassam was appointed President and Chief Executive Officer of Briyante on October 3, 2001. Accordingly, the amount for compensation paid in 2001 represents the period between October 3, 2001 to October 31, 2001.

         The only long-term compensation paid by Briyante are options to purchase common shares. No share appreciation rights have been granted.

OPTION/SARS GRANTS IN THE MOST RECENTLY COMPLETED FINANCIAL YEAR

         The following table sets forth the details of all stock options of Briyante granted to the Briyante Named Executive Officer during the most recently completed financial year.

       OPTION/SAR GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

                                                                            MARKET VALUE OF
                                         % OF TOTAL                           SECURITIES
                   SECURITIES UNDER     OPTIONS/SARS                          UNDERLYING
                     OPTIONS/SARS        GRANTED TO     EXERCISE OR BASE    OPTIONS/SARS ON
                        GRANTED         EMPLOYEES IN          PRICE        THE DATE OF GRANT
      NAME                (#)          FINANCIAL YEAR     ($/SECURITY)       ($/SECURITY)        EXPIRATION DATE
       (a)                (b)               (c)                (d)                (e)                  (f)
------------------ ------------------ ----------------- ------------------ ------------------ ----------------------
Al Kassam               156,000            10.7%(1)           $0.50            $62,400(2)     January 16, 2007
                        100,000             6.8%(1)           $0.35            $34,000(2)     September 26, 2007

----------
(1) Percentage of all options granted in the most recent fiscal year, including options granted and subsequently cancelled.
(2) Calculated on the basis of the number of common shares subject to option multiplied by the last closing price of Briyante's common shares on the TSX-V before the date of grant.

OPTIONS EXERCISED IN THE MOST RECENTLY COMPLETED FINANCIAL YEAR

         The following table sets forth the Briyante Named Executive Officer the number of shares acquired upon exercise of stock options during the year ended November 30, 2002 and the number and value of unexercised options held on November 30, 2002.

               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                                            VALUE OF UNEXERCISED IN
                                                                         UNEXERCISED         THE-MONEY OPTIONS/SARS
                                                                      OPTIONS/SARS AS AT       AS AT OCTOBER 31,
                                                                       OCTOBER 31, 2002             2002(1)
                     SECURITIES ACQUIRED ON     AGGREGATE VALUE              (#)                      ($)
                            EXERCISE                REALIZED            EXERCISABLE /            EXERCISABLE /
       NAME                    (#)                    ($)               UNEXERCISABLE            UNEXERCISABLE
-------------------- ------------------------ --------------------- ----------------------- -------------------------
Al Kassam                      nil                    n/a           85,333 / 170,667(2)              $1,667 / $3,333

----------

(1) Based on the last closing price of Briyante's Common Shares on the TSX-V on or before October 31, 2002, being $0.40.
(2) Upon completion of the Arrangement, all options will vest and be converted into options to acquire common shares of Imagis. See "Option Exchange Agreements".

TERMINATION OF EMPLOYMENT, CHANGE IN RESPONSIBILITIES AND EMPLOYMENT CONTRACTS

         During the financial year ended October 31, 2002, the Named Executive Officer had an employment contract providing for an annual salary of $108,000 and a one year severance upon termination.

COMPENSATION OF DIRECTORS

         Except as otherwise disclosed herein, during the most recently completed financial year, there were no standard arrangements, or other arrangements in addition to or in lieu of standard arrangements, under which the directors of Briyante were compensated by Briyante or any subsidiary of Briyante for services in their capacity as directors (including any additional amounts payable for committee participation or special assignments) or for services as consultants or experts, other than the granting of stock options.

         During the financial year ended October 31, 2002, stock options to acquire 718,000 Briyante Common Shares were granted to the directors. During the financial year ended October 31, 2002, no stock options to acquire securities of Briyante or any subsidiary of Briyante were exercised by the directors. As at October 31, 2002, the directors (including the Named Executive Officer) held stock options to acquire an aggregate of 718,000 Briyante Common Shares.

         There are no arrangements for compensation with respect to the termination of the directors in the event of a change of control of Briyante.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

         Other than "routine indebtedness" as defined in BC Form 54-901F of the British Columbia Securities Commission, none of:

         (a) the directors, executive officers or senior officers of Briyante at any time since the beginning of the last financial year of Briyante;

         (b) proposed nominees for election as a director of Briyante; or

         (c) any associates or affiliates of the foregoing persons;

is or at any time since the beginning of the most recently completed financial year has been indebted to Briyante or any subsidiary of Briyante or is at any time since the beginning of the most recently completed financial year has been a person whose indebtedness is or has been the subject of a guarantee support agreement, letter of credit or other similar agreement or understanding provided by Briyante or any subsidiary of Briyante.


             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         On the completion of the Arrangement, Al Kassam will become an officer of and will enter into a new employment contract with Imagis. Certain of the current directors and officers of Briyante may also be offered employment or consulting arrangements with Imagis upon completion of the Arrangement. Except as otherwise disclosed herein and other than in respect of any Imagis Common Shares owned by directors of Briyante, none of:

         (a) the directors or senior officers of Briyante at any time since the beginning of the last financial year of Briyante;

         (b) the proposed nominees for election as a director of Briyante; or

         (c) any associate or affiliate of the foregoing persons,

has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matters to be acted upon at the Meeting other than the election of directors.

                            CERTIFICATE AND APPROVALS

         The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

         The contents and sending of this Joint Information Circular have been approved by the board of directors of each of Imagis and Briyante. Information contained or referred to in this Joint Information Circular with respect to Imagis and Briyante has been furnished by Imagis and Briyante, respectively. See "Provision of Information".




"WAYNE N. SMITH"                       "SANDRA E. BUSCHAU"

(SIGNED) WAYNE N. SMITH                (SIGNED) SANDRA E. BUSCHAU
CHIEF OPERATING OFFICER AND            CORPORATE SECRETARY
VICE PRESIDENT, FINANCE                BRIYANTE SOFTWARE CORP.
IMAGIS TECHNOLOGIES INC.


October 24, 2003, Vancouver, British Columbia.

                                   APPENDIX A


                               PLAN OF ARRANGEMENT


                                     PART 1
                                 INTERPRETATION

DEFINITIONS

1.1  In this Plan of Arrangement:

     (a) "ARRANGEMENT" means the arrangement under Section 252 of the BCCA on the terms and conditions set forth in this Plan of Arrangement and any amendment or variation thereto made in accordance with the terms of the Arrangement Agreement;

     (b) "ARRANGEMENT AGREEMENT" means the arrangement agreement dated as of October 3, 2003 between Imagis and Briyante to which this Plan of Arrangement is attached as Schedule "A", as the same may be amended from time to time;

     (c) "BCCA" means the Company Act (British Columbia), R.S.B.C. 1996, c.62, as amended;

     (d) "BRIYANTE" means Briyante Software Corp.;

     (e) "BRIYANTE MEETING" means the annual general and extraordinary meeting of the holders of Briyante Shares and any adjournment thereof to be held to consider and, if deemed advisable, approve, among other things, the Arrangement and all other matters requiring approval pursuant to the terms and conditions of the Arrangement Agreement, or the Interim Order;

     (f) "BRIYANTE SHAREHOLDERS" means, at any time, the registered holders of Briyante Shares, excluding Dissenting Shareholders;

     (g) "BRIYANTE SHARES" means the issued and outstanding common shares in the capital of Briyante;

     (h) "BUSINESS DAY" means any day which is not a Saturday, a Sunday or a day on which banks are not open for business in the relevant place;

     (i) "COURT" means the Supreme Court of British Columbia;

     (j) "DISSENT RIGHT" has the meaning ascribed thereto in section 5.1;

     (k) "DISSENTING SHAREHOLDER" has the meaning ascribed thereto in section
     5.5;

     (l) "EFFECTIVE DATE" means the date on which the Effective Time falls;

     (m) "EFFECTIVE TIME" means the point in time when a certified copy of the Final Order has been accepted for filing by the Registrar;

     (n) "EXCHANGE RATIO" has the meaning ascribed thereto in section 3.1;

     (o) "FINAL ORDER" means the final order of the Court made in connection with the approval of the Arrangement;

     (p) "IMAGIS" means Imagis Technologies Inc.;

     (q) "IMAGIS SHARES" means the common shares in the capital of Imagis, as constituted on the date hereof;

     (r) "INTERIM ORDER" means the interim order of the Court made in connection with the approval of the Arrangement, as the same may be amended, supplemented or varied by the Court;

     (s) "NOTICE OF DISSENT" has the meaning ascribed thereto in section 5.2;

     (t) "PLAN OF ARRANGEMENT" means this plan of arrangement, as amended and supplemented from time to time in accordance herewith, the terms of the Arrangement Agreement or any order of the Court;

     (u) "REGISTRAR" means the Registrar of Companies appointed under the BCCA; and

     (v) "TRANSFER AGENT" means Briyante's registrar and transfer agent, CIBC Mellon Trust Company.

HEADINGS AND REFERENCES

1.2 The division of this Plan of Arrangement into sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specified, references to sections are to sections of this Plan of Arrangement.

NUMBERS, ETC.

1.3 Unless the context otherwise requires, words importing the singular number only will include the plural and vice versa; words importing the use of any gender will include all genders; and words importing person will include firms and corporations and vice versa.

DATE OF ANY ACTION

1.4 In the event that any date on which any action is required to be taken hereunder by any of the parties is not a Business Day in the place where the action is required to be taken, such action will be required to be taken on the next succeeding day which is a Business Day in such place.


                                     PART 2
                              ARRANGEMENT AGREEMENT

PLAN OF ARRANGEMENT

2.1 This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement.

SUMMARY OF THE ARRANGEMENT

2.2 At the Effective Time, all holders of Briyante Shares will exchange their Briyante Shares with Imagis for Imagis Shares, and will cease to be shareholders of Briyante and will become shareholders of Imagis.

                                     PART 3
                                 THE ARRANGEMENT

EXCHANGE OF SECURITIES

3.1 On the Effective Date at the Effective Time, the following will occur and will be deemed to occur without any further authorization, act or formality:

     (a) subject to Part 5, all of the outstanding Briyante Shares will be and will be deemed to be transferred to Imagis in exchange for Imagis Shares to be issued by Imagis on the basis of 0.31111 Imagis Shares for each Briyante Share (the "Exchange Ratio");

     (b) each Briyante Shareholder will cease to be a holder of Briyante Shares and each such holder's name will be removed from the register of members of Briyante;

     (c) Imagis will allot and issue to each Briyante Shareholder that number of fully paid and non-assessable Imagis Shares as calculated on the basis set forth in section 3.1(a), and that holder will be added to the list of members of Imagis as the registered holder of such Imagis Shares; and

     (d) no fractional Imagis Share will be issued pursuant to this Arrangement, and a Briyante Shareholder who would otherwise be entitled to a fractional share which is 0.5 or more will be issued one additional whole Imagis Share in lieu of such fractional share, but a fractional share which is less than
     0.5 will be ignored.


                                     PART 4
                                  CERTIFICATES

SHARE CERTIFICATES

4.1 From the Effective Time, each share certificate evidencing one or more Briyante Shares will be deemed for all purposes to evidence only the right to receive a share certificate evidencing Imagis Shares issued under section 3.1(a).

EXCHANGE PROCEDURES

4.2 Imagis will forward to each former Briyante Shareholder, at the address of such shareholder as it appears on the appropriate register for such securities, a letter of transmittal and instructions for obtaining delivery of the certificate or certificates representing Imagis Shares allotted and issued to such holder pursuant to this Arrangement.

4.3 A Briyante Shareholder may take delivery of the certificate or certificates evidencing Imagis Shares allotted and issued to such former shareholder pursuant to this Arrangement by delivering to the Transfer Agent the certificates evidencing the Briyante Shares formerly held by the former Briyante Shareholder, the letter of transmittal and such other documentation as the Transfer Agent may require, at the offices indicated in the letter of transmittal.

4.4 Upon receipt of such share certificates, letter of transmittal and other required documentation, certificates evidencing Imagis Shares issued to such Briyante Shareholder will be registered in such name or names and delivered to such address or addresses as such Briyante Shareholder may direct in such letter of transmittal as soon as reasonably practicable.

4.5 A former Briyante Shareholder will not be entitled to any interest, dividends, premium or other payment on or with respect to Briyante Shares other than Imagis Shares which such former shareholder is entitled to receive pursuant to the Plan of Arrangement.

4.6 A certificate formerly evidencing Briyante Shares to which section 3.1(a) applies which is not deposited with all other documents as provided in section
4.3 on or before the day which is 10 years after the Effective Date, will cease to evidence or represent any right or claim of any kind or nature, and Imagis Shares issued or transferred to the former registered holder of any such certificate will be deemed to be surrendered to Imagis together with all dividends and distributions thereon held for such registered holder and will be and remain the sole property of Imagis.


                                     PART 5
                                RIGHTS OF DISSENT

GRANT OF RIGHT OF DISSENT

5.1 Notwithstanding section 3.1(a), a holder of Briyante Shares may exercise a right of dissent (the "DISSENT RIGHT") pursuant to the provisions of the Interim Order and this Part 5.

DISSENT PROCEDURES

5.2 A holder of Briyante Shares who wishes to exercise his or her Dissent Right must give written notice of his or her dissent (a "NOTICE OF DISSENT") to Briyante by depositing such Notice of Dissent with Briyante, or mailing it to Briyante by registered mail, at its registered and records office at 1500 - 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia, V6E 4N7,
Attention: President, or by personally serving it on any director or officer of Briyante, in all cases not later than 48 hours before the Briyante Meeting. To be valid, a Notice of Dissent must:

     (a) state that the holder of Briyante Shares is exercising its Dissent Right; and

     (b) specify the number of Briyante Shares (which must not be less than all of the Briyante Shares held by such person) in respect of which such holder of Briyante Shares is exercising its Dissent Right.

RIGHT TO VOTE

5.3 The giving of a Notice of Dissent does not deprive a holder of Briyante Shares of its right to vote at the Briyante Meeting against the resolution approving the Arrangement. A vote against such resolution or the execution or exercise of a proxy does not constitute a Notice of Dissent.

VOTING

5.4 A holder of Briyante Shares is not entitled to exercise a Dissent Right with respect to any Briyante Shares if the shareholder votes (or instructs or is deemed, by submission of any incomplete proxy, to have instructed its proxyholder to vote) in favour of the resolution approving the Arrangement. A holder of Briyante Shares, however, may vote as proxy for a shareholder whose proxy requires an affirmative vote, without affecting his or her right to exercise the Dissent Right.

NOTICE OF INTENTION

5.5 If the resolution approving the Arrangement is passed, Briyante will give each holder of Briyante Shares that has delivered a valid Notice of Dissent (being the "DISSENTING SHAREHOLDERS") prior notice of its intention to act (a "NOTICE OF INTENTION TO ACT") on such resolution.

PURCHASE OF SHARES

5.6 On receiving a Notice of Intention to Act in accordance with section 5.5, the Dissenting Shareholder is entitled to require Briyante to purchase all of the Briyante Shares in respect of which the Notice of Dissent was given.

DELIVERY OF SHARES

5.7 The Dissenting Shareholder may only exercise the right under section 5.6 by delivering to Briyante, at the address specified in section 5.2 within 14 days after Briyante gives the Notice of Intention to Act in accordance with section 5.5:

     (a) a notice that he or she requires Briyante to purchase all the Briyante Shares referred to in section 5.6; and

     (b) the share certificate(s) representing all the Briyante Shares referred to in section 5.6,

and thereupon the Dissenting Shareholder is bound to sell those Briyante Shares to Briyante and Briyante is bound to purchase them.

PRICE PAID FOR SHARES

5.8 The price to be paid to the Dissenting Shareholder for his or her Briyante Shares will be their fair value as of the day before the date on which the resolution referred to in section 5.4 was passed and every Dissenting Shareholder who has complied with section 5.7 will be paid the same price.

DETERMINATION OF FAIR VALUE

5.9 The fair value of the Briyante Shares will be determined in accordance with the provisions of the BCCA.

NOTICE

5.10 Any notice required to be given by Briyante or a Dissenting Shareholder to the other in connection with the exercise of the Dissent Right will be deemed to have been given and received, if delivered, on the day of delivery, or, if mailed, on the earlier of the date of receipt and the fifth business day after the day of mailing, or, if sent by telecopier or other similar form of transmission, the first business day after the date of transmittal.

PARTICIPATION

5.11 A holder of Briyante Shares who:

     (a) properly exercises the Dissent Right by complying with all of the procedures (the "DISSENT PROCEDURES") required to be complied with by a Dissenting Shareholder, will

          (i)   be bound by the provisions of this section 5.11;

          (ii)  be deemed not to have participated in the Arrangement;

          (iii) as of the Effective Date, cease to have any right as a holder of Briyante Shares other than the right to be paid the fair value of the Briyante Shares by Briyante in accordance with the Dissent Procedures; or

     (b) seeks to exercise the Dissent Right, but

          (i) who for any reason does not properly fulfill each of the Dissent Procedures required to be completed by a Dissenting Shareholder; or

          (ii) subsequent to giving his or her Notice of Dissent acts inconsistently with such dissent;

         will be deemed to have participated in the Arrangement on the same basis as each Briyante Shareholder and will be issued, as of the Effective Date, such Imagis Shares as it is entitled to on the basis determined in accordance with Part 3.


                                     PART 6
                     MODIFICATION, AMENDMENT AND REVOCATION

MODIFICATION, AMENDMENT AND REVOCATION

6.1 Subject to the provisions of the Arrangement Agreement, Briyante, by resolution of its directors, may, without further authorization of the shareholders, from time to time before the Effective Date

     (a) modify and amend the Arrangement (including, without limitation, any modification or amendment hereto which the Court may require) other than a modification or amendment that would adversely affect the rights of any shareholder of Briyante,

     (b) extend the time for carrying out the terms hereof or for taking any step or proceeding hereunder, or

     (c)  revoke the Arrangement.

                                   APPENDIX B

                           BRIYANTE SPECIAL RESOLUTION


PLAN OF ARRANGEMENT

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. The plan of arrangement (the "Plan of Arrangement") under Section 252 of the Company Act (British Columbia) between Briyante Software Corp. ("Briyante") and its securityholders, in the form set forth in Appendix B to the Joint Information Circular (the "Circular") of Briyante and Imagis Technologies Inc. dated October 24, 2003, is hereby authorized, approved and agreed to.

2. The directors of Briyante be and are hereby authorized, without further notice to or approval from the securityholders of Briyante, to: (i) amend the Plan of Arrangement to the extent permitted thereby; or (ii) decide not to proceed with the Plan of Arrangement at any time prior to the arrangement contemplated thereby becoming effective pursuant to the provisions of the Company Act (British Columbia).

3. Any officer or director of Briyante be and is hereby authorized for and on behalf of Briyante (whether under its corporate seal or otherwise) to execute and deliver the Plan of Arrangement and all other documents and instruments and to take all such other actions as such officer or director may deem necessary or desirable in connection with the Arrangement and the matters authorized hereby, including all transactions required by the Arrangement Agreement, such determination to be conclusively evidenced by the execution and delivery of such documents and other instruments or the taking of any such actions.

                                   APPENDIX C




                               INTERIM COURT ORDER

                                   [ATTACHED]

                                                              NO. L032986
                                                              VANCOUVER REGISTRY

                    IN THE SUPREME COURT OF BRITISH COLUMBIA

                IN THE MATTER OF SECTION 252 OF THE COMPANY ACT,
                         R.S.B.C. 1996, C.62 AS AMENDED

                                      AND

                IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT
         INVOLVING BRIYANTE SOFTWARE CORP. (AND ITS SHAREHOLDERS), AND
                            IMAGIS TECHNOLOGIES INC.

                                                                     PETITIONERS

                                 INTERIM ORDER

BEFORE MASTER            )    FRIDAY, THE 24TH DAY
NITIKMAN                 )    OF OCTOBER, 2003

     THE APPLICATION WITHOUT NOTICE of Briyante Software Corp. ("Briyante"), coming on for hearing at Vancouver, British Columbia on the 24th day of October, 2003 and on hearing R. Jennifer Smith, counsel for the Petitioners, this Court orders that:

THE MEETINGS

1. Briyante is authorized and directed to call, hold and conduct an extraordinary meeting (the "Meeting") of its common shareholders (the "Briyante Shareholders") which is to be held at the registered offices of Briyante at 1500-1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, at 9:00 a.m. on or about November 21, 2003, provided 21 clear days of notice are given.

2. The Meeting shall, inter alia, consider and if deemed advisable approve certain resolutions (the "Arrangement Resolutions") adopting, with or without amendment, the arrangement (the "Arrangement") set forth in the plan of arrangement (the "Plan of Arrangement") attached as part of the draft Joint Information Circular (the "Joint Information Circular") of Imagis Technologies Inc. ("Imagis") and Briyante, which is attached as an exhibit to the Affidavits of Sandra Buschau, the Corporate Secretary of Briyante and Wayne Smith, the Chief Operating Officer and Vice President, Finance of Imagis, both sworn October 23, 2003.

3. The Meeting shall be called, held and conducted in accordance with the legal notice of the Meeting appended to the Joint Information Circular, the Company Act (RSBC 1996, c.62 as amended) (the "BCCA"), the Articles of Briyante, the terms of this Order and any further Order of this Court, the rulings and directions of the Chairman of the Meeting, and, to the extent of any inconsistency or discrepancy between this Order and the terms of any instrument creating or governing or collateral to the Briyante common shares, this Order shall govern.

RECORD DATE FOR NOTICE

4. The record date for determination of the Briyante Shareholders entitled to receive the Notice of Meeting, Joint Information Circular and Proxy (collectively the "Meeting Materials") shall be the close of business on October 17, 2003 (The "Record Date") or such other dates as the directors may determine in accordance with the Articles of Briyante, the BCCA and disclosed in the Joint Information Circular as it may be amended.

NOTICE OF MEETING

5. The Joint Information Circular, with such amendments or additional documents as counsel for Briyante may advise are necessary or desirable, and as are not inconsistent with the terms of this Order, and a copy of this Order, shall be sent to the Briyante Shareholders who are shareholders of record on the Record Date on or about October 17, 2003, being a date at least 21 clear days prior to the date of the Meeting, and to brokerage intermediaries on behalf of beneficial Briyante Shareholders and where applicable, by first class prepaid mail addressed to each registered Briyante Shareholder at his or her address as maintained by the registrar and transfer agent of Briyante; or delivery of same by courier service or by facsimile transmission or e-mail transmission to any such Briyante Shareholder who identifies himself to the satisfaction of Briyante and who requests such facsimile or e-mail transmission, sent in accordance with the requirements of National Instrument 54-101 promulgated pursuant to the Securities Act, R.S.B.C. 1996, c.418, as amended, and that compliance with this paragraph shall constitute good and sufficient notice of the Meeting and related Meeting Materials.

DEEMED RECEIPT OF MEETING MATERIALS

6. The Meeting Materials shall be deemed, for the purposes of the Interim Order, to have been received by the Briyante Shareholders:

   (a) in the case of mailing to registered holders or in the case of delivery by courier of materials to brokerage intermediaries, five (5) days after delivery thereof to the post office or acceptance by the courier service to the intermediary, respectively; or

   (b) in the case of delivery by courier, facsimile transmission or e-mail transmission directly to a registered holder the business day after such delivery or transmission of same.

PERMITTED ATTENDEES

7. The persons entitled to attend the Meeting shall be the registered and beneficial Briyante Shareholders, the officers, directors, auditors and advisors of Briyante, and such other persons who receive the consent of the Chairman of the Meeting. The only persons permitted to vote at the Meeting shall be the registered and known beneficial Briyante Shareholders and their respective valid proxy holders as determined by the Chairman of the Meeting upon consultation with the Meeting's Scrutineer (as hereinafter defined) and legal counsel.

8. The accidental omission to give notice of the Meeting or non-receipt of such notice shall not invalidate any resolution passed or taken at the Meeting provided quorum requirements are met.

VOTING AT THE MEETING

9. The requisite approval for the Arrangement Resolutions shall be 75% of the votes cast by the Briyante Shareholders present in person or by proxy at the Meeting.

10. In all other respects, the terms, restrictions and conditions of the constating documents of Briyante, including quorum requirements and all other matters, shall apply in respect of the Meeting.

ADJOURNMENT OF MEETING AND AMENDMENTS

11. If Briyante deems advisable, Briyante is specifically authorized to adjourn or postpone its Meeting on one or more occasions without the necessity of first convening the Meeting or first obtaining any vote of the Briyante Shareholders respecting the adjournment or postponement.

12. Briyante is authorized to make such amendments, revisions or supplements to the Plan of Arrangement as it may determine with such notice to the Briyante Shareholders as provided for in the Arrangement Agreement between Briyante and Imagis, dated for reference October 3, 2003 and the Plan of Arrangement as so amended, revised or supplemented shall be the Plan of Arrangement which is submitted to the Meeting and which is thereby the subject of the respective Arrangement Resolutions.

SCRUTINEER

13. A representative of CIBC Mellon Trust Company (the "Scrutineer"), being Briyante's registrar and transfer agent (or any agent thereof), shall be authorized to act as scrutineer for the Briyante Meeting.

PROXY SOLICITATION

14. Briyante is authorized to use a form of proxy in substantially the form attached to the Joint Information Circular and Briyante may in its discretion waive generally the time limits for deposit of proxies by the Briyante Shareholders if Briyante deems it reasonable to do so.

DISSENT RIGHTS

15. Briyante Shareholders shall, as set out is the Plan of Arrangement, be permitted to dissent from the Arrangement Resolutions on substantially the same terms as if the Arrangement were a sale of Briyante's undertaking under Section 126 of the BCCA and in accordance with the dissent requirements of Section 207 of the BCCA, strictly applied.

NOTICE OF COURT MATERIALS

16. Briyante shall include in the Meeting Materials a copy of this Order, the Notice of Hearing of Petition and a draft of the Final Order (hereinafter defined) and shall make available to any Briyante Shareholder requesting same, a copy of each of the Petition, and the Affidavit of Sandra Buschau.

17. Notice of the Court Materials given in accordance with this Order shall be good and sufficient service and that no other form of service need be made and no other material need to be served on such persons in respect of these proceedings.

FINAL APPROVAL HEARING

18. Upon the approval of the Briyante Shareholders of the Plan of Arrangement in the matter set forth in this Order, Briyante may apply to this Court for a final order approving the Plan of Arrangement (the "Final Order"), on November 24, 2003 at 2:00 p.m. or such later date as is communicated to the Briyante Shareholders.

19. Any Briyante Shareholder has the right to appear (either in person or by counsel) and make submissions at the hearing of the application for the Final Order.

VARIANCE

20. Briyante is at liberty to apply to this Honourable Court to vary the Interim Order or for advice and direction with respect to the Plan of Arrangement or any of the matters related to the Interim Order and such further and other relief as this Honourable Court may consider just.


                                                       By the Court


                                                       Deputy District Registrar

APPROVED AS TO FORM:                                  [STAMP
                                                       ENTERED
/s/ R. Jennifer Smith                                  Oct 24 2003
                                                       VANCOUVER REGISTRY
___________________________                            VOL. 1158  FOL. 30]
Counsel for the Petitioners

                                                              NO.
                                                              VANCOUVER REGISTRY

                    IN THE SUPREME COURT OF BRITISH COLUMBIA

                IN THE MATTER OF SECTION 252 OF THE COMPANY ACT,
                         R.S.B.C. 1996, C.62 AS AMENDED

                                      AND

                IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT
                   INVOLVING BRIYANTE SOFTWARE CORP. (AND ITS
                  SHAREHOLDERS), AND IMAGIS TECHNOLOGIES INC.

                                                                     PETITIONERS

================================================================================

                                     ORDER

================================================================================

                               R. JENNIFER SMITH
                                 Lang Michener
                         1500 - 1055 W. Georgia Street
                                   Box 11117
                            Vancouver, B.C. V6E 4N7
                                 (604)689-9111

52774-52

                                   APPENDIX D


                 NOTICE OF PETITION FOR AND PROPOSED FINAL ORDER


                                                                NO.
                                                              VANCOUVER REGISTRY

                    IN THE SUPREME COURT OF BRITISH COLUMBIA


                IN THE MATTER OF SECTION 252 OF THE COMPANY ACT,
                         R.S.B.C. 1996, C.62 AS AMENDED

                                       AND

                 IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT
            INVOLVING BRIYANTE SOFTWARE CORP. (AND ITS SHAREHOLDERS)
                          AND IMAGIS TECHNOLOGIES INC.

                          NOTICE OF HEARING OF PETITION



     NOTICE IS HEREBY GIVEN that an application will be heard before the presiding Judge in Chambers at the Courthouse at 800 Smithe Street, Vancouver, British Columbia at 2:00 p.m. on Monday, the 24th day of November, 2003, or so soon thereafter as counsel may be heard, for a final order approving an Arrangement (the "Arrangement") under section 252 of the Company Act, R.S.B.C. 1996, C.62 described in the Plan of Arrangement which is attached as Schedule "A" to the Arrangement Agreement attached as Appendix "A" to the Information Circular accompanying the Notice of Special Meeting of the Shareholders of the Petitioner, Briyante Software Corp. ("Briyante"), the form of which final order is attached as Exhibit "1" to this Notice of Application. At the hearing, any shareholder, director, auditor or holder of the common shares of Briyante ("Briyante Common Shares"), or any other interested party with leave of the Court, desiring to support or oppose the application may appear for that purpose, either in person or by counsel. If you do not attend, either in person or by counsel, at that time, the Court may approve the Arrangement as presented, or may approve it subject to such terms and conditions as the Court shall deem fit, without any further notice to you.

     AND NOTICE IS FURTHER GIVEN that the Court has given directors as to the calling of a Special Meeting of the shareholders of Briyante for the purpose of voting upon a special resolution to approve the Arrangement.

     A copy of the Petition and other documents in the proceedings will be furnished to any Shareholders of Briyante or other interested party requesting the same by the solicitors of Briyante.

          Lang Michener
          Barristers and Solicitors
          Suite 1500 - 1055 West Georgia Street
          Vancouver, British Columbia
          V6E 4N7
          Attention: R. Jennifer Smith



Dated  November 24, 2003                                  "Lang Michener"
       -----------------                           -----------------------------
                                                   Solicitor for the Petitioners


Pursuant to Rule 52(7), this application is not of a contentious nature. Time estimate: 5 minutes.

This Notice of Hearing is prepared and delivered by R. Jennifer Smith of the firm of Lang Michener, solicitor for the Petitioners, whose place of business and address for delivery is 1500-1055 West Georgia Street, P.O. Box 1117, Vancouver, B.C., V6E 4N7, Telephone (604) 689-9111; Fax (604) 685-7084.

NO.
VANCOUVER REGISTRY

                    IN THE SUPREME COURT OF BRITISH COLUMBIA

                IN THE MATTER OF SECTION 252 OF THE COMPANY ACT,
                         R.S.B.C. 1996, C.62 AS AMENDED

                                       AND

                 IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT
            INVOLVING BRIYANTE SOFTWARE CORP. (AND ITS SHAREHOLDERS),
                          AND IMAGIS TECHNOLOGIES INC.

                                   FINAL ORDER

BEFORE MASTER                )     MONDAY, THE 24TH DAY
                             )
                             )     OF NOVEMBER, 2003


     THE APPLICATION WITHOUT NOTICE of Briyante Software Corp. and Imagis Technologies Inc., coming on for hearing at Vancouver, British Columbia on the 24th day of November, 2003 and on hearing R. Jennifer Smith, counsel for the Petitioners, and no one appearing on behalf of any Shareholders of the Petitioners, or any other interested party; AND UPON BEING ADVISED by Counsel for the Petitioners that this Honourable Court's declaration as to the fairness of the Arrangement will serve as the basis of a claim by Briyante Software Corp. for a statutory exemption, for the distribution of its common shares and options, and from the registration requirements of the United States Securities Act of 1933 pursuant to Section 3(a)(10) thereof;

     THIS COURT ORDERS that:

1. The Arrangement set forth in the Plan of Arrangement attached hereto as Schedule "A" is fair and be and hereby is approved and authorized to be implemented pursuant to Section 252(1) and Section 254 of the Company Act (British Columbia); and

2. The Petitioners shall have liberty to apply to this Honourable Court for such further order or orders as they may deem advisable.

                                                  By the Court

                                                  Registrar

APPROVED AS TO FORM:


---------------------------
Counsel for the Petitioners

                                   APPENDIX E


                           IMAGIS SPECIAL RESOLUTIONS



RESOLUTION ON SHARE CONSOLIDATION

RESOLVED, AS A SPECIAL RESOLUTION, THAT:

1. The authorized capital of the Company be altered by consolidating the authorized common share capital of 100,000,000 common shares without par value into an authorized capital of 22,222,222.22 common shares without par value, every 4.5 of pre-consolidation shares without par value being consolidated into one common share without par value and pursuant thereto no fractional shares will be issued, each of such fractional share being forfeited;

2. Presuming the implementation of the foregoing consolidation, that the consolidated authorized capital of the Company be then increased to 100,000,000 common shares without par value;

3. The Memorandum of the Company be altered to reflect the consolidation of capital and increase in the consolidated authorized share capital so that it will be in the form set out in Exhibit 1 to this resolution; and

4. The board of directors of the Company is hereby authorized to revoke this resolution before it is acted upon by the Company, without further approval of the shareholders of the Company

RESOLUTION ON CREATION OF CLASS OF PREFERRED SHARES

RESOLVED, AS A SPECIAL RESOLUTION THAT:

1. The Memorandum of the Company be amended by creating 50,000,000 Preferred shares without par value such that the Memorandum of the Company, to be filed with the Registrar of Companies, be altered to be in the form set out in Exhibit 1 to this resolution;

2. There be attached to the Preferred shares the rights, privileges, restrictions and conditions set out in Exhibit 2 to this resolution, and the Articles of the Company be amended accordingly; and

3. The board of directors of the Company is hereby authorized to revoke this resolution before it is acted upon by the Company, without further approval of the shareholders of the Company

                                    EXHIBIT 1

                  TO SPECIAL RESOLUTION ATTACHED AS APPENDIX E
                APPROVAL OF CREATION OF CLASS OF PREFERRED SHARES



                                   COMPANY ACT

                               ALTERED MEMORANDUM

                                       OF

                            IMAGIS TECHNOLOGIES INC.

As altered by special resolution dated November 21, 2003.

1.   The name of the Company is Imagis Technologies Inc.

2. The authorized capital of the Company consists of 150,000,000 shares divided into

     1.   100,000,000 common shares without par value; and

     2.   50,000,000 preferred shares without par value.

3. There be attached to the shares the special rights and restrictions set out in the Articles of the Company.

                                    EXHIBIT 2

                  TO SPECIAL RESOLUTION ATTACHED AS APPENDIX E
                APPROVAL OF CREATION OF CLASS OF PREFERRED SHARES



                                     PART 15

                         SPECIAL RIGHTS AND RESTRICTIONS

                                PREFERRED SHARES

ATTACHMENT OF SPECIAL RIGHTS AND RESTRICTIONS

15.1 There are attached to the Preferred shares as a class the following special rights and restrictions:

     (a) the board may at any time and from time to time issue Preferred shares in one or more series, each series to consist of such number of shares as is determined by the board before the issue of any thereof;

     (b) a holder of a Preferred share will not, as such, be entitled to receive notice of, attend, speak or vote at any general meeting of the members of the Company unless no share in the capital of the Company other than a Preferred share is outstanding and held by a person other than the Company or a subsidiary of the Company;

     (c)  holders of Preferred shares will be entitled to

          (i) preference with respect to payment of dividends on such shares over the payment of dividends on the Common shares and on any other shares ranking junior to the Preferred shares with respect to the payment of dividends, and

          (ii) in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or other distribution of the assets of the Company among its members for the purpose of winding up its affairs, preference on a distribution of assets

               (A) in repayment of capital, over any distribution to holders of Common shares or to holders of other shares not ranking with respect to such distribution equally with or in priority to the repayment of capital on the Preferred shares, and

               (B) on account of undeclared accumulated dividends, over any distribution to holders of Common shares or any distribution to holders of other shares not ranking with respect to such distribution equally with or in priority to the payment of dividends on the Preferred shares;

     (d) the Preferred shares of each series will participate rateably with the Preferred shares of every other series

          (i)   with respect to accumulated dividends,

          (ii)  on a return of capital, or

          (iii) on a distribution of assets of the Company among its members for any reason;

     (e) the Company will not without, but may from time to time with, the approval by a separate class resolution of the holders of the Preferred shares given in accordance with Article 15.3,

          (i)   increase the authorized number of Preferred shares,

          (ii) attach special rights and restrictions to, or alter or vary the special rights and restrictions attached to, shares of any other class whereby such shares rank equally with or in priority to the Preferred shares with respect to the declaration or payment of dividends or the distribution of the assets of the Company among its members for any reason,

          (iii) create or increase the authorized number of shares of any class ranking equally with or in priority to the Preferred shares with respect to the declaration or payment of dividends or the distribution of the assets of the Company among its members for any reason,

          (iv) alter, vary or abrogate the special rights or restrictions attaching to the Preferred shares as a class.

15.2 The board will, before the first issue of Preferred shares of any series, alter the Memorandum or Articles of the Company or both to

     (a)  set the number of Preferred shares in that series,

     (b)  determine the designation of the Preferred shares in that series, and

     (c) create, define and attach special rights and restrictions to the Preferred shares of that series.

SEPARATE CLASS RESOLUTION

15.3 Approval by separate class resolution of the holders of Preferred shares must be by a separate resolution

     (a)  consented to in writing by all holders of Preferred shares, or

     (b) presented at a meeting of holders of Preferred shares, called for such purpose in accordance with these Articles, at which one or more persons are present representing in person or by proxy at least one-third of the issued and outstanding Preferred shares, and pass by the affirmative vote of at least 75% of the votes cast.

                                   APPENDIX F







                            IMAGIS TECHNOLOGIES INC.



                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                              FOR SIX MONTHS ENDED

                                JUNE 30, 2003 AND

                          YEAR ENDED DECEMBER 31, 2002

IMAGIS TECHNOLOGIES INC.
Pro Forma Consolidated Balance Sheet
(Unaudited)
(Expressed in Canadian dollars)

As at June 30, 2003

                                                                 Pro forma
                                      Imagis       Briyante     adjustments      Pro forma
                                    ----------    -----------   -----------     -----------
                                                                 (note 2)
Assets
Current assets:
    Cash and cash equivalents     $     43,425    $    2,625   $   744,000(b)   $   899,126
                                                                   109,076(d)
    Accounts receivable                449,884        76,093       (60,000)(a)      465,977
    Income taxes recoverable                --        62,460            --           62,460
    Prepaid expenses and deposit        24,310        12,561            --           36,871
                                  ------------    ----------   -----------      -----------
                                       517,619       153,739       793,076        1,464,434
 Equipment                             263,624        58,609            --          322,233
 Other assets                          485,468            --     3,777,471(a)     4,262,939
                                  ------------    ----------   -----------      -----------
                                  $  1,266,711    $  212,348   $ 4,570,547      $ 6,049,606
                                  ============    ==========   ===========      ===========

Liabilities and Shareholders' Equity (Deficiency)


 Current liabilities:
    Accounts payable and accrued
      liabilities                 $  1,719,757   $   397,318   $  (179,557)(c)  $  1,987,058
                                                                    68,700(e)
                                                                  (219,160)(a)
                                                                   200,000(a)
    Credit facility                    465,450            --      (396,750)(e)            --
                                                                   (68,700)(e)
    Loan payable                            --        57,000       (57,000)(a)            --
    Advances payable                   209,924        23,840       109,076(d)             --
                                                                  (319,000)(e)
                                                                   (23,840)(a)
    Capital lease obligations           22,500            --            --            22,500
    Deferred revenue                   211,216       200,000      (200,000)(a)       211,216
                                  ------------   -----------   -----------      ------------
                                     2,628,847       678,158    (1,086,231)        2,220,774
                                  ------------   -----------   -----------      ------------
 Long-term liabilities:
    Debentures payable                  75,000            --       (75,000)(e)            --
    Capital lease obligations           32,146            --            --            32,146
                                  ------------   -----------   -----------      ------------
                                       107,146            --       (75,000)           32,146
                                  ------------   -----------   -----------      ------------

 Shareholders' equity:
    Share capital                   17,657,156     1,688,408    (1,688,408)(a)    22,923,124
                                                                 3,551,661(a)
                                                                   744,000(b)
                                                                   179,557(c)
                                                                   790,750(e)
    Contributed surplus                421,123            --            --           421,123
    Deficit                        (19,547,561)   (2,154,218)    2,154,218(a)    (19,547,561)
                                  ------------   -----------   -----------      ------------
                                    (1,469,282)     (465,810)    5,731,778         3,796,686
                                  ------------   -----------   -----------      ------------
                                  $  1,266,711   $   212,348   $ 4,570,547      $  6,049,606
                                  ============   ===========   ===========      ============

See accompanying notes to pro forma consolidated financial statements.

IMAGIS TECHNOLOGIES INC.
Pro Forma Consolidated Statement of Operations
(Unaudited)
(Expressed in Canadian dollars)

Six months ended June 30, 2003

                                                                 Pro forma
                                     Imagis        Briyante     adjustments      Pro forma
                                   -----------    -----------   -----------     -----------
                                                                 (note 3)
Revenue                            $   595,337     $  25,262    $      --       $   620,599
Operating expenses:
    Administration                   1,349,692       357,197           --         1,706,889
    Amortization                       127,717         7,930      464,684(a)        600,331
    Cost of materials                    3,014            --           --             3,014
    Interest and other                  19,191        (4,930)          --            14,261
    Sales and marketing                889,986           510           --           890,496
    Technical services                 246,778        35,979           --           282,757
    Technology development             364,491       127,069      100,000(b)        591,560
                                   -----------     ---------    ---------       -----------
                                     3,000,869       523,755      564,684         4,089,308
                                   -----------     ---------    ---------       -----------
 Loss for the period               $(2,405,532)    $(498,493)   $(564,684)      $(3,468,709)
                                   ===========     =========    =========       ===========
 Loss per share                    $     (0.53)                                 $     (0.32)
 Weighted average number of
   post-consolidation shares
   outstanding                       4,572,333                                   10,704,313
                                    ==========                                  ===========

See accompanying notes to pro forma consolidated financial statements.

IMAGIS TECHNOLOGIES INC.
Pro Forma Consolidated Statement of Operations
(Unaudited)
(Expressed in Canadian dollars)

Year ended December 31, 2002

                                                                 Pro forma
                                     Imagis        Briyante     adjustments      Pro forma
                                   -----------    -----------   -----------     -----------
                                                                  (note 3)
Revenue                            $ 3,022,888    $   364,220    $      --      $ 3,387,108
Operating expenses:
    Administration                   3,995,897        677,222           --        4,673,119
    Amortization                       140,408         31,269      929,368(a)     1,101,045
    Cost of materials                  179,090             --           --          179,090
    Interest and other                  31,089        (10,716)          --           20,373
    Investment tax credits                   -       (278,588)          --         (278,588)
    Sales and marketing              3,139,740        163,840           --        3,303,580
    Technical services                 820,030        467,333           --        1,287,363
    Technology development           1,668,027        434,950     (200,000)(b)    1,902,977
                                   -----------    -----------    ---------      -----------
                                     9,974,281      1,485,310      729,368       12,188,959
                                   -----------    -----------    ---------      -----------
 Loss for the period               $(6,951,393)   $(1,121,090)   $(729,368)     $(8,801,851)
                                   ===========    ===========    =========      ===========
 Loss per share                    $     (1.70)                                 $     (0.86)
 Weighted average number of
  post-consolidation shares
  outstanding                        4,078,310                                   10,210,290
                                    ==========                                  ===========

See accompanying notes to pro forma consolidated financial statements.

IMAGIS TECHNOLOGIES INC.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited)
(Expressed in Canadian dollars)

Six months ended June 30, 2003
Year ended December 31, 2002


1.   NATURE OF OPERATIONS:

     The accompanying pro forma consolidated financial statements have been compiled for purposes of inclusion in the Information Circular of Imagis Technologies Inc. ("Imagis"), relating to the proposed acquisition of the shares of Briyante Software Corp. ("Briyante") by Imagis. Accordingly, these pro forma consolidated financial statements are not appropriate for other purposes.

     The pro forma consolidated balance sheet as at June 30, 2003 has been prepared assuming that the transactions described below occurred on that date. The pro forma consolidated statements of operations for the six months ended June 30, 2003 and the year ended December 31, 2002 have been compiled assuming the transaction relating to the proposed acquisition occurred at the beginning of the year ended December 31, 2002. The pro forma consolidated financial statements do not include any nonrecurring adjustments resulting from the transactions described. These pro forma consolidated financial statements are not necessarily indicative of the financial position and results of operations that would have been attained had the transaction actually taken place at the dates indicated and does not purport to be indicative of the effects that may be expected to occur in the future.

     The pro forma consolidated financial statements have been compiled from:

     (a) the unaudited financial statements of Imagis as at June 30, 2003 and for the six months then ended;

     (b) the audited financial statements of Imagis for the year ended December 31, 2002;

     (c) the unaudited financial statements of Briyante for the six months ended April 30, 2003 and 2002; and

     (d) the audited financial statements of Briyante for the year ended October 31, 2002;

     (e)  the additional information set out in note 2.

     The differences in the Imagis and Briyante period ends have not been adjusted for in these pro forma consolidated financial statements.

     The pro forma consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles in effect at June 30, 2003 and should be read in conjunction with the historical financial statements of Imagis and Briyante and other information included in the Information Circular.

IMAGIS TECHNOLOGIES INC.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited)
(Expressed in Canadian dollars)

Six months ended June 30, 2003
Year ended December 31, 2002


2.   PRO FORMA TRANSACTIONS:

     The pro forma consolidated financial statements give effect to the following transactions:

     (a) The acquisition by Imagis of all of the issued and outstanding common shares and other equity instruments of Briyante in consideration for common shares of Imagis. Under the terms of the Arrangement Agreement:

          1. Common shares of the Company will be consolidated on a 4.5:1 basis immediately prior to the acquisition, and

          2. Briyante shareholders will receive 0.3111 post-consolidation common shares of the Company in exchange for each common share of Briyante. For purposes of these pro forma consolidated financial statements, it is assumed that Briyante has 12,684,504 common shares outstanding, representing 10,684,504 common shares outstanding at June 30, 2003 plus 2,000,000 common shares issuable on settlement of debts as described below.

          The completion of the acquisition is subject to a number of conditions, including regulatory and shareholder approval. The acquisition will be accounted for as a business combination with Imagis identified as the acquirer. In accordance with generally accepted accounting principles, the shares issuable are valued based on their market price at the time the proposed transaction was agreed to and announced as, at that time, Imagis concluded that its shares traded in an active and liquid market. The fair value of the net assets acquired based on assets and liabilities at Briyante's balance sheet date and consideration issued are as follows:

          Current assets                                             $  153,739
          Equipment                                                      58,609
          Developed technology                                        3,777,471
          Current liabilities, excluding deferred revenue of
            $200,000 and other Liabilities of $300,000
            (see discussion below)                                     (238,158)
                                                                     ----------
                                                                     $3,751,661
                                                                     ==========
          Shares issuable                                            $3,551,661
          Costs                                                         200,000
                                                                     ----------
                                                                     $3,751,661
                                                                     ==========

          Included in Briyante's current liabilities above is deferred revenue of $200,000 related to services being provided to Imagis. This intercompany balance, together with related transactions in Imagis accounts related to it, has been adjusted for and eliminated in the pro forma adjustments column. In addition, these pro forma consolidated financial statements reflect agreements Briyante has entered into subsequent to June 30, 2003 that, subject to regulatory approval, will result in the issuance of 2,000,000 of its common shares in exchange for cash and settlement of existing debt totaling $300,000, as if they completed concurrently with the closing of the acquisition. Any cash received by Briyante from these issuances will be used to pay down additional debt.

IMAGIS TECHNOLOGIES INC.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited)
(Expressed in Canadian dollars)

Six months ended June 30, 2003
Year ended December 31, 2002


2.   PRO FORMA TRANSACTIONS (CONTINUED):

     (a)  Continued:

          The purchase price allocation in these pro forma consolidated financial statements is preliminary only. The final purchase price allocation will be based on Briyante's assets and liabilities at the date of acquisition.

     (b) Imagis raising a minimum $800,000, before finders' fees or commissions, of new capital by way of an equity financing. The financing will be by way of a private placement consisting of up to 4,637,681 Special Warrants at $0.1725 per Special Warrant. Each Special Warrant will be exercisable, for no additional consideration, into Units consisting of one pre-consolidation common share and one share purchase warrant. Each warrant will entitle the holder for two years from the date of issue of the special warrants to acquire one additional pre-consolidation common share in the capital of Imagis at an exercise price of $0.23 in the first year and $0.253 in the second year. The Special Warrants will be convertible at the holders' option at any time for an eighteen month period and will convert automatically at the end of the eighteen months. Imagis will not be required to meet any conditions prior to conversion. Finder's fees will be paid on a portion of the private placement of 7% in cash and 7% in broker's warrants at $0.23 per share.

     (c) Imagis entering into an agreement to issue an aggregate of 613,868 pre-consolidation common shares at a deemed price of $0.2925 per share in settlement of $179,557 of debt owed to two arms-length creditors, which agreement occurred subsequent to June 30, 2003.

     (d) The receipt by Imagis of an additional $109,076 in advances that are subject to repayment terms. These advances are subject to settlement as described in note 2(e).

     (e) Imagis entering into agreements to settle $790,750 in debt, which agreements occurred subsequent to June 30, 2003, comprising:

          Credit Facility                                             $ 396,750
          Advances payable                                              319,000
          Series A Subordinated Debenture                                75,000
                                                                      =========

          This debt will be settled through the issuance of 4,584,058 Special Warrants under the same terms as those of the private placement described in note 2(b) above, except that special warrants issued to non-arms length parties will be converted only into common shares with no warrants attached. The proposed debt settlement will remove the existing General Security Agreements over the assets of Imagis associated with the Credit Facility and Series A Debenture. The debt settlement agreements are subject to regulatory approval. The remaining amounts outstanding under the Credit Facility have been reclassified to accounts payable and accrued liabilities due to these modifications to their terms and conditions as part of this settlement.

IMAGIS TECHNOLOGIES INC.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited)
(Expressed in Canadian dollars)

Six months ended June 30, 2003
Year ended December 31, 2002


3.   PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS:

     The pro forma consolidated statements of operations give effect to the following adjustments:

     (a) The amortization of the purchase price on the acquisition assigned to developed technology, over a period of four years; and

     (b) The elimination of amounts reflected in the separate accounts of the Company related to previous transactions with Briyante.


4.   SHARE CAPITAL:

     (a)  Authorized:

          Unlimited common shares without par value.

     (b)  Common shares issued and outstanding:


                                                                                   Number
                                                                                 of shares           Amount
                                                                                -----------       ------------
          Balance, June 30, 2003, per Imagis financial statements               20,679,705        $17,657,156

          Issuance of common shares for cash by way of private
            placement at $0.1725 per share, net of costs (note 2(b))             4,637,681            744,000

          Issuance of common shares in exchange for settlement of debt
            at $0.2925 per share (note 2(c))                                       613,868            179,557

          Issuance of common shares in exchange for settlement of debt
            at $0.1725 per share (note 2(e))                                     4,584,058            790,750
                                                                                ----------        -----------
                                                                                30,515,312         19,371,463

          Consolidation of common shares on a 4.5 old for 1 new basis          (23,734,132)                --
                                                                                ----------        -----------
                                                                                 6,781,180         19,371,463

          Issuance of common shares on acquisition of Briyante                   3,946,290          3,551,661
                                                                                ----------        -----------
          Pro forma balance, June 30, 2003                                      10,727,470        $22,923,124
                                                                                ==========        ===========

          Pro forma loss per share has been calculated by dividing pro forma loss by the pro forma weighted average number of common shares outstanding, which number gives effect to the pro forma common share issuances described above as if they occurred at the beginning of the periods presented.

                                   APPENDIX G







                            IMAGIS TECHNOLOGIES INC.



                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                       FOR SIX MONTHS ENDED JUNE 30, 2003

                  AND UNAUDITED FINANCIAL STATEMENTS OF IMAGIS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2002

                      Financial Statements
                      (Expressed in Canadian dollars)



                      IMAGIS  TECHNOLOGIES  INC.



                      Six months ended June 30, 2003
                      Six months ended June 30, 2002 (unaudited)

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                   KPMG LLP                             Telephone (604) 691-3000
                   CHARTERED ACCOUNTANTS                Telefax   (604) 691-3031
                   Box 10426, 777 Dunsmuir Street       www.kpmg.ca
                   Vancouver BC V7Y 1K3
                   Canada





AUDITORS' REPORT TO THE SHAREHOLDERS


We have audited the balance sheet of Imagis Technologies Inc. as at June 30, 2003 and the statements of operations and deficit and cash flows for the six month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2003 and the results of its operations and its cash flows for the six month period then ended in accordance with Canadian generally accepted accounting principles.



KPMG LLP (SIGNED)


Chartered Accountants


Vancouver, Canada

August 11, 2003, except as to note 10
which is as of October 23, 2003



[OBJECT OMITTED]       KPMG LLP, a Canadian owned limited liability partnership
                       established under the laws of Ontario, is the Canadian member firm of KPMG International, a Swiss nonoperating association.

IMAGIS TECHNOLOGIES INC.
Balance Sheets
(Expressed in Canadian dollars)

                                                        June 30,        December 31,
                                                          2003              2002
                                                      ------------      ------------
Assets
Current assets:
     Cash and cash equivalents                        $     43,425      $    547,831
     Accounts receivable                                   364,607           437,770
     Accrued revenue receivable (note 2(d)(i))              85,277                --
     Prepaid expenses and deposit                           24,310            75,537
                                                      ------------      ------------
                                                           517,619         1,061,138
Equipment (note 3)                                         263,624           328,402
Other assets (note 4)                                      485,468           306,231
                                                      ------------      ------------
                                                      $  1,266,711      $  1,695,771
                                                      ============      ============
Liabilities and Shareholders' Equity (Deficiency)

Current liabilities:
     Accounts payable and accrued liabilities         $  1,719,757      $    648,901
     Credit facility (note 5)                              465,450                --
     Advances payable (note 6)                             209,924                --
     Capital lease obligations                              22,500            19,123
     Deferred revenue                                      211,216           339,485
                                                      ------------      ------------
                                                         2,628,847         1,007,509

Long-term liabilities:
     Debentures payable (note 7)                            75,000                --
     Capital lease obligations                              32,146            41,720
                                                      ------------      ------------
                                                           107,146            41,720
Shareholders' equity (deficiency):
     Share capital (note 8)                             17,657,156        17,361,118
     Contributed surplus                                   421,123           427,453
     Deficit                                           (19,547,561)      (17,142,029)
                                                      ------------      ------------
                                                        (1,469,282)          646,542
                                                      ------------      ------------
                                                      $  1,266,711      $  1,695,771
                                                      ============      ============

Operations (note 1)
Subsequent events (note 10)
Commitments (note 11)

See accompanying notes to financial statements.

IMAGIS TECHNOLOGIES INC.
Statements of Operations and Deficit
(Expressed in Canadian dollars)

Six months ended June 30, 2003
Six months ended June 30, 2002 (unaudited)

                                                      2003              2002
                                                  ------------      ------------
Revenue:
     Software sales                               $    324,480      $  1,908,576
     Support and services                              263,241           111,651
     Other                                               7,616            33,378
                                                  ------------      ------------
                                                       595,337         2,053,605
Expenses:
     Administration                                  1,303,760         2,011,323
     Amortization                                      127,717            56,662
     Bad debt expense                                   45,932                --
     Cost of materials                                   3,014           153,461
     Interest                                           19,191             3,672
     Sales and marketing                               889,986         1,393,925
     Technology development                            364,491           782,717
     Technical services                                246,778           449,219
                                                  ------------      ------------
                                                     3,000,869         4,850,979
                                                  ------------      ------------
Loss for the period                                 (2,405,532)       (2,797,374)

Deficit, beginning of period                       (17,142,029)      (10,190,636)
                                                  ------------      ------------
Deficit, end of period                            $(19,547,561)     $(12,988,010)
                                                  ============      ============
Loss per share - basic and diluted                $      (0.12)     $      (0.16)

Weighted average number of shares outstanding       20,575,498        17,213,938
                                                  ============      ============

See accompanying notes to financial statements.

IMAGIS TECHNOLOGIES INC.
Statements of Cash Flows
(Expressed in Canadian dollars)

Six months ended June 30, 2003
Six months ended June 30, 2002 (unaudited)

                                                                         2003             2002
                                                                     -----------      ------------
Cash provided by (used in):

Operations:
     Loss for the period                                             $(2,405,532)     $(2,797,374)
     Items not involving cash:
         Amortization                                                    127,717           56,662
         Stock-based compensation                                         (6,330)         225,932
         Accrued interest                                                  9,120               --
     Changes in non-cash operating working capital:
         Accounts receivable                                              73,163          (46,789)
         Accrued revenue receivable                                      (85,277)        (362,296)
         Prepaid expenses                                                 51,227          (10,792)
         Accounts payable and accrued liabilities                      1,070,856           51,184
         Deferred revenue                                               (128,269)         237,143
                                                                     -----------      -----------
                                                                      (1,293,325)      (2,646,330)

Investments:
     Purchase of equipment                                                (7,061)        (205,183)
     Short-term investments                                                   --        1,640,833
     Deferred acquisition costs                                         (231,675)              --
                                                                     -----------      -----------
                                                                        (238,736)       1,435,650

Financing:
     Advances under credit facility                                      502,714               --
     Repayments of credit facility                                       (46,384)              --
     Issuance of common shares for cash                                  296,038        1,315,874
     Share issue costs                                                        --           (1,059)
     Advances payable                                                    209,924               --
     Debentures payable                                                   75,000               --
     Capital lease obligations                                            (9,637)              --
                                                                     -----------      -----------
                                                                       1,027,655        1,314,815
                                                                     -----------      -----------
Increase (decrease) in cash                                             (504,406)         104,135

Cash and cash equivalents, beginning of period                           547,831          200,659
                                                                     -----------      -----------
Cash and cash equivalents, end of period                             $    43,425      $   304,794
                                                                     ===========      ===========
Supplementary information and disclosures:
     Interest paid                                                   $    10,071      $     3,672
     Issuance of common shares on conversion of special warrants              --        1,848,070
     Equipment acquired under capital lease                                3,440               --
                                                                     ===========      ===========

See accompanying notes to financial statements.

IMAGIS TECHNOLOGIES INC.
Notes to Financial Statements
(Expressed in Canadian dollars)

Six months ended June 30, 2003
Six months ended June 30, 2002 (unaudited)


1.   OPERATIONS:

     Imagis Technologies Inc. (the "Company") was incorporated under the Company Act (British Columbia) on March 23, 1998. The Company operates in a single segment, being the development and sale of software applications and advanced biometric facial recognition software solutions.

     These financial statements have been prepared on a going concern basis which includes the assumption that the Company will be able to realize its assets and settle its liabilities in the normal course of business. At June 30, 2003, the Company has a working capital deficiency of $2,111,228 and has not made all its required payments under its credit facility (note 5). For the six month period ended June 30, 2003, the Company has incurred a loss from operations of $2,405,532 and a deficiency in operating cash flow of $1,293,325. In addition, the Company has incurred significant operating losses and net utilization of cash in operations in all prior periods. Accordingly, the Company will require continued financial support from its shareholders and creditors until it is able to generate sufficient cash flow from operations on a sustained basis. Failure to obtain ongoing support of its shareholders and creditors may make the going concern basis of accounting inappropriate, in which case the Company's assets and liabilities would need to be recognized at their liquidation values. These financial statements do not include any adjustment due to this going concern uncertainty.


2.   SIGNIFICANT ACCOUNTING POLICIES:

     The Company prepares its financial statements in accordance with generally accepted accounting principles in Canada and, except as set out in note 14, also comply, in all material respects, with accounting principles generally accepted in the United States. The financial statements reflect the following significant accounting policies:

     (a)  Cash equivalents:

          The Company considers all highly liquid investments with a term to maturity of three months or less when purchased to be cash equivalents. Investments having a term in excess of three months but less than one year are classified as short-term investments.

     (b)  Equipment:

          Equipment is recorded at cost and is amortized over its estimated useful life on a straight-line basis at the following annual rates:

          Asset                                                           Rate
          -----                                                          ------
          Computer hardware                                                30%
          Furniture and fixtures                                           20%
          Software                                                        100%
                                                                         ======

     (c)  Other assets:

          Other assets include patents and a license. These assets are recorded at cost and are amortized over their estimated useful life on a straight-line basis at the following annual rates:

          Asset                                                           Rate
          -----                                                          ------
          Patents                                                         33.3%
          License                                                         33.3%
                                                                         ======

          Included in other assets is $251,722 which represents costs incurred by the Company through June 30, 2003 (December 31, 2002 - $20,048) relating to a proposed acquisition (see note 10(a)).

     (d)  Revenue recognition:

          (i)  Software sales revenue:

               The Company recognizes revenue consistent with Statement of Position 97-2, "Software Revenue Recognition". In accordance with this Statement, revenue is recognized, except as noted below, when all of the following criteria are met; persuasive evidence of a contractual arrangement exists, title has passed, delivery and customer acceptance has occurred, the sales price is fixed or determinable and collection is reasonably assured. Funds received in advance of meeting the revenue recognition criteria are recorded as deferred revenue.

               When a software product requires significant production, modification or customization, the Company generally accounts for the arrangement using the percentage-of-completion method of contract accounting. Progress to completion is measured by the proportion that activities completed are to the activities required under each arrangement. When the current estimate on a contract indicates a loss, a provision for the entire loss on the contract is made. In circumstances where amounts recognized as revenue under such arrangements exceed the amount invoiced, the difference is recorded as accrued revenue receivable.

               When software is sold under contractual arrangements that includes post contract customer support ("PCS"), the elements are accounted for separately if vendor specific objective evidence ("VSOE") of fair value exists for all undelivered elements. VSOE is identified by reference to renewal arrangements for similar levels of support covering comparable periods. If such evidence does not exist, revenue on the completed arrangement is deferred until the earlier of (a) VSOE being established or (b) all of the undelivered elements are delivered or performed, with the following exceptions: if the only undelivered element is PCS, the entire fee is recognized ratably over the PCS period, and if the only undelivered element is service, the entire fee is recognized as the services are performed.

               The Company provides for estimated returns and warranty costs, which to date have been nominal, on recognition of revenue.

          (ii) Support and services revenue:

               Up front payments for contract support and services revenue are deferred and are amortized to revenue over the period that the support and services are provided.

     (e)  Use of estimates:

          The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported or disclosed in the financial statements. Actual amounts may differ from these estimates.

     (f)  Foreign currency:

          Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at exchange rates in effect at the balance sheet date. Revenues and expenses are translated using rates in effect at the time of the transactions. Foreign exchange gains and losses are included in income.

     (g)  Income taxes:

          The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of substantive enactment. To the extent that it is not considered to be more likely than not that a future tax asset will be realized, a valuation allowance is provided.

     (h)  Unaudited interim financial information:

          The information reported herein for the six month period ended June 30, 2002 is unaudited. However, such financial information reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the results for the periods presented.

     (i)  Stock-based compensation:

          Effective January 1, 2002, the Company adopted the new recommendations of the Canadian Institute of Chartered Accountants with respect to the accounting for stock-based compensation and other stock-based payments. The new recommendations require direct awards of stock, stock appreciation rights or awards that call for the settlement in cash or other assets awarded to employees and the cost of the service received as consideration to be measured and recognized based on the fair value of the equity instruments issued. Compensation expense is recorded over the period of related employee service, usually the vesting period of the equity instrument awarded. The new recommendations permit the measurement of compensation expense for stock option grants to employees and directors that are not direct awards of stock, stock appreciation rights or otherwise call for settlement in cash or other assets by an alternative method and to provide pro forma disclosure of the financial results using the fair value method. The Company has elected to adopt an alternative method and continue with its policy of not recognizing compensation expense for stock options granted to employees. The Company recognizes compensation expense for non-employees based on the estimated fair value of the equity instruments issued and recognizes stock based compensation under Canadian GAAP.

          Had compensation expense for employees been determined based on the fair value method, the Company's net loss and net loss per share for the six month periods ended June 30, 2003 and 2002, would have been adjusted to the pro forma amounts indicated below:

                                                     2003             2002
                                                 -----------      -----------
          Net loss:
              As reported                        $(2,405,532)     $(2,797,374)
              Pro forma                           (2,907,698)      (3,308,849)

          Net loss per share:
              As reported                        $     (0.12)     $     (0.16)
              Pro forma                                (0.14)           (0.19)
                                                 ===========      ===========

          The pro forma amounts exclude the effect of stock options granted prior to January 1, 2002. The fair value of each stock option grant was estimated on the date of grant using the Black-Scholes option pricing model using the following average inputs: volatility - 120%, risk free interest rate - 5%, option term - 5 years, and dividend yield - nil.

          The weighted average fair value of employee stock options granted during 2002 is $2.05 per share purchase option. No stock options were granted during the six months ended June 30, 2003.

     (j)  Loss per share:

          Loss per share is calculated using the weighted average number of shares outstanding during the reporting period. This average includes common shares issued in a reporting period from their date of issuance. Diluted per share amounts are calculated by the treasury stock method whereby the assumed proceeds of dilutive exercisable instruments are applied to repurchase common shares at the average market price for the period. The resulting net issuance is included in the weighted average number for purposes of the diluted per share calculation. As all outstanding shares and warrants are anti-dilutive, there is no difference between basic and diluted loss per share.

     (k)  Comparative figures:

          Certain comparative figures have been reclassified to conform with the presentation adopted in the current quarter.


3.   EQUIPMENT:

                                                    Accumulated        Net book
     June 30, 2003                     Cost         amortization        value
     -------------                   --------       ------------       --------
     Computer hardware               $348,717         $191,549         $157,168
     Furniture and fixtures           171,110           68,112          102,998
     Software                         112,868          109,410            3,458
                                     --------         --------         --------
                                     $632,695         $369,071         $263,624
                                     ========         ========         ========

                                                    Accumulated        Net book
     December 31, 2002                 Cost         amortization        value
     -----------------               --------       ------------       --------
     Computer hardware               $342,369         $155,878         $186,491
     Furniture and fixtures           168,782           54,764          114,018
     Software                         111,041           83,148           27,893
                                     --------         --------         --------
                                     $622,192         $293,790         $328,402
                                     ========         ========         ========


4.   OTHER ASSETS:

                                                    Accumulated        Net book
     June 30, 2003                     Cost         amortization        value
     -------------                   --------       ------------       --------
     Patents                         $ 78,227         $ 15,211         $ 63,016
     License                          236,395           65,665          170,730
     Deferred acquisition costs       251,722               --          251,722
                                     --------         --------         --------
                                     $566,344         $ 80,876         $485,468
                                     ========         ========         ========

                                                    Accumulated        Net book
     December 31, 2002                 Cost         amortization        value
     ------------------               --------       ------------       --------

     Patents                         $ 78,227          $ 2,173         $ 76,054
     License                          236,395           26,266          210,129
     Deferred acquisition costs        20,048               --           20,048
                                     --------         --------         --------
                                     $334,670          $28,439         $306,231
                                     ========         ========         ========


5.   CREDIT FACILITY:

     During the six month period ended June 30, 2003, the Company received cash pursuant to a loan agreement with a previous director of the Company in the amount of $367,000 and made repayments in the amount of $20,000. Also included in this loan are various expenses paid by the former director on behalf of the Company in the amount of $135,714 of which $26,384 has been repaid. The loan has accrued interest in the amount of $9,120 and remains unpaid as at June 30, 2003. The loan bore interest at the prime rate plus 2% and is secured by a General Security Agreement over the assets of the Company, and a Source Code Escrow Agreement that requires the Company to deposit into escrow its source codes together with a license to commercialize the source codes on a non-exclusive, world-wide, royalty-free basis for a period of five years, to be released only in the event that Imagis ceases operations or enters bankruptcy proceedings. The loan arrangement under which the credit facility was drawn expired on May 31, 2003 and the Company recently reached an agreement with the lender on revised repayment terms (note 10(d)). As of October 22, 2003, the previous director has not taken any action with respect to the security for the loan arrangement. Since May 31, 2003 amounts owed under this facility now accrue interest at a rate of prime plus 5%.


6.   ADVANCES PAYABLE:

     During the quarter ended June 30, 2003, the Company was advanced $61,214 from three directors of the Company. These advances are non-interest bearing, are unsecured and have no set date for repayment.

     During the quarter ended March 31, 2003, the Company received US$100,000 (CDN$148,710) from a director of the Company. The Company had intended to issue stock as part a proposed private placement to the director in settlement of this advance. However, the private placement as proposed did not proceed and both the Company and the director anticipate that the amount advanced by the director will be converted into a debt instrument. As at June 30, 2003 the advance is unsecured, non-interest bearing and has no set date for repayment.

     Subsequent to June 30, 2003 the Company and the directors have agreed to repayment terms (see note 10(d)).

7.   DEBENTURES PAYABLE:

     During the quarter ended June 30, 2003, the Company received $75,000 through the issuance of a debenture. This debenture bears interest at prime plus 2%, requires interest to be paid monthly and is repayable on November 30, 2004. The debenture is secured by the assets of the Company but is subordinated to the credit facility loan agreement (see note 5).

     Subsequent to June 30, 2003, the Company has agreed with the debenture holder to repay the debenture through the issuance of special warrants (see note 10(d)).


8.   SHARE CAPITAL:

     (a) Authorized:

              100,000,000 common shares without par value

     (b) Issued:

                                                                                 Number
                                                                                of shares               Amount
                                                                                ---------               ------

         Balance, December 31, 2001                                            16,419,131          $10,142,041

         Issued during year:
              On private placement                                              1,166,667            2,660,001
              Options exercised                                                   375,110              423,193
              Warrants exercised                                                  894,776            1,571,090
              Issued on conversion of special warrants                          1,427,682            3,098,070
              Issued as bonus for consulting agreement                             37,500               78,750
              Issued as bonus in consideration of loan                             10,000               19,000
              Issued as bonus to a director and officer                            20,000               25,000
              Share issuance costs                                                     --             (656,027)
                                                                               ----------          -----------
         Balance, December 31, 2002                                            20,350,866           17,361,118

         Issued during the period:
              Options exercised                                                   195,505              129,370
              Warrants exercised                                                  133,334              166,668
                                                                               ----------          -----------
         Balance, June 30, 2003                                                20,679,705          $17,657,156
                                                                               ==========          ===========


     (c) Escrowed shares:

         As at December 31, 2001, 266,669 common shares were being held in escrow. These common shares were released from escrow on February 23, 2002.

     (d) Special warrants:

         On November 9, 2001, 1,427,682 Special Warrants were sold at a price of $2.17 per Special Warrant (gross proceeds less offering costs equaled $2,822,861), each of which entitled the holder, upon exercise and without payment of further consideration, to acquire one common share of the Company and one-half of one common share purchase warrant (the "Warrants") of the Company. These Special Warrants were not issued as compensation for services rendered. Each whole Warrant entitled the holder to purchase one common share of the Company at a price of $2.55. During 2002, all special warrants were converted into common shares. Also during 2002, the Company reduced the exercise price on some of the share purchase warrants as follows:

         (i)  288,018 share purchase warrants from $2.55 to $1.63;

         (ii) 220,200 share purchase warrants from $2.55 to $1.81;

         The securities issued pursuant to the brokered private placement and all underlying securities were subject to resale restrictions that expired on March 9, 2002.

     (e) Warrants:

         At December 31, 2002 and June 30, 2003, the following warrants were outstanding:

            December 31,                                               June 30,       Exercise
                2002         Granted     Exercised       Expired         2003           price      Expiry date
            ------------     -------     ---------       -------       --------       --------     -----------

              133,334           --        (133,334)            --           --           $1.25    February 23, 2003
              220,200           --              --       (220,200)          --           $1.81        March 9, 2003
               15,633           --              --        (15,633)          --           $1.81        March 9, 2003
               50,000           --              --             --       50,000           $2.20     January 18, 2004
              291,667           --              --             --      291,667         US$1.50         July 8, 2004
              105,000           --              --             --      105,000         US$1.80        July 24, 2004
              -------           --        --------       --------      -------         -------    -----------------
              815,834           --        (133,334)      (235,833)     446,667
              =======           ==        ========       ========      =======

         The Company has agreed, subject to regulatory approval, that the exercise price of the warrants for the purchase of 291,667 shares, issued in conjunction with a private placement will be reduced from US$1.50 to the same price per share as that afforded the investors under the Company's next equity offering.

     (f) Options:

         The Company has granted stock options to certain employees, directors, officers, advisors, and consultants to buy an aggregate of 4,795,000 (2002 - 4,795,000) common shares of the Company at prices ranging from $0.30 to $3.75 (2002 - $0.30 to $3.75). Of the 4,795,000 options granted, at June 30, 2003, 940,331 have been cancelled and 1,308,619 have been exercised (December 31, 2002 - 674,998 and 1,113,114 respectively). All options expire five years from the date of grant with the exception of 100,000 options issued during 2002 to a consultant that expire two years from the date of grant. A summary of the status of the Company's stock options at June 30, 2003 and December 31, 2002 and changes during the periods ended on those dates is presented below:

                                                       June 30, 2003                     December 31, 2002
                                               --------------------------           --------------------------
                                                         Weighted average                     Weighted average
                                               Shares     exercise price            Shares     exercise price
                                               ------    ----------------           ------    ----------------

         Outstanding, beginning of period   3,006,888               $1.68        1,953,664               $1.15

         Granted                                   --                  --        1,610,000                2.23
         Exercised                           (195,505)               0.66         (375,110)               1.13
         Cancelled                           (265,333)               1.81         (181,666)               1.86
                                            ---------              ------        ---------               -----
         Outstanding, end of period         2,546,050               $1.75        3,006,888               $1.68
                                            =========              ======        =========               =====

         At December 31, 2002 and June 30, 2003, the following options were outstanding:

         December 31,                                                June 30,      Exercise
             2002         Granted       Exercised      Cancelled       2003          price       Expiry date
         ------------     -------       ---------      ---------     --------      --------      -----------

              155,000          --        (155,000)            --           --        $0.30        July 6, 2003
               50,000          --              --             --       50,000        $1.00   February 25, 2004
               45,000          --              --             --       45,000        $1.00      March 25, 2004
               60,000          --              --        (60,000)          --        $1.00       July 19, 2004
              196,999          --         (19,000)       (37,000)     140,999        $1.00    January 19, 2005
              546,666          --              --             --      546,666        $1.00     August 30, 2006
               15,000          --              --             --       15,000        $2.35   September 2, 2005
               15,000          --              --             --       15,000        $2.35    November 2, 2005
              160,000          --              --             --      160,000        $2.20   December 19, 2006
               15,000          --              --             --       15,000        $2.06    December 5, 2005
               27,000          --              --             --       27,000        $1.99   December 20, 2005
                8,400          --              --             --        8,400        $1.50   December 20, 2005
              245,833          --              --        (13,333)     232,500        $1.50        May 14, 2006
              305,000          --              --        (35,000)     270,000        $2.35       March 4, 2007
               56,990          --         (21,505)            --       35,485        $2.97    February 8, 2004
               10,000          --              --             --       10,000        $2.24    January 31, 2007
              170,000          --              --        (40,000)     130,000        $2.35        May 15, 2007
              155,000          --              --        (15,000)     140,000        $2.35       June 30, 2007
              385,000          --              --        (65,000)     320,000        $2.35       July 31, 2007
              300,000          --              --             --      300,000        $1.50     August 31, 2007
               85,000          --              --             --       85,000        $2.35    October 31, 2007
            ---------          --        --------       --------    ---------        -----    ----------------
            3,006,888          --        (195,505)      (265,333)   2,546,050
            =========          ==        ========       ========    =========


9.   RELATED PARTY TRANSACTIONS NOT DISCLOSED ELSEWHERE ARE AS FOLLOWS:

     Included in administration expense is nil (2002 - $178,300) for payments made to a company with a director in common for services rendered to the Company.


10.  SUBSEQUENT EVENTS:

     (a) Pursuant to a Letter of Intent dated December 6, 2002 and an arrangement agreement (the "Initial Agreement") dated February 14, 2003 the Company agreed to acquire 100% of the issued and outstanding shares of Briyante Software Corp. ("Briyante"), a software development Company. The Initial Agreement was approved by the shareholders of Briyante at an annual and special general meeting held on March 17, 2003 and by an order of the Supreme Court of British Columbia on March 20, 2003. In May 2003, the Company agreed to the postponement, pending amendments to the terms, of the acquisition of Briyante. The agreement to amend the terms was brought about by the Company determining that it did not have sufficient working capital for the combined entity, as a result of a poor financial environment over the past six months. The Initial Agreement expired on May 31, 2003.

         On October 3, 2003, the Company and Briyante entered into a new arrangement agreement ("the Arrangement") to proceed with the acquisition of Briyante by the Company.

         It is a condition of the proposed acquisition of Briyante that shares of the Company be consolidated on a 4.5:1 basis concurrent with the completion of the acquisition. Completion of the acquisition is subject to regulatory approval and approval by the shareholders of both companies.

         The Arrangement will be implemented after the completion of the consolidation of the Company's common shares and provides that:

         (i) The Company will acquire all outstanding shares of Briyante in exchange for shares of the Company. Briyante shareholders will receive 1.4 pre-consolidation (0.31111 post-consolidation) common shares of the Company in exchange for each common share of Briyante;

         (ii) The Company will have completed the private placement described in note 10(c) and the settlement described in note 10(d);

         The closing is also subject to a number of customary conditions, including court, regulatory, and shareholder approval. Briyante's shareholders will be asked to vote on the Definitive Agreement at an Extraordinary Meeting that has been scheduled for November 21, 2003. The Company's shareholders will also vote on the arrangement November 21, 2003, at the Company's Annual General and Extraordinary Meeting. If the Briyante acquisition is approved by both companies' shareholders, the Company's shareholders will also be asked to approve a share consolidation on a 4.5 old shares for 1 new share basis.

     (b) Subsequent to June 30, 2003, the Company entered into an agreement to issue an aggregate of 613,868 common shares at a deemed price of $0.2925 per share in settlement of $179,557 of debt owed to two arms-length creditors. The Company also agreed to issue common shares to its landlord in payment of the lease on its Vancouver head office through December 2003. The shares are to be issued on the first of each month based on the formula of the number of shares being equal to the monthly rent of $11,465 divided by the weighted average share price of the previous month less the maximum allowable discount under the rules of the TSX Venture Exchange. The Company issued a further 47,378 shares in payment of the August rent and 57,146 shares in payment of the September rent under this agreement.

     (c) Subsequent to June 30, 2003, the Company reached agreement for a proposed private placement of up to CDN$800,000. The private placement will consist of up to 4,637,681 Special Warrants at $0.1725 per Special Warrant. Each Special Warrant will be exercisable, for no additional consideration, into Units consisting of one common share and one share purchase warrant. Each warrant will entitle the holder for two years from the date of issue of the special warrants to acquire one additional common share in the capital of Imagis at an exercise price of $0.23 in the first year and $0.253 in the second year. The Special Warrants will be convertible at the holders' option at any time for an eighteen month period and will convert automatically at the end of the eighteen months. The Company will not be required to meet any conditions prior to conversion. Finder's fees will be paid on a portion of the private placement of 7% in cash and 7% in broker's warrants at $0.23 per share. As of October 22, 2003 the Company had issued 2,773,913 Special Warrants for net proceeds of $448,505.

     (d) Subsequent to June 30, 2003, the Company entered into an agreement to settle $790,750 in debt including $396,750 of the Credit Facility (see note 5), advances payable of $319,000 (including $109,076 received subsequent to June 30, 2003 and the advances described in note 6), and the $75,000 Series A Subordinated Debenture (see note 7). The debt will be settled through the issuance of 4,584,058 Special Warrants under the same terms as those of the private placement described in note 10(c) above, except that special warrants issued to non-arms length parties will be converted only into common shares and no warrants. The proposed debt settlement will remove the existing General Security Agreements over the assets of the Company associated with the Credit Facility and Series A Debenture. The Company has agreed to repay the balance of the funds owing under the Credit Facility of $97,364 as at October 22, 2003 at the rate of $25,000 per month commencing November 1, 2003. The balance will continue to accrue interest at the rate of prime plus 5% per annum until repaid. The debt settlement agreements are subject to regulatory approval.

11.  COMMITMENTS:

     The Company is committed to the following lease payments over the next five years:

                                                  Equipment
                                        -----------------------------           Building
     Period                               Capital           Operating           Operating               Total
     ------                             -----------------------------           ---------               -----
     July 1 to December 31, 2003           15,565              20,358              60,675               96,598
     2004                                  31,131              24,528             121,350              177,009
     2005                                  13,412               3,361              60,675               77,448
     2006                                      --               2,928                  --                2,928
     2007                                      --               1,708                  --                1,708
                                           ------              ------             -------              -------
                                           60,108              52,883             242,700              355,691
                                           ======              ======             =======              =======

     The Company has entered into the following commitments with OSI Systems Inc ("OSI"):

     (a) The Company has entered into a strategic alliance to develop and market integrated airport and security products. The Company has committed to expend a minimum of USD$125,000 by July 8, 2004 on product development and the operation of an Airport Security Group to market the products.

     (b) The Company has committed to engage OSI to provide software development services. The Company has agreed to expend a minimum of USD$125,000, based on hourly rates charged at 85% of fair market value, prior to December 31, 2004.

     (c) The Company has entered into a Letter of Intent to form a joint venture for the purpose of establishing a manufacturing and marketing operation in Brazil. The Company has agreed to invest USD$250,000 cash in the joint venture in order to acquire a 20% interest. This investment is contingent upon the Company's joint venture partner fulfilling certain obligations prior to July 8, 2004.

     (d) The Company has agreed that, subject to regulatory approval, to modify the exercise price of the warrants issued to OSI in conjunction with a private placement for the purchase of 291,667 shares. The Company has agreed to reduce the exercise price from USD$1.50 (CDN$2.28) to the same price per share as that afforded the investors under the next equity offering of the Company.


12.  FINANCIAL INSTRUMENTS AND RISK MANAGEMENT:

     (a) Fair values:

         The fair value of the Company's financial instruments, represented by cash, accounts receivable, accrued revenue receivable, accounts payable and accrued liabilities, credit facility, advances payable, and debentures, approximates their carrying values due to their ability to be promptly liquidated or their immediate or short term to maturity. Based on current interest rates relative to those implicit in the leases, the fair value of capital lease obligations is estimated to not be materially different from their carrying values.

     (b) Credit risk:

         The Company is exposed to credit risk only with respect to uncertainty as to timing and amount of collectability of accounts receivable. The Company's maximum credit risk is the carrying value of accounts receivable.

     (c) Foreign currency risk:

         Foreign currency risk is the risk to the Company's earnings that arises from fluctuations in foreign currency exchange rates, and the degree of volatility of these rates. Management has not entered into any foreign exchange contracts to mitigate this risk.


13.  SEGMENTED INFORMATION:

     The Company operates in a single segment, the development and sale of software. Management of the Company makes decisions about allocating resources based on this one operating segment.

     Substantially all revenue is derived from sales to customers located in Canada, the United States, the United Kingdom and Japan. Geographic information is as follows:


                                                                                    2003                2002
                                                                                    ----                ----

     Canada                                                                        58,130              148,630
     United States                                                                383,160              496,895
     United Kingdom                                                                70,030              844,174
     Japan                                                                             --              485,317
     Other                                                                         84,017               78,589
                                                                                  -------            ---------
                                                                                  595,337            2,053,605
                                                                                  =======            =========

     Substantially all of the Company's fixed assets are in Canada.

     Major customers, representing 10% or more of total sales, include:


                                                                                   2003                 2002
                                                                                   ----                 ----

     Customer A                                                                   176,123              414,626
     Customer B                                                                    14,668              828,191
     Customer C                                                                        --              485,191
                                                                                  =======              =======

14.  UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

     These financial statements have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") which differ in certain respects with accounting principles generally accepted in the United States ("U.S. GAAP"). Material issues that could give rise to measurement differences to these consolidated financial statements are as follows:

     (a) Stock-based compensation:

         The Company has granted stock options to certain employees, directors, advisors, and consultants. These options are granted for services provided to the Company. For options issued subsequent to December 31, 2001, the Company amortizes the expense of all options issued to non-employees based on the Black-Scholes model under Canadian GAAP. For U.S. GAAP purposes, an enterprise recognizes or, at its option, discloses the impact of the fair value of stock options and other forms of stock-based compensation in the determination of income. The Company has elected under U.S. GAAP to continue to measure compensation cost for stock options granted to employees by the intrinsic value method. Options granted to non-employees prior to January 1, 2002, are required to be measured and recognized at their fair value as the services are provided and the options are earned. In addition, during the year ended December 31, 2001 and 2002, the Company repriced certain options and consequently, under U.S. GAAP, such options are accounted for as variable options and net increases in the underlying common shares market price since the repricing date are recognized as compensation cost until the options are exercised, expire or forfeited.

     (b) Beneficial conversion option:

         During the year ended December 31, 2000, the Company issued convertible debentures with detachable warrants attached. For Canadian GAAP purposes, the issuance is considered to be of a compound debt and equity instrument and the proceeds were allocated between the two elements based on their relative fair values. For U.S. GAAP purposes, this allocation results in a beneficial conversion option as the fair value of the shares issuable on conversion of the debt is in excess of the value at which such shares would be issuable based on the reduced carrying value of the debt element. This beneficial conversion option was amortized over the period to the first conversion date.

     (c) Warrant issuance for services:

         During the year ended December 31, 2000, the Company issued 200,000 warrants having an exercise price of $3.50 each for services rendered. In accordance with the Company's accounting policies, for Canadian GAAP purposes no value was assigned to these warrants. For U.S. GAAP purposes, the fair value of these warrants would be determined based on an option pricing model and recognized as the services are provided.

         The effect of these accounting differences on deficit, net loss, loss per share and future income taxes under United States accounting principles are as follows:

                                                                                2003                 2002
                                                                                ----                 ----

         Deficit, Canadian GAAP                                              $(19,547,561)        $(17,142,029)
         Cumulative stock based compensation (a)                               (1,319,286)          (1,295,024)
         Beneficial conversion options (b)                                       (208,200)            (208,200)
         Warrants issued for services (c)                                        (722,000)            (722,000)
                                                                             ------------         ------------
         Deficit, U.S. GAAP                                                  $(21,797,047)        $(19,367,253)
                                                                             ============         ============
         Loss for the period, Canadian GAAP                                  $ (2,405,532)        $ (2,797,374)
         Stock-based compensation (a)                                             (24,262)            (388,633)
                                                                             ------------         ------------
         Loss for the period, U.S. GAAP                                      $ (2,429,794)        $ (3,186,007)
                                                                             ============         ============
         Loss per share, U.S. GAAP - basic and diluted                       $      (0.12)        $      (0.19)
                                                                             ============         ============



                                   APPENDIX H












                            IMAGIS TECHNOLOGIES INC.



                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                               FOR THE YEARS ENDED

                           DECEMBER 31, 2002 AND 2001



                  These Audited Consolidated Financial Statements for the Years Ended December 31, 2002 and 2001 have been reproduced from Imagis' 2002 Annual Report and have not been changed or otherwise updated. Subsequent changes in Imagis' business are described elsewhere in this Joint Information Circular, including a description of Imagis' Liquidity and Capital Resources after the Arrangement on page 38.

AUDITORS' REPORT TO THE DIRECTORS

We have audited the consolidated balance sheets of Imagis Technologies Inc. as at December 31, 2002 and 2001 and the consolidated statements of operations and deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2002 and 2001 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.



Chartered Accountants

Vancouver, Canada
March 4, 2003, except to note 12 which is as of March 26, 2003



COMMENTS BY AUDITOR FOR U.S. READERS ON CANADA-US REPORTING DIFFERENCES

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in note 1 to the financial statements. Our report to the directors dated March 4, 2003, except as to note 12 which is as of March 26, 2003, expressed in accordance with Canadian reporting standards which does not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.



Chartered Accountants

Vancouver, Canada
March 4, 2003, except as to note 12 which is as of March 26, 2003

IMAGIS TECHNOLOGIES INC.
Consolidated Balance Sheets
(Expressed in Canadian dollars)

December 31, 2002 and 2001

                                                                                     2002                2001
                                                                                     ----                ----
ASSETS

Current assets:
        Cash and cash equivalents                                              $    547,831         $    200,659
        Short-term investment                                                            --            2,560,000
        Accounts receivable                                                         437,770              455,263
        Prepaid expenses and deposit                                                 75,537                9,761
                                                                               ------------         ------------
                                                                                  1,061,138            3,225,683

Equipment (note 3)                                                                  328,402               51,838

Other assets (note 4)                                                               306,231                   --
                                                                               ------------         ------------

                                                                               $  1,695,771         $  3,277,521
                                                                               ============         ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
        Accounts payable and accrued liabilities                               $    648,901         $    444,871
        Deferred revenue                                                            339,485               59,184
        Capital lease obligations (note 5)                                           19,123                   --
                                                                               ------------         ------------
                                                                                  1,007,509              504,055

Long-term liabilities:
        Capital lease obligations (note 5)                                           41,720                   --

Shareholders' equity:
        Share capital (note 6)                                                   17,361,118           10,142,041
        Special warrants (note 6)                                                        --            2,822,061
        Contributed surplus                                                         427,453                   --
        Deficit                                                                 (17,142,029)         (10,190,636)
                                                                               ------------         ------------
                                                                                    646,542            2,773,466
                                                                               ------------         ------------
                                                                               $  1,695,771         $  3,277,521
                                                                               ============         ============


Operations (note 1)
Commitments (note 9)
Subsequent events (note 11)

See accompanying notes to consolidated financial statements.

Approved on behalf of the Board:

"SIGNED"                                                     Director
--------------------------------------------------------

"SIGNED"                                                     Director
--------------------------------------------------------

IMAGIS TECHNOLOGIES INC.
Consolidated Statements of Operations and Deficit
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001


                                                                                    2002                 2001
                                                                                    ----                 ----
Revenues:
      Software sales                                                           $  2,584,039         $  1,519,925
      Support and services                                                          344,456              356,441
      Other                                                                          94,393              218,341
                                                                               ------------         ------------
                                                                                  3,022,888            2,094,707
                                                                               ------------         ------------

Expenses:
      Administration, including stock-based compensation of
         2002 - $290,723 and 2001 - nil                                           3,712,717            1,932,813
      Amortization                                                                  140,408               31,016
      Bad debt expense                                                              283,180               62,314
      Cost of materials                                                             179,090              175,851
      Interest                                                                       31,089               41,556
      Sales and marketing                                                         3,139,740              923,010
      Technology development                                                      1,668,027            1,215,945
      Technical services                                                            820,030              732,906
                                                                               ------------         ------------
                                                                                  9,974,281            5,115,411
                                                                               ------------         ------------
Loss for the year                                                                (6,951,393)          (3,020,704)

Deficit, beginning of year                                                      (10,190,636)          (7,169,932)
                                                                               ------------         ------------
Deficit, end of year                                                           $(17,142,029)        $(10,190,636)
                                                                               ============         ============
Loss per share - basic and diluted                                             $      (0.38)        $      (0.21)
                                                                               ============         ============
Weighted average number of shares outstanding                                    18,352,395           14,308,442
                                                                               ============         ============



See accompanying notes to consolidated financial statements.

IMAGIS TECHNOLOGIES INC.
Consolidated Statements of Cash Flows
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001


                                                                                    2002                 2001
                                                                                    ----                 ----

Cash provided by (used in):

Operations:

      Loss for the year                                                         $(6,951,393)         $(3,020,704)
      Items not involving cash:
         Amortization                                                               140,408               31,016
         Stock-based compensation                                                   413,473               29,000
      Changes in non-cash operating working capital:
         Accounts receivable                                                         17,493              385,244
         Prepaids                                                                   (65,776)              (3,687)
         Accounts payable and accrued liabilities                                   204,030             (121,244)
         Deferred revenue                                                           280,301               (5,095)
                                                                                -----------          -----------
                                                                                 (5,961,464)          (2,705,470)

Investments:
      Purchase of equipment                                                        (311,587)             (24,772)
      Purchase of other assets                                                     (314,622)                  --
      Short-term investments                                                      2,560,000           (2,560,000)
      Deferred acquisition costs                                                    (20,048)                  --
                                                                                -----------          -----------
                                                                                  1,913,743           (2,584,772)

Financing:
      Issuance of common shares for cash                                          4,654,283            3,818,184
      Issuance of special warrants for cash, net of share issue
         costs                                                                           --            2,822,061
      Share issue costs                                                            (243,287)            (134,298)
      Capital lease obligations                                                     (16,103)              (2,226)
      Loan from related parties                                                          --           (1,072,317)
                                                                                -----------          -----------
                                                                                  4,394,893            5,431,404
                                                                                -----------          -----------

Increase in cash                                                                    347,172              141,162

Cash and cash equivalents, beginning of year                                        200,659               59,497
                                                                                -----------          -----------
Cash and cash equivalents, end of year                                          $   547,831          $   200,659
                                                                                ===========          ===========

Supplementary information and disclosure:
      Interest paid                                                             $    12,089          $     2,972
      Issuance of common shares on conversion of special
         warrants                                                                 3,098,070                   --
      Capital assets acquired under capital lease                                    76,946                   --
                                                                                ===========          ===========



See accompanying notes to consolidated financial statements.

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001


1.       OPERATIONS:

         Imagis Technologies Inc. (the "Company") was incorporated under the Company Act (British Columbia) on March 23, 1998. The Company operates in a single segment, being the development and sale of software applications and advanced biometric facial recognition software solutions.

         These financial statements have been prepared on a going concern basis which includes the assumption that the Company will be able to realize its assets and settle its liabilities in the normal course of business. For the year ended December 31, 2002, the Company has incurred a loss from operations of $6,951,393 and a deficiency in operating cash flow of $5,961,464. In addition, the Company has incurred significant operating losses and net utilization of cash in operations in all prior periods. Accordingly, the Company will require continued financial support from its shareholders and creditors until it is able to generate sufficient cash flow from operations on a sustained basis. Failure to obtain ongoing support of its shareholders and creditors may make the going concern basis of accounting inappropriate, in which case the Company's assets and liabilities would need to be recognized at their liquidation values. These financial statements do not include any adjustment due to this going concern uncertainty.


2.       SIGNIFICANT ACCOUNTING POLICIES:

         The Company prepares its financial statements in accordance with generally accepted accounting principles in Canada and, except as set out in Note 13, also comply, in all material respects, with accounting principles generally accepted in the United States. The financial statements reflect the following significant accounting policies:

         (a) Cash equivalents:

             The Company considers all highly liquid investments with a term to maturity of three months or less when purchased to be cash equivalents. Investments having a term in excess of three months but less than one year are classified as short-term investments.

         (b) Equipment:

             Equipment is recorded at cost and is amortized over its estimated useful life on a straight-line basis at the following annual rates:

             Asset                                                                                           Rate
             -----                                                                                           ----

             Computer hardware                                                                                30%
             Furniture and fixtures                                                                           20%
             Software                                                                                        100%
                                                                                                             ===

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001


2.      SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

        (c)  Other assets:

             Other assets are comprised of patents and license purchased during 2002. The assets are recorded at cost and are amortized over their estimated useful life on a straight-line basis at the following annual rates:

             Asset                                                                                          Rate
             -----                                                                                          ----

             Patents                                                                                        33.3%
             Rights to royalties                                                                            33.3%
                                                                                                            ====


             Included in other assets is $20,048 which represents costs incurred by the Company through December 31, 2002 relating to a proposed acquisition.

        (d)  Revenue recognition:

             (i)    Software sales revenue:

                    The Company recognizes revenue consistent with Statement of Position 97-2, "Software Revenue Recognition". In accordance with this Statement, revenue is recognized, except as noted below, when all of the following criteria are met; persuasive evidence of a contractual arrangement exists, title has passed, delivery and customer acceptance has occurred, the sales price is fixed or determinable and collection is reasonably assured. Funds received in advance of meeting the revenue recognition criteria are recorded as deferred revenue.

                    When a software product requires significant production, modification or customization, the Company generally accounts for the arrangement using the percentage-of-completion method of contract accounting. Progress to completion is measured by the proportion that activities completed are to the activities required under each arrangement. When the current estimate on a contract indicates a loss, a provision for the entire loss on the contract is made.

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001



2.      SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

        (d)   Revenue recognition (continued):

              (i)   Software sales revenue (continued):

                    When software is sold under contractual arrangements that includes post contract customer support ("PCS"), the elements are accounted for separately if vendor specific objective evidence ("VSOE") of fair value exists for all undelivered elements. VSOE is identified by reference to renewal arrangements for similar levels of support covering comparable periods. If such evidence does not exist, revenue on the completed arrangement is deferred until the earlier of (a) VSOE being established or (b) all of the undelivered elements are delivered or performed, with the following exceptions: if the only undelivered element is PCS, the entire fee is recognized ratably over the PCS period, and if the only undelivered element is service, the entire fee is recognized as the services are performed.

                    The Company provides for estimated returns and warranty costs, which to date have been nominal, on recognition of revenue.

              (ii)  Support and services revenue:


                    Up front payments for contract support and services revenue is deferred and is amortized to revenue over the period that the support and services are provided.

        (e)   Use of estimates:

              The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported or disclosed in the financial statements. Actual amounts may differ from these estimates.

        (f)   Foreign currency:

              Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at exchange rates in effect at the balance sheet date. Revenues and expenses are translated using rates in effect at the time of the transactions. Foreign exchange gains and losses are included in income.

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001


2.      SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

        (g)   Income taxes:

              The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of substantive enactment. To the extent that it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

        (h)   Stock-based compensation:

              Effective January 1, 2002, the Company adopted the new recommendations of the Canadian Institute of Chartered Accountants with respect to the accounting for stock-based compensation and other stock-based payments. The new recommendations require direct awards of stock, stock appreciation rights or awards that call for the settlement in cash or other assets awarded to employees and the cost of the service received as consideration to be measured and recognized based on the fair value of the equity instruments issued. Compensation expense is recorded over the period of related employee service, usually the vesting period of the equity instrument awarded. The new recommendations permit the measurement of compensation expense for stock option grants to employees and directors that are not direct awards of stock, stock appreciation rights or otherwise call for settlement in cash or other assets by an alternative method and to provide pro forma disclosure of the financial results using the fair value method. The Company has elected to adopt an alternative method and continue with its policy of not recognizing compensation expense for stock options granted to employees. The Company recognizes compensation expense for non-employees based on the estimated fair value of the equity instruments issued and recognizes stock based compensation under Canadian GAAP.

              Had compensation expense for employees been determined based on the fair value method, the Company's net loss and net loss per share for the year ended December 31, 2002, would have been adjusted to the pro forma amounts indicated below:



             Net loss - as reported                                                            $(6,951,393)
             Net loss - pro forma                                                               (7,752,467)

             Net loss per share - as reported                                                  $     (0.38)
             Net loss per share - pro forma                                                          (0.42)
                                                                                               ===========


IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001


2.      SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

        (h)   Stock-based compensation (continued):

              The pro forma amounts exclude the effect of stock options granted prior to January 1, 2002. The fair value of each stock option grant was estimated on the date of grant using the Black-Scholes option pricing model using the following average inputs: volatility - 120%, risk-free interest rate - 5%, option term - 5 years and dividend yield - nil.

              The weighted average fair value of employee stock options granted during the year ended December 31, 2002 was $2.05 per share purchase option.

        (i)   Loss per share:

              Loss per share is calculated using the weighted average number of shares outstanding during the reporting period. This average includes common shares issued in a reporting period from their date of issuance. Diluted per share amounts are calculated by the treasury stock method whereby the assumed proceeds of dilutive exercisable instruments are applied to repurchase common shares at the average market price for the period. The resulting net issuance is included in the weighted average number for purposes of the diluted per share calculation. As all outstanding shares and warrants are anti-dilutive, there is no difference between basic and diluted loss per share.

        (j)   Comparative figures:

              Certain comparative figures have been reclassified to conform with the presentation adopted in the current year.


3.      EQUIPMENT:


                                                                                     Accumulated          Net book
                          2002                                     Cost              amortization           value
                          ----                                     ----              ------------         --------
        Computer hardware                                        $342,369              $155,878           $186,491
        Furniture and fixtures                                    168,782                54,764            114,018
        Software                                                  111,041                83,148             27,893
                                                                 --------              --------           --------
                                                                 $622,192              $293,790           $328,402
                                                                 ========              ========           ========



IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001


3.      EQUIPMENT (CONTINUED):

                                                                                     Accumulated           Net book
                             2001                                  Cost              amortization           value
                             ----                                  ----              ------------          --------

        Computer hardware                                        $126,200              $110,106            $16,094
        Furniture and fixtures                                     72,388                36,644             35,744
        Software                                                   35,071                35,071                 --
                                                                 --------              --------            -------
                                                                 $233,659              $181,821            $51,838
                                                                 ========              ========            =======


        Assets under capital lease with a cost of $76,906 (2001 - nil) and accumulated amortization of $12,609 (2001 - nil) are included in capital assets.


4.      OTHER ASSETS:

                                                                                      Accumulated        Net book
                            2002                                   Cost               amortization         value
                            ----                                   ----               ------------       --------

        Patents (note 7(c))                                      $ 78,227               $ 2,173          $ 76,054
        License (note 7(d))                                       236,395                26,266           210,129
        Deferred acquisition costs                                 20,048                    --            20,048
                                                                 --------               -------          --------
                                                                 $334,670               $28,439          $306,231
                                                                 ========               =======          ========


5.      CAPITAL LEASE OBLIGATIONS:


        2003                                                                                             $ 29,046
        2004                                                                                               29,046
        2005, including buy-out options                                                                    20,052
                                                                                                         --------
                                                                                                           78,144
        Implicit interest portion                                                                         (17,301)
                                                                                                         --------
                                                                                                           60,843
        Current portion of capital lease obligations                                                       19,123
                                                                                                         --------
        Long-term portion of capital lease obligations                                                   $ 41,720
                                                                                                         ========


IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001



6.      SHARE CAPITAL:

        (a)   Authorized:

                100,000,000 common shares without par value

        (b)   Issued:

                                                                                     Number
                                                                                   of shares             Amount
                                                                                   ---------             ------

             Balance, December 31, 2000                                           12,965,965          $ 6,329,155

             Issued during year:
               On private placement                                                1,730,332            1,998,650
               Options exercised                                                     295,834              395,834
               Warrants exercised                                                  1,407,000            1,523,700
               Issued for services related to private placement                       20,000               29,000
               Share issuance costs                                                       --             (134,298)
                                                                                  ----------          -----------

             Balance, December 31, 2001                                           16,419,131           10,142,041

             Issued during the period:
               On private placement                                                1,166,667            2,660,001
               Options exercised                                                     375,110              423,193
               Warrants exercised                                                    894,776            1,571,090
               Issued on conversion of special warrants                            1,427,682            3,098,070
               Issued as bonus for consulting agreement                               37,500               78,750
               Issued as bonus in consideration of loan                               10,000               19,000
               Issued as bonus to a director and officer                              20,000               25,000
               Share issuance costs                                                       --             (656,027)
                                                                                  ----------          -----------
             Balance, December 31, 2002                                           20,350,866          $17,361,118
                                                                                  ==========          ===========



IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001


6.      SHARE CAPITAL (CONTINUED):

        (c)   Escrowed shares:

              As at December 31, 2001, 266,669 common shares were being held in escrow. These common shares were released from escrow on February 23, 2002.

        (d)   Special Warrants:

              On November 9, 2001, 1,427,682 Special Warrants were sold at a price of $2.17 per Special Warrant (gross proceeds less offering costs equaled $2,822,061), each of which entitles the holder, upon exercise and without payment of further consideration, to acquire one common share of the Company and one-half of one common share purchase warrant (the "Warrants") of the Company. These Special Warrants were not issued as compensation for services rendered. Each whole Warrant will entitle the holder to purchase one common share of the Company at a price of $2.55 with the following expiration dates:

              (i)   114,666 warrants expired on November 9, 2002

              (ii)  1,313,016 warrants expire on March 9, 2003


              The securities issued pursuant to the brokered private placement and all underlying securities were subject to resale restrictions that expired on March 9, 2002.

              During 2002, all special warrants were converted into common shares. Also during 2002, the Company reduced the exercise price on some of the share purchase warrants as follows:

              (i)   288,018 share purchase warrants from $2.55 to $1.63

              (ii)  220,200 share purchase warrants from $2.55 to $1.81

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001


6.      SHARE CAPITAL (CONTINUED):

        (e)   Warrants:

              At December 31, 2001 and 2002, the following warrants were outstanding:


                December 31,                                                 December 31,   Exercise
                    2001         Granted     Exercised       Expired            2002         price          Expiry date
                ------------     -------     ---------       -------         ------------   --------        -----------

                   266,666            --            --        (266,666)              --        $1.25           August 31, 2002
                   133,334            --            --              --          133,334         1.25         February 23, 2003
                    50,000            --            --         (50,000)              --         4.00             June 16, 2002
                   274,000            --     (274,000)              --               --         1.10    Various to May 6, 2003
                   114,666            --            --        (114,666)              --         2.55          November 9, 2002
                   205,622            --     (205,622)              --               --         2.55             March 9, 2003
                   288,018             1     (288,019)              --               --         1.63             March 9, 2003
                   220,200            --           --               --          220,200         1.81             March 9, 2003
                        --       127,135     (127,135)              --               --         2.17             March 9, 2003
                        --        15,633           --               --           15,633         1.81             March 9, 2003
                        --        50,000           --               --           50,000         2.20          January 18, 2004
                        --       291,667           --               --          291,667         2.28              July 8, 2004
                        --       105,000           --               --          105,000         2.84             July 24, 2004
                 ---------       -------     --------         --------          -------         ----    ----------------------
                 1,552,506       589,436    (894,776)         (431,332)         815,834
                 =========       =======     ========         ========          =======



              At December 31, 2000 and 2001, the following warrants were outstanding:


               December 31,                                            December 31,     Exercise
                   2000        Granted     Exercised      Expired          2001           price           Expiry date
              ------------- ------------ ------------- -------------   ------------   ------------      -----------------
                   400,000           --            --           --          400,000        $1.25      To February 23, 2003
                    80,000           --      (80,000)           --               --         0.80            March 17, 2001
                   200,000           --            --     (200,000)              --         3.50             April 7, 2001
                    50,000           --            --           --           50,000         4.00             June 16, 2002
                        --    1,601,000   (1,327,000)           --          274,000         1.10    Various to May 6, 2002
                        --      114,666            --           --          114,666         2.17          November 9, 2002
                        --      713,840            --           --          713,840         2.17             March 9, 2003
                   -------    ---------   ----------      --------        ---------         ----    ----------------------
                   730,000    2,429,506   (1,407,000)     (200,000)       1,552,506
                   =======    =========   ==========      ========        =========


IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001



6.      SHARE CAPITAL (CONTINUED):

        (e)  Warrants (continued):

             The 400,000 warrants having an exercise price of $1.25 per share that were outstanding at December 31, 2001 were due to expire in two tranches. The first tranche of 266,666 warrants had an expiry of June 25, 2002 and the second tranche of 133,334 has an expiry of February 23, 2003. The first tranche's expiry date was extended to August 31, 2002.

             Of the 713,840 warrants outstanding at December 31, 2001 with an exercise price of $2.55, 205,622 were modified to reduce the exercise price from $2.55 to $1.63 and 220,200 were modified to reduce the exercise price from $2.55 to $1.81.



        (f)  Options:

             The Company has granted stock options to certain employees, directors, officers, advisors, and consultants to buy an aggregate of 4,795,000 (2001 - 3,185,000) common shares of the Company at prices ranging from $0.30 to $3.75 (2001 - $0.30 to $2.20). Of the
             4,795,000 options granted, 674,998 have been cancelled and 1,113,114 have been exercised (2001 - 493,332 and 738,004 respectively). All options expire five years from the date of grant with the exception of 100,000 options issued during 2002 to a consultant that expire two years from the date of grant. A summary of the status of the Company's stock options at December 31, 2002 and 2001 and changes during the years ended on those dates is presented below:


                                                            2002                                2001
                                                ------------------------------       ----------------------------
                                                                  Weighted                           Weighted
                                                                  average                             average
                                                     Shares    exercise price          Shares     exercise price
                                                -------------- ---------------       ----------   ---------------

             Outstanding, beginning of year        1,953,664            $1.15         1,451,164             $1.62
             Granted                               1,610,000             2.23         1,290,000              1.34
             Exercised                              (375,110)            1.13          (295,834)             1.34
             Cancelled                              (181,666)            1.86          (491,666)             2.92
                                                   ---------            -----         ---------             -----
             Outstanding, end of year              3,006,888            $1.68         1,953,664             $1.15
                                                   =========            =====         =========             =====



IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001


6.      SHARE CAPITAL (CONTINUED):


        (f)  Options (continued):

             The following table summarizes information about stock options outstanding at December 31, 2002:


                               Options outstanding                                    Options exercisable
        ------------------------------------------------------------------ ---------------------------------------
                            Number                              Weighted         Number
                          outstanding,    Weighted average      average        exercisable,        Weighted
           Exercise       December 31,        remaining         exercise       December 31,         average
            prices           2002         contractual life       price            2002           exercise price
        --------------- -------------- -------------------- -------------- ------------------ --------------------

        $0.30                 155,000           0.51 years          $0.30            155,000                $0.30
        $1.00                  50,000           1.15 years           1.00             50,000                 1.00
        $1.00                  45,000           1.23 years           1.00             45,000                 1.00
        $1.00                  60,000           1.55 years           1.00             60,000                 1.00
        $1.00                 196,999           2.05 years           1.00            196,999                 1.00
        $1.00                 546,666           3.67 years           1.00            353,333                 1.00
        $2.35                  15,000           2.67 years           2.35             15,000                 2.35
        $2.35                  15,000           2.84 years           2.35             15,000                 2.35
        $2.20                 160,000           3.97 years           2.20            106,667                 2.20
        $2.06                  15,000           2.93 years           2.06             15,000                 2.06
        $1.99                  27,000           2.97 years           1.99             27,000                 1.99
        $1.50                   8,400           2.97 years           1.50              8,400                 1.50
        $1.50                 245,833           3.37 years           1.50            229,166                 1.50
        $2.35                 305,000           4.18 years           2.35            235,002                 2.35
        $2.97                  56,990           1.11 years           2.97             48,990                 2.97
        $2.24                  10,000           4.09 years           2.24              3,333                 2.24
        $2.35                 170,000           4.37 years           2.35             56,667                 2.35
        $2.35                 155,000           4.50 years           2.35             51,667                 2.35
        $2.35                 385,000           4.58 years           2.35            128,333                 2.35
        $1.50                 300,000           4.67 years           1.50            100,000                 1.50
        $2.35                  85,000           4.84 years           2.35                 --                   --
        -----               ---------           ----------           ----          ---------                 ----
                            3,006,888                                              1,900,557
                            =========                                              =========

        Effective June 30, 2002, the Company amended the exercise price of 560,000 options with exercise prices ranging from $2.65 to $3.50 to $2.35.


7.      RELATED PARTY TRANSACTIONS:

        Related party transactions not disclosed elsewhere are as follows:

        (a) included in administration expense is $315,942 (2001 - $484,255) for payments made to a company with a director in common for services rendered to the Company.

        (b) included in interest expense is $19,000 (2001 - nil) representing the fair value of 10,000 shares issued to a company with a director in common in consideration of a loan made to the Company in 2001.

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001



7.      RELATED PARTY TRANSACTIONS (CONTINUED):

        (c) On September 4, 2002 the Company acquired a license to certain software applications related to their use in certain specified business fields from a company related by virtue of having a director in common. The Company paid USD$150,000 (CDN$236,395, recorded in Other Assets) cash in consideration of the license. The license expires on the latter of August 31, 2017 and the expiry date of the last patent of the underlying software. The cost of the license will be amortized against earnings from the applications over its estimated useful life.

        (d) During 2002, the Company acquired patents from a company related by virtue of having a director in common. The Company paid USD$50,000 (CDN$78,227, recorded on Other Assets) cash in consideration for the patents. The cost of the patents will be amortized over its estimated useful life.


8.      INCOME TAXES:

        Income tax expense differs from the amount that would be computed by applying the federal and provincial statutory income tax rates of 39.6% (2001 - 44.6%) to income before taxes due to valuation allowances provided against losses incurred in the year.

        The effective income tax rates differ from the Canadian statutory rates for the following reasons:

                                                                                    2002                 2001
                                                                                ------------          -----------

        Canadian statutory rates                                                      39.6%                  44.6%

        Canadian federal and provincial taxes                                  $(2,752,752)            (1,347,234)
        Reduction in effective tax rates                                           715,786                633,845
        Permanent and other differences                                             78,275                 (6,096)
        Financing costs charged against share capital                             (214,153)               (97,907)
        Changes in valuation allowance                                           2,172,844                817,392
                                                                               -----------            -----------
                                                                               $        --            $        --
                                                                               ===========            ===========



                                                                                  2002                   2001
                                                                               -----------            -----------
        Future income tax asset:
            Loss carry forwards                                                $ 5,600,309            $ 3,594,871
            Capital assets                                                          88,978                 72,001
            Financing costs                                                        192,630                 86,931
            Other                                                                   44,730                     --
                                                                               -----------            -----------
                                                                                 5,926,647              3,753,803
        Valuation allowance                                                     (5,926,647)            (3,753,803)
                                                                               -----------            -----------
                                                                               $        --            $        --
                                                                               ===========            ===========



IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001


8.      INCOME TAXES (CONTINUED):

        In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will be realized. The ultimate realization of the future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

        As at December 31, 2002, the Company has non-capital loss carry forwards aggregating approximately $15,721,000 available to reduce taxable income otherwise calculated in future years. These losses expire as follows:

        2005                                                                                 $1,175,000
        2006                                                                                  2,068,000
        2007                                                                                  2,870,000
        2008                                                                                  2,979,000
        2009                                                                                  6,629,000
                                                                                             ==========


9.      COMMITMENTS:

        The Company is committed to the following lease payments over the next five years:


                                                Equipment
                                       ---------------------------------           Building
                                         Capital             Operating             Operating              Total
                                       -----------         -------------           ---------             -------

        2003                               $29,046               $52,342           $166,198             $247,586
        2004                                29,046                24,528            121,350              174,924
        2005                                13,239                 3,361             60,675               77,275
        2006                                    --                 2,928                 --                2,928
        2007                                    --                 1,708                 --                1,708
                                           -------               -------           --------             --------
                                           $71,331               $84,867           $348,223             $504,421
                                           =======               =======           ========             ========


IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001



9.      COMMITMENTS (CONTINUED):

        The Company has entered into the following commitments with a company related by virtue of having a director in common:

        (a) the Company has entered into a strategic alliance to develop and market integrated airport and security products with the related company. The Company has committed to expend a minimum of USD$250,000 on product development and the operation of an Airport Security Group to market the products.

        (b) the Company has committed to engage the related company to provide software development services. The Company has agreed to expend a minimum of USD$250,000, based on hourly rates charged at 85% of fair market value, prior to December 31, 2003.

        (c) the Company has entered into a Letter of Intent to form a joint venture for the purpose of establishing a manufacturing and marketing operation in Brazil. The Company has agreed to invest USD$250,000 cash in the joint venture in order to acquire a 20% interest. This investment is contingent upon the Company's joint venture partner fulfilling certain obligations prior to July 8, 2004.

        Subsequent to December 31, 2002, the Company modified the terms of the commitments (note 12).

10.     FINANCIAL INSTRUMENTS AND RISK MANAGEMENT:

        (a)    Fair values:

               The fair value of the Company's financial instruments, represented by cash, accounts receivable, accounts payable and accrued liabilities, approximates their carrying values due to their ability to be promptly liquidated or their immediate or short term to maturity. Based on current interest rates relative to those implicit in the leases, the fair value of capital lease obligations is estimated not to be materially different from their carrying values.

        (b)    Credit risk:

               The Company is exposed to credit risk only with respect to uncertainty as to timing and amount of collectability of accounts receivable. The Company's maximum credit risk is the carrying value of accounts receivable.

        (c)    Foreign currency risk:

               Foreign currency risk is the risk to the Company's earnings that arises from fluctuations in foreign currency exchange rates, and the degree of volatility of these rates. Management has not entered into any foreign exchange contracts to mitigate this risk.

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001


11.      SEGMENTED INFORMATION:

          The Company operates in a single segment, the development and sale of software. Management of the Company makes decisions about allocating resources based on this one operating segment.

          Substantially all revenue is derived from sales to customers located in Canada, the United States, the United Kingdom and Japan. Geographic information is as follows:

                                                                                    2002                  2001
                                                                                   ------                ------

         Canada                                                                  $  270,655            $  317,036
         United States                                                            1,061,794             1,735,465
         United Kingdom                                                           1,062,277                41,152
         Japan                                                                      485,640                    --
         Other                                                                      142,522                 1,054
                                                                                 ----------            ----------
                                                                                 $3,022,888            $2,094,707
                                                                                 ==========            ==========



          Substantially all of the Company's fixed assets are in Canada.

          Major customers, representing 10% or more of total sales, include:


                                                                                     2002                  2001
                                                                                    ------                ------

         Customer A                                                              $  507,971              $886,909
         Customer B                                                               1,046,294                 1,074
         Customer C                                                                 483,091                    --
         Customer D                                                                  84,315               435,772
                                                                                 ==========              ========



12.      SUBSEQUENT EVENTS:

         (a) Subsequent to December 31, 2002, 112,505 options were exercised for proceeds to the Company of $98,870 and 133,334 warrants were exercised for proceeds to the Company of $166,668.

         (b) Pursuant to a Letter of Intent dated December 6, 2002 and an Arrangement Agreement dated February 14, 2003, the Company has agreed to acquire 100% of the issued and outstanding shares of Briyante Software Corp. ("Briyante"), a software development company. Under the terms of this agreement, the Company will issue 0.2857 of a common share for each one common share of Briyante. The arrangement agreement was approved by the shareholders of Briyante at an annual and special general meeting held on March 17, 2003 and by an order of the Supreme Court of British Columbia on March 20, 2003. The Company and Briyante intend to attend to all items necessary to close the transaction in due course.

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001


12.      SUBSEQUENT EVENTS (CONTINUED):

         (c) Pursuant to a term sheet dated February 20, 2003, the Company has entered into a private placement agreement to obtain financing of up to US$4.0 million, with an initial sale of up to US$1.5 million in the form of a special warrant and up to US$2.5 million in the form of a series of sales of common shares under an effective registration agreement filed with the Securities and Exchange Commission. This agreement is subject to final documentation, approval of the board of directors of the Company, and regulatory approval.

         (d) The following commitments with a company related by virtue of having a director in common were amended as follows:

                  (i) The strategic alliance agreement to develop and market integrated airport and security products with the related company has been extended to July 8, 2004. The expenditure commitment has been reduced to a minimum of US$125,000 on product development and the operation of an Airport Security Group to market the products.

                  (ii) The agreement to engage the related company to provide software development services has been extended to December 31, 2004. The expenditure commitment has been reduced to a minimum of US$125,000, based on hourly rates charged at 85% of hourly rates charged to third parties.

                  (iii) The Company has agreed that, subject to regulatory approval, the exercise price of the warrants for the purchase of 291,667 shares, issued in conjunction with a private placement to the related company completed during 2002, will be reduced from US$1.50 (Cdn$2.28) to the same price per share as that afforded the investors under the financing currently under negotiation.

                  (iv) The Company has agreed to pay the related company a management fee of US$250,000 on or before March 20, 2004.


13.      UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

         These financial statements have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") which differ in certain respects with accounting principles generally accepted in the United States ("U.S. GAAP"). Material issues that could give rise to measurement differences to these consolidated financial statements are as follows:

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001



13.      UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

         (a)     Stock-based compensation:

                 As described in note 6, the Company has granted stock options to certain employees, directors, advisors, and consultants. These options are granted for services provided to the Company. For options issued subsequent to December 31, 2001, the Company amortizes the expense of all options issued to non-employees based on the Black-Scholes model under Canadian GAAP. For U.S. GAAP purposes, an enterprise recognizes or, at its option, discloses the impact of the fair value of stock options and other forms of stock-based compensation in the determination of income. The Company has elected under U.S. GAAP to continue to measure compensation cost for stock options granted to employees by the intrinsic value method. Options granted to non-employees prior to January 1, 2002, are required to be measured and recognized at their fair value as the services are provided and the options are earned. In addition, during the year ended December 31, 2001 and 2002, the Company repriced certain options and consequently, under U.S. GAAP, such options are accounted for as variable options and net increases in the underlying common shares market price since the repricing date are recognized as compensation cost until the options are exercised, expire or forfeited.

         (b)     Beneficial conversion option:

                 During the year ended December 31, 2000, the Company issued convertible debentures with detachable warrants attached. For Canadian GAAP purposes, the issuance is considered to be of a compound debt and equity instrument and the proceeds were allocated between the two elements based on their relative fair values. For U.S. GAAP purposes, this allocation results in a beneficial conversion option as the fair value of the shares issuable on conversion of the debt is in excess of the value at which such shares would be issuable based on the reduced carrying value of the debt element. This beneficial conversion option was amortized over the period to the first conversion date.

         (c)     Warrant issuances for services:

                 During the year ended December 31, 2000, the Company issued 200,000 warrants having an exercise price of $3.50 each for services rendered. In accordance with the Company's accounting policies, for Canadian GAAP purposes no value has been assigned to these warrant issuances. For U.S. GAAP purposes, the fair value of these warrants would be determined based on an option pricing model and recognized as the services are provided.

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2002 and 2001


13.      UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

         (d)     Loss per share:

                 In accordance with U.S. GAAP, common shares issuable on exercise of the Special Warrants are included in the calculation of the weighted average number of shares outstanding for purposes of the loss per share calculations.

         (e) The effect of these accounting differences on deficit, net loss, loss per share and future income taxes under United States accounting principles are as follows:


                                                                                 2002                 2001
                                                                                ------                ------

               Deficit, Canadian GAAP                                       $(17,361,118)         $(10,190,636)
               Cumulative stock-based compensation (a)                        (1,295,024)           (1,054,612)
               Beneficial conversion options (b)                                (208,200)             (208,200)
               Warrants issued for services (c)                                 (722,000)             (722,000)
                                                                            ------------          ------------
               Deficit, U.S. GAAP                                           $(19,586,342)         $(12,175,448)
                                                                            ============          ============




                                                                                 2002                  2001
                                                                                ------                ------

               Loss for the period, Canadian GAAP                            $(6,951,393)          $(3,020,704)
               Stock-based compensation                                         (240,412)             (150,111)
                                                                             -----------           -----------
               Loss for the period, U.S. GAAP                                $(7,191,805)          $(3,170,815)
                                                                             ===========           ===========
               Loss per share, U.S. GAAP - basic and diluted                 $     (0.38)          $     (0.22)
                                                                             ===========           ===========


                                   APPENDIX I








                            IMAGIS TECHNOLOGIES INC.



                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                               FOR THE YEARS ENDED

                           DECEMBER 31, 2001 AND 2000



                  These Audited Consolidated Financial Statements for the Years Ended December 31, 2001 and 2000 have been reproduced from Imagis' 2001 Annual Report and have not been changed or otherwise updated. Subsequent changes in Imagis' business are described elsewhere in this Joint Information Circular, including a description of Imagis' Liquidity and Capital Resources after the Arrangement on page 38.

AUDITORS' REPORT TO THE SHAREHOLDERS

We have audited the consolidated balance sheets of Imagis Technologies Inc. as at December 31, 2001 and 2000 and the consolidated statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles. As required by the Company Act (British Columbia), we report that, in our opinion, these principles have been applied on a consistent basis.



"signed"
Chartered Accountants

Vancouver, Canada
 February 8, 2002


COMMENTS BY AUDITOR FOR U.S. READERS ON CANADA-US REPORTING DIFFERENCES


In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in note 1 to the financial statements. Our report to the shareholders dated February 8, 2002 is expressed in accordance with Canadian reporting standards which does not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.



"signed"
Chartered Accountants

Vancouver, Canada
February 8, 2002

IMAGIS TECHNOLOGIES INC.
Consolidated Balance Sheets
(Expressed in Canadian dollars)

December 31, 2001 and 2000
--------------------------------------------------------------------------------



                                                                                     2001                 2000
                                                                                ------------          -----------
Assets

Current assets:
        Cash and cash equivalents                                               $    200,659          $    59,497
        Short-term investment                                                      2,560,000                   --
        Accounts receivable                                                          465,024              846,581
                                                                                ------------          -----------
                                                                                   3,225,683              906,078

Equipment (note 3)                                                                    51,838               58,082
                                                                                ------------          -----------
                                                                                $  3,277,521          $   964,160
                                                                                ============          ===========


Liabilities and Shareholders' Equity (Deficiency)

Current liabilities
        Accounts payable and accrued liabilities                                $    444,871          $   566,115
        Deferred revenue                                                              59,184               64,279
        Current portion of obligation under capital lease                                 --                2,226
                                                                                ------------          -----------
                                                                                     504,055              632,620

Advances payable (note 4)                                                                 --              100,000

Payable to related parties (note 5)                                                       --            1,072,317
                                                                                ------------          -----------
                                                                                     504,055            1,804,937

Shareholders' equity (deficiency):
        Share capital (note 6)                                                    10,142,041            6,329,155
        Special warrants (note 6)                                                  2,822,061                   --
        Deficit                                                                  (10,190,636)          (7,169,932)
                                                                                ------------          -----------
                                                                                   2,773,466             (840,777)
                                                                                ------------          -----------
                                                                                $  3,277,521          $   964,160
                                                                                ============          ===========


Operations (note 1)
Commitments (note 9)
Subsequent events (note 11)


See accompanying notes to consolidated financial statements.

IMAGIS TECHNOLOGIES INC.
Consolidated Statements of Operations and Retained Earnings
(Expressed in Canadian dollars)

Years ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

                                                                                    2001                  2000
                                                                                ------------          -----------

Revenues:
      Software sales                                                             $ 1,519,925          $   729,127
      Support and services                                                           356,441              276,630
      Other                                                                          204,338               91,962
                                                                                 -----------          -----------
                                                                                   2,080,704            1,097,719

Expenses:
      Cost of materials                                                              175,851              173,136
      Sales and marketing                                                            923,010            1,102,140
      Technical services                                                             732,906              613,915
      Technology development                                                       1,215,945              888,837
      Administration                                                               1,981,124            1,125,571
      Interest                                                                        41,556              135,000
      Amortization                                                                    31,016               69,151
                                                                                 -----------          -----------
                                                                                   5,101,408            4,107,750
                                                                                 -----------          -----------
Loss for the year                                                                  3,020,704            3,010,031
Deficit, beginning of year                                                         7,169,932            4,159,901
                                                                                 -----------          -----------
Deficit, end of year                                                             $10,190,636          $ 7,169,932
                                                                                 ===========          ===========


Loss per share                                                                   $      0.21          $      0.26
Weighted average number of shares outstanding                                     14,308,442           11,660,209
                                                                                 ===========          ===========



See accompanying notes to consolidated financial statements.

IMAGIS TECHNOLOGIES INC.
Consolidated Statements of Cash Flows
(Expressed in Canadian dollars)

Years ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

                                                                                     2001                 2000
                                                                                 -----------          -----------
Cash provided by (used for):

Cash flows from operating activities:
        Loss for the year                                                        $(3,020,704)         $(3,010,031)
        Items not involving the use of cash:
           Amortization                                                               31,016               69,151
           Imputed interest on convertible notes                                          --              135,000
           Common shares issued for services                                          29,000                   --
        Changes in non-cash operating working capital:
           Accounts receivable                                                       381,557             (595,508)
           Inventories                                                                    --               45,834
           Accounts payable and accrued liabilities                                 (121,244)             266,195
           Deferred revenue                                                           (5,095)              (3,746)
                                                                                 -----------          -----------
                                                                                  (2,705,470)          (3,093,105)

Cash flows from investing activities:
        Purchase of equipment                                                        (24,772)             (43,057)
        Short-term investments                                                    (2,560,000)                  --
                                                                                 -----------          -----------
                                                                                  (2,584,772)             (43,057)

Cash flows from financing activities:
        Issuance of common shares for cash                                         3,918,184            2,403,370
        Issuance of special warrants                                               2,822,061                   --
        Repayment of advances payable                                               (100,000)             100,000
        Receipt of advances payable                                                       --              238,720
        Costs of financing                                                          (134,298)             (28,410)
        Repayment of obligation under capital lease                                   (2,226)              (6,678)
        Repayment of notes payable                                                        --             (130,000)
        Loan from related parties                                                 (1,072,317)             608,975
                                                                                 -----------          -----------
                                                                                   5,431,404            3,185,977
                                                                                 -----------          -----------
Increase in cash                                                                     141,162               49,815
Cash and cash equivalents, beginning of year                                          59,497                9,682
                                                                                 -----------          -----------
Cash and cash equivalents, end of year                                           $   200,659          $    59,497
                                                                                 ===========          ===========

Supplementary information and disclosure of non-cash financing and investing activities:
         Interest paid                                                           $     2,972          $    15,248
         Income taxes paid                                                                --                   --
         Non-cash transactions not reported above:
             Issuance of common shares on conversion of
                debentures                                                                --              595,200
             Value assigned to detachable warrants                                        --              135,000
             Share issue costs settled with options                                       --                7,306
             Issuance of common shares for services rendered                          29,000                   --
                                                                                 ===========          ===========




See accompanying notes to consolidated financial statements.

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2001 and 2000
--------------------------------------------------------------------------------


1.       OPERATIONS:

         Imagis Technologies Inc. (the "Company") was incorporated under the Company Act (British Columbia) on March 23, 1998.

         These financial statements have been prepared on a going concern basis which includes the assumption that the Company will be able to realize its assets and settle its liabilities in the normal course of business. For the year ended December 31, 2001, the Company has incurred a loss from operations of $3,020,704 and a deficiency in operating cash flow of $2,705,470. In addition, the Company has incurred significant operating losses and net utilization of cash in operations in all prior periods. Accordingly, the Company will require continued financial support from its shareholders and creditors until it is able to generate sufficient cash flow from operations on a sustained basis. Failure to obtain ongoing support of its shareholders and creditors may make the going concern basis of accounting inappropriate in which case the Company's assets and liabilities would need to be recognized at their liquidation values. These financial statements do not include any adjustment due to this going concern uncertainty.


2.       SIGNIFICANT ACCOUNTING POLICIES:

         The Company prepares its financial statements in accordance with generally accepted accounting principles in Canada and, except as set out in note 12, also comply, in all material respects, with accounting principles generally accepted in the United States. The consolidated financial statements reflect the following significant accounting policies:

        (a)   Basis of presentation:

              These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Imagis Cascade Technologies, Inc. All material intercompany balances and transactions have been eliminated.

        (b)   Cash equivalents:

              The Company considers all highly liquid investments with a term to maturity of three months or less when purchased to be cash equivalents. Investments having a term in excess of three months but less than one year are classified as short-term investments.

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

2.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

        (c)  Equipment:

             Equipment is recorded at cost and is amortized over its estimated useful life on a straight-line basis at the following annual rates:


               Asset                                                      Rate
             ---------                                                   -------

             Computer hardware                                              30%
             Furniture and fixtures                                         20%
                                                                            ==


        (d)   Revenue recognition:

              (i)   Software sales revenue:

                    The Company recognizes revenue consistent with Statement of Position 97-2, "Software Revenue Recognition". In accordance with this Statement, revenue is recognized, except as noted below, when all of the following criteria are met; persuasive evidence of a contractual arrangement exists, title has passed, delivery and customer acceptance has occurred, the sales price is fixed or determinable and collection is reasonably assured.

                    When a software product requires significant production, modification or customization, the Company generally accounts for the arrangement using the percentage-of-completion method of contract accounting. Progress to completion is measured by the preparation that activities completed are to the activities required under each arrangement. When the current estimate on a contract indicates a loss, a provision for the entire loss on the contract is made.

                    When software is sold under contractual arrangements that includes post sales customer support ("PCS"), the elements are accounted for separately if vendor specific objective evidence ("VSOE") of fair value exists for all undelivered elements. VSOE is identified by reference to renewal arrangements for similar levels of support covering comparable periods. If such evidence does not exist, revenue on the completed arrangement is deferred until the earlier of (a) VSOE being established or (b) all of the undelivered elements are delivered or performed, with the following exceptions: if the only undelivered elements is PCS, the entire fee is recognized ratably over the PCS period, and if the only undelivered element is service, the entire fee is recognized as the services are performed.

                    The Company provides for estimated returns and warranty costs, which to date have been nominal, on recognition of revenue.

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2001 and 2000
--------------------------------------------------------------------------------


2.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

        (d)   Revenue recognition (continued):

              (ii)  Support revenue:

                    Contract support services revenue is deferred and is amortized to revenue over the period that the support services are provided.

        (e)   Use of estimates:

              The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported or disclosed in the financial statements. Actual amounts may differ from these estimates.

        (f)   Foreign currency:

              Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at exchange rates in effect at the balance sheet date. Revenues and expenses are translated using rates in effect at the time of the transactions. Foreign exchange gains and losses are included in income.

        (g)   Income taxes:

              The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of substantive enactment. To the extent that it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

        (h)   Stock compensation:

              The Company has a stock option plan, which is described in note 6(f), and will, periodically, issue warrants for services rendered. No compensation expense is recognized when stock options or warrants are issued. Any consideration paid on exercise of stock options or warrants is credited to share capital.

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2001 and 2000
--------------------------------------------------------------------------------


2.      SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

        (i)   Loss per share:

              Loss per share is calculated using the weighted average number of shares outstanding during the fiscal period. This average includes outstanding common shares issued in a reporting period from their date of issuance. Diluted per share amounts are calculated by the treasury stock method whereby the assumed proceeds of dilutive exercisable instruments are applied to repurchase common shares at the average market price for the period. The resulting net issuance is included in the weighted average number for purposes of the diluted per share calculation.

        (j)   Comparative figures:

              Certain comparative figures have been reclassified to conform with the basis of presentation adopted in the current year.


3.       EQUIPMENT:

                                                                    Accumulated           Net book
          2001                                    Cost              amortization            value
        --------                                --------            ------------          --------
        Furniture and fixtures                  $ 72,388              $ 36,644            $35,744
        Computer hardware                        126,200               110,106             16,094
                                                --------              --------            -------
                                                $198,588              $146,750            $51,838
                                                ========              ========            =======


                                                                    Accumulated           Net book
          2000                                    Cost              amortization            value
        --------                                --------            ------------          --------

        Furniture and fixtures                  $ 68,858               $27,709            $41,149
        Computer hardware                        113,686                96,753             16,933
                                                --------              --------            -------
                                                $182,544              $124,462            $58,082
                                                ========              ========            =======

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2001 and 2000
--------------------------------------------------------------------------------


4.       ADVANCES PAYABLE:

         (a) During the year ended December 31, 2000, the Company received $100,000 in advance of closing a private placement. The private placement occurred in the year ended December 31, 2001.

         (b) During the year ended December 31, 1999, the Company agreed to sell 595.2 convertible note units, each note unit consisting of one $1,000 convertible debenture and 1,562.5 share purchase warrants. Each convertible debenture had a one year term and bore interest at a rate of 8% per annum.

               A holder of the convertible debenture had the option to convert it into common shares of the Company at a rate of $0.64 per share up until one year from the closing of this placement. Each share purchase warrant provides for the acquisition of one common share of the Company at a rate of $0.64 up until the first anniversary, and at a rate of $0.74 until the second anniversary of the closing of this placement.

               As of December 31, 1999, the Company had received $356,480 towards the aggregate consideration of $595,200 for the convertible note units. Subsequent to December 31, 1999, the Company received the remaining $238,720 and the convertible note units were issued. For accounting purposes the consideration received was allocated between the debt and equity components issued with the deemed debt discount, equal to the value assigned to the equity element, being recognized by a charge against income over the term of the debt. During the year ended December 31, 2000, all convertible debentures were converted into common shares in accordance with their original terms.


5.       PAYABLE TO RELATED PARTIES:

                                                           2001          2000
                                                           ----       ----------
         International Portfolio Management Inc.           $ --       $  578,222
         Pacific Cascade Consultants Ltd.                    --          494,095
                                                           ----       ----------
                                                           $ --       $1,072,317
                                                           ====       ==========

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

6.       SHARE CAPITAL:

        (a)   Authorized:

                100,000,000 common shares without par value

        (b)   Issued:


                                                                               Number of
                                                                                shares              Amount
                                                                              ----------         -----------
             Balance, December 31, 1999                                        8,958,214         $ 3,223,995

              Issued during year for cash:
                On private placement                                             875,000             700,000
                On debt conversion, including value assigned to
                   warrants on issuance                                          930,000             730,200
                Options exercised                                                442,170             442,170
                Warrants exercised                                             1,749,000           1,261,200
                Issued for services related to private placement                  11,581               7,296
                Share issuance costs                                                  --             (35,706)
                                                                              ----------           ----------

             Balance, December 31, 2000                                       12,965,965           6,329,155

             Issued during year for cash:
                On private placement                                           1,730,332           1,998,650
                Options exercised                                                295,834             395,834
                Warrants exercised                                             1,407,000           1,523,700
                Issued for services related to private placement                  20,000              29,000
                Share issuance costs                                                  --           (134,298)
                                                                              ----------         -----------
             Balance, December 31, 2001                                       16,419,131         $10,142,041
                                                                              ==========         ===========



        (c)   As at December 31, 2001, 266,669 common shares (2000 - 535,335)
              are being held in escrow. These common shares will be released from escrow on February 23, 2002.

        (d)   Special Warrants:

              (i) On November 9, 2001, 1,427,682 Special Warrants were sold at a price of $2.17 per Special Warrant, each of which entitles the holder, upon exercise and without payment of further consideration, to acquire one common share of the Company and one-half of one common share purchase warrant (the "Warrants") of the Company. Each whole Warrant will entitle the holder to purchase one common share of the Company at a price of $2.55 for a period of one year from the date the underlying shares are qualified for resale.

                    The securities issued pursuant to the brokered private placement and all underlying securities are subject to resale restrictions that will expire on March 9, 2002.

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

6.      SHARE CAPITAL (CONTINUED):

        (d)   Special Warrants (continued):

              (ii) Earnings per share calculations do not include the underlying common shares to the issuance (ii) of the Special Warrants.


        (e)   Warrants:

              At December 31, 2001 and 2000, the following warrants were outstanding:

              December 31,                                           December 31,     Exercise         Expiry
                  2000       Granted      Exercised     Expired         2001           price            date
              ------------  ---------    ----------   -----------    ------------     ---------    ----------------
                 400,000           --            --           --         400,000         1.25      To February 23,
                                                                                                              2002
                  80,000           --       (80,000)          --              --         0.80       March 17, 2001
                 200,000           --            --     (200,000)             --         3.50        April 7, 2001
                  50,000           --            --           --          50,000         4.00        June 16, 2002
                                                                                                        Various to
                      --    1,601,000    (1,327,000           --         274,000         1.10          May 6, 2003
                      --      114,666            --           --         114,666         2.17     November 9, 2002
                                                                                                        Subject to
                      --      713,840            --           --         713,840         2.17        qualification
                 -------    ---------   -----------    ---------       ---------         ----     ----------------
                 730,000    2,429,506    (1,407,000)    (200,000)      1,552,506
                 =======    =========   ===========    =========       =========



              December 31,                                           December 31,     Exercise         Expiry
                  2000       Granted      Exercised     Expired         2001           price            date
              ------------  ---------    ----------   -----------    ------------     ---------    ----------------
                  24,000           --       (24,000)          --              --            --                  --
                 400,000           --             --          --         400,000          1.25     To February 23,
                                                                                                              2003
                      --      875,000      (795,000)          --          80,000          0.80      March 17, 2001
                      --      930,000      (930,000)          --              --          0.64     January 6, 2002
                      --      200,000            --           --         200,000          3.50       April 7, 2001
                      --       50,000            --           --          50,000          4.00       June 16, 2002
                 -------    ---------    ----------     --------         -------          ----     ---------------
                 424,000    2,055,000    (1,749,000)          --         730,000
                 =======    =========    ==========     ========         =======


             The 400,000 warrants having an exercise price of $1.25 per share outstanding at December 31, 2001. These warrants were to expire in three equal amounts on February 23, 2001, 2002 and 2003. During 2001, the Company agreed to extend the expiry date on the February 23, 2001 and February 23, 2002expiry tranche to June 25, 2002.

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2001 and 2000
--------------------------------------------------------------------------------



6.      SHARE CAPITAL (CONTINUED):


        (f)  Options:

             The Company has granted stock options to certain employees, directors and advisors to buy an aggregate of 3,185,000 (2000 - 1,895,000) common shares of the Company, of which 738,004 have been exercised and 493,332 have been cancelled, at prices ranging between $0.30 and $2.20 (2000 - $0.30 and $3.75). All options expire five years from the date of grant. A summary of the status of the Company's stock options at December 31, 2001 and 2000 and changes during the years ended on those dates is presented below:


                                                                2001                          2000
                                                      -----------------------     -----------------------------
                                                                     Weighted                         Weighted
                                                                      average                          average
                                                                     exercise                         exercise
                                                       Shares          price        Shares              price
                                                      ---------     ---------     ----------         ----------
              Outstanding, beginning of year          1,451,164       $1.62          910,000           $ 0.82
              Granted                                 1,290,000        1.34          985,000             2.06
              Exercised                                (295,834)       1.34         (442,170)            1.00
              Cancelled                                (491,666)       2.92           (1,666)            1.00
                                                      ---------       -----        ---------           ------
              Outstanding, end of year                1,953,664       $1.15        1,451,164           $ 1.62
                                                      =========       =====        =========           ======


        The following table summarizes information about stock options outstanding at December 31, 2001:

                                         Options outstanding                           Options exercisable
                           ------------------------------------------------      --------------------------------
                                                  Weighted
                              Number               average         Weighted            Number            Weighted
                           outstanding at         remaining         average       exercisable at          average
           Range of         December 31,         contractual       exercise        December 31,          exercise
        exercise prices         2001                life             price              2001               price
        ----------------   --------------        ----------        --------       --------------         --------
        $ 0.30                 230,000           1.51 years         $ 0.30             230,000            $ 0.30
        $ 1.00               1,183,664           3.78 years           1.00             623,674              1.00
        $ 1.50 to $2.90        540,000           4.45 years           1.84             329,670              1.70
                             ---------           ----------         ------             -------            ------
                             1,953,664                                               1,183,344
                             =========                                               =========

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2001 and 2000
--------------------------------------------------------------------------------


7.      RELATED PARTY TRANSACTIONS:

        Related party transactions not disclosed elsewhere are as follows:

        (a) included in accounts payable and accrued liabilities is $271,072 (2000 - $204,331) which is due to companies with a director or officer in common.

        (b) included in administration expense is $484,255 (2000 - $572,638) for payments made to a company with a director in common for services rendered to the Company.


8.      INCOME TAXES:

        Income tax expense differs from the amount that would be computed by applying the federal and provincial statutory income tax rates of 39.6% (2000 - 44.6%) to income before income taxes due to valuation allowances provided against losses incurred in the year.

        Future income tax assets are as follows:

                                                     2001             2000
                                                 -----------       -----------
        Future income tax asset:
           Loss carry forwards                   $ 3,594,871       $ 2,849,279
           Capital assets                             72,001            65,147
           Financing costs                            86,931            21,985
                                                 -----------       -----------
                                                   3,753,803         2,936,411
        Valuation allowance                       (3,753,803)       (2,936,411)
                                                 -----------       -----------
                                                 $        --       $        --
                                                 ===========       ===========


         As at December 31, 2001, the Company (including its subsidiary) has non-capital loss carry forwards aggregating approximately $9,077,000 available to reduce taxable income otherwise calculated in future years. These losses expire as follows:

         2004                         $ 1,169,000
         2005                             234,000
         2006                           2,006,000
         2007                           2,870,000
         2008                           2,798,000
                                      -----------
                                      $ 9,077,000
                                      ===========

         As indicated above, the tax benefits related to these loss carry forwards, the application of which may be restricted, has not been recognized in these financial statements as management does not consider it more likely than not that such assets will be realized in the carry forward period.

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2001 and 2000
--------------------------------------------------------------------------------


9.      COMMITMENTS:

        The Company is committed to the following operating lease payments for equipment and office premises over the next five years:

        2002                           $ 135,434
        2003                              69,866
        2004                              26,713
        2005                                  --
        2006                                  --
                                       ---------
                                       $ 232,013
                                       =========


10.     FINANCIAL INSTRUMENTS AND RISK MANAGEMENT:

        (a)   Fair values:

              The fair value of the Company's financial instruments, represented by cash, accounts receivable, accounts payable and accrued liabilities and advances payable, approximates their carrying values due to their ability to be promptly liquidated or their immediate or short term maturity.

        (b)   Credit risk:

              The Company is exposed to credit risk only with respect to uncertainty as to timing and amount of collectibility of accounts receivable. The Company's maximum credit risk is the carrying value of accounts receivable.

        (c)   Foreign currency risk:

              Foreign currency risk is the risk to the Company's earnings that arises from fluctuations in foreign currency exchange rates, and the degree of volatility of these rates. Management has not entered into any foreign currency contracts to mitigate this risk.

11.     SUBSEQUENT EVENTS:

        (a) Subsequent to December 31, 2001, 102,999 options were exercised at a price of $1.00 and 17,850 warrants were exercised at a price of $1.10.

        (b) On February 8, 2002, the Company issued 37,500 shares to Roth Capital partners for future financing services.

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

12.     UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

        These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") which differ in certain respects with accounting principles generally accepted in the United States ("U.S. GAAP"). Material issues that could give rise to measurement differences to these consolidated financial statements are as follows:

        (a)   Stock-based compensation:

              As described in note 6, the Company has granted stock options to certain employees, directors and advisors. These options are granted for services provided to the Company. For U.S. GAAP purposes, an enterprise recognizes or, at its option, discloses the impact of the fair value of stock options and other forms of stock-based compensation in the determination of income. The Company has elected under U.S. GAAP to continue to measure compensation cost for stock options granted to employees by the intrinsic value method. Options granted to non-employee consultants are required to be measured and recognized at their fair value as the services are provided and the options are earned. In addition, during the year ended December 31, 2001, the Company effectively repriced certain options whereby, under U.S. GAAP, are accounted for as variable options and increases in the underlying common shares market price since the repricing date are recognized as compensation cost until the options are exercised, expire or forfeited.

        (b)   Beneficial conversion option:

              During the year ended December 31, 2000, the Company issued convertible debentures with detachable warrants attached (note 6(b)). For Canadian GAAP purposes, the issuance is considered to be of a compound debt and equity instrument and the proceeds have been allocated between the two elements based on their relative fair values. For U.S. GAAP purposes, this allocation results in a beneficial conversion option as the fair value of the shares issuable on conversion of the debt is in excess of the value that would be issuable based on the reduced carrying value of the debt element. This beneficial conversion option has been amortized over the period to the first conversion date.

        (c)   Warrant issuances for services:

              During the year ended December 31, 2000, the Company issued 200,000 warrants having an exercise price of $3.50 each for services rendered. In accordance with the Company's accounting policies, for Canadian GAAP purposes no value has been assigned to these warrant issuances. For U.S. GAAP purposes, the fair value of these warrants would be determined based on an option pricing model and recognized as the services are provided.

IMAGIS TECHNOLOGIES INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

12.     UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

        (d)   Loss per share:

              In accordance with U.S. GAAP, common shares issuable on exercise of the Special Warrants are included in the calculation of the weighted average number of shares outstanding for purposes of the loss per share calculations.

        (e) The effect of these accounting differences on deficit, net loss, loss per share and future income taxes under United States accounting principles are as follows:

                                                                     2001               2000
                                                                 ------------       ------------
              Deficit, Canadian GAAP                             $(10,190,636)      $ (7,169,932)
              Cumulative stock-based compensation (a)              (1,054,612)          (904,501)
              Beneficial conversion options (b)                      (208,200)          (208,200)
              Warrants issued for services (c)                       (722,000)          (722,000)
                                                                 ------------       ------------

              Deficit, U.S. GAAP                                 $(12,175,448)      $ (9,004,633)
                                                                 ============       ============

              Loss for the year, Canadian GAAP                   $ (3,020,704)      $ (3,010,031)
              Stock-based compensation (a)                           (150,111)          (790,277)
              Beneficial conversion options (b)                            --           (208,200)
              Warrants issued for services (c)                             --           (722,000)
                                                                 ------------       ------------
              Loss for the year, U.S. GAAP                       $ (3,170,815)      $ (4,730,508)
                                                                 ============       ============
              Loss per share, U.S. GAAP - basic and diluted      $      (0.22)      $      (0.41)
                                                                 ============       ============

                                   APPENDIX J














                            IMAGIS TECHNOLOGIES INC.



                      MANAGEMENT'S DISCUSSION AND ANALYSIS

                            FOR THE SIX MONTHS ENDED

                             JUNE 30, 2003 AND 2002

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

ABOUT IMAGIS

Imagis Technologies Inc. is a developer and marketer of software applications and advanced biometric facial recognition software solutions both as products and as a Software Development Kit. These applications provide a range of security solutions in various industry sectors including airports, law enforcement, customs, immigration and other government agencies, and gaming. The Company currently has over one hundred and forty installations of its software products.

OVERVIEW

Revenue for software and services has historically accounted for a substantial portion of the Company's revenue. Typically, the Company enters into a fixed price contract with a customer for the licensing of selected software products and the provision of specific services. The Company generally recognizes total revenue for software and services associated with a contract using percentage of completion method based on the total costs incurred over the total estimated costs to complete the contract.

The Company's revenue is dependent, in large part, on significant contracts from a limited number of customers. As a result, any substantial delay in the Company's completion of a contract, the inability of the Company to obtain new contracts or the cancellation of an existing contract by a customer could have a material adverse effect on the Company's results of operations. The loss of certain contracts could have a material adverse effect on the Company's business, financial condition, operating results and cash flows. As a result of these and other factors, the Company's results of operations have fluctuated in the past and may continue to fluctuate from period-to-period. Recent world events and concerns regarding security have increased awareness of and interest in products that have law enforcement or other security applications. There can be no assurance, however, that such trends will continue or will result in increased sales of the Company's products and services.

CRITICAL ACCOUNTING POLICES

On December 12, 2001, the Securities and Exchange Commission issued a cautionary advice regarding the disclosure of critical accounting policies. Critical accounting policies are those that management believes are both most important to the portrayal of the Company's financial conditions and results, and that require difficult, subjective, or complex judgements, often as a result of the need to make estimates about the effects of matters that involve uncertainty.

We believe the "critical" accounting policies we use in preparation of our financial statements are as follows:

REVENUE RECOGNITION

(i)  Software sales revenue:

     The Company recognizes revenue consistent with Statement of Position 97-2, "Software Revenue Recognition". In accordance with this Statement, revenue is recognized, except as noted below, when all of the following criteria are met: persuasive evidence of a contractual arrangement exists, title has passed, delivery and customer acceptance has occurred, the sales price is fixed or determinable and collection is reasonably assured. Funds received in advance of meeting the revenue recognition criteria are recorded as deferred revenue.

     When a software product requires significant production, modification or customization, the Company generally accounts for the arrangement using the percentage-of-completion method of contract accounting. Progress to completion is measured by the proportion that activities completed are to the activities required under each arrangement. When the current estimate on a contract indicates a loss, a provision for the entire loss on the contract is made. In circumstances where amounts recognized as revenue under such arrangements exceed the amount invoiced, the difference is recorded as accrued revenue receivable.

     When software is sold under contractual arrangements that includes post contract customer support ("PCS"), the elements are accounted for separately if vendor specific objective evidence ("VSOE") of fair value exists for all undelivered elements. VSOE is identified by reference to renewal arrangements for similar levels of support covering comparable periods. If such evidence does not exist, revenue on the completed arrangement is deferred until the earlier of (a) VSOE being established or
     (b) all of the undelivered elements are delivered or performed, with the following exceptions: if the only undelivered element is PCS, the entire fee is recognized ratably over the PCS period, and if the only undelivered element is service, the entire fee is recognized as the services are performed.

     The Company provides for estimated returns and warranty costs, which to date have been nominal, on recognition of revenue.

(ii) Support and services revenue:

     Up front payments for contract support and services revenue are deferred and are amortized to revenue over the period that the support and services are provided.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2003 COMPARED TO JUNE 30, 2002:

REVENUES

Imagis' total revenues decreased 68% to $317,829 for the quarter ended June 30, 2003 over the comparable prior year level of $991,740, and increased 15% over the first quarter 2003 level of $277,508. The lower revenues were attributable to lower software sales revenues.

Revenues from the Company's software products declined 80% to $188,497 this year as compared to $922,622 for 2002. The quarter ending June 30, 2002 included $208,191 in revenue from the Serco installation, $80,000 from the Company's Alameda installation and $483,091 from the Zixsys license sale. There were no comparable large contracts during the same period this year. The Alameda and Serco orders were received during 2001 and the revenue was recorded as the installations progressed and were completed in 2002.

Support and services revenues for 2003 were $129,222 and were 149% higher than in 2002 of $51,821. The support revenues are increasing as the sales revenues increased during 2002 and the deferred revenue of $211,216 recorded as at June 30, 2003 consists solely of ongoing support contracts, this is consistent with the June 30, 2002 deferred revenue balance of $296,327.

Other revenues were $110 for 2003, whereas comparable revenues of $17,297 were earned in the prior year. These revenues were primarily earned through interest revenue and fluctuate with the Company's cash balances.

OPERATING COSTS

Operating expenses totaled $938,260 for 2003, which is 65% lower than the 2002 operating expenses of $2,649,612. The lower costs over the prior period resulted from significant decreases in the areas of administration, sales and marketing, and technology development and technical services. Management has implemented significant cost reduction strategies during the final quarter of 2002 and through April 2003. The month of May 2003 is the first month that the Company fully realized all of the cost reductions. The current operating expense rate is equivalent to approximately $3,000,000 per annum, providing an expected expense level of approximately $4,500,000 for fiscal 2003. Management intends to continue to reduce costs wherever possible without impinging upon the Company's ability to make sales, continue product development, and service customers.

ADMINISTRATION

Administrative costs for 2003 were $352,109, which is 65% lower than for 2002 of $1,014,145. Administrative costs include staff salaries and related benefits and travel, stock based compensation, consulting and professional fees, facility and support costs, shareholder, regulatory and investor relations costs.

Generally all categories were lower due to the effects of cost reducing strategies, in particular a significant reduction in travel costs and the use of outside consultants. The Company's administrative costs have declined since the second quarter of 2002, primarily due to no longer using financial advisory services and contract support staff.

INTEREST AND AMORTIZATION

Interest expense incurred this year primarily related to financing of equipment amounted to $3,561, down 58% from the prior year of $8,499. Overall interest expense increased from $8,499 to $12,861 due to $9,120 in interest charged on the Company's credit facility. Amortization in 2003 amounted to $61,304 as compared to $24,786 for 2002. The increase in amortization expense reflects purchases of equipment and the amortization expense associated with the acquisition of the Intacta license and patents during 2002.

COST OF MATERIALS

Cost of materials during 2002 consisted of one-time costs associated with the Alameda installation and Zixsys license. There was no comparable expense in 2003.

SALES AND MARKETING

Sales and marketing expenses for 2003 were $315,990, and were 62% lower than in 2002 of $836,177. Imagis significantly increased its sales and marketing efforts during 2002 in order to increase market awareness of the Company and its products and capitalize on expected increased sales opportunities. These expected opportunities did not fully materialize. The Company has now decreased its sales team and streamlined its associated travel and marketing costs as part of its strategy of utilizing a more targeted marketing and sales strategy. No further decreases are currently contemplated. The Company expects that sales and marketing expenses will continue at approximately the same levels in future periods. Sales and marketing costs may be increased if management identifies specific opportunities that require an increase in resources but only in the event that identifiable revenues exist.

TECHNOLOGY DEVELOPMENT

The technology development expenses for 2003 were $85,948, which is 79% lower than the 2002 comparable costs of $413,011. The 2003 total is net of a $100,000 recovery of software consulting fees recognized in the period ended June 30, 2003 relating to sub-contracted software development written off during 2002. Recurring expenses were reduced to $185,948 through a reduction in staff and overhead costs. Technology development expenses are expected to remain at this approximate level until such time as market demand for new products necessitates adding resources. This will only occur when specific sales opportunities are identified.

TECHNICAL SERVICES

Costs for the technical services group were $106,190 this year, which is 49% lower than the comparable 2002 costs of $209,822. The technical services group generally assists the Company's strategic partners in their installation of Imagis' products and also provides clients with any technical support they may require under annual support contracts, and includes primarily costs for salaries, facilities and travel. The reduction is primarily due to a reduction in all areas. Costs for future quarters will be dependent on the sales levels achieved by the Company.

NET LOSS FOR THE PERIOD

Overall, the Company incurred a net loss for the second quarter of 2003 of $620,431 or $0.03 per share, which is 63% lower than the net loss incurred during the second quarter of 2002 of $1,657,872 or $0.12 per share. Even though the Company experienced reduced revenues during the period the loss was dramatically reduced through management's cost reduction strategies. Management believes that the Company will be able to achieve break even operations during the final quarter of 2003.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2003 COMPARED TO JUNE 30, 2002:

REVENUES

Imagis' total revenues decreased 71% to $595,337 for the six months ended June 30, 2003 over the comparable prior year level of $2,053,605. The lower revenues were attributable to lower software sales revenues.

Revenues from the Company's software products declined 83% to $324,480 this year as compared to $1,908,576 for 2002. The period ending June 30, 2002 included $828,191 in revenue from the Serco installation, $380,009 from the Company's Alameda installation and $483,091 from the Zixsys license sale. There were no comparable large contracts during the same period this year, the Alameda and Serco orders were received during 2001 and the revenue was recorded as the installations progressed and were completed in 2002.

Support and services revenues for 2003 were $263,241 and were 136% higher than in 2002 of $111,651. The support revenues are increasing as the sales revenues increased during 2002 and the deferred revenue of $211,216 recorded as at June 30, 2003 consists solely of ongoing support contracts, this is consistent with the June 30, 2002 deferred revenue balance of $296,327.

Other revenues were $7,616 for 2003, whereas comparable revenues of $33,378 were earned in the prior year. These revenues were primarily earned through interest revenue and fluctuate with the Company's cash balances.

OPERATING COSTS

Operating expenses totaled $3,000,869 for 2003, which is 38% lower than the 2002 operating expenses of $4,850,979. The 2003 expenses include a one-time charge of USD$250,000 (CDN$366,950) incurred as a management fee owing to OSI Systems Inc. ("OSI") in consideration of renegotiating the terms of the agreements with OSI. 2003 expenses also include a one-time expense recovery of $100,000 relating to sub-contracted software development expensed during 2002. Excluding these items, the operating expenses for 2003 were $2,733,919, which represents a 44% reduction in expenses over the prior year. The lower costs over the prior period resulted from significant decreases in the areas of administration, sales and marketing, and technology development and technical services. Management has implemented significant cost reduction strategies during the final quarter of 2002 and through April 2003. The month of May of 2003 is the first month that the Company fully realized all of the cost reductions. The current operating expense rate is equivalent to approximately $3,000,000 per annum, providing an expected expense level of approximately $4,500,000 for fiscal 2003. Management intends to continue to reduce costs wherever possible without impinging upon the Company's ability to make sales, continue product development, and service customers.

ADMINISTRATION

Administrative costs for 2003 were $1,303,760, which is 35% lower than for 2002 of $2,011,323. These costs include the one-time management fee of USD$250,000 (CDN$366,950) described above. Excluding this charge, the administrative costs were $936,810, which represents a 53% reduction from the prior year. Administrative costs include staff salaries and related benefits and travel, stock based compensation, consulting and professional fees, facility and support costs, shareholder, regulatory and investor relations costs.

Generally all categories were lower due to the effects of cost reducing strategies, in particular a significant reduction in travel costs and the use of outside consultants. Stock based compensation expense for the period was nil during 2003 as opposed to an expense of $147,182 during 2002. The Company's administrative costs have declined since the second quarter of 2002, primarily due to no longer using financial advisory services and contract support staff.

BAD DEBT EXPENSE

The bad debt expense in 2003 of $45,932 consists of one customer that defaulted on payment for software licenses and one customer that defaulted on payment of reimbursable expenses. There was no comparable expense during the same period in 2002.

INTEREST AND AMORTIZATION

Interest expense incurred this year primarily related to financing of equipment amounted to $10,071. This is due to the acquisition of equipment during 2002. Overall interest expense also increased $9,120 due to interest charged on the Company's credit facility. Amortization in 2003 amounted to $127,717 as compared to $56,662 for 2002. The increase in amortization expense reflects purchases of equipment and the amortization expense associated with the acquisition of the Intacta license and patents.

COST OF MATERIALS

Cost of materials during 2002 consisted of one-time costs associated with the Alameda installation and Zixsys license. There was no comparable expense in 2003.

SALES AND MARKETING

Sales and marketing expenses for 2003 were $889,986, and were 36% lower than in 2002 of $1,393,925. Imagis significantly increased its sales and marketing efforts during 2002 in order to increase market awareness of the Company and its products and capitalize on expected increased sales opportunities. These expected opportunities did not fully materialize. The Company has now decreased its sales team and streamlined its associated travel and marketing costs as part of its strategy of utilizing a more targeted marketing and sales strategy. No further decreases are currently contemplated. The Company expects that sales and marketing expenses will continue at the current level in future periods. Sales and marketing costs may be increased if management identifies specific opportunities that require an increase in resources but only in the event that identifiable revenues exist.

TECHNOLOGY DEVELOPMENT

The technology development expenses for 2003 were $364,491, which is 53% lower than the 2002 comparable costs of $782,717. The 2003 total is net of a $100,000 recovery of software consulting fees recognized in the period ended June 30, 2003 relating to sub-contracted software development written-off during 2002. Recurring expenses were reduced to $464,491 through a reduction in staff and overhead costs. Technology development expenses are expected to remain at the current level until such time as market demand for new products necessitates adding resources. This will only occur when specific sales opportunities are identified.

TECHNICAL SERVICES

Costs for the technical services group were $246,778 this year, which is 45% lower than the comparable 2002 costs of $449,219. The technical services group generally assists the Company's strategic partners in their installation of Imagis' products and also provides clients with any technical support they may require under annual support contracts, and includes primarily costs for salaries, facilities and travel. The reduction is primarily due to a reduction in all areas. Costs for future quarters will be dependent on the sales levels achieved by the Company.

NET LOSS FOR THE PERIOD

Overall, the Company incurred a net loss for the first six months of 2003 of $2,405,532 or $0.12 per share, which is 14% lower than the net loss incurred during the second quarter of 2002 of $2,797,374 or $0.16 per share. Even though the Company experienced reduced revenues during the period the loss was reduced through management's cost reduction strategies. May of 2003 is the first month that fully realizes all of the cost reductions and management believes that the Company will be able to achieve break even operations during the final quarter of 2003.

LIQUIDITY AND CAPITAL RESOURCES

The Company's cash on hand at the beginning of the period aggregated $547,831. During the period, the Company received additional funds of $296,038 from the exercise of both stock options and warrants. In total, 195,505 options and 133,334 warrants were exercised which resulted in aggregate proceeds to the Company of $129,370 and $166,668, respectively. The Company also received USD$100,000 (CDN$148,710) and $61,214 in unsecured loans from directors. Subsequent to June 30, 2003 the Company received additional advances totaling $109,076. The Company has entered into an agreement to settle the advances payable of $319,000 through the issuance of 1,849,275 Special Warrants under the same terms as those of the private placement described above, with the exception of debt settled with non-arms length parties. The 1,002,899 special warrants issued to non-arms length parties will be converted only into common shares and no warrants. The debt settlement agreement is subject to regulatory approval.

Under a credit facility the Company received cash pursuant to a loan agreement with a previous director of the Company in the amount of $367,000 and made repayments in the amount of $20,000. Also included in this loan are various expenses paid by the former director on behalf of the Company in the amount of $135,714 of which $26,384 has been repaid. The loan has accrued interest in the amount of $9,120 and the total of $465,450 remains unpaid as at June 30, 2003. The loan bore interest at the prime rate plus 2% per annum and is secured by a General Security Agreement over the assets of the Company, and a Source Code Escrow Agreement that requires the Company to deposit into escrow its source codes together with a license to commercialize the source codes on a non-exclusive, world-wide, royalty-free basis for a period of five years, to be released only in the event that the Company ceases operations or enters bankruptcy proceedings. The loan arrangement under which the credit facility was drawn expired on May 31, 2003. At October 22, 2003, the previous director has not taken any action with respect to the security for the loan arrangement. Due to the fact that the credit facility has expired amounts owed under this facility now accrue interest at a rate of prime plus 5%. Subsequent to June 30, 2003 the Company has entered into an agreement to settle $396,750 of the Credit Facility through the issuance of 2,300,000 Special Warrants under the same terms as those of the private placement described below. The debt settlement will remove the existing General Security Agreements over the assets of the Company associated with the Credit Facility. The Company has agreed to repay the balance of the funds owing under the Credit Facility of $97,364 as at October 22, 2003 at the rate of $25,000 per month commencing November 1, 2003. The balance will continue to accrue interest at the rate of prime plus 5% per annum until repaid. The debt settlement agreement is subject to regulatory approval.

During the quarter ended June 30, 2003, the Company received $75,000 through the issuance of a debenture. This debenture bears interest at prime plus 2% per annum, requires interest to be paid monthly and is repayable on November 30, 2004. The debenture is secured by the assets of the Company but is subordinated to the credit facility loan agreement. Subsequent to June 30, 2003 the Company entered into an agreement to settle the debenture through the issuance of 434,782 Special Warrants under the same terms as those of the private placement described below. The proposed debt settlement will remove the existing General Security Agreements over the assets of the Company associated with the debenture. The debt settlement agreement is subject to regulatory approval.

The Company used these funds primarily to finance its operating loss for the period. The impact on cash of the loss of $2,405,532, after adjustment for non-cash items and changes to other working capital accounts in the period, resulted in a negative cash flow from operations of $1,293,325. The Company also used funds to purchase capital equipment amounting to $7,061, repay capital leases of $9,637, and deferred acquisition costs of $231,675 related to its proposed acquisition of Briyante Software Corp. The deferred acquisition costs consist primarily of legal costs associated with the acquisition and advances made to Briyante under the terms of the acquisition agreement.

In summary, the Company's cash position declined by $504,406 from $547,831 at the beginning of the period to $43,425 at June 30, 2003.

Pursuant to a Letter of Intent dated December 6, 2002 and an Arrangement Agreement dated February 14, 2003 the Company has agreed to acquire 100% of the issued and outstanding shares of Briyante Software Corp. ("Briyante"), a software development Company. The arrangement agreement was approved by the shareholders of Briyante at an annual and special general meeting held on March 17, 2003 and by an order of the Supreme Court of British Columbia on March 20, 2003. Subsequently the Company agreed to the postponement, pending amendments to the terms, of the acquisition of Briyante. The agreement to amend the terms was brought about by the Company determining that it did not have sufficient working capital for the combined entity, as a result of a poor financial environment over the past six months. The Arrangement Agreement expired on May 31, 2003. On October 3, 2003, the Company and Briyante entered into a revised Arrangement Agreement to proceed with the acquisition of Briyante by the Company under the following terms:

          (i) The Company will acquire all outstanding shares of Briyante in exchange for shares of the Company. Briyante shareholders will receive
          1.4 common shares of the Company in exchange for each common share of Briyante;

          (ii) The closing of the acquisition is subject to the Company raising a minimum $800,000, before finders' fees or commissions, of new capital by way of an equity financing. As at October 22, 2003 the Company has raised $478,500 of the required amount, see below;

          (iii) The Company has agreed that the Briyante shareholders may nominate two directors for election at the Company's AGM; and

          (iv) The closing is also subject to a number of customary conditions, including court, regulatory, and shareholder approval. Briyante's shareholders will be asked to vote on the Definitive Agreement at a Special Meeting that has been scheduled for November 21, 2003. The Company's shareholders will also vote on the arrangement November 21, 2003, at the Company's Annual General Meeting (AGM). If the Briyante acquisition is approved by both companies' shareholders, the Company's shareholders will also be asked to approve a post-acquisition share consolidation on a 4.5 old shares for 1 new share basis.

Management of the Company continues its organizational restructuring and refocusing of its sales, marketing, and development efforts and as a result has laid off non-core employees from its global operations. The Company has also closed its Victoria, B.C office and consolidated its operations into its Vancouver, B.C. head office, and implemented significant general administrative expense reduction measures, in order to substantially reduce the Company's monthly operating expenses. May of 2003 was the first month that fully realizes all of the cost reductions and management believes that the Company will be able to achieve break even operations during the first quarter of 2004.

The Company did not have sufficient cash flow from operations to fund its operations beyond September 2003 and in recognition of this situation, the Company has entered into the following agreements:

     (a) The Company entered into an agreement to issue an aggregate of 613,868 common shares at a deemed price of $0.2925 per share in settlement of $179,557 of debt owed to two arms-length creditors. The Company also agreed to issue common shares to its landlord in payment of the lease on its Vancouver head office through December 2003. The shares are to be issued on the first of each month based on the formula of the number of shares being equal to the monthly rent of $11,465 divided by the weighted average share price of the previous month less the maximum allowable discount under the rules of the TSX Venture Exchange. The Company issued a further 47,378 shares in payment of the August rent and 57,146 shares in payment of the September rent under this agreement.

     (b) The Company reached agreement for a proposed private placement of up to CDN $800,000. The private placement will consist of up to 4,637,681 Special Warrants at $0.1725 per Special Warrant. Each Special Warrant will be exercisable, for no additional consideration, into Units consisting of one common share and one share purchase warrant. Each warrant will entitle the holder for two years from the date of issue of the special warrants to acquire one additional common share in the capital of Imagis at an exercise price of $0.23 in the first year and $0.253 in the second year. The Special Warrants will be convertible at the holders' option at any time for an eighteen month period and will convert automatically at the end of the eighteen months. The Company will not be required to meet any conditions prior to conversion. Finder's fees will be paid on a portion of the private placement of 7% in cash and 7% in broker's warrants at $0.23 per share. As at October, 22, 2003 the Company has issued 2,773,913 Special Warrants for net proceeds of $448,505.

     (c) The Company entered into an agreement to settle $790,750 in debt including $396,750 of the Credit Facility (see Note 5), advances payable of $319,000 (including $109,076 received subsequent to June 30, 2003 and the advances described in Note 6), and the $75,000 Series A Subordinated Debenture (see Note 7). The debt will be settled through the issuance of 4,584,058 Special Warrants under the same terms as those of the private placement described above, with the exception of debt settled with non-arms length parties. The special warrants issued to non-arms length parties will be converted only into common shares and no warrants. The proposed debt settlement will remove the existing General Security Agreements over the assets of the Company associated with the Credit Facility and Series A Debenture. The Company has agreed to repay the balance of the funds owing under the Credit Facility of $97,364 as at October 22, 2003 at the rate of $25,000 per month commencing November 1, 2003. The balance will continue to accrue interest at the rate of prime plus 5% per annum until repaid. The debt settlement agreements are subject to regulatory approval.

Management of the Company will be continuing to seek additional financing and may increase the amount of the private placement if additional investment funds are available. The Company will not be proceeding with the proposed Secured Convertible Debenture issues described in its recent June 30, 2003 quarterly 10Q filing.

There is no assurance that the Company will be able to complete these financings or any other financing or that any financing will be obtained on terms favorable to the Company. The failure to obtain adequate financing could result in a substantial curtailment of Imagis' operations.

                                   APPENDIX K














                            IMAGIS TECHNOLOGIES INC.



                      MANAGEMENT'S DISCUSSION AND ANALYSIS

                               FOR THE YEARS ENDED

                           DECEMBER 31, 2002 AND 2001



          This Management Discussion and Analysis has been reproduced from Imagis' 2002 Annual Report and has not been changed or otherwise updated. Subsequent changes in Imagis' business are described elsewhere in this Joint Information Circular, including a description of Imagis' Liquidity and Capital Resources after the Arrangement on page 38.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

ABOUT IMAGIS

Imagis Technologies Inc. is a developer and marketer of software applications and advanced biometric facial recognition software solutions both as products and as a Software Development Kit. These applications provide a range of security solutions in various industry sectors including airports, law enforcement, customs, immigration and other government agencies, and gaming. The Company currently has over one hundred and forty installations of its software products.

OVERVIEW

Revenue for software and services has historically accounted for a substantial portion of the Company's revenue. Typically, the Company enters into a fixed price contract with a customer for the licensing of selected software products and the provision of specific services. The Company generally recognizes total revenue for software and services associated with a contract using percentage of completion method based on the total costs incurred over the total estimated costs to complete the contract.

The Company's revenue is dependent, in large part, on significant contracts from a limited number of customers. As a result, any substantial delay in the Company's completion of a contract, the inability of the Company to obtain new contracts or the cancellation of an existing contract by a customer could have a material adverse effect on the Company's results of operations. The loss of certain contracts could have a material adverse effect on the Company's business, financial condition, operating results and cash flows. As a result of these and other factors, the Company's results of operations have fluctuated in the past and may continue to fluctuate from period-to-period.

Recent world events and concerns regarding security have increased awareness of and interest in products that have law enforcement or other security applications. There can be no assurance, however, that such trends will continue or will result in increased sales of the Company's products and services.

CRITICAL ACCOUNTING POLICES

On December 12, 2001, the Securities and Exchange Commission issued a cautionary advice regarding the disclosure of critical accounting policies. Critical accounting policies are those that management believes are both most important to the portrayal of the Company's financial conditions and results, and that require difficult, subjective, or complex judgements, often as a result of the need to make estimates about the effects of matters that involve uncertainty.

We believe the "critical" accounting policies we use in preparation of our financial statements are as follows:

REVENUE RECOGNITION

(i)       Software sales revenue:

          The Company recognizes revenue consistent with Statement of Position 97-2, "Software Revenue Recognition". In accordance with this Statement, revenue is recognized, except as noted below, when all of the following criteria are met: persuasive evidence of a contractual arrangement exists, title has passed, delivery and customer acceptance has occurred, the sales price is fixed or determinable and collection is reasonably assured. Funds received in advance of meeting the revenue recognition criteria are recorded as deferred revenue.

          When a software product requires significant production, modification or customization, the Company generally accounts for the arrangement using the percentage-of-completion method of contract accounting. Progress to completion is measured by the proportion that activities completed are to the activities required under each arrangement. When the current estimate on a contract indicates a loss, a provision for the entire loss on the contract is made.

          When software is sold under contractual arrangements that includes post contract customer support ("PCS"), the elements are accounted for separately if vendor specific objective evidence ("VSOE") of fair value exists for all undelivered elements. VSOE is identified by reference to renewal arrangements for similar levels of support covering comparable periods. If such evidence does not exist, revenue on the completed arrangement is deferred until the earlier of (a) VSOE being established or (b) all of the undelivered elements are delivered or performed, with the following exceptions: if the only undelivered element is PCS, the entire fee is recognized ratably over the PCS period, and if the only undelivered element is service, the entire fee is recognized as the services are performed.

          The Company provides for estimated returns and warranty costs, which to date have been nominal, on recognition of revenue.

(ii)      Support and services revenue:

          Contract support and services revenue is deferred and is amortized to revenue ratably over the period that the support and services are provided.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported or disclosed in the financial statements. Actual amounts may differ from these estimates.

STOCK-BASED COMPENSATION

Effective January 1, 2002, the Company adopted the new recommendations of the Canadian Institute of Chartered Accountants with respect to the accounting for stock-based compensation and other stock-based payments. The new recommendations require equity instruments awarded to employees and the cost of the service received as consideration to be measured and recognized based on the fair value of the equity instruments issued. Compensation expense is recorded over the period of related employee service, usually the vesting period of the equity instrument awarded. Alternatively, the new recommendations permit the measurement of compensation expense for stock option grants to employees and directors that are not direct awards of stock, stock appreciation rights or otherwise call for settlement in cash or other assets by an alternative method and to provide pro forma disclosure of the financial results using the fair value method. The Company has elected to follow an alternative method and continue with the former accounting policy of recognizing no compensation expense when stock options are granted to employees because the Company grants stock options with an exercise price based on the market price at the date of the grant. The Company recognizes compensation expense for consultants based on the fair value of the equity instruments issued.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 COMPARED TO DECEMBER 31, 2001:

REVENUES

Imagis' total revenues increased 44% to $3,022,888 for the year ended December 31, 2002 over the comparable prior year level of $2,094,707. The higher revenues were attributable to higher software sales revenues. Management intends to continue to focus on increasing software sales revenues.

Sales of the Company's software products rose 70% to $2,584,039 this year as compared to $1,519,925 for 2001. The increase in software sales revenues this year is primarily due to the installation at a United Kingdom national police agency and the sale of a licensing agreement to Zixys, as well as the overall increased number of customers.

Support and services revenues for 2002 were $344,456 and were 3% lower than in 2001 of $356,441. The lower 2002 level resulted from reduced revenues derived from contract services this year, and the difference from 2001 is solely attributable to the completion of a single special contract the Company had taken on in 2000 directly rather than through a partner and which concluded mid-2001. As stated last year, the Company is not seeking such contract work but intends to remain focused on both development and the more profitable sales of its software products. The support revenues are increasing as sales revenues increase and the deferred revenue of $339,485 recorded as at December 31, 2002 consists solely of ongoing support contracts, this represents a 474% increase over the 2001 deferred revenue balance of $59,184.

Other revenues were $94,393 for 2002, whereas comparable revenues of $218,341 were earned in the prior year, a decrease of 57%. The 2002 revenues were primarily earned through interest revenue whereas the 2001 revenues were primarily due to cost recoveries of supplies and equipment relating to software installations. As the majority of the 2002 revenues were earned through sales via business partners Imagis did not incur the associated installation costs and there were no significant cost recoveries.

OPERATING COSTS

Operating expenses totaled $9,974,281 for 2002, which is 95% higher than the 2001 operating expenses of $5,115,411. The higher costs over the prior year resulted from increases in permanent and contracted staff, greater travel in sales and marketing and administration, and exceptional corporate costs included in the administrative category. Operating costs include cost of materials and services, sales and marketing, technical services, technology development, administration, stock based compensation, interest and amortization. The increase in operating costs during 2002 was due to increased levels of activity in all areas in expectation of an increased level of demand for the company's products. The increased level of demand did not materialize primarily due to the total lack of any post September 11th business that had been forecast in the United States being placed. Management of the company has implemented significant cost reduction strategies during the final quarter of 2002 and the current operating expense rate is equivalent to approximately $7,000,000 per annum.

ADMINISTRATION

Administrative costs for 2002 were $3,712,717, which is 92% higher than for 2001 of $1,932,813. Administrative costs include staff salaries and related benefits and travel, stock based compensation, consulting and professional fees, facility and support costs, shareholder, regulatory and investor relations costs and 2002 special financial advisory costs incurred related to the Company's corporate strategies, which includes the new strategic partnership achieved with OSI Systems, Inc. and a special corporate privatization proposal received in the first quarter.

Generally all categories were higher due to the higher level of corporate activity this year, however there were a number of exceptional expenses. Consulting and professional fees rose $1,017,335, primarily due to an increase in legal costs of $296,422 and financial advisory consulting costs of $503,956. These costs represent 80% of the total consulting and professional fees and are due to a combination of the costs associated with the OSI strategic partnership and the privatization proposal received during the first quarter. There were no comparable costs incurred during 2001 and they are not expected to be incurred in future years. Stock based compensation for the year was $290,723 and consists of the estimated fair market value of options granted to non-employees, based on the Black-Scholes model. The policy of recording stock based compensation was adopted as of January 1, 2002, consequently there is no comparable figure for the prior year. Staff costs rose $165,089 due to the addition of staff. Facility and support costs rose $262,220 over the prior year due to the overall staff growth and use of contract support staff. The balance of the increase of $58,540 was due to general increases in office overhead.

The Company's administrative costs have declined since the second quarter of the year due to no longer using the financial advisory services and contract support staff. Management has also implemented significant cost reduction strategies during the final quarter of 2002 that will further reduce administrative costs during future periods.

BAD DEBT EXPENSE

The bad debt expense in 2002 consists of a single customer that defaulted on payment for a software license. While the customer has confirmed their intention to pay the outstanding amount, management of the Company has determined that collection is doubtful. Bad debt expense in 2001 also consists of a single customer that defaulted on payment for a software installation.

COSTS OF MATERIALS AND SERVICES

The costs of materials and services are incurred in conjunction with the support services that the Company provides to customers. These costs amounted to $179,090 in 2002, which is comparable to the level in 2001 of $175,851.

INTEREST AND AMORTIZATION

Interest expense incurred this year related to financing of equipment amounted to $31,089, down 25% from the prior year of $41,556. Amortization in 2002 amounted to $140,408 as compared to $31,016 for 2001. The increase in amortization expense reflects purchases of equipment and the amortization expense associated with the acquisition of the Intacta license and patents.

SALES AND MARKETING

Sales and marketing expenses for 2002 were $3,139,740, and were 240% higher than those in 2001 of $923,010. The increase is attributable to higher costs incurred for new sales representatives in the US, Europe and the Far East engaged on a contract basis in 2002, and additions to salaried sales staff. The sales representatives' cost increased $1,050,410. There were no contracted sales representatives prior to this time, and hence no comparable 2001 contract costs. In addition, travel and trade show costs for both staff and these representatives rose $805,187 due to the increase in the amount of traveling and overall activity this year over that in the prior year when funds were limited. The company's website also incurred costs of $63,751 over 2001 levels. Imagis significantly increased its sales and marketing efforts during 2002 in order to increase market awareness of the Company and its products and capitalize on expected increased sales opportunities. The Company may increase its sales team further in the future should the need arise but no further additions are currently contemplated. In addition, management is now using a more targeted marketing and sales strategy as it is believed that the efforts to achieve increased general market awareness of the Company and its products have been successful during 2002. Consequently, the Company expects that sales and marketing expenses will continue at approximately the same or reduced levels in future periods.

TECHNOLOGY DEVELOPMENT

The technology development expenses for 2002 were $1,668,027, which is 37% higher than the 2001 comparable costs of $1,215,945. The increase over the prior period reflects a number of additions to staff and higher travel costs incurred this year. The Company also contracted another software development company to develop an application for $200,000. The Company has been adding to its development staff throughout 2002 and has increased its development group capability. Technology development expenses are expected to remain at this approximate level until such time as market demand for new products necessitates adding resources. This will only occur when specific sales opportunities are identified.

TECHNICAL SERVICES

Costs for the technical services group were $820,030 this year, which is 12% higher than the comparable 2001 costs of $732,906. The costs in 2001 reflect primarily the travel and staff costs in support of the Alameda installation, necessitated by the technical aspects of the application. This installation is now completed. The increased costs in 2002 reflect the increase in software sales and include the costs incurred to complete the Alameda project. The technical services group generally assists the Company's strategic partners in their installation of Imagis' products and also provides clients with any technical support they may require under annual support contracts, and includes primarily costs for salaries, facilities and travel. Costs for future quarters will be dependent on the sales levels achieved by the Company.

NET LOSS FOR THE PERIOD

Overall, the Company incurred a net loss for 2002 of $6,951,393 or $0.38 per share, which is 130% higher than the net loss incurred in 2001 of $3,020,704 or $0.21 per share. While revenues rose 45% during the year, significantly higher operating costs incurred in sales and marketing, technology development, and administration offset the revenue gain.

LIQUIDITY AND CAPITAL RESOURCES

The Company's cash on hand at the beginning of the year, including funds on deposit, aggregated $2,760,659. During 2002, the Company received additional funds of $1,994,283 from the exercise of both stock options and warrants. In total, 375,110 options and 894,776 warrants were exercised which resulted in aggregate proceeds to the Company of $423,193 and $1,571,090, respectively. On July 8, 2002, the Company also completed a private placement of 1,166,667 common shares, described below, that resulted in net proceeds to the Company of $2,416,713 after commissions and share issue costs. The total received for the issuance of common shares was $4,410,996.

The Company used these funds primarily to finance its operating loss for the year. The impact on cash of the loss of $6,951,393, after adjustment for non-cash items and changes to other working capital accounts in the period, resulted in a negative cash flow from operations of $5,961,464. The Company also used funds to purchase capital equipment amounting to $311,587, to purchase software royalty rights for $236,395, and to purchase software patents for $78,227 during the year.

To meet the requirements of the adjusted loss coupled with the equipment and other asset purchases, a call on the Company's short-term cash deposits amounting to $2,560,000 was made.

In summary, the Company's cash position rose by $206,010 from $141,162 at the beginning of the year to $347,172 at December 31, 2002, and additional funds on deposit declined from $2,560,000 at January 1, 2002, to $nil at the year end.

On July 8, 2002, pursuant to a subscription agreement, the Company issued to OSI 1,166,667 common shares and 291,667 warrants, each warrant to purchase one common share exercisable until July 8, 2004, at an exercise price of US$1.50 per share, at an aggregate purchase price of US$1,750,000. The subscription agreement provides, among other things, for an adjustment to the purchase price through the issuance of additional shares if the Company issues common shares or other securities convertible into or exercisable for common shares in another financing (with some exceptions) prior to July 9, 2003, at a price less than US$1.50 per share. The warrants provide for a similar adjustment as to the number of warrants and exercise price in the event of such an issuance.

Pursuant to the subscription agreement, the Company also agreed to designate one nominee of OSI to our Board of Directors, currently OSI does not have a nominee appointed to the Board. As a result of its purchase of the shares and warrants, OSI has become a principal shareholder of Imagis.

In connection with OSI's purchase of shares and warrants, on July 8, 2002, the Company entered into the following additional agreements with OSI:

(i) Product Development and Marketing Agreement. Under this agreement, the Company formed a strategic alliance with OSI to develop mutually agreed integrated airport and transportation security products using its facial recognition technologies and OSI's security products. The Company agreed to form an internal transportation security group and commit a minimum of US$250,000 to develop these products and operate this group. Imagis will receive a royalty for all sales made by OSI of products developed under this agreement.

(ii) Software Developer Services Agreement. Under this agreement, Imagis agreed to engage, and OSI agreed to make available, the services of software engineers and equipment in OSI's software development facility in Hyderabad, India. The Company agreed to pay to OSI a minimum of US$250,000 during the term of the agreement, which expires on June 30, 2003, provided that if the aggregate amount paid to OSI on such date is less than US$250,000, the agreement can be extended for six months.

(iii) Joint Venture Letter of Intent. Under this letter of intent, upon OSI's establishment of a Brazilian entity to oversee marketing, sales, service and assembly and marketing of OSI's products, in Brazil and the establishment of an office in Brazil, Imagis will invest US$250,000 for a 20% equity ownership in that entity.

Subsequent to December 31, 2002 the above agreements were amended as follows:

(i) the strategic alliance agreement to develop and market integrated airport and security products with OSI has been extended to July 8, 2004. The expenditure commitment has been reduced to a minimum of US$125,000 on product development and the operation of an Airport Security Group to market the products.

(ii) the agreement to engage OSI to provide software development services has been extended to December 31, 2004. The expenditure commitment has been reduced to a minimum of US$125,000, based on hourly rates charged at 85% of fair market value.

(iii) the Company has agreed that, subject to regulatory approval, the exercise price of the warrants for the purchase of 291,667 shares, issued in conjunction with the private placement to OSI completed during 2002, will be reduced from US$1.50 (CDN$2.28) to the same price per share as that afforded the investors under the financing currently under negotiation.

(iv) The Company has agreed to pay OSI a management fee of US$250,000 on or before March 20, 2004.

During the second quarter of this year the Company entered into a strategic alliance agreement with Sanyo Semiconductor Company and Intacta to form Zixsys Inc. (formerly known as SecurityART Inc.). Zixsys will integrate the hardware and software technologies of all three companies and thereafter market security products for use in airports, buildings, laboratories, document authentication and verification for passports, visas and ID cards. During the quarter ended September 30, 2002, Imagis acquired the rights to Intacta Technologies Inc.'s royalties payable under the strategic alliance agreement for consideration of US$150,000. During the fourth quarter of the year the Company acquired all patents held by Intacta outside the United States for consideration of US$50,000.

There can be no assurance that the relationships with OSI or Zixsys or the integration of technologies with OSI or Zixsys will prove to be successful in the future or will result in any material revenue for the Company.

The Company does not have sufficient cash flow from operations to fund its operations beyond April 2003 and will be required to seek additional financing. In recognition of this situation, the Company is currently actively seeking financing. Pursuant to the terms of a non-binding term sheet dated February 20, 2003, between the Company and a third party, the Company has negotiated a private placement agreement, the terms of which include: the sale of US$500,000 of special warrants that are exercisable for no additional consideration, which will be part of a proposed US$1.5 million offering of such securities, and an equity line of up to US$2.5 million may be drawn down by the Company subject to certain restrictions.

The terms of such financing are subject to final documentation, approval of the board of directors of the Company and regulatory authority.

There is no assurance that the Company will be able to secure this financing or any other financing or that any financing will be obtained on terms favorable to the Company. The failure to obtain adequate financing could result in a substantial curtailment of Imagis' operations.

                                   APPENDIX L














                            IMAGIS TECHNOLOGIES INC.



                      MANAGEMENT'S DISCUSSION AND ANALYSIS

                               FOR THE YEARS ENDED

                           DECEMBER 31, 2001 AND 2000



                  This Management Discussion and Analysis has been reproduced from Imagis' 2001 Annual Report and has not been changed or otherwise updated. Subsequent changes in Imagis' business are described elsewhere in this Information Circular, including a description of Imagis' Liquidity and Capital Resources after the Arrangement on page 38.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

FORWARD LOOKING STATEMENTS

          Statements in this Annual Report on Form 10-KSB, including those concerning Imagis Technologies Inc.'s (the "Company") expectations of results of the Company's operations in future periods, the amount and timing of revenues and earnings in future periods, future sales, gross profits, sales and marketing expenses, technical services expenses, technology development expenses, administration expenses, product introductions and cash requirements include certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, the Company's actual results may vary materially from expectations as a result of certain factors including, but not limited to, the failure of the market for the Company's products to grow as anticipated; the success of certain strategic alliances among the Company and certain third parties; product pricing or other initiatives of the Company's competitors; the possibility that the Company's other customers defer purchasing decisions due to economic or other conditions or will purchase products offered by the Company's competitors; product development, product pricing or other initiatives of the Company's competitors; variations in the level of orders which can be affected by general economic conditions and in the markets served by the Company's customers; international economic and political climates; difficulties or delays in the functionality or performance of the Company's products; the Company's timing of future product releases or improvements; the Company's failure to respond adequately to either changes in technology or customer preferences; changes in pricing; the Company's ability to manage growth; risk of non-payment of accounts receivable; changes in budgeted costs and the factors listed in this Annual Report. See "Risk Factors."

          In some cases, you can identify forward-looking statements by the Company's use of words such as "may," "will," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential" or "continue" or the negative or other variations of these words, or other comparable words or phrases.

          Although the Company believes the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements or other future events. The Company is under no duty to update any of our forward-looking statements after the date of this filing. You should not place undue reliance on forward-looking statements.

          Unless otherwise indicated, all references herein are to Canadian Dollars.

ABOUT IMAGIS

          Imagis Technologies Inc. is a developer and marketer of software applications and advanced biometric facial recognition software solutions both as products and as a Software Development Kit. These applications provide a range of security solutions in various industry sectors including airports, law enforcement, customs, immigration and other government agencies, and gaming. The Company currently has well over a hundred installations, including Toronto's Pearson International Airport, the world's 16th busiest airport. The Company markets its products through a network of business partners located in North America, Asia, Europe and Latin America, and has installations in the US, Canada, Mexico and the UK.

ID-2000 - IMAGE DETECTION AND BIOMETRIC FACIAL RECOGNITION

          This software technology has enabled the Company to enter the biometric market.

          ID-2000 is a facial recognition software system designed for the law enforcement, airport security, gaming and security industries that captures an offender's image, typically via a video camera, and then creates a biometric code that can be compared to other encoded images in a database. ID-2000 allows an individual in a database to be identified in seconds, using only an image or photograph as the search criterion. Matching records will be displayed as a list, together with their associated thumbnail images. From this, any record can be selected and full details, together with a full size image, will be displayed. Extensive linkages enable the database to be mined to display details, such as aliases, known associates and vehicles, as well as images of other distinguishing features, such as marks, scars and tattoos. Where appropriate, details such as previous crimes or gang memberships can also be displayed. ID-2000 also works with Casino-ID and Envisage for use in the gaming and security sectors.

          ID-2000 is also available as a Software Development Kit, or SDK, which is designed to enable developers at the Company's business partners to integrate its facial recognition capabilities into their own applications.

          In addition, the Company has adapted its facial recognition software to include the identification of non-facial objects in background imagery and personally identifiable markings, such as tattoos. The biometric solution purchased by the UK's National Crime Squad will be used to crack down on international online child pornography. The ability of law enforcement agencies to identify background imagery, as well as victims and perpetrators, is an important factor in preparing for and solving missing persons investigations.

SECURE-ID (AIRPORT SECURITY)

          Secure-ID is designed to use ID-2000 to scan the faces of travellers entering or leaving an airport, isolate individual faces, encode them and match them against a database of serious criminals or known terrorists. A variation on the system is already in use at Toronto's Pearson International Airport, where the Royal Canadian Mounted Police have successfully used it to identify wanted individuals trying to enter Canada.

          Secure-ID uses standard surveillance cameras and requires no manual intervention. While it is possible to identify individuals in a crowd, cameras should be positioned where they can obtain clear images, such as the check-in desk, metal detector, gate and so on. Where there is a possible match, a monitor in the security office will display the image of the passenger, together with the image of the possible match in the database. The security officer at the screen will visually compare the two images and, if they match, take appropriate action.

CABS - COMPUTERIZED ARREST & BOOKING SYSTEM

          CABS is an integrated information and imaging system developed for the Royal Canadian Mounted Police ("RCMP") and other law enforcement agencies. CABS currently has separate modules for offenders, non-offenders, staff and evidence. The offender module automates booking activities and reports, the production of mugshots and the generation of line-ups. Pictures of criminal suspects, as well as their marks, scars, tattoos and fingerprints, are all captured in the offender module of CABS. The non-offender module provides an electronic database of persons, such as teachers and day-care providers, who are required to be registered with the police. The staff module provides for the creation and management of staff identification. The evidence module provides for electronic management of photographs of evidence obtained in connection with a criminal arrest.

          The CABS system is designed to collect the same information that would be recorded manually during a traditional booking situation and to store all of the information and photo images that are required in connection with arresting and prisoner reports. Compared to manual bookings, CABS offers the following advantages:

          o captures more information than manual booking systems and allows the information to be retrieved quickly from multiple locations;

          o allows offender information to be used for multiple inquiries and report generating purposes;

          o    generates automated line-ups based on user-specified criteria;

          o provides a variety of required reports and other documents with the offender's photograph;

          o allows the collection and retrieval of photographs of the offender, including identifying physical marks such as tattoos, scars and other markings;

          o creates a database of offender information for access in the case of subsequent arrests or for generation of suspect lists;

          o can be integrated with livescan electronic fingerprinting systems and with other computer software systems; and

          o integrates with key dispatch systems, digital composite drawing programs and digital fingerprint systems to provide a complete police information management system.

          CABS advanced data sharing capabilities allow different authorities to access decentralised information. The Company has recently implemented its first regional data sharing system. This allows RCMP detachments to share live information entered by their individual detachments. The major advantage of this data sharing system is that it allows one detachment to search a larger database containing offender information when booking a suspect, increasing the probability that the booking officer will discover prior arrests for the same individual. The RCMP does not retain any ownership interest or residual rights over the CABS system.

OVERVIEW

          Revenue for software and services has historically accounted for a substantial portion of the Company's revenue. Typically, the Company enters into a fixed price contract with a customer for the licensing of selected software products and the provision of specific services. The Company generally recognizes total revenue for software and services associated with a contract using percentage of completion method based on the total costs incurred over the total estimated costs to complete the contract.

          The Company's revenue is dependent, in large part, on significant contracts from a limited number of customers. As a result, any substantial delay in the Company's completion of a contract, the inability of the Company to obtain new contracts or the cancellation of an existing contract by a customer could have a material adverse effect on the Company's results of operations. The loss of certain contracts could have a material adverse effect on the Company's business, financial condition, operating results and cash flows. As a result of these and other factors, the Company's results of operations have fluctuated in the past and may continue to fluctuate from period-to-period.

          Recent events have increased awareness of and interest in products that have law enforcement or other security applications. There can be no assurance, however, that such trends will continue or will result in increased sales of the Company's products and services.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001 COMPARED TO DECEMBER 31, 2000

REVENUES

          The Company's overall revenues for the year 2001 rose 90% to $2,080,704 over the year 2000 revenue level of $1,097,719. However, sales of the Company's software products increased 108% to $1,519,925 in 2001 from the prior year amount of $729,127. The gain in software sales revenue includes higher revenues earned on sales of the Company's CABS and ID-2000 products to law enforcement agencies, initial sales in the last quarter of its new ID-2000 SDK version, and revenues of $453,208 for the sale of the Company's Casino-ID software, a version of the Company's CABS product adapted for casinos, to a US-based reseller for worldwide distribution. These gains are attributed to an increased awareness of the Company and its software products as a result of the Company's greater marketing efforts during 2001.

          Support and service revenues rose $79,811 or 29% to $356,441 in 2001 from the year 2000 amount of $276,630. Software support revenues included in this revenue category rose $44,182 or 39% to $157,254 in 2001 from $113,072 in the prior year. The remainder of the gain was essentially all derived from fees earned from a service contract, which has now been completed. The Company intends to concentrate its focus exclusively on its software product sales and development where higher gross margins on sales are realized and is not seeking further such service contract income going forward.

          Other revenues were $112,376 or 122% higher at $204,338 in the 2001 fiscal year, up from the prior year 2000 amount of $91,962. Other revenue in 2001 represents recoveries of costs for materials used in installations of the Company's software products, but in prior years, it also included cost recoveries for hardware also purchased in conjunction with specific installations. No revenue from the recovery of hardware purchase costs was earned in 2001, whereas in 2000, the Company earned approximately $44,000 from such recoveries.

OPERATING COSTS

          Total operating costs rose in 2001 to $5,101,408, an increase of 24% over the year 2000 level of $4,107,750. The increase is due primarily to significantly higher expenditures incurred by the Company's technology development group for added development work on the Company's ID-2000 products and higher administration costs incurred primarily to increase market awareness of the Company and its products in the United States and internationally, and for corporate and product branding.

COSTS OF MATERIALS AND SERVICES

          Costs of materials and services for the year 2001 were $175,851, up fractionally from the prior year amount of $173,136. The primary reason for the increase is materials required for the Alameda installation. This was partially offset by the elimination in 2001 of costs for hardware components previously purchased for customers in 2000 and prior years, which amounted to approximately $128,000 in 2000. No purchased hardware costs were incurred in 2001.

SALES AND MARKETING

          Sales and marketing costs for the year 2001 of $923,010 were 16% lower than those in 2000 year of $1,102,140. The costs include staff salaries, travel, marketing materials and facility expenses including communications. The lower 2001-year level reflects a restraint in travel imposed throughout the first half of the year due to cash constraints in that period coupled with lower costs of printed product marketing materials. In 2000, unusually high costs for such marketing materials were incurred related to the initial launch of the Company's ID-2000 facial recognition software. Management plans to add several sales and marketing staff in 2002 and to significantly expand its sales and marketing programs to further increase awareness of the Company's software products in North America and worldwide where biometric security applications are needed. As a consequence, management expects that sales and marketing costs will rise significantly over the 2001 level.

TECHNICAL SERVICES

          Costs for the technical services function were higher at $732,906, up 19% over the year 2000 amount of $613,915. The technical services function manages all product installations, either performing the installation directly or assisting and supporting the installation made by one of the Company's partners. Costs were higher in 2001 due to the direct involvement of a number of technical services staff in the Alameda installation due to its breadth of scope and technical complexity, and the increased function costs reflect primarily additional travel costs of the installation team on site. Generally, the Company relies on its sales partners for installation support. However, should sales occur where a partner is unable to fulfil this support function, the Company may need to again dedicate staff and incur travel and other related costs to assist the customer, resulting in higher technical services costs.

TECHNOLOGY DEVELOPMENT

          The technology development function expenditures for 2001 rose 37% to $1,215,945 over the year 2000 comparable amount of $888,837. Technology development costs include principally salaries, which represent 60% of the total 2001 function costs. The increase in 2001 is due to higher salary costs incurred for additional technical staff, and higher lease costs from the significant expansion of the leased space to accommodate this larger development group. For 2002, the Company intends to add several more development staff to further increase the functionality of its existing products, but also to start development work on a number of pattern recognition applications, which have recently been identified. One such application is an extension to the requirements of the Company's sale to the National Crime Squad (UK) to provide scene analysis, an application unrelated to facial imaging but one which the Company's core software is capable of delivering. These additions to staff are expected to cause 2002 costs to increase above the 2001 expenditures.

ADMINISTRATION

          Administration costs for the year 2001, which amounted to $1,981,124, are 76% higher than those incurred in 2000 of $1,125,571. Administration costs include administration staff salaries and travel, facility costs, professional and consultant fees and shareholder and regulatory costs. The significant cost increase in the current year reflects a 192% increase in travel, and other corporate costs associated with an extensive general market awareness and overall branding program undertaken directly by the Company's executive with the aid of consultants, and deemed essential to position the Company's products against those of its competitors in the intensified market sectors of airport and government security in the United States and internationally. All other administration costs were comparable to those incurred in the prior year with some increases to support costs related to the higher 2001 level of activity.

NET LOSS FOR THE PERIOD

          The Company incurred a net loss overall for the year amounting to $3,020,704 or $0.21 per share, which is only fractionally higher than the loss in 2000 of $3,010,031 or $0.26 per share. Under U.S. GAAP accounting requirements, additional costs, primarily related to stock-based compensation to directors, officers, staff and consultants, amounting to $150,111 would be incurred and, accordingly, the

U.S. GAAP net loss would be $3,170,815, or $0.22 per share, as compared to the prior year comparable net loss of $4,730,508 or $0.41 per share.

LIQUIDITY AND CAPITAL RESOURCES

          The Company's liquidity improved significantly in 2001, with its cash on hand increasing from an opening position of $59,497 to the closing balance at December 31, 2001 of $200,659 in cash and short-term investments amounting to $2,560,000. There were no short-term investments in 2000. The increase was realized through the exercise of the Company's options and warrants, and the completion of three financings in the year. Funds derived in the year from the exercise of options amounted to $395,834 and from the exercise of warrants amounted to $1,523,700.

          With respect to financing, in its first round, a private placement, the Company issued 1,501,000 units priced at $1 per unit, each unit convertible into one common share and one full warrant convertible into another common share at a price of $1.10. This yielded proceeds of $1,501,000 to the Company. The second financing, completed early in the fourth quarter, was also a unit private placement, in this case for the issue of 229,332 units priced at $2.17 per unit. Each unit consisted of one common share and a half warrant, with two half warrants converting into one common share at an exercise price of $2.55, and this netted cash of $497,650 to the Company. These two financings provided an aggregate cash infusion to the Company of $1,998,650. The third financing was completed shortly after the second and involved the sale of 1,427,682 special warrants also priced at $2.17 per special warrant, and yielded net proceeds of $2,822,061. Each special warrant is convertible into one common share and one half warrant on similar terms to those of the private placement unit and at a price of $2.55. In total, during 2001 the Company raised approximately $6.7 million.

          These new funds were used primarily to sustain the Company's operating loss for the year of $3,020,704. With the stronger cash position, the Company was also able to extinguish its related party loans amounting to $1,072,317, to make short-term deposits amounting to $2,560,000 and to acquire additional computer equipment at a cost of $24,772. After the loss for the year adjusted for non-cash items and these disbursements, the Company had a net gain in cash in the year of $141,162 and when added to the cash on hand at the beginning of the year of $59,497, cash at December 31, 2001 available for future operations, exclusive of the additional funds on deposit of $2,560,000, aggregated the above-noted amount of $200,659.

          At present with this operating capital and two major outstanding order commitments, management believes the Company is capable of sustaining its operations throughout the remainder of the year with no further financing requirements. However as noted above, its business plan for 2002 anticipates continuing product development work in both its traditional biometric applications and in new development of non-biometric applications. In addition, the Company recently identified other areas in discussions with its newest strategic partner, the Sanyo Semiconductor Company, and consequently sees the need to continue to add development staff.

          From a marketing perspective, a number of international opportunities have arisen and the Company's plan calls for added emphasis in advancing awareness of its products internationally, and additional sales and marketing staff are planned for this undertaking. Taking into account these various new opportunities, the Company may consider additional financing this year to funds its 2002 operations.

                                   APPENDIX M














                             BRIYANTE SOFTWARE CORP.

                       UNAUDITED FINANCIAL STATEMENTS AND

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

                       FOR THE THREE AND NINE MONTHS ENDED

                             JULY 31, 2003 AND 2002

                            BRIYANTE SOFTWARE CORP.
                                 BALANCE SHEETS
                    AS AT JULY 31, 2003 AND OCTOBER 31, 2002

                                                      July 31,      October 31,
                                                        2003            2002
                                                    -----------     -----------
                                                    (unaudited)
                                     ASSETS

CURRENT ASSETS
   Cash                                             $    12,063     $   135,325
   Accounts receivable (net)                             51,450          87,041
   Income taxes recoverable                              62,460          62,460
   Prepaid expenses and deposits                          5,468          12,561
                                                    -----------     -----------
                                                        131,441         297,387

CAPITAL ASSETS                                           54,645          66,539
                                                    -----------     -----------

                                                    $   186,086     $   363,926
                                                    ===========     ===========

                                  LIABILITIES

CURRENT LIABILITIES
   Accounts payable and accrued liabilities         $   435,733     $   116,243
   Advances                                             206,772          15,000
   Deferred revenue                                          --         200,000
                                                    -----------     -----------
                                                        642,505         331,243
                                                    -----------     -----------

SHAREHOLDERS' EQUITY
   Share capital                                      1,688,408       1,688,408
   Deficit                                           (2,144,827)     (1,655,725)
                                                    -----------     -----------
                                                       (456,419)         32,683
                                                    -----------     -----------

                                                    $   186,086     $   363,926
                                                    ===========     ===========

APPROVED BY THE BOARD


             "AL KASSAM"             Director
------------------------------------


            "ROSS WILMOT"            Director
------------------------------------

                            BRIYANTE SOFTWARE CORP.
                      STATEMENTS OF OPERATIONS AND DEFICIT
           FOR THE THREE AND NINE MONTHS ENDED JULY 31, 2003 AND 2002
                                  (UNAUDITED)

                                         Three months ended              Nine months ended
                                               July 31                         July 31
                                    ----------------------------    ----------------------------
                                        2003            2002            2003            2002
                                    ------------    ------------    ------------    ------------
REVENUES                            $    117,585    $     89,130    $    142,847    $    299,615
                                    ------------    ------------    ------------    ------------

OPERATING EXPENSES
   Consulting                                 --          75,951              --         338,081
   Sales and marketing                        --          27,423              --         143,791
   Product development                    81,504          86,003         245,949         424,472
   Administration                        123,945         130,048         489,100         475,643
                                    ------------    ------------    ------------    ------------
                                         205,449         319,425         735,049       1,381,987
                                    ------------    ------------    ------------    ------------

OPERATING LOSS                           (87,864)       (230,295)       (592,202)     (1,082,372)
                                    ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSES)
   Foreign exchange                       (1,396)           (229)           (498)            383
   Interest and other                     99,566           1,884         103,598           8,675
   Write-off of bad debts                     --         (14,766)             --         (34,353)
                                    ------------    ------------    ------------    ------------
                                          98,170         (13,111)        103,100         (25,295)
                                    ------------    ------------    ------------    ------------

NET LOSS FOR THE PERIOD             $    (10,306)   $    243,406         489,102       1,107,667
                                    ============    ============
DEFICIT - BEGINNING OF PERIOD                                          1,655,725         534,637
                                                                    ------------    ------------
DEFICIT - END OF PERIOD                                             $  2,144,827    $  1,642,304
                                                                    ============    ============

EARNINGS PER COMMON SHARE
   Basic                                  ($0.00)          $0.02           $0.05           $0.10
                                    ============    ============    ============    ============
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING                    10,684,504      10,684,504      10,684,504      10,684,504
                                    ============    ============    ============    ============

                            BRIYANTE SOFTWARE CORP.
                            STATEMENTS OF CASH FLOWS
           FOR THE THREE AND NINE MONTHS ENDED JULY 31, 2003 AND 2002
                                  (UNAUDITED)

                                                  Three months ended             Nine months ended
                                                        July 31                       July 31
                                              --------------------------    --------------------------
                                                  2003           2002           2003           2002
                                              -----------    -----------    -----------    -----------
CASH FROM (USED IN):

OPERATING ACTIVITIES
   Net loss for the period                    $   (10,306)   $  (243,406)   $  (489,102)   $(1,107,667)
   Items not involving cash

      Amortization                                  3,965          5,679         11,894         17,037
      Write-off of bad debts                           --         14,766             --         34,353
                                              -----------    -----------    -----------    -----------
                                                   (6,341)      (222,961)      (477,208)    (1,056,277)


   Change in non-cash working capital items      (133,993)        92,855        162,174        270,366
                                              -----------    -----------    -----------    -----------
                                                 (140,334)      (130,106)      (315,034)      (785,911)
                                              -----------    -----------    -----------    -----------

INVESTING ACTIVITIES
   Purchase of capital assets                          --         (1,552)            --        (17,188)
                                              -----------    -----------    -----------    -----------
                                                       --         (1,552)            --        (17,188)
                                              -----------    -----------    -----------    -----------

FINANCING ACTIVITIES
   Increase in short-term loans                   149,772             --        191,772             --
   Reduction in Long-term debt                         --        (13,500)            --        (16,500)
                                              -----------    -----------    -----------    -----------
                                                  149,772        (13,500)       191,772        (16,500)
                                              -----------    -----------    -----------    -----------


INCREASE (DECREASE) IN CASH                         9,438       (145,158)      (123,262)      (819,599)
CASH - BEGINNING OF PERIOD                          2,625        176,704        135,325        851,145
                                              -----------    -----------    -----------    -----------
CASH - END OF PERIOD                          $    12,063    $    31,546    $    12,063    $    31,546
                                              ===========    ===========    ===========    ===========

--------------------------------------------------------------------------------


                             BRIYANTE SOFTWARE CORP.
                          NOTES TO FINANCIAL STATEMENTS
                         (expressed in Canadian dollars)
                      (Unaudited - Prepared by Management)

1.   Nature of Operations

The Company is in the business of developing and marketing e-business products and customized web-enabled software solutions for communication of transactions via the Internet, as well as other software product implementation and development services.

Interim financial statements

These interim financial statements should be read in conjunction with the audited annual financial statements of the Company for the year ended October 31, 2002. Management has prepared these interim statements using the same accounting policies and methods of computation as those used in the audited annual financial statements.

2.   Significant Accounting Policies

These financial statements have been prepared in accordance with generally accepted accounting principles in Canada, on the assumption that the Company is a going concern.

Because a precise determination of certain assets and liabilities is dependent on future events, the preparation of the financial statements involves the use of estimates based on careful judgement and actual results could differ from such estimates. However, these financial statements have, in management's opinion, been prepared within reasonable limits of materiality using the significant accounting policies noted below:

a)   Principles of consolidation and presentation

     These financial statements present the financial position, results of operations and cash flows of the Company and its subsidiary companies, Benchmark Technologies Inc., Bodhi Enterprises Ltd., Copper Cliff Investments Ltd. and Triple AG Investments Inc. (collectively "Benchmark Group") which were acquired during 2001.

b)   Revenue recognition:

     Revenues earned from the provision of consulting services are recorded based on services delivered month by month or on completion of the project, the appropriate accounting method of these two options determined in accordance with the contractual terms for each engagement.

     (i)  Software sales revenue:

     The Company recognizes revenue when all of the following criteria are met; persuasive evidence of a contractual arrangement exists, title has passed, delivery and customer acceptance has occurred, the sales price is fixed or determinable and collection is reasonably assured.

     When a software product requires significant production, modification or customization, the Company generally accounts for the arrangement using the percentage-of-completion method of contract accounting. Progress to completion is measured by the proportion that activities completed are to the activities required under each arrangement. When the current estimate on a contract indicates a loss, a provision for the entire loss on the contract is made.

     When software is sold under contractual arrangements that includes post sales customer support ("PCS"), the elements are accounted for separately if vendor specific objective evidence ("VSOE") of fair value exists for all undelivered elements. VSOE is identified by reference to renewal arrangements for similar levels of support covering comparable periods. If such evidence does not exist, revenue on the completed arrangement is deferred until the earlier of (a) VSOE being established or, (b) all of the undelivered elements are delivered or performed, with the following exceptions: if the

--------------------------------------------------------------------------------

     only undelivered element is PCS, the entire fee is recognized ratably over the PCS period, and if the only undelivered element is service, the entire fee is recognized as the services are performed.

     The Company provides estimated returns and warranty costs, which to date have been nil, on recognition of revenue.

     (ii) Support revenue:

     Contract support services revenue is deferred and is amortized to revenue over the period that the support services are provided.

c)   Property, plant and equipment:

     Property, plant and equipment are stated at cost less accumulated amortization, which is recorded over the useful lives of the assets on the declining balance basis at the following annual rates:

          Computer                         30%
          Furniture and fixtures           20%
          Leasehold improvements           20%

d)   Loss per share

     The loss per share is calculated on the weighted average number of shares outstanding during the periods.

e)   Fair market value of financial instruments

     The carrying value of cash, accounts receivable, and accounts payable approximate fair market value because of the short maturity of those instruments.

3.   Property, Plant and Equipment

                                                                2003            2002
                                              Accumulated     Net Book        Net Book
                                   Cost      Amortization      Value            Value
                                    $              $              $              $
     Computer                     96,356         76,580        19,776          25,517
     Furniture and fixtures       90,527         56,713        33,814          39,781
     Leasehold improvements        2,482          1,427         1,055           1,241
                                 -------        -------       -------         -------
                                 189,365        134,720        54,645          66,539
                                 =======        =======       =======         =======

4.   Capital Stock

     Authorized:

     100,000,000 Common shares without par value

                                                                                          #               $
         Issued:
         October 31, 2000                                                             3,389,504       4,250,269
              For cash (prior to reverse takeover):
              - Exercise of warrants                                                    345,000         138,000
              Adjustments for the reverse takeover by the Benchmark Group
              - Elimination of Briyante's capital                                             -      (4,388,269)
              - Substitution of Benchmark Group's capital                                     -              76
              - Shares issued and net assets of Briyante acquired in the              3,700,000         364,107
                reverse takeover transaction
              For cash (subsequent to reverse takeover):
              - Public offering, net of issue costs                                   3,250,000       1,324,225
                                                                                     ----------      ----------
         October 31, 2001                                                            10,684,504       1,688,408
                                                                                     ==========      ==========
         October 31, 2002 and July 31, 2003                                          10,684,504       1,688,408
                                                                                     ==========      ==========

--------------------------------------------------------------------------------

6.   Related Party Transactions

Included in the determination of net loss for the period are salaries and fees paid to officers and companies controlled by officers recorded at their exchange amounts of $62,300 (2002: 25,300); salaries and allowances to officers of $68,500 (2002: $220,000). No directors fees were paid.

7.   Subsequent Events

On March 17, 2003, the Company held its Annual General Meeting, also convened as a Special Meeting of Shareholders, at which time management received approval from shareholders to proceed with the merger proposed by Imagis Technologies Inc. However, due to a number of factors impacting on Imagis' operations, the merger was not finalized within the prescribed time limit. Recognizing significant synergies between the two companies, Briyante is continued discussions with Imagis to conclude a new arrangement to permit a merger to be completed.

On June 20, 2003, the Company signed a revised letter of understanding with Imagis, reconfirming management's commitment to proceed with the merger of the two companies. All of the terms and conditions remain in tact, however, the exchange ratio has been altered such that Briyante shareholders will now receive approximately 1.3 Imagis shares for each Briyante share held. Since the existing arrangement was terminated, the new plan would be subject to shareholder and regulatory approvals again.

--------------------------------------------------------------------------------

                                   APPENDIX N


                             BRIYANTE SOFTWARE CORP.

                        AUDITED FINANCIAL STATEMENTS AND

                                 FOR YEARS ENDED

                            OCTOBER 31, 2002 AND 2001


         These Audited Financial Statements for the Years Ended October 31, 2002 and 2001 have been reproduced from Briyante's 2002 Annual Report and has not been changed or otherwise updated. Subsequent changes in Briyante's business are described elsewhere in this Joint Information Circular, including a description of Briyante's Liquidity and Capital Resources after the Arrangement on page 38.

                            BRIYANTE SOFTWARE CORP.
                              FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                            OCTOBER 31, 2002 AND 2001

MANNING ELLIOTT                 11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7

CHARTERED ACCOUNTANTS           Phone: 604.714.3600  Fax: 604.714.3669  Web: manningelliott.com






AUDITORS' REPORT


To the Shareholders of
Briyante Software Corp.


We have audited the balance sheets of Briyante Software Corp. as at October 31, 2002 and 2001 and the statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at October 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles. As required by the British Columbia Company Act, we report that, in our opinion, these principles have been applied on a basis consistent with that of the preceding year.


/s/ Manning Elliott

CHARTERED ACCOUNTANTS
Vancouver, BC
December 19, 2002

BRIYANTE SOFTWARE CORP.
BALANCE SHEETS
AS AT OCTOBER 31, 2002 AND 2001


                                                          2002         2001
                                                      ----------    ----------
                                                            $            $
                                   ASSETS
CURRENT ASSETS
  Cash                                                   135,325       851,145
  Accounts receivable                                     87,041       275,679
  Income taxes recoverable                                62,460        62,460
  Prepaid expenses and deposits                           12,561        22,676
                                                      ----------    ----------
                                                         297,387     1,211,960
PROPERTY, PLANT AND EQUIPMENT (Note 3)                    66,539        82,441
                                                      ----------    ----------
                                                         363,926     1,294,401
                                                      ==========    ==========

                                LIABILITIES
CURRENT LIABILITIES
  Accounts payable and accrued liabilities               116,243       118,128
  Deferred revenue                                       200,000            --
  Current portion of long term debt (Note 4)                  --         6,000
  Advances                                                15,000            --
                                                      ----------    ----------
                                                         331,243       124,128
LONG TERM DEBT (Note 4)                                       --        16,500
                                                      ----------    ----------
                                                         331,243       140,628

                            SHAREHOLDERS' EQUITY
CAPITAL STOCK (Note 5)                                 1,688,408     1,688,408
RETAINED EARNINGS (DEFICIT)                           (1,655,725)     (534,635)
                                                      ----------    ----------
                                                          32,683     1,153,773
                                                      ----------    ----------
                                                         363,926     1,294,401
                                                      ==========    ==========


APPROVED BY THE BOARD


"Ross Wilmot"                         Director
-------------------------------------

"Al Kassam"                           Director
-------------------------------------

BRIYANTE SOFTWARE CORP.
STATEMENTS OF OPERATIONS AND DEFICIT
FOR THE YEARS ENDED OCTOBER 31, 2002 AND 2001


                                                       2002         2001
                                                   ----------   ------------
                                                        $            $
REVENUE                                              364,220     1,477,080
                                                  ----------     ---------
OPERATING EXPENSES
  Consulting                                         467,333       882,172
  Sales and Marketing                                163,840        77,167
  Product development                                434,950       854,110
  Administration                                     649,004       314,643
                                                  ----------     ---------
                                                   1,715,127     2,128,092
                                                  ----------     ---------
OPERATING INCOME (LOSS)                           (1,350,907)     (651,012)
                                                  ----------     ---------
OTHER INCOME (EXPENSES)
  Amortization                                       (31,269)      (42,548)
  Bad debts                                          (28,218)      (24,760)
  Income tax credits and incentives                  278,588            --
  Interest                                            10,716         5,744
                                                  ----------     ---------
                                                     229,817       (61,564)
                                                  ----------     ---------
LOSS BEFORE INCOME TAXES                          (1,121,090)     (712,576)
RECOVERY OF INCOME TAXES
  Current income taxes                                    --       (68,881)
                                                  ----------     ---------
NET EARNINGS (LOSS) FOR THE YEAR                  (1,121,090)     (643,695)
RETAINED EARNINGS (DEFICIT) - BEGINNING OF YEAR     (534,635)      189,422
DIVIDENDS                                                 --       (80,362)
                                                  ----------     ---------
DEFICIT - END OF YEAR                             (1,655,725)     (534,635)
                                                  ==========     =========

EARNINGS (LOSS) PER SHARE                              (0.10)        (0.06)
                                                  ==========     =========

BRIYANTE SOFTWARE CORP.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED OCTOBER 31, 2002 AND 2001


                                               2002          2001
                                           -----------    -----------
                                                 $             $

CASH FROM (USED IN):
OPERATING ACTIVITIES
  Net income for the year                    (1,121,090)     (643,695)
  Items not involving cash
    Amortization                                 31,269        42,548
    Bad debts                                    28,218        24,760
                                             ----------     ---------
                                             (1,061,603)     (576,387)
  Change in non-cash working capital items      383,650      (203,056)
                                             ----------     ---------
                                               (677,953)     (779,443)
                                             ----------     ---------
FINANCING ACTIVITIES
  Capital stock issued                               --     1,324,225
  Dividends paid                                     --       (80,362)
  Repayment of long term debt - net             (22,500)       (8,829)
                                             ----------     ---------
                                                (22,500)    1,235,034
                                             ----------     ---------
INVESTING ACTIVITY
  Acquisition of capital assets                 (15,367)      (24,035)
                                             ----------     ---------
INCREASE (DECREASE) IN CASH                    (715,820)      431,556
CASH - BEGINNING OF YEAR                        851,145         9,358
CASH ACQUIRED IN BUSINESS COMBINATION                --       410,231
                                             ----------     ---------
CASH - END OF YEAR                              135,325       851,145
                                             ==========     =========


BRIYANTE SOFTWARE CORP.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 2002 AND 2001


1.   NATURE OF OPERATIONS

     The Company is in the business of developing and marketing e-business products and customized web-enabled software solutions for communication of transactions via the Internet, as well as other software product implementation and development services.

     Formerly, as Plata Minerals Corp (until its name change on October 5,
     2001), it was in the business of acquiring and exploring mineral properties.


2.   SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared in accordance with Canadian generally accepted accounting principles, on the assumption that the Company is a going concern.

     Because a precise determination of certain assets and liabilities is dependent on future events, the preparation of the financial statements involves the use of estimates based on careful judgement and actual results could differ from such estimates. However, these financial statements have, in management's opinion, been prepared within reasonable limits of materiality using the significant accounting policies noted below:

     a)   Principles of consolidation and presentation

          These financial statements present the financial position, results of operations and cash flows of the company and its subsidiary companies, Benchmark Technologies Inc., Bodhi Enterprises Ltd., Copper Cliff Investments Ltd. and Triple AG Investments Inc. (collectively "Benchmark Group") which were acquired during 2001.

     b)   Property, plant and equipment

          Property, plant and equipment are stated at cost less accumulated amortization, which is recorded over the useful lives of the assets on the declining balance basis at the following annual rates:

               Computer                        30%
               Furniture and fixtures          20%
               Leasehold improvements          20%

     c)   Loss per share

          The loss per share is calculated on the weighted average number of shares outstanding during the periods.

     d)   Fair market value of financial instruments

          The carrying value of cash, accounts receivable and accounts payable approximate fair market value because of the short maturity of those instruments.

     e)   Corporate transaction costs

          Costs associated with issuing securities are deferred until completion and then treated as a capital transaction and offset against the proceeds of the issue. If the issue is not completed the costs are charged against operations.

          Business acquisition costs are deferred until completion and then included in the cost of the acquired business and allocated to the acquired net assets. If the transaction is abandoned the costs are charged against operations.

BRIYANTE SOFTWARE CORP.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 2002 AND 2001


3.   PROPERTY, PLANT AND EQUIPMENT


                                                                    2002             2001
                                                 Accumulated      Net Book         Net Book
                                   Cost         Amortization        Value           Value
                                ---------       ------------      ---------        --------
                                    $                $                $                $
Computer                         96,356           70,839           25,517           34,743
Furniture and fixtures           90,527           50,746           39,781           45,961
Leasehold improvements            2,482            1,241            1,241            1,737
                                -------          -------           ------           ------
                                189,365          122,826           66,539           82,441
                                =======          =======           ======           ======



4.   LONG TERM DEBT


                                                                                     2002               2001
                                                                                    ------            -------
                                                                                      $                  $
Loan - due July 25, 2005; secured by a general security agreement over all the assets of Benchmark Technologies Inc.; repayable
at $500 per month plus interest at prime plus 1.75%.                                    --             22,500
Less: current portion                                                                   --              6,000
                                                                                    ------             ------
                                                                                        --             16,500
                                                                                    ======             ======


5.   CAPITAL STOCK

     Authorized:
     100,000,000 Common shares without par value


                                                                                 #                 $
                                                                            -----------      -----------
Issued:

October 31, 2000                                                             3,389,504        4,250,269
        For cash (prior to reverse takeover):
        - Exercise of warrants                                                 345,000          138,000
        Adjustments for the reverse takeover by the Benchmark Group:
        - Elimination of Briyante's capital                                         --       (4,388,269)
        - Substitution of Benchmark Group's capital                                 --               76
        - Shares issued and net assets of Briyante acquired
            in the reverse takeover transaction                              3,700,000          364,107
        For cash (subsequent to reverse takeover):
        - Public offering, net of issue costs                                3,250,000        1,324,225
                                                                            ----------        ---------
October 31, 2001 and 2002                                                   10,684,504        1,688,408
                                                                            ==========        =========


BRIYANTE SOFTWARE CORP.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 2002 AND 2001


6.   RELATED PARTY TRANSACTIONS

     Included in the determination of net loss for the year at their exchange amounts are fees to officers and companies controlled by directors of $20,500 (2001: $4,200); salaries and allowances to directors of $310,500 (2001: $232,000) and fees to the spouse of a director of $Nil (2001:
     $9,000).


7.   COMMITMENTS

     Commitments in respect of leased premises and equipment are as follows:


                                          $
                                       -------
        2003                           79,000
        2004                            2,000
        2005                            1,000


8.   BUSINESS COMBINATION

     In 2001, the company acquired all the issued and outstanding shares of the Benchmark Group in consideration for 3,600,000 common shares of the company at a deemed cost of $0.40 per share. Additionally, a total of 100,000 shares were issued for finder's fees and sponsorship fees in connection with the acquisition.

     This transaction constituted a reverse takeover. Accordingly, for accounting purposes, the Benchmark Group is deemed to be the acquirer and the net assets acquired in the transaction were allocated as follows:


                                                     $
                                                 ---------
Cash                                              410,231
Current assets                                    175,288
Capital assets                                      3,166
Current liabilities                              (224,578)
                                                 --------
                                                  364,107
                                                 ========


9.   SUBSEQUENT EVENTS

     Subsequent to October 31, 2002:

     a) the Company closed its Calgary office, transferring its contracts and furniture and equipment with a net book value of approximately $3,600 in consideration for future web hosting services to be provided by the transferee, and

     b) an offer was made by Imagis Technologies Inc., subject to shareholder and regulatory approval, to acquire all the issued and outstanding shares of the Company in exchange for one share of Imagis Technologies Inc. for every 3.5 shares of Briyante Software Corp.

                                   APPENDIX O

                            BRIYANTE SOFTWARE CORP.
                        AUDITED FINANCIAL STATEMENTS AND
                                 FOR YEARS ENDED
                            OCTOBER 31, 2001 AND 2000

 These Audited Financial Statements for the Years Ended October 31, 2001 and 2000 have been reproduced from Briyante's 2001 Annual Report and has not been changed or otherwise updated. Subsequent changes in Briyante's business are described elsewhere in this Joint Information Circular, including a description of Briyante's Liquidity and Capital Resources after the Arrangement on page 38.

                            BRIYANTE SOFTWARE CORP.
                         (formerly Plata Minerals Corp.)
                              FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                            OCTOBER 31, 2001 AND 2000

MANNING ELLIOTT                 11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7

CHARTERED ACCOUNTANTS           Phone: 604.714.3600  Fax: 604.714.3669  Web: manningelliott.com


AUDITORS' REPORT


To the Shareholders of
Briyante Software Corp. (formerly Plata Minerals Corp.)


We have audited the balance sheets of Briyante Software Corp. (formerly Plata Minerals Corp.) as at October 31, 2001 and 2000 and the statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at October 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles. As required by the British Columbia Company Act, we report that, in our opinion, these principles have been applied on a basis consistent with that of the preceding year.




/s/ Manning Elliott


CHARTERED ACCOUNTANTS
Vancouver, BC
January 8, 2002

BRIYANTE SOFTWARE CORP.
(formerly Plata Minerals Corp.)
BALANCE SHEETS
AS AT OCTOBER 31, 2001 AND 2000


                                                                                    2001                  2000
                                                                               ------------          -------------
                                                                                      $                     $
                                                         ASSETS
CURRENT ASSETS
  Cash                                                                             851,145                9,358
  Accounts receivable                                                              275,679              328,812
  Income taxes recoverable                                                          62,460                   --
  Prepaid expenses and deposits                                                     22,676               11,736
                                                                                 ---------              -------
                                                                                 1,211,960              349,906
CAPITAL ASSETS (Note 3)                                                             82,441               85,975
GOODWILL                                                                                --               11,813
                                                                                 ---------              -------
                                                                                 1,294,401              447,694
                                                                                 =========              =======
                                                      LIABILITIES
CURRENT LIABILITIES
  Accounts payable and accrued liabilities                                         118,130              187,369
  Income taxes payable                                                                  --               39,500
  Current portion of long term debt (Note 4)                                         6,000                8,829
                                                                                 ---------              -------
                                                                                   124,130              235,698
LONG TERM DEBT (Note 4)                                                             16,500               22,500
                                                                                 ---------              -------
                                                                                   140,630              258,198
                                                                                 ---------              -------
                                                   SHAREHOLDERS' EQUITY
CAPITAL STOCK (Note 5)                                                           1,688,408                   76
RETAINED EARNINGS (DEFICIT)                                                       (534,637)             189,420
                                                                                 ---------              -------
                                                                                 1,153,771              189,496
                                                                                 ---------              -------
                                                                                 1,294,401              447,694
                                                                                 =========              =======


APPROVED BY THE BOARD


"Ross Wilmot"                         Director
-------------------------------------
"Sandra Buschau"                      Director
-------------------------------------

BRIYANTE SOFTWARE CORP.
(formerly Plata Minerals Corp.)
STATEMENTS OF OPERATIONS AND DEFICIT
FOR THE YEARS ENDED OCTOBER 31, 2001 AND 2000


                                                                                  2001                        2000
                                                                               ---------                   ---------
                                                                                   $                           $
SALES                                                                          1,477,080                   2,450,299
                                                                               ---------                   ---------

GENERAL EXPENSES
  Advertising and promotion                                                       45,740                       9,298
  Amortization                                                                    42,548                      19,102
  Automobile                                                                       4,502                      20,020
  Bad debts                                                                       24,760                       2,700
  Bank charges and interest                                                       35,520                       3,814
  Computer                                                                        11,906                      17,690
  Consulting and sub-contracting                                                 583,213                   1,238,840
  Insurance                                                                        2,377                       1,272
  Management fees                                                                  2,700                          --
  Office and miscellaneous                                                        42,970                      33,408
  Professional fees                                                              105,078                      26,230
  Rent                                                                           143,114                      86,847
  Shareholder relations                                                            6,024                          --
  Telephone and communications                                                    18,135                      21,807
  Transfer agent and filing fees                                                   3,237                          --
  Travel                                                                          24,533                      44,588
  Wages and benefits                                                             807,751                     705,066
                                                                               ---------                   ---------
                                                                               1,904,108                   2,230,682
                                                                               ---------                   ---------
OPERATING INCOME (LOSS)                                                         (427,028)                    219,617
                                                                               ---------                   ---------
OTHER INCOME (EXPENSES)
  Interest                                                                         5,744                       6,858
  Research and development                                                      (291,292)                    (32,415)
                                                                               ---------                   ---------
                                                                                (285,548)                    (25,557)
                                                                               ---------                   ---------
LOSS BEFORE INCOME TAXES                                                        (712,576)                    194,060
PROVISION FOR (RECOVERY OF) INCOME TAXES
  Current income taxes                                                           (68,881)                     41,536
                                                                               ---------                   ---------
NET EARNINGS (LOSS) FOR THE YEAR                                                (643,695)                    152,524
RETAINED EARNINGS - BEGINNING OF YEAR                                            189,420                     151,656
DIVIDENDS                                                                        (80,362)                   (114,760)
                                                                               ---------                   ---------
RETAINED EARNINGS (DEFICIT) - END OF YEAR                                       (534,637)                    189,420
                                                                               =========                   =========

EARNINGS (LOSS) PER SHARE                                                          (0.16)                       0.04
                                                                               =========                   =========

BRIYANTE SOFTWARE CORP.
(formerly Plata Minerals Corp.)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED OCTOBER 31, 2001 AND 2000


                                                            2001            2000
                                                          ---------       --------
                                                              $               $
CASH FROM (USED IN):
OPERATING ACTIVITIES
  Net income (loss) for the year                          (643,695)        152,524
  Items not involving cash
    Amortization                                            42,548          19,102
    Bad debts                                               24,760           2,700
                                                         ---------         -------
                                                          (576,387)        174,326
  Change in non-cash working capital items                (203,056)        (80,175)
                                                         ---------         -------
                                                          (779,443)         94,151
                                                         ---------         -------
FINANCING ACTIVITIES
  Capital stock issued                                   1,324,225              --
  Dividends paid                                           (80,362)       (114,760)
  Proceeds from (repayment of) long term debt - net         (8,829)         23,650
                                                         ---------         -------
                                                         1,235,034         (91,110)
                                                         ---------         -------

INVESTING ACTIVITY
  Acquisition of capital assets                            (24,035)        (65,321)
                                                         ---------         -------
INCREASE (DECREASE) IN CASH                                431,556         (62,280)
CASH - BEGINNING OF YEAR                                     9,358          71,638
CASH ACQUIRED IN BUSINESS COMBINATION                      410,231              --
                                                         ---------         -------
CASH - END OF YEAR                                         851,145           9,358
                                                         =========         =======

BRIYANTE SOFTWARE CORP.
(formerly Plata Minerals Corp.)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 2001 AND 2000


1.   NATURE OF OPERATIONS

     The Company, which changed its name on October 5, 2001, is in the business of developing and marketing e-business products and customized web-enabled software solutions for communication of transactions via the Internet, as well as other software product implementation and development services.

     Formerly, as Plata Minerals Corp, it was in the business of acquiring and exploring mineral properties.

2.   SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared in accordance with Canadian generally accepted accounting principles, on the assumption that the Company is a going concern.

     Because a precise determination of certain assets and liabilities is dependent on future events, the preparation of the financial statements involves the use of estimates based on careful judgement. The financial statements have, in management's opinion, been prepared within reasonable limits of materiality using the significant accounting policies noted below:

     a) Principles of consolidation and presentation These financial statements present the financial position, results of operations and cash flows of the company and its subsidiary companies, Benchmark Technologies Inc., Bodhi Enterprises Ltd., Copper Cliff Investments Ltd. and Triple AG Investments Inc. (collectively "Benchmark Group") which were acquired during the year.

          As the acquisition of the Benchmark Group constitutes a reverse takeover, these financial statements are a continuation of the financial statements of the Benchmark Group. Accordingly, the comparative figures present the financial position, results of operations and cash flows of the Benchmark Group, prior to the reverse takeover.

     b)   Capital assets

          Capital assets are stated at cost less accumulated amortization, which is recorded over the useful lives of the assets on the declining balance basis at the following annual rates:

               Computer                        30%
               Furniture and fixtures          20%
               Leasehold improvements          20%

     c)   Loss per share

          The loss per share is calculated on the weighted average number of shares outstanding during the periods.

     d)   Fair market value of financial instruments

          The carrying value of cash, accounts receivable and accounts payable approximate fair market value because of the short maturity of those instruments.

     e)   Corporate transaction costs

          Costs associated with issuing securities are deferred until completion and then treated as a capital transaction and offset against the proceeds of the issue. If the issue is not completed the costs are charged against operations.

          Business acquisition costs are deferred until completion and then included in the cost of the acquired business and allocated to the acquired net assets. If the transaction is abandoned the costs are charged against operations.

BRIYANTE SOFTWARE CORP.
(formerly Plata Minerals Corp.)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 2001 AND 2000


3.   CAPITAL ASSETS


                                                                    2001             2000
                                                Accumulated       Net Book         Net Book
                                  Cost          Amortization        Value           Value
                                -------         ------------      --------         --------
                                   $                $                $                 $
Computer                         84,336           49,593           34,743           30,810
Furniture and fixtures           87,181           41,220           45,961           52,931
Leasehold improvements            2,482              745            1,737            2,234
                                -------           ------           ------           ------
                                173,999           91,558           82,441           85,975
                                =======           ======           ======           ======



4.   LONG TERM DEBT


                                                                                     2001               2000
                                                                                    ------             ------
                                                                                       $                  $
Loan - due July 25, 2005; secured by a general security agreement over all the assets of Benchmark Technologies Inc.; repayable
at $500 per month plus interest at prime plus 1.75%.                                22,500             31,329
Less: current portion                                                                6,000              8,829
                                                                                    ------             ------
                                                                                    16,500             22,500
                                                                                    ======             ======


5.   CAPITAL STOCK

Authorized:
100,000,000 Common shares without par value


                                                                                   #                $
                                                                              ----------      ------------
Issued:

October 31, 1999                                                               1,624,504        3,512,769
        For cash:
        - Exercise of warrants                                                   765,000          337,500
        - Private placements                                                   1,000,000          400,000
                                                                              ----------        ---------
October 31, 2000                                                               3,389,504        4,250,269
        For cash (prior to reverse takeover):
        - Exercise of warrants                                                   345,000          138,000
        Adjustments for the reverse takeover by the Benchmark Group:
        - Elimination of Briyante's capital                                           --       (4,388,269)
        - Substitution of Benchmark Group's capital                                   --               76
        - Shares issued and net assets of Briyante acquired
            in the reverse takeover transaction                                3,700,000          364,107
        For cash (subsequent to reverse takeover):
        - Public offering, net of issue costs                                  3,250,000        1,324,225
                                                                              ----------        ---------
October 31, 2001                                                              10,684,504        1,688,408
                                                                              ==========        =========


BRIYANTE SOFTWARE CORP.
(formerly Plata Minerals Corp.)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 2001 AND 2000


6.   RELATED PARTY TRANSACTIONS

     Included in the determination of net loss for the year at their exchange amounts are fees to officers and companies controlled by directors of $4,200 (2000: $Nil); salaries and allowances to directors of $232,000 (2000: $249,000) and fees to the spouse of a director of $9,000 (2000:
     $7,900).


7.   COMMITMENTS

     Commitments in respect of leased premises and equipment are as follows:


                                          $
                                       -------
        2002                           131,000
        2003                           131,000
        2004                            76,000


8.   BUSINESS COMBINATION

     In 2001, the company acquired all the issued and outstanding shares of the Benchmark Group in consideration for 3,600,000 common shares of the company at a deemed cost of $0.40 per share. Additionally, a total of 100,000 shares were issued for finder's fees and sponsorship fees in connection with the acquisition.

     This transaction constituted a reverse takeover. Accordingly, for accounting purposes, the Benchmark Group is deemed to be the acquirer and the net assets acquired in the transaction were allocated as follows:


                                                             $
                                                         ---------

        Cash                                              410,231
        Current assets                                    175,288
        Capital assets                                      3,166
        Current liabilities                              (224,578)
                                                         --------
                                                          364,107
                                                         ========


                                   APPENDIX P


                  DISCLOSURE ON CORPORATE GOVERNANCE OF IMAGIS


TSX GUIDELINES                                 COMMENTS
--------------                                 --------
1.   Board should explicitly assume
     responsibility for stewardship
     of the corporation, and
     specifically for:

     (a)  adoption of a strategic planning     A portion of time at board
          process;                             meetings throughout the year
                                               is set aside to discuss strategic
                                               planning matters.

     (b)  identification of principal risks,   Management of Imagis has
          and implementing risk management     implemented policies to identify
          systems;                             and manage Imagis' principal
                                               risks and to monitor them through
                                               systems and procedures that
                                               include progress and financial
                                               reports to the board.

     (c)  succession planning and monitoring   The board is responsible for
          senior management;                   appointing, training and
                                               monitoring senior management.
                                               Through the compensation
                                               committee, the board conducts an
                                               annual review of senior officers.
                                               The size of Imagis does not
                                               warrant the discussion of
                                               succession planning.

     (d)  communications policy; and           The board has put structures in
                                               place to ensure effective
                                               communication between Imagis, its
                                               stakeholders and the public.

     (e)  integrity of internal control and    The board, through the audit
          management information systems.      committee, reviews compliance of
                                               financial reporting with
                                               accounting principles and
                                               appropriate internal controls.
                                               The committee meets with Imagis'
                                               external auditors at least
                                               annually and at other times if
                                               needed.

2.   Majority of directors should be           A majority of the directors are
     unrelated and, if the company has a       not unrelated; however, Imagis
     significant shareholder, the board        will be reviewing this matter in
     should include directors who are          the future with a view to
     independent of the significant            complying with this guideline.
     shareholder.
                                               Imagis does not have a
                                               significant shareholder (a
                                               shareholder with the ability to
                                               exercise a majority of the votes
                                               for the election of the board).

TSX GUIDELINES                                 COMMENTS
--------------                                 --------
3.   Disclose for each director whether        Oliver "Buck" Revell - Related -
     he or she is related, and how that        Chairman of the Board.
     conclusion was reached                    Roy Trivett - Related - President
                                               and CEO
                                               Iain Drummond - Related - Vice
                                               President and Managing Director,
                                               International
                                               Al Kassam - Related - Chief
                                               Technology Officer and Vice
                                               President, Technology and
                                               Development (upon closing of the
                                               Arrangement)

                                               For the remainder of the current
                                               or proposed directors, none of
                                               them or their associates have
                                               worked for Imagis within the
                                               past year, are parties to
                                               material contracts with Imagis
                                               or received remuneration from
                                               Imagis in excess of directors'
                                               fees.

                                               Karim J. Khoja - Unrelated
                                               Michael C. Volker - Unrelated

4.   The board should appoint a committee      The board is responsible for the
     responsible for appointment and           assessment and appointment of
     assessment of directors that is           directors. Given the current
     composed exclusively of non-management    size of the board and stage of
     directors, the majority of whom are       development of Imagis, the board
     unrelated                                 does not feel a separate
                                               committee is warranted.

5.   Implement a process for assessing         The board is responsible for
     the effectiveness of the board,           evaluating board and committee
     its committees and individual             effectiveness.
     directors

6.   Provide orientation and education         When new directors are appointed,
     programs for new directors                they receive orientation on
                                               Imagis' business, technology
                                               and industry and on the
                                               responsibilities of directors.

                                               Board meetings may also include
                                               presentations by Imagis'
                                               management and employees to give
                                               the directors additional insight
                                               into Imagis' business.

7.   Consider the size of the board,           The board from time to time
     with a view to reducing the size of       considers whether the current
     the board if it will improve its          size of the board promotes
     effectiveness                             effective decision-making. The
                                               board believes that its current
                                               size is appropriate and may even
                                               consider increasing the size of
                                               the board if additional expertise
                                               can be added.

8.   Review compensation of directors in       The board reviews and recommends
     light of risks and responsibilities       remuneration of directors and
                                               takes into consideration time
                                               commitment, contribution and
                                               responsibilities in determining
                                               remuneration.

TSX GUIDELINES                                 COMMENTS
--------------                                 --------
9.   Committees should generally be            Imagis currently does not have
     composed of outside directors,            properly constituted committees;
     a majority of whom should be              however, following the
     unrelated directors                       Arrangement, Imagis will consider
                                               the implementation of such
                                               committees with a view to
                                               complying with this guideline.

10.  The board should assume responsibility    Refer to the comment set out in
     for, or appoint a committee responsible   to Item 9.
     for, development of the company's
     approach to corporate governance issues

11.  Define limits to management's
     responsibilities by developing
     mandates for:

     (i)  the board                            There is no specific mandate for
                                               the board, since the board has
                                               plenary power. Any responsibility
                                               which is not delegated to senior
                                               management or a board committee
                                               remains with the entire board.

     (ii)  the Chief Executive Officer         The responsibilities of the Chief
                                               Executive Officer are set out in
                                               his employment agreement. In
                                               addition to its general powers
                                               to manage or supervise the
                                               management of the affairs and
                                               business of Imagis, the board has
                                               established certain guidelines
                                               for when the Chief Executive
                                               Officer must seek board approval.

     Board should approve Chief Executive      The Chief Executive Officer's
     Officer's corporate objectives            objectives are consistent with
                                               Imagis' annual plan and budget
                                               which is approved by the board
                                               annually and may be modified by
                                               the board during the year.

12.  Establish structures and procedures       Neither the board nor Imagis is
     to enable the board to function           large enough to warrant the
     independently of management               adoption of structures or
                                               procedures which permit the board
                                               to function independently of
                                               management.

13.  Establish an audit committee,             Refer to the comment set out in
     composed only of outside directors,       to Item 9.
     with a specifically defined mandate

14.  Implement a system to enable              While Imagis does not have a
     individual directors to engage            system to permit individual
     outside advisers, at company's            directors to engage outside
     expense                                   advisers, the directors have
                                               been advised that they may retain
                                               such advisors at Imagis' expense.
                                               To control legal fees, such
                                               action must also be authorized by
                                               the audit committee.

                                      PROXY

                EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
                                       OF
                             BRIYANTE SOFTWARE CORP.

              TO BE HELD AT SUITE 1500 - 1055 WEST GEORGIA STREET,
                    P.O. BOX 11117, VANCOUVER, B.C., V6E 4N7

                   ON FRIDAY, NOVEMBER 21, 2003, AT 9:00 A.M.
                                 (THE "MEETING")

THE UNDERSIGNED SHAREHOLDER OF BRIYANTE SOFTWARE CORP. ("BRIYANTE") HEREBY APPOINTS Al Kassam, President of Briyante, or failing this person, Sandra Buschau, Secretary of Briyante, or in the place of the foregoing,

______________________________________________________________________________ ,
                           (print the name)
as proxyholder for and on behalf of the shareholder with the power or substitution to attend, act and vote for and on behalf of the shareholder in respect of all matters that may properly come before the Meeting of the shareholders of Briyante and at every adjournment thereof, to the same extent and with the same powers as if the undersigned shareholder were present at the said Meeting, or any adjournment thereof.

The shareholder hereby directs the proxyholder to vote the securities of Briyante registered in the name of the shareholder as specified herein.




RESOLUTIONS

                                                                                        For      Against

1.   To approve a special resolution authorizing an arrangement under Section           [ ]        [ ]
     252 of the Company Act (British Columbia), the effect of which will be that all of the issued and outstanding common shares of Briyante will be exchanged for common shares of Imagis Technologies Inc., as described in the Joint Information Circular

2.   To grant the proxyholder authority to vote at his/her discretion on any            [ ]         [ ]
     other business or amendment or variation to the previous resolution


THE UNDERSIGNED SHAREHOLDER HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN TO ATTEND AND VOTE AT SAID MEETING.
SIGN HERE:
                    ------------------------------------------------------------
PLEASE PRINT NAME:
                    ------------------------------------------------------------
DATE:
                    ------------------------------------------------------------

THIS PROXY IS NOT VALID UNLESS IT IS SIGNED AND DATED.
SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE.

                      INSTRUCTIONS FOR COMPLETION OF PROXY

1.   THIS PROXY IS SOLICITED BY THE MANAGEMENT OF BRIYANTE.

2. This form of proxy ("Instrument of Proxy") IS NOT VALID UNLESS IT IS SIGNED by the shareholder or by his attorney duly authorized by him in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and IF EXECUTED BY AN ATTORNEY, OFFICER, OR OTHER DULY APPOINTED REPRESENTATIVE, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3. IF THIS INSTRUMENT OF PROXY IS NOT DATED in the space provided, authority is hereby given by the shareholder for the proxyholder to date this proxy on the date on which it is received by CIBC Mellon Trust Company.

4. A SHAREHOLDER WHO WISHES TO ATTEND THE MEETING AND VOTE ON THE RESOLUTIONS IN PERSON may do so as follows:

     (a) IF THE SHAREHOLDER IS REGISTERED AS SUCH ON THE BOOKS OF BRIYANTE, simply register the shareholder's attendance with the scrutineers at the Meeting.

     (b) IF THE SECURITIES OF A SHAREHOLDER ARE HELD BY A FINANCIAL INSTITUTION, (i) cross off the management appointees' names and insert the shareholder's name in the blank space provided; (ii) indicate a voting choice for each resolution or, alternatively, leave the choices blank if you wish not to vote until the Meeting; and (iii) sign, date and return the Instrument of Proxy to the financial institution or its agent. At the Meeting, a vote will be taken on each of the resolutions set out on this Instrument of Proxy and the shareholder's vote will be counted at that time.

5. A SHAREHOLDER WHO IS NOT ABLE TO ATTEND THE MEETING IN PERSON BUT WISHES TO VOTE ON THE RESOLUTIONS, MAY DO EITHER OF THE FOLLOWING:

     (a) APPOINT ONE OF THE MANAGEMENT APPOINTEES named on the Instrument of Proxy, leave the wording appointing a nominee as is, and simply sign, date and return the Instrument of Proxy. Where no choice is specified by a shareholder with respect to a resolution set out on the Instrument of Proxy, a management appointee acting as proxyholder will vote the securities as if the shareholder had specified an affirmative vote.

     (b) APPOINT ANOTHER PERSON, who need not be a shareholder of Briyante, to vote according to the shareholder's instructions, cross off the management appointees' names and insert the shareholder's appointed proxyholder's name in the space provided, and then sign, date and return the Instrument of Proxy. Where no choice is specified by the shareholder with respect to a resolution set out on the Instrument of Proxy, this Instrument of Proxy confers discretionary authority upon the shareholder's appointed proxyholder.

6. THE SECURITIES REPRESENTED BY THIS INSTRUMENT OF PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS OF THE shareholder ON ANY POLL of a resolution that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, if so authorized by this Instrument of Proxy, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

7. If a registered shareholder has returned the Instrument of Proxy, THE SHAREHOLDER MAY STILL ATTEND THE MEETING and may vote in person should the shareholder later decide to do so. However, to do so, the shareholder must record his/her attendance with the scrutineers at the Meeting and revoke the Instrument of Proxy in writing.





TO BE REPRESENTED AT THE MEETING, THIS INSTRUMENT OF PROXY MUST BE RECEIVED AT
    THE OFFICE OF CIBC MELLON TRUST COMPANY BY MAIL OR BY FAX NO LATER THAN

FORTY EIGHT (48) HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) PRIOR TO THE
                  TIME OF THE MEETING, OR ADJOURNMENT THEREOF.

   THE MAILING ADDRESS OF CIBC MELLON TRUST COMPANY IS SUITE 1600 - 1066 WEST HASTINGS STREET, VANCOUVER, BRITISH COLUMBIA, V6E 3X1 ITS PHONE NUMBER IS
                (604) 891-3008 AND FAX NUMBER IS (604) 688 4301.

                                      PROXY



           ANNUAL AND EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
                            IMAGIS TECHNOLOGIES INC.

              TO BE HELD AT SUITE 1500 - 1055 WEST GEORGIA STREET,
                    P.O. BOX 11117, VANCOUVER, B.C., V6E 4N7

                   ON FRIDAY, NOVEMBER 21, 2003, AT 11:00 A.M.
                                 (THE "MEETING")

THE UNDERSIGNED SHAREHOLDER OF IMAGIS TECHNOLOGIES INC. ("IMAGIS") HEREBY APPOINTS Oliver "Buck" Revell, Chairman of the Board of Imagis, or failing this person, Wayne N. Smith, Chief Operating Officer and Vice President, Finance of Imagis, or in the place of the foregoing,

______________________________________________________________________________ ,
                           (print the name)
as proxyholder for and on behalf of the shareholder with the power or substitution to attend, act and vote for and on behalf of the shareholder in respect of all matters that may properly come before the Meeting of the shareholders of Imagis and at every adjournment thereof, to the same extent and with the same powers as if the undersigned shareholder were present at the said Meeting, or any adjournment thereof.

The shareholder hereby directs the proxyholder to vote the securities of Imagis registered in the name of the shareholder as specified herein.


RESOLUTIONS

                                                                                        For      Against

1.   To determine the number of Directors at Six (6)                                    [ ]        [ ]

2.   The nominees for Director proposed by Imagis' management are:

     Oliver "Buck"  Revell            Iain Drummond
     Roy Davidson Trivett             Karim J. Khoja
     Al Kassam                        Michael C. Volker

     Vote For [ ] the election of all nominees listed above (except those whose names the undersigned has deleted)

     Withhold Vote [ ]

3.   To appoint KPMG LLP, Chartered Accountants, as Auditors and to authorize           [ ]        [ ]
     the Directors to fix the Auditors' remuneration

4.   To approve an ordinary resolution issuing common shares of Imagis in               [ ]        [ ]
     connection with the acquisition of all outstanding shares of Briyante
     Software Corp. ("Briyante"), as described in the Joint Information Circular

5.   To approve a special resolution authorizing the consolidation of the common        [ ]        [ ]
     shares of Imagis, the form of which is set out in the Joint Information
     Circular

6.   To approve an ordinary resolution authorizing an increase in the number of         [ ]        [ ]
     shares issuable under the incentive share option plan of Imagis, as described in the Joint Information Circular

7.   To approve an ordinary resolution authorizing the repricing of certain of          [ ]        [ ]
     the outstanding shares incentive options of Imagis, as described in the
     Joint Information Circular

8.   To approve a special resolution authorizing the adoption of a class of             [ ]        [ ]
     preferred shares of Imagis, the form of which is set out in the Joint
     Information Circular

9.   To grant the proxyholder authority to vote at his/her discretion on any            [ ]        [ ]
     other business or amendment or variation to the previous resolution


THE UNDERSIGNED SHAREHOLDER HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN TO ATTEND AND VOTE AT SAID MEETING.

SIGN HERE:
                    ------------------------------------------------------------
PLEASE PRINT NAME:
                    ------------------------------------------------------------
DATE:
                    ------------------------------------------------------------

THIS PROXY IS NOT VALID UNLESS IT IS SIGNED AND DATED. SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE.

                      INSTRUCTIONS FOR COMPLETION OF PROXY

1.   THIS PROXY IS SOLICITED BY THE MANAGEMENT OF IMAGIS.

2. This form of proxy ("Instrument of Proxy") IS NOT VALID UNLESS IT IS SIGNED by the shareholder or by his attorney duly authorized by him in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and IF EXECUTED BY AN ATTORNEY, OFFICER, OR OTHER DULY APPOINTED REPRESENTATIVE, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3. IF THIS INSTRUMENT OF PROXY IS NOT DATED in the space provided, authority is hereby given by the shareholder for the proxyholder to date this proxy on the date on which it is received by CIBC Mellon Trust Company.

4. A SHAREHOLDER WHO WISHES TO ATTEND THE MEETING AND VOTE ON THE RESOLUTIONS IN PERSON may do so as follows:

     (a) IF THE SHAREHOLDER IS REGISTERED AS SUCH ON THE BOOKS OF IMAGIS, simply register the shareholder's attendance with the scrutineers at the Meeting.

     (b) IF THE SECURITIES OF A SHAREHOLDER ARE HELD BY A FINANCIAL INSTITUTION, (i) cross off the management appointees' names and insert the shareholder's name in the blank space provided; (ii) indicate a voting choice for each resolution or, alternatively, leave the choices blank if you wish not to vote until the Meeting; and (iii) sign, date and return the Instrument of Proxy to the financial institution or its agent. At the Meeting, a vote will be taken on each of the resolutions set out on this Instrument of Proxy and the shareholder's vote will be counted at that time.

5. A SHAREHOLDER WHO IS NOT ABLE TO ATTEND THE MEETING IN PERSON BUT WISHES TO VOTE ON THE RESOLUTIONS, MAY DO EITHER OF THE FOLLOWING:

     (a) APPOINT ONE OF THE MANAGEMENT APPOINTEES named on the Instrument of Proxy, leave the wording appointing a nominee as is, and simply sign, date and return the Instrument of Proxy. Where no choice is specified by a shareholder with respect to a resolution set out on the Instrument of Proxy, a management appointee acting as proxyholder will vote the securities as if the shareholder had specified an affirmative vote.

     (b) APPOINT ANOTHER PERSON, who need not be a shareholder of Imagis, to vote according to the shareholder's instructions, cross off the management appointees' names and insert the shareholder's appointed proxyholder's name in the space provided, and then sign, date and return the Instrument of Proxy. Where no choice is specified by the shareholder with respect to a resolution set out on the Instrument of Proxy, this Instrument of Proxy confers discretionary authority upon the shareholder's appointed proxyholder.

6. THE SECURITIES REPRESENTED BY THIS INSTRUMENT OF PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS OF THE shareholder ON ANY POLL of a resolution that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, if so authorized by this Instrument of Proxy, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

7. If a registered shareholder has returned the Instrument of Proxy, THE SHAREHOLDER MAY STILL ATTEND THE MEETING and may vote in person should the shareholder later decide to do so. However, to do so, the shareholder must record his/her attendance with the scrutineers at the Meeting and revoke the Instrument of Proxy in writing.




 TO BE REPRESENTED AT THE MEETING, THIS INSTRUMENT OF PROXY MUST BE RECEIVED AT
    THE OFFICE OF CIBC MELLON TRUST COMPANY BY MAIL OR BY FAX NO LATER THAN

FORTY EIGHT (48) HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) PRIOR TO THE
                  TIME OF THE MEETING, OR ADJOURNMENT THEREOF.

   THE MAILING ADDRESS OF CIBC MELLON TRUST COMPANY IS SUITE 1600 - 1066 WEST HASTINGS STREET, VANCOUVER, BRITISH COLUMBIA, V6E 3X1 ITS PHONE NUMBER IS
                (604) 891-3008 AND FAX NUMBER IS (604) 688 4301.

                               ANNUAL RETURN CARD
                   (REQUEST FOR INTERIM FINANCIAL STATEMENTS)



TO:      IMAGIS TECHNOLOGIES INC.
         (CUSIP NO. 45246M100)

Pursuant to National Instrument No. 54-102 registered and non-registered (beneficial) shareholders may request annually to have their names added to a company's supplemental mailing list in order to receive interim financial statements of the company. If you wish to receive such statements, please complete and return this form to the registrar and transfer agent for Imagis Technologies Inc. (the "Company"):

                      Attention: Stock Transfer Department
                            CIBC Mellon Trust Company
                        1600 - 1066 West Hastings Street
                       Vancouver, British Columbia V6E 3X1

I certify that I am a registered/non-registered owner of securities of the Company and request that I be placed on the Company's supplemental mailing list in order to receive the Company's interim financial statements.

DATED: ___________, 2003.       ________________________________________________
                                Signature

                                ________________________________________________
                                Name of Registered/Non-Registered Shareholder - Please Print

                                ________________________________________________
                                Address

                                ________________________________________________


                                ________________________________________________
                                                                Postal Code

                                ________________________________________________
                                Fax Number

                                ________________________________________________
                                Name and title of person signing if different from name above.


BY PROVIDING AN E-MAIL ADDRESS, YOU WILL BE DEEMED TO BE CONSENTING TO THE ELECTRONIC DELIVERY TO YOU AT SUCH E-MAIL ADDRESS OF THE INTERIM FINANCIAL STATEMENTS, IF DELIVERY BY ELECTRONIC MEANS IS ALLOWED BY APPLICABLE REGULATORY RULES AND POLICIES.

_____________________________________________
E-mail address (optional)